                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]  Filed by a Party other than the Registrant [ ]

Check the appropriate Box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant toss.240.14a-12

                            PORTLAND BREWING COMPANY
                ------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[ ]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

         1)   Title of each class of securities to which transaction applies:
         2)   Aggregate number of securities to which transaction applies:
         3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):
         4)   Proposed maximum aggregate value of transaction:
         5)   Total Fee Paid:

[X] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1) Amount Previously Paid:

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         2) Form, Schedule or Registration Statement No.:

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         3) Filing Party:

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         4) Date Filed:

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                            PORTLAND BREWING COMPANY

                                  JULY 1, 2004

Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of Portland Brewing Company ("the Special Meeting") to be held at our offices,
2730 NW 31st Avenue, Portland, Oregon 97210, on July 30, 2004, at 10:00 am local time.

         As set forth in the Notice of Special Meeting of Shareholders and in
the accompanying Proxy Statement, shareholders are being asked to consider and approve the following proposals:

         1) REVERSE SPLIT PROPOSAL: To amend our Articles of Incorporation for the purpose of effecting a reverse stock split and cash payment in respect of the resulting fractional shares, which transaction will permit us to terminate the registration of our common stock under the securities laws and terminate our obligations to file annual and periodic reports and make other filings with the
Securities and Exchange Commission.

         2) ASSET SALE PROPOSAL: To approve the Asset Purchase Agreement dated as of January 26, 2004 among Portland Brewing Company, Pyramid Breweries Inc., and PBC Acquisition, LLC, a subsidiary of Pyramid Breweries Inc. (Pyramid
Breweries Inc. and PBC Acquisition, LLC collectively referred to as "Pyramid")
pursuant to which we will sell substantially all of our assets used in our brewery and brewery-restaurant operations to Pyramid.

         OUR BOARD OF DIRECTORS HAS DETERMINED THAT BOTH THE ASSET SALE PROPOSAL
AND REVERSE SPLIT PROPOSAL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT ARE
IN OUR BEST INTEREST AND THE BEST INTEREST OF OUR SHAREHOLDERS AND HAS DIRECTED
THAT THEY BE SUBMITTED TO OUR SHAREHOLDERS FOR THEIR APPROVAL. OUR BOARD OF
DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

         We urge you to read the accompanying Proxy Statement carefully. Whether or not you are able to attend the meeting in person, it is important that your shares be represented. We urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope.

         Thank you for your support of our company.

                            Very truly yours,

                            PORTLAND BREWING COMPANY

                            -------------------------
                            Jerome Chicvara, Chief Executive Officer

                            -------------------------
                            Frederick Bowman, President and Secretary

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE
SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS
PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR UPON THE ACCURACY OR
ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO
THE CONTRARY IS UNLAWFUL.

                            PORTLAND BREWING COMPANY

                               2730 NW 31ST AVENUE
                             PORTLAND, OREGON 97210
                         -------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JULY 30, 2004

To our shareholders:

         NOTICE IS GIVEN that a Special Meeting of Shareholders of Portland
Brewing Company, an Oregon corporation, which we refer to as "Portland Brewing,"
"we," "our" or "us," will be held at our offices, 2730 NW 31st Avenue, Portland,
Oregon 97210, on July 30, 2004, at 10:00 am local time, for the following purposes:

         1)       REVERSE SPLIT PROPOSAL: To amend our Articles of
                  Incorporation, as previously amended, to effect a reverse
                  stock split and cash payment in respect of the resulting
                  fractional shares. Shareholders will have dissenters' rights as to the reverse stock split under Sections 60.551 through
                  60.594, Oregon Business Corporation Act. Copies of these
                  Sections of the Oregon Business Corporation Act are included as Annex B to the enclosed proxy statement.

         2)       ASSET SALE PROPOSAL: To consider and vote upon the approval of the Asset Purchase Agreement dated as of January 26, 2004
                  among Portland Brewing Company, Pyramid Breweries Inc., and
                  PBC Acquisition, LLC, a subsidiary of Pyramid Breweries Inc.
                  (Pyramid Breweries Inc. and PBC Acquisition, LLC collectively referred to as "Pyramid") pursuant to which we will sell
                  substantially all of our assets used in our brewery and
                  brewery-restaurant operations to Pyramid. The full text of the
                  Asset Purchase Agreement is included as Annex A to the
                  attached proxy statement. Shareholders will have dissenters'
                  rights as to the Asset Sale Proposal under Sections 60.551 through 60.594, Oregon Business Corporation Act. Copies of these Sections of the Oregon Business Corporation Act are
                  included as Annex B to the attached proxy statement.

         3)       OTHER BUSINESS: To transact such other business as may
                  properly come before the Special Meeting or any continuation, adjournment or postponement of the Special Meeting, including, if submitted to a vote of shareholders, a motion to adjourn or postpone the meeting to another time and/or place for the
                  purpose of soliciting additional proxies.

         The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

         OUR BOARD OF DIRECTORS HAS DETERMINED THAT THE PROPOSALS ARE ADVISABLE
AND IN OUR BEST INTEREST AND THE BEST INTEREST OF OUR SHAREHOLDERS AND HAS
DIRECTED THAT THEY BE SUBMITTED TO OUR SHAREHOLDERS FOR THEIR APPROVAL. OUR
BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

         The board of directors has fixed the close of business on June 28, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at this Special Meeting and at any continuation, adjournment or postponement thereof.

                                         By Order of the Board of Directors

                                         -------------------------------------
                                         Frederick Bowman, Corporate Secretary

         Portland, Oregon
         July 1, 2004

         THE MACTARNAHAN PORTLAND BREWING COMPANY VOTING TRUST HAS THE RIGHT TO
VOTE OR DIRECT THE VOTE OF 7,304,062 SHARES OF OUR COMMON STOCK AND 5,770 SHARES
OF OUR SERIES A PREFERRED STOCK.

         WITH RESPECT TO THE REVERSE SPLIT PROPOSAL, THE MACTARNAHAN PORTLAND
BREWING COMPANY VOTING TRUST IS EXPECTED TO VOTE ALL OF THE SHARES SUBJECT TO
THE TRUST AND TO DIRECT SHARES OWNED BY OTHERS UNDER A SEPARATE VOTING AGREEMENT
IN FAVOR OF THE REVERSE SPLIT. BECAUSE THE SHARES REPRESENT 74.1% OF THE TOTAL
VOTING POWER OF OUR OUTSTANDING COMMON STOCK AND 100% OF THE VOTING POWER OF OUR
SERIES A PREFERRED STOCK, THE TRUST CAN CAUSE THE APPROVAL OF THE REVERSE SPLIT
PROPOSAL WITHOUT THE AFFIRMATIVE VOTE OF ANY OF OUR OTHER SHAREHOLDERS.

         WITH RESPECT TO THE ASSET SALE PROPOSAL, THE MACTARNAHAN PORTLAND
BREWING COMPANY VOTING TRUST HAS AGREED TO VOTE ALL OF THE SHARES SUBJECT TO THE
TRUST AND TO DIRECT SHARES OWNED BY OTHERS UNDER A SEPARATE VOTING AGREEMENT IN
FAVOR OF THE ASSET SALE PROPOSAL. THESE SHARES REPRESENT 75.5% OF THE TOTAL
COMBINED VOTING POWER OF OUR OUTSTANDING COMMON STOCK AND SERIES A PREFERRED
STOCK, AND 100% OF THE VOTING POWER OF OUR SERIES A PREFERRED STOCK. AS A
RESULT, THE TRUST CAN CAUSE THE APPROVAL OF THE ASSET SALE PROPOSAL WITHOUT THE
AFFIRMATIVE VOTE OF ANY OF OUR OTHER SHAREHOLDERS.

         ALL OF OUR SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN
PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN,
DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE
YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (POSTAGE PREPAID IF MAILED
IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR
PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE,
HOWEVER, THAT IF A BROKER, BANK OR OTHER NOMINEE HOLDS YOUR SHARES OF RECORD AND
YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME
FROM THE RECORD HOLDER. IF YOU SIGN, DATE, AND MAIL YOUR PROXY CARD WITHOUT
PROVIDING VOTING INSTRUCTIONS, YOUR PROXY WILL BE VOTED AS RECOMMENDED BY THE
BOARD OF DIRECTORS.

                                     SUMMARY

         This summary highlights selected information contained in this proxy statement and may not contain all of the information that you may consider important. To understand the proposals more fully and for a more complete description of the legal terms of the proposals, you should read carefully the entire proxy statement and the other documents to which we have referred you.
For further information, you should read "Available Information" on page 71 of this proxy statement.

THE SPECIAL MEETING

Time, Date and Place:  The Special Meeting will be held at our offices, 2730 NW
                       31st Avenue, Portland, Oregon, 97210 on July 30, 2004, at
                       10:00 am local time.

Record Date:           Shareholders of record of our common stock and Series A
                       Preferred Stock as of the close of business on June 28,
                       2004 will be entitled to notice of and vote at the
                       meeting.

Purpose:               1. REVERSE SPLIT PROPOSAL: To amend our Articles of
                       Incorporation, as previously amended, to effect a reverse
                       stock split and cash payment in respect of the resulting
                       fractional shares. The proposal to approve the amendment
                       to our Articles of Incorporation, the reverse stock
                       split, and cash payment in respect of the resulting
                       fractional shares is referred to as the "Reverse Split
                       Proposal."

                       2. ASSET SALE PROPOSAL: To approve the Asset Purchase
                       Agreement dated as of January 26, 2004 among Portland
                       Brewing Company, Pyramid Breweries Inc., and PBC
                       Acquisition, LLC, a subsidiary of Pyramid Breweries Inc.
                       (Pyramid Breweries Inc. and PBC Acquisition, LLC
                       collectively referred to as "Pyramid") pursuant to which
                       we will sell substantially all of our assets used in our
                       brewery and brewery-restaurant operations to Pyramid. The
                       proposal to approve of the Asset Purchase Agreement and
                       asset sale to Pyramid is referred to as the "Asset Sale
                       Proposal."

                       3. OTHER BUSINESS: To transact such other business as may
                       properly come before the Special Meeting or any
                       continuation, adjournment or postponement of the Special
                       Meeting, including, if submitted to a vote of
                       shareholders, a motion to adjourn or postpone the meeting
                       to another time and/or place for the purpose of
                       soliciting additional proxies.

Special Committee and
Board Recommendation:  A special committee of our board of directors (the
                       "Special Committee") was formed to evaluate the
                       proposals. Both the Special Committee and our board of
                       directors have determined that the proposals are
                       advisable and in our best interest and the best interest
                       of our shareholders and has directed that they be
                       submitted to our shareholders for their approval. Our
                       board of directors unanimously recommends that you vote
                       FOR the proposals. You should read "The Asset Sale
                       Proposal - Reasons for the Asset Sale" on page 43 for a
                       discussion of factors that our board of directors
                       considered in deciding to recommend the approval of the
                       Asset Sale Proposal and "The Reverse Split Proposal -
                       Reasons for the Reverse Split" on page 18 for a
                       discussion of factors that our board of directors
                       considered in deciding to recommend the approval of the
                       Reverse Split Proposal.

Required Vote:         The Reverse Split Proposal must be approved by a majority
                       of the votes entitled to be cast on the amendment by our
                       common stock voting group and by a favorable vote of our
                       Series A Preferred stock voting separately.

                       The Asset Sale Proposal must be approved by a majority of
                       all votes entitled to be cast on the transaction, which
                       means our common stock and Series A Preferred stock
                       voting together, and by a favorable vote of our Series A
                       Preferred stock voting separately.

                       WITH RESPECT TO THE REVERSE SPLIT PROPOSAL, THE
                       MACTARNAHAN PORTLAND BREWING COMPANY VOTING TRUST HAS
                       SUFFICIENT VOTING POWER TO CAUSE THE APPROVAL OF THE
                       REVERSE SPLIT PROPOSAL

                                       S-1

                       WITHOUT THE AFFIRMATIVE VOTE OF ANY OF OUR OTHER
                       SHAREHOLDERS, AND IS EXPECTED TO VOTE FOR THE REVERSE
                       SPLIT PROPOSAL.

                       THE MACTARNAHAN PORTLAND BREWING COMPANY VOTING TRUST HAS
                       SUFFICIENT VOTING POWER TO CAUSE THE APPROVAL OF THE
                       ASSET SALE PROPOSAL WITHOUT THE AFFIRMATIVE VOTE OF ANY
                       OF OUR OTHER SHAREHOLDERS, AND HAS AGREED TO VOTE FOR THE
                       ASSET SALE PROPOSAL.

Proxy Solicitation
Expenses:              Portland Brewing will bear the cost of this proxy
                       solicitation. See "The Special Meeting - Costs of
                       Solicitation" on page 10.

THE REVERSE SPLIT PROPOSAL

The Transaction:       If the reverse split is approved, those persons who hold
                       fewer than 600,000 shares of common stock immediately
                       before the reverse split is effected will no longer be
                       shareholders of Portland Brewing. As used in this proxy
                       statement, the term "effective date" refers to the date
                       on which the reverse split is effected, and the term
                       "effective time" refers to the time at which the
                       amendment to the Articles of Incorporation which effects
                       the reverse split is accepted for filing with the Oregon
                       Secretary of State. Each shareholder who holds a
                       fractional share immediately following the effective date
                       will be entitled to receive payment of $0.10 per
                       pre-split share for such fractional shares. Shareholders
                       who hold 600,000 or more pre-split shares will remain
                       shareholders of Portland Brewing and will own a number of
                       post-split shares equal to 1/600,000 the number of
                       pre-split shares they held immediately before the
                       effective date. These shareholders will receive the same
                       $0.10 per pre-split share cash payment in respect of each
                       fractional share that results from the reverse split. We
                       expect to pay approximately $260,000 in the aggregate for
                       all resulting fractional shares. The fractional shares to
                       be purchased by Portland Brewing as part of the reverse
                       split will be held in treasury. See "The Reverse Split
                       Proposal - Background of the Reverse Split," "- Reasons
                       for the Reverse Split," "- Structure of the Reverse
                       Split," "- Effect of the Reverse Split on Shareholders,"
                       "- Effect of Reverse Split on Portland Brewing," and
                       "Effect of Reverse Split on Portland Brewing Affiliates"
                       beginning on page 25.

Purposes:              The primary purposes of the reverse split are (1) to
                       reduce our number of shareholders of record to fewer than
                       300, thereby allowing us to terminate our reporting
                       obligations under the Securities Exchange Act of 1934, as
                       amended (the "Exchange Act"); and (2) to provide
                       liquidity to our unaffiliated shareholders. In the event
                       that there are fewer than 300 shareholders following the
                       transaction and Portland Brewing is eligible to
                       deregister its common stock, Portland Brewing intends to
                       file a notice of termination of registration with the
                       Securities and Exchange Commission to deregister its
                       common stock under federal securities laws. As a result,
                       Portland Brewing would no longer be subject to the costly
                       and time-intensive annual and periodic reporting and
                       related requirements under the federal securities laws
                       that are applicable to public companies. See "The Reverse
                       Split Proposal - Background of the Reverse Split" and
                       "-Reasons for the Reverse Split" beginning on page 18.

Reasons:               We are considering the reverse split, and the board of
                       directors has recommended that you approve the reverse
                       split, as a means to eliminate various expenses
                       associated with remaining a "public company," by which we
                       mean a company whose stock is registered under, and which
                       files reports in accordance with, the Exchange Act. We
                       also believe the reverse split will provide liquidity to
                       shareholders who hold fewer than 600,000 pre-split
                       shares; these shareholders might otherwise have
                       difficulty selling their stock. See "The Reverse Split
                       Proposal -Reasons for the Reverse Split" beginning on
                       page 18.

Fairness Opinion of
Financial Advisor:     In connection with its evaluation, the Special Committee
                       retained Willamette Management Associates, Inc.
                       ("Willamette") to render an opinion as to the fairness,
                       from a financial point of view, of the consideration to
                       be received by unaffiliated shareholders of Portland
                       Brewing in connection with the reverse split. The essence
                       of that opinion is that as of that date and based upon

                                       S-2

                       certain assumptions disclosed to the Special Committee,
                       and in light of the matters considered and limitations on
                       review described in the opinion, the consideration to be
                       received by the unaffiliated shareholders of Portland
                       Brewing in connection with the reverse split is fair to
                       those shareholders from a financial point of view. See
                       "The Reverse Split Proposal - Opinion of Financial
                       Advisor" beginning on page 29; see also, the entire
                       fairness opinion attached as Annex D to this proxy
                       statement.

Fairness Determination:  Each of the following Portland Brewing affiliates has made an individual determination that the consideration
                       to be received by Portland Brewing's unaffiliated
                       shareholders as a result of the reverse split is fair
                       from a financial point of view:

                           The MacTarnahan Portland Brewing Company Voting Trust
                           Electra Partners, Inc.
                           Karban Development Corporation
                           MacTarnahan Limited Partnership
                           Harmer Mill & Logging Supply Co.
                           Robert M. MacTarnahan
                           R. Scott MacTarnahan
                           Charles A. Adams
                           Peter F. Adams

                       See "The Reverse Split Proposal- Factors Considered By
                       the Board of Directors and Special Committee" on page 20.

Recent Market Price of
Portland Brewing
Common Stock:          Our common stock is not listed on a national securities
                       exchange or Nasdaq and is not traded over the counter.
                       There is no public market for our common stock. We
                       maintain an electronic bulletin board trading system
                       through Transfer Online, Inc. There is no established
                       trading market for our stock, as the transactions on the
                       bulletin board system are limited and sporadic.

Risk Factors:          There are risks associated with the reverse split,
                       including both risks attendant to cashed-out shareholders
                       and to persons who remain shareholders. See "The Reverse
                       Split Proposal - Risk Factors- Reverse Split Proposal"
                       beginning on page 34.

Dissenters' Rights:    Under Oregon law, our shareholders are entitled to
                       dissenters' rights with respect to the reverse split. See
                       "The Reverse Split Proposal - Dissenters' Rights- Reverse
                       Split Proposal" on page 37.

Escheat Laws:          Under state escheat laws, any payment for fractional
                       interests not claimed by the shareholder entitled to such
                       payment within five years after the effective date may be
                       claimed by the State of Oregon for Oregon residents.
                       Other states have similar laws with other time periods
                       that may be shorter. See "The Reverse Split Proposal -
                       Escheat Laws" on page 36.

Interests of Certain
Persons in the
Reverse Split:         The MacTarnahan Portland Brewing Company Voting Trust,
                       Electra Partners, Inc., and Karban Development
                       Corporation will be the only remaining shareholders after
                       the reverse split. The MacTarnahan Limited Partnership
                       will then purchase all of the shares owned by Electra
                       Partners, Inc., and Karban Development Corporation. By
                       operation of a Voting Trust Agreement, the shares will be
                       transferred to the MacTarnahan Portland Brewing Company
                       Voting Trust, which will then be the only shareholder of
                       Portland Brewing, and as such, will be the only
                       shareholder with an opportunity to benefit from any
                       future earn-out payments resulting from the asset sale,
                       any future operations of Portland Brewing's subsidiary
                       corporation, Harco Products, Inc., or any continued
                       distribution of Portland Brewing's scotch whisky product
                       "The MacTarnahan".

                                       S-3

                       The other affiliates have individual interests in the
                       reverse split and subsequent stock sale that correspond
                       to their ownership interests in the Voting Trust, Electra
                       and Karban. See "Security Ownership of Certain Beneficial
                       Owners and Management - Affiliates and Voting
                       Arrangements" on page 67.

Certain Federal Income
Tax Consequences:      As a result of the reverse split, no gain, loss or
                       deduction will be recognized by Portland Brewing. For
                       unaffiliated and affiliated shareholders, the receipt of
                       cash in exchange for fractional shares in the reverse
                       split generally will be treated as a sale or exchange of
                       those fractional shares, with gain or loss measured by
                       the difference between the amount of cash received and
                       that portion of the shareholder's adjusted basis in the
                       shareholder's pre-split shares allocable to the
                       fractional shares. The MacTarnahan Portland Brewing
                       Company Voting Trust, which will continue to be a
                       shareholder in Portland Brewing after the reverse split
                       and affiliate stock purchase may benefit from the net
                       operating loss carryforwards available to Portland
                       Brewing after the reverse split. Other affiliates that
                       are not shareholders may also benefit from the net
                       operating loss carryforwards as a result of their equity
                       interests in the MacTarnahan Portland Brewing Company
                       Voting Trust. See "The Reverse Split Proposal - Material
                       U.S. Federal Income Tax Consequences- Reverse Split" and
                       "- Effect of the Reverse Split on the Portland Brewing
                       Affiliates" beginning on page 25.

Source of Funds:       Management believes that Portland Brewing has the
                       financial resources to complete the reverse split. See
                       "The Reverse Split Proposal - Financial Terms of the
                       Transaction," and "- Source of Funds and Financial Effect
                       of the Reverse Split" beginning on page 28.

Exchange of Stock
Certificates:          If the reverse split is approved by our shareholders,
                       each shareholder will receive a letter from our exchange
                       agent after the effective date indicating the procedures
                       for surrendering stock certificates in exchange for cash,
                       in the case of fractional post-split shares and
                       replacement stock certificates, in the case of post-split
                       shares numbering greater than one. See "The Reverse Split
                       Proposal - Exchange of Stock Certificates" beginning on
                       page 36.

THE ASSET SALE PROPOSAL

THE PARTIES TO ASSET SALE
Portland Brewing Company:  We are a public company incorporated under the laws of Oregon, with our primary business being specialty
                           brewing. Our mailing address is 2730 NW 31st Avenue,
                           Portland, Oregon 97210, and our phone number is (503)
                           226-7623.

Pyramid Breweries Inc.:    Pyramid Breweries Inc. is a public company
                           incorporated under the laws of Washington with a
                           primary line of business that is also specialty
                           brewing. Pyramid Breweries Inc.'s mailing address is
                           91 South Royal Brougham Way, Seattle, WA 98134 and
                           its phone number is (206) 682-8322.

PBC Acquisition LLC:       PBC Acquisition LLC was formed under the laws of
                           Delaware for the sole purpose of acquiring brewery
                           and brewery-restaurant assets and related liabilities
                           of Portland Brewing. PBC Acquisition LLC's mailing
                           address is 91 South Royal Brougham Way, Seattle, WA
                           98134 and its phone number is (206) 682-8322.

THE ASSET SALE

Assets to be Sold:         We will sell to Pyramid substantially all of the
                           assets we use in our business of specialty brewing
                           and brewery-restaurant operations. Certain of the
                           assets and liabilities of Portland Brewing will be
                           excluded. For more information, you should read "The
                           Asset Sale Proposal - Assets to be Sold" on page 48,
                           "The Asset Sale Proposal - Excluded Assets" on page
                           48, and "The Asset Sale Proposal - Excluded
                           Liabilities" on page 48.

                                       S-4

Purchase Price:            The total purchase price for the assets to be
                           purchased by Pyramid under the Asset Purchase
                           Agreement is $4,216,758, subject to purchase price
                           adjustments set forth in the Asset Purchase
                           Agreement. See "The Asset Sale Proposal - Purchase
                           Price; Payment" on page 45 and "The Asset Sale
                           Proposal - Purchase Price Adjustment" on page 46.

Payment of the
Purchase Price:            For the assets to be purchased under the Asset
                           Purchase Agreement, Pyramid will pay the purchase
                           price by assuming certain liabilities of Portland
                           Brewing, and by paying us cash, Pyramid stock, or a
                           combination of cash and Pyramid stock, at Pyramid's
                           option, in an amount equal to the difference between
                           the total purchase price and the amount of certain
                           assumed liabilities. Pyramid is required to make a
                           minimum cash payment under the terms of the Asset
                           Purchase Agreement. The purchase price is subject to
                           adjustment under the Asset Purchase Agreement.

                           See "The Asset Sale Proposal - Purchase Price;
                           Payment" on page 45, and "The Asset Sale Proposal -
                           Purchase Price Adjustment" on page 46.

Use of Proceeds:           We intend to use a portion of the proceeds of the
                           asset sale to pay down our revolving credit facility,
                           repay our long-term indebtedness, and pay the
                           redemption price on our outstanding shares of Series
                           A Preferred stock. In addition, if the Reverse Split
                           Proposal is approved by our shareholders, we intend
                           to use a portion of the proceeds from the asset sale
                           to pay cash to our current shareholders in exchange
                           for fractional share interests resulting from the
                           reverse split. See "The Asset Sale Proposal - Use of
                           Proceeds" on page 49.

Ancillary Agreements:      In connection with completing the asset sale, we and
                           other parties have entered into or will be required
                           to enter various additional agreements, some of which
                           involve affiliates of Portland Brewing. These
                           agreements include:

                           o    A Voting Agreement between the MacTarnahan
                                Portland Brewing Company Voting Trust and
                                Pyramid, see "Security Ownership of Certain
                                Beneficial Ownership and Management - Affiliates
                                and Voting Arrangements" on page 67;

                           o    Documents related to a real estate transaction
                                between the MacTarnahan Limited Partnership and
                                Portland Brewing;

                           o    A Debt Exchange and Stock Purchase Agreement
                                between MacTarnahan Limited Partnership and
                                Pyramid;

                           o    Two Leases between MacTarnahan Limited
                                Partnership and PBC Acquisition, LLC;

                           o    A Fourth Amendment to Trademark License
                                Agreement between Portland Brewing and Robert M.
                                MacTarnahan and Black Lake Investments, LLC;

                           o    Employment Agreements between Pyramid and each
                                of Fred Bowman, Tom Calhoun, Mark Carver, Jerome
                                Chicvara, Alex Helser, Brett Porter and Eric
                                Starr;

                           o    Non-compete agreements entered into by Robert M.
                                MacTarnahan and R. Scott MacTarnahan in favor of
                                Pyramid; and

                           o    A Letter Agreement dated January 24, 2004
                                pursuant to which MacTarnahan Limited
                                Partnership committed to lend amounts up to
                                $650,000 to Portland Brewing to cover fees and
                                expenses incurred in connection with the Asset
                                Purchase Agreement, reverse split, working
                                capital requirements, and post-transaction
                                losses.

                                       S-5

Opinions of
Financial Advisor:         We did not receive a separate opinion of a financial
                           advisor with respect to the asset sale. However, a
                           fairness opinion was rendered to the Special
                           Committee in connection with the reverse split. See
                           "The Reverse Split Proposal - Opinion of Financial
                           Advisor" beginning on page 29; see also, the entire
                           fairness opinion attached as Annex D to this proxy
                           statement.

Reasons for the Asset Sale: Our board of directors chose to recommend the Asset
                           Sale Proposal because it views the asset sale as
                           beneficial to us and our shareholders for several
                           reasons, including:

                           o    our inability to raise new capital and our
                                dependence on our controlling shareholders'
                                funding and their reluctance to provide future
                                funding made our ability to continue operations
                                questionable; and

                           o    of the possible strategic alternatives available
                                to us, the agreement with Pyramid was the best
                                available alternative to Portland Brewing and
                                our shareholders.

                           See "The Asset Sale Proposal - Reasons for the Asset
                           Sale" on page 43.

Conduct of Business
Following the Asset Sale:  After the closing of the asset sale, Portland Brewing will no longer operate its brewery or restaurant
                           business. Portland Brewing may continue to operate
                           its subsidiary corporation, Harco Products, Inc., a
                           hand truck manufacturer, and we may also continue to
                           distribute our scotch whisky product, "The
                           MacTarnahan." We will also hold cash and/or Pyramid
                           stock (if Pyramid elects to pay a portion of the
                           purchase price with shares of Pyramid common stock),
                           and the earn-out payment rights.

                           See "The Asset Sale Proposal - Conduct of Business
                           Following the Asset Sale" on page 61.

Risk Factors:              There are risks associated with the asset sale. See
                           "The Asset Sale Proposal - Risk Factors- Asset Sale
                           Proposal" beginning on page 64.

Dissenters' Rights:        Under applicable Oregon Law, our shareholders are
                           entitled to dissenters' rights with respect to the
                           Asset Purchase Agreement and the asset sale. See "The
                           Asset Sale Proposal - Dissenters' Rights - The Asset
                           Sale Proposal" on page 61.

Closing Conditions:        The Asset Purchase Agreement contains closing
                           conditions that are customary to transactions similar
                           to the asset sale, including approval by our
                           shareholders. See "The Asset Sale Proposal -
                           Conditions to Completing the Asset Sale" on page 53.

Termination:               The Asset Purchase Agreement may be terminated in
                           specified circumstances.

                           See "The Asset Sale Proposal - Termination of the
                           Asset Purchase Agreement" on page 57.

                           If the Asset Purchase Agreement is terminated under
                           certain circumstances, we will be required to pay to
                           Pyramid specified termination fees and expenses.

                           See "The Asset Sale Proposal - Termination Fees" on
                           page 58.

Interests of Certain
Persons in the Asset Sale: Certain of our executive officers and directors own shares of our common stock and/or options to purchase
                           shares of our common stock and, to that extent, their
                           interest in the sale is the same as that of other
                           holders of our common stock.

                           The MacTarnahan Portland Brewing Company Voting Trust
                           will be the only remaining shareholder after the
                           asset sale, reverse split, and affiliate stock
                           purchase and as such, will be the

                                       S-6

                           only shareholder with an opportunity to benefit from
                           any future earn-out payments in connection with the
                           asset sale, any future operations of Portland
                           Brewing's subsidiary corporation, Harco Products,
                           Inc., or any continued distribution of Portland
                           Brewing's scotch whisky product "The MacTarnahan".

                           The other affiliates have individual interests in the
                           asset sale that correspond to their ownership
                           interests in the MacTarnahan Portland Brewing Company
                           Voting Trust, Electra Partners, Inc., and Karban
                           Development Corporation. See "Security Ownership of
                           Certain Beneficial Owners and Management - Affiliates
                           and Voting Arrangements" on page 67.

                           Robert M. MacTarnahan, R. Scott MacTarnahan and Peter
                           F. Adams, directors of Portland Brewing, collectively
                           hold beneficial ownership of all 5,770 shares of our
                           Series A Preferred stock that have been issued and
                           are outstanding. Pursuant to a Deferred Redemption
                           Agreement dated February 25, 2004, the holders of
                           Series A Preferred stock have agreed to defer the
                           mandatory redemption date of the Series A Preferred
                           shares from February 25, 2004 and to accept a portion
                           of the consideration paid to us by Pyramid in the
                           asset sale in redemption for the Series A Preferred
                           stock.

                           In addition to any interests he may have as
                           shareholder, each of Fred Bowman, Tom Calhoun, Mark
                           Carver, Jerome Chicvara, Alex Helser, Brett Porter
                           and Eric Starr will receive certain cash and non-cash
                           benefits under his employment agreement with Pyramid.

                           From time to time MacTarnahan Limited Partnership has
                           loaned us operating capital evidenced by a promissory
                           note and security agreement. As of June 21, 2004, we
                           owe an aggregate of approximately $1.7 million, plus
                           accrued and unpaid interest, to MacTarnahan Limited
                           Partnership under the promissory note. If the real
                           estate transaction described above in "Summary - The
                           Asset Sale -Ancillary Agreements" is completed, a
                           portion of this debt will be retired by the transfer
                           of the Brewery Property to MacTarnahan Limited
                           Partnership. The remaining portion of this
                           indebtedness will be assumed by Pyramid as part of
                           the consideration paid to us in the asset sale, and
                           will be exchanged for shares of Pyramid stock
                           delivered to MacTarnahan Limited Partnership. The
                           aggregate value of the real property (net of the
                           amount of the mortgage on the property) and the
                           Pyramid stock will equal the outstanding principal
                           balance of the loan, including accrued and unpaid
                           interest.

                           MacTarnahan Limited Partnership will receive rental
                           payments from PBC Acquisition, LLC under the brewery
                           facility and alehouse facility leases described above
                           in "Summary - The Asset Sale -Ancillary Agreements."

                           Certain of our shareholders guarantee our revolving
                           credit facility and MacTarnahan Limited Partnership
                           has pledged additional collateral to secure that
                           revolving credit facility. Part of the purchase price
                           paid to us by Pyramid in the asset sale, but not to
                           exceed $1,000,000, will be cash in an amount
                           sufficient to pay off that portion of the revolving
                           credit facility which is attributable to the assets
                           sold in the asset sale.

                           As described above in "Summary - The Asset Sale -
                           Ancillary Agreements," the Voting Trust entered into
                           the 2004 Voting Agreement and has agreed to vote all
                           shares in favor of the asset sale.

Certain Federal Income
Tax Consequences:          Portland Brewing will recognize gain or loss for
                           federal income tax purposes on the sale of the assets
                           in the asset sale. We expect that we will have
                           available sufficient net operating loss carryforwards
                           to completely offset the gain we expect to recognize
                           as a result of the asset sale.

                           Holders of our common stock will not recognize any
                           gain or loss due to the asset sale.

                                       S-7

Accounting Treatment
of the Asset Sale:         The asset sale will be accounted for as a sale of
                           assets transaction. At the closing of the asset sale,
                           any excess in the purchase price received by us, less
                           transaction expenses, over the book value of the net
                           assets sold will be recognized as a gain for
                           financial accounting purposes.

Payments to
Shareholders:              All of the consideration paid by Pyramid in
                           connection with the asset sale will be paid to us or
                           to others on our behalf, and holders of our common
                           stock will not receive any payment as a direct result
                           of the asset sale. Any determination to pay dividends
                           or other payments to our shareholders in the future
                           will be at the discretion of our board of directors
                           and will depend upon numerous factors, including our
                           results of operations, financial condition, capital
                           requirements and contractual restrictions.

Regulatory Approvals:      The asset sale is not subject to the approval of any
                           state or federal regulatory agency or governmental
                           body.

If you have more questions about the proposals or would like additional copies of this proxy statement, please contact Frederick Bowman, Secretary of Portland
Brewing Company, 2730 NW 31st Avenue, Portland, Oregon 97210. Telephone (503)
226-7623.

Important: Please return your proxy promptly whether or not you plan to attend the meeting. An addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

Please do not send in any stock certificates at this time. We will send detailed instructions to shareholders for surrendering their stock certificates as soon as practicable after the amendment becomes effective.

                                       S-8

                            PORTLAND BREWING COMPANY

                               2730 NW 31ST AVENUE
                             PORTLAND, OREGON 97210

                                TABLE OF CONTENTS

NOTICE OF SPECIAL MEETING
-------------------------
SUMMARY
-------
INTRODUCTION
------------
QUESTIONS AND ANSWERS
---------------------
FORWARD-LOOKING STATEMENTS
--------------------------
THE SPECIAL MEETING
-------------------
THE REVERSE SPLIT PROPOSAL
--------------------------
THE ASSET SALE PROPOSAL
-----------------------
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------
SHAREHOLDER PROPOSALS
---------------------
ANNUAL REPORT
-------------
INCORPORATION BY REFERENCE
--------------------------
AVAILABLE INFORMATION
---------------------
GENERAL
-------
ANNEX A -  Asset Purchase Agreement
--------
ANNEX B -  Oregon Dissenter's Rights Statute
--------
ANNEX C -  Proposed Articles of Amendment of Portland Brewing Company
--------
ANNEX D -  Opinion of Willamette Management Associates, Inc.
--------
ANNEX E -  Presentation to the Special Committee of the Board of Directors -
--------   January 24, 2004

ANNEX F -  Financial Information of Portland Brewing
--------
         Audited Financial Statements- 12/31/03
         Unaudited Supplemental Information
                  Ratio of Earnings to Fixed Charges (Unaudited)
                  Book Value per Share (Unaudited)
                  Certain Projections (Unaudited)
                  Proforma Unaudited Presentation of Portland Brewing Company as
                  of 12/31/03 (post asset sale and prior to reverse split)
         Unaudited Forecast and Financial Model
                  Forecast provided to Pyramid by Portland Brewing (August 2003)
                  Financial model, net present value analysis and forecast
                  (October 2003) Purchase price calculation as of September
                  2003, November 2003 and December 2003

ANNEX G -  Consent of Willamette Management Associates, Inc.
--------
ANNEX H -  Consents of Moss Adams LLP
--------

                            PORTLAND BREWING COMPANY
                               2730 NW 31ST AVENUE
                             PORTLAND, OREGON 97210
                         -------------------------------

                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 1, 2004

                                  INTRODUCTION

         This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies by our board of directors from holders of outstanding shares of our common stock and Series A Preferred stock for use at the Special Meeting of Shareholders of Portland Brewing Company,
which will be held at Portland Brewing's facility at 2730 NW 31st Ave.,
Portland, Oregon 97210 on July 30, 2004 at 10:00 am local time, for the following purposes:

         1)       REVERSE SPLIT PROPOSAL: To amend our Articles of
                  Incorporation, as previously amended, to effect a reverse
                  stock split and cash payment in respect of the resulting
                  fractional shares. Shareholders will have dissenters' rights as to the reverse stock split under Sections 60.551 through
                  60.594, Oregon Business Corporation Act. Copies of these
                  Sections of the Oregon Business Corporation Act are included as Annex B to the enclosed proxy statement.

         2)       ASSET SALE PROPOSAL: To consider and vote upon the approval of the Asset Purchase Agreement dated as of January 26, 2004
                  among Portland Brewing Company, Pyramid Breweries Inc., and
                  PBC Acquisition, LLC, a subsidiary of Pyramid Breweries Inc.
                  (Pyramid Breweries Inc. and PBC Acquisition, LLC collectively referred to as "Pyramid") pursuant to which we will sell
                  substantially all of our assets used in our brewery and
                  brewery-restaurant operations to Pyramid. The full text of the
                  Asset Purchase Agreement is included as Annex A to the
                  attached proxy statement. Shareholders will have dissenters'
                  rights as to the Asset Sale Proposal under Sections 60.551 through 60.594, Oregon Business Corporation Act. Copies of these Sections of the Oregon Business Corporation Act are
                  included as Annex B to the attached proxy statement.

         3)       OTHER BUSINESS: To transact such other business as may
                  properly come before the Special Meeting or any continuation, adjournment or postponement of the Special Meeting, including, if submitted to a vote of shareholders, a motion to adjourn or postpone the meeting to another time and/or place for the
                  purpose of soliciting additional proxies.

         The foregoing items of business are more fully described in this proxy statement. The approximate date on which this proxy statement and the accompanying proxy card were first sent to shareholders was July 1, 2004.

         OUR BOARD OF DIRECTORS HAS DETERMINED THAT THE PROPOSALS ARE ADVISABLE
AND IN OUR BEST INTEREST AND THE BEST INTEREST OF OUR SHAREHOLDERS AND HAS
DIRECTED THAT THEY BE SUBMITTED TO OUR SHAREHOLDERS FOR THEIR APPROVAL. OUR
BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

         The board of directors has fixed the close of business on June 28, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at this Special Meeting and at any continuation, adjournment or postponement thereof.

THE MACTARNAHAN PORTLAND BREWING COMPANY VOTING TRUST HAS THE RIGHT TO VOTE OR
DIRECT THE VOTE OF 7,304,062 SHARES OF OUR COMMON STOCK AND 5,770 SHARES OF OUR
SERIES A PREFERRED STOCK.

                                        1

WITH RESPECT TO THE REVERSE SPLIT PROPOSAL, THE MACTARNAHAN PORTLAND BREWING
COMPANY VOTING TRUST HAS SUFFICIENT VOTING POWER TO CAUSE THE APPROVAL OF THE
REVERSE SPLIT PROPOSAL WITHOUT THE AFFIRMATIVE VOTE OF ANY OF OUR OTHER
SHAREHOLDERS, AND IS EXPECTED TO VOTE FOR THE REVERSE SPLIT PROPOSAL.

THE MACTARNAHAN PORTLAND BREWING COMPANY VOTING TRUST HAS SUFFICIENT VOTING
POWER TO CAUSE THE APPROVAL OF THE ASSET SALE PROPOSAL WITHOUT THE AFFIRMATIVE
VOTE OF ANY OF OUR OTHER SHAREHOLDERS, AND HAS AGREED TO VOTE FOR THE ASSET SALE
PROPOSAL.

                                        2

    QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING, ASSET SALE PROPOSAL AND
                             REVERSE SPLIT PROPOSAL

Set forth below are some key questions and answers to provide you with more information about the proposals. There questions and answers are qualified in their entirety by reference to the more detailed information appearing elsewhere in or accompanying this proxy statement. We urge you to review the entire proxy statement and accompanying materials carefully.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Why am I receiving this proxy statement?

         You have received this proxy statement and the enclosed proxy from us because you hold shares of our common stock or Series A Preferred stock. As a shareholder, you are invited to attend the Special Meeting and are entitled to and requested to vote to approve the Asset Sale Proposal and Reverse Split
Proposal described in this proxy statement.

Who is soliciting my proxy?

         Our board of directors is soliciting your proxy for use at the Special
Meeting.

What do I need to do now?

         We urge you to read this proxy statement carefully, including the annexes, and consider how the asset sale and reverse split affect you as a shareholder. You may also want to review the documents referenced under
"Available Information" on page 71.

How do I vote?

         You should indicate on your proxy card how you want to vote, and sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the Special Meeting. If you sign and mail a proxy that does not indicate how you want to vote, your proxy will be voted for approval of the Asset Sale Proposal and the Reverse Split Proposal.

If my shares are held in a brokerage account, will my broker vote my shares for me?

         No, your broker will not vote your shares for you unless you provide instructions on how to vote. It is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

May I change my vote?

         Yes, you may change your vote at any time before your proxy is voted at the Special Meeting. To change your vote, you can send a written revocation or a later-dated, completed and signed proxy card before the Special Meeting or attend the Special Meeting and vote in person.

         If your shares are held in "street name" and you wish to change your vote, you must follow instructions received from that broker, bank or nominee with this proxy statement in order to change your vote or vote at the Special
Meeting.

                                        3

QUESTIONS AND ANSWERS ABOUT THE REVERSE SPLIT PROPOSAL

Why is Portland Brewing proposing a reverse split?

         The reverse split and payment of cash in lieu of fractional shares was unanimously approved by our Board of Directors on January 24, 2004 and is being proposed to reduce the number of shareholders of record to less than 300. Doing so will allow us to terminate our registration under the Exchange Act and will relieve us of the obligations of being a public company. As a private company, we would no longer be required to file reports with the Securities and Exchange
Commission.

What Will I Receive if the Reverse Split is Approved?

         If the reverse split is approved by the shareholders and implemented:

o                 Each existing share of common stock outstanding immediately prior to the effective time will automatically be converted, at the effective time, into 1/600,000th of a share.

o                 No new certificates representing fractional shares will be issued. Instead, you would receive cash in lieu of the fractional share, at a rate of $0.10 per share of existing common stock. For example, if you are the holder of 1,000 shares of common stock at the effective time of the reverse split, you would receive $100.00 in cash rather than fractional shares of new common stock. No interest will accrue on the cash payments from the time the reverse split occurs and the time shareholders receive the cash payments. For further information, see "The Reverse Split Proposal - Structure of the Reverse
Split" on page 23.

What Does "Going Private" Mean?

         "Going private" means Portland Brewing will no longer be a public reporting company under the federal securities laws. However, affiliated shareholders who hold over 600,000 shares of common stock will continue to be shareholders of Portland Brewing. We expect entities affiliated with the
MacTarnahans and Adams to be the only remaining shareholders after the reverse split. See "The Reverse Split Proposal - Effect of the Reverse Split on
Shareholders" on page 24, "- Effect of Reverse Split on Portland Brewing" on page 25 and " - Effect of Reverse Split on Portland Brewing Affiliates" on page
25.

How Did the Board of Directors Determine the Fairness of the Reverse Split?

         In order to address possible conflicts of interest in evaluating, negotiating and recommending the reverse split, our board of directors formed a
Special Committee to assist the board of directors in its evaluation of the reverse split. The Special Committee is composed of all the independent directors of Portland Brewing, none of whom are officers, employees, or significant shareholders of Portland Brewing, and none of whom have a financial interest in the reverse split different from our other unaffiliated shareholders. The Special Committee considered the fairness of the reverse split to unaffiliated shareholders as well as the fairness opinion rendered by
Willamette. The Special Committee then reported its analysis and findings to the board of directors and it conducted its own separate consideration of whether to go private, the manner of doing so, and the valuation and other important factors relating to the reverse split. See "The Reverse Split Proposal - Reasons for the Reverse Split" on page 18.

         The board of directors determined the consideration to be paid to unaffiliated shareholders in connection with the reverse split to be $0.10 per share. The board of directors made this determination based on advice from the
Special Committee, a presentation made to the Special Committee by Willamette on which its fairness opinion was based, and other factors.

         Willamette expressed its opinion to the Special Committee that the consideration to be received by unaffiliated shareholders in connection with the reverse split was fair from a financial point of view to our unaffiliated shareholders as of the date of its opinion. See "The Reverse Split Proposal -
Opinion of Our Financial Advisor" on page 29.

                                        4

How will the ownership interests of holders of fewer than 600,000 shares be affected by the reverse split?

         Holders of fewer than 600,000 shares of common stock will no longer have any voting or ownership rights in Portland Brewing after the reverse split is effected and will instead be entitled to receive a cash payment in lieu of their interest based on a valuation of $0.10 per share of common stock on a pre-split basis. As a result, such holders will not have an interest in Portland
Brewing, including any earn-out payments resulting from the asset sale. The financial advisor engaged by the Special Committee of the board of directors considered the earn-out payments when it expressed its' opinion that $0.10 per pre-split share is fair to the holders of fractional shares. See "The Asset Sale
Proposal - Earn-Out Payments" on page 47.

Will cashed-out shareholders retain shareholder cards?

         Those shareholders who hold Portland Brewing shareholder cards as of the June 28, 2004 will be entitled to retain these cards after being cashed out for their fractional share interests resulting from the reverse split. Pyramid has agreed to honor those Portland Brewing shareholder cards for a minimum period of three years after the closing of the asset sale described in this proxy statement. Shareholder cards were originally issued to holders of 100 or more shares of Portland Brewing common stock, and are non-transferable.

What are the principal advantages of the reverse split?

         Portland Brewing believes, based upon historical information, that it may save approximately $200,000 per year in costs associated with being a public reporting company. However, this cost savings is an estimate, and may not be realized in full.

         This transaction will provide liquidity to those shareholders who are receiving cash in lieu of fractional shares. Historically, Portland Brewing's common stock has been almost completely illiquid.

         Affiliated and unaffiliated shareholders holding a number of shares not evenly divisible by 600,000 will receive a cash payment for the portion of their interest that would otherwise be represented by a fractional share, without incurring brokerage or other transaction costs. See "The Reverse Split Proposal
- Reasons for the Reverse Split" on page 18.

What are the principal disadvantages of the reverse split?

         Shareholders who are cashed-out completely will no longer have any voting rights or ownership interest in Portland Brewing, including any future earn-out payments we may receive under the Asset Purchase Agreement.

         Portland Brewing will become a private company, which means there will be no opportunity for a public market for Portland Brewing's securities to develop and there will be much more limited information available publicly regarding Portland Brewing. See "The Reverse Split Proposal - Reasons for the
Reverse Split" on page 18.

What are the Federal Income Tax Consequences of the Reverse Split for
Unaffiliated Shareholders?

         A shareholder's receipt of cash in the reverse split will be taxable for federal income tax purposes. Shareholders who receive cash in lieu of fractional shares of common stock will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional shares surrendered for cash. See "The Reverse
Split Proposal - Material U.S. Federal Tax Consequences- Reverse Split Proposal"
on page 28.

Do I Have Dissenters' Rights?

         Under Oregon law, only shareholders who will hold no shares of Portland
Brewing common stock as a result of the reverse split are entitled to dissenters' rights. This means that only holders of less than 600,000 shares of common stock are entitled to dissenters' rights. You must satisfy certain conditions to exercise dissenters' rights. See "The Reverse Split Proposal -
Dissenters' Rights- Reverse Split Proposal" on page 37.

                                        5

Why is our board of directors recommending the Reverse Split Proposal?

         After considering a number of factors, including the costs associated with remaining a public company, and the fairness opinion of Willamette, the
Special Committee and our board of directors have determined that the Reverse
Split Proposal is advisable and in our best interest and the best interest of our shareholders. See "The Reverse Split Proposal - Reasons for the Reverse
Split" on page 18.

What opinions did our Special Committee receive from its financial advisor?

         In connection with its approval of the Reverse Split Proposal, our
Special Committee received an opinion from Willamette, to the effect that, as of the date of its presentation to the Special Committee, the consideration to be received by our unaffiliated shareholders in connection with the reverse split is fair from a financial point of view to such shareholders.

         The full text of Willamette's written opinion, dated January 24, 2004, is attached to this proxy statement as Annex D. We encourage you to read the opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken.

         WILLAMETTE'S OPINION IS ADDRESSED TO THE SPECIAL COMMITTEE OF OUR BOARD
OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO
HOW TO VOTE WITH RESPECT TO MATTERS RELATING TO THE REVERSE SPLIT PROPOSAL.

QUESTIONS AND ANSWERS ABOUT THE ASSET SALE PROPOSAL

Why is our board of directors recommending the asset sale?

         After considering a number of factors, including our capital requirements, liquidity needs, the financial performance and future prospects of our business, current economic and market conditions in the specialty brewing industry, and the price and other terms of the asset sale, our board of directors has determined that the Asset Sale Proposal is advisable and in our best interest and the best interest of our shareholders. See "The Asset Sale
Proposal - Reasons for the Asset Sale."

Who must approve the Asset Sale Proposal?

         In addition to the approval by our board of directors, which has already been obtained, the Asset Sale Proposal must be approved by a majority of all votes entitled to be cast on the transaction, which means our common stock and Series A Preferred stock voting together, and by a favorable vote of our
Series A Preferred stock voting separately.

THE MACTARNAHAN PORTLAND BREWING COMPANY VOTING TRUST HAS SUFFICIENT VOTING
POWER TO CAUSE THE APPROVAL OF THE ASSET SALE PROPOSAL WITHOUT THE AFFIRMATIVE
VOTE OF ANY OF OUR OTHER SHAREHOLDERS, AND HAS AGREED TO VOTE FOR THE ASSET SALE
PROPOSAL.

What are the terms of the asset sale?

         Under the terms of the Asset Purchase Agreement, we have agreed to sell to Pyramid substantially all our assets used in our brewery and brewery-restaurant operations and Pyramid has also agreed to assume certain of our liabilities, including our ordinary operating liabilities that are due and payable after the closing. In exchange for these assets, Pyramid has agreed to pay the purchase price described below.

                                        6

What is the purchase price for the assets being sold in the asset sale?

         Pyramid has agreed to purchase the assets for an amount equal to
$4,216,758, subject to purchase price adjustments. See "The Asset Sale Proposal
- Purchase Price" on page 45 and "The Asset Sale Proposal - Purchase Price
Adjustments" on page 46. In addition, Pyramid may pay additional "earn-out"
payments based on future sales of Portland Brewing brands. See "The Asset Sale
Proposal - Earn-Out Payments" on page 47.

How do the earn-out payments work?

         Pyramid has agreed that it will pay additional amounts to Portland
Brewing if sales of Portland Brewing brands reach certain levels in future years. All beer brands currently made by Portland Brewing will be considered in calculating any future earn-out payments. The payments will be based on the amount of barrels of those brands manufactured and sold by Pyramid in the years
2004-2008. See "The Asset Sale Proposal - Earn-Out Payments" on page 47.

What will we do with the proceeds received by us in the asset sale?

         A portion of the proceeds of the asset sale will be used to repay our revolving credit facility, our long-term indebtedness and to pay the redemption price for outstanding shares of Series A Preferred stock. In addition, a portion of the proceeds of the asset sale will be used to buy the fractional share interests resulting from the reverse split. We also intend to use a portion of the remaining proceeds to fund transaction expenses and taxes, if any, related to the asset sale and reverse split, which we currently estimate will be approximately $340,000 in the aggregate.

When do you expect the asset sale to be completed?

         We are working toward completing the asset sale as quickly as possible following the satisfaction or waiver of all of the conditions to the sale. We currently expect to complete the sale early in the third quarter of 2004.

What will our business be following the asset sale?

         After the asset sale, Portland Brewing will not operate its brewery and restaurant business. We will hold cash and /or Pyramid stock, the right to future earn-out payments, and miscellaneous assets that may be sold or operated in the future. Our subsidiary corporation, Harco Products, Inc., a hand truck manufacturer, may continue operations. Additionally, we may continue to distribute our scotch whisky product "The MacTarnahan".

Will I receive any payment as a result of the asset sale?

         No, you will not receive any payment directly as a result of the asset sale. However, proceeds of the asset sale will be used to purchase your fractional share interest resulting from the reverse split. See "The Asset Sale
Proposal - No Payment to Shareholders" on page 59

Will Pyramid honor my shareholder card after the asset sale?

         Yes. Pyramid has agreed to honor Portland Brewing shareholder cards held by shareholders as of June 28, 2004 for a minimum period of three years after the closing of the asset sale. Shareholder cards entitle the holder to one free pint of beer with each visit to the alehouse facility, discounts on merchandise, events, dock sales and other items. Shareholder cards were originally issued to holders of 100 or more shares of Portland Brewing common stock, and are non-transferable.

Will I owe any federal income tax as a result of the asset sale?

         No. You will not owe any federal income as a result of the asset sale.

                                        7

Will I have appraisal or dissenters' rights?

         Yes. You must satisfy certain conditions to exercise dissenters'
rights. See "The Asset Sale Proposal - Dissenters' Rights - Asset Sale Proposal"
on page 61.

                           FORWARD-LOOKING STATEMENTS

         Any statements in this proxy statement and the documents incorporated by reference in and attached to this proxy statement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "believe,"
"will likely result," "expect," "will continue," "anticipate," "estimate,"
"intend," "plan," "projection," "would" and "outlook." Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this proxy statement. The following are key factors that could cause our actual results to differ materially from those projected in the forward-looking statements made in this proxy statement:

         o        the closing of the asset sale on the terms and conditions set forth in the Asset Purchase Agreement;

         o        our capital requirements, liquidity needs and the effect of any contingent liabilities we may have before or as a result of the asset sale;

         o        the effect of economic, credit, interest rate and capital
                  market conditions in general and in the specialty brewing
                  industry, in particular;

         o        our ability to identify and consummate transactions before and following the asset sale;

         o        government approvals, actions and initiatives that may impact our ability to identify and realize business opportunities before and following the asset sale; and

         o        any claim for indemnification by Pyramid under the Asset
                  Purchase Agreement.

         These factors could cause actual outcomes to differ materially from those expressed in any forward-looking statements made in this proxy statement, and you should not place undue reliance on any such forward-looking statements.
Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our prospects following the asset sale or the extent to which any factor, or combination of factors, may cause actual outcomes to differ materially from those contained in any forward-looking statements contained in this proxy statement.

                                        8

                               THE SPECIAL MEETING

GENERAL

         The enclosed proxy is solicited by our board of directors for use at the Special Meeting of Shareholders to be held on July 30, 2004, at 10:00 am local time, or at any continuation, adjournment or postponement thereof. The
Special Meeting will be held at Portland Brewing's offices at 2730 NW 31st
Avenue, Portland, Oregon 97210.

         The notice of Special Meeting, this proxy statement and the related proxy card are first being mailed to shareholders on or about July 1, 2004.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         At the Special Meeting, you will be asked to consider and vote upon the following matters:

         1) REVERSE SPLIT PROPOSAL: To amend our Articles of Incorporation, as previously amended, to effect a reverse stock split and cash payment in respect of the resulting fractional shares.

         2) ASSET SALE PROPOSAL: To consider and vote upon the approval of the
Asset Purchase Agreement dated as of January 26, 2004 among Portland Brewing
Company, Pyramid Breweries Inc., and PBC Acquisition, LLC, a subsidiary of
Pyramid Breweries Inc. (Pyramid Breweries Inc. and PBC Acquisition, LLC
collectively referred to as "Pyramid") pursuant to which we will sell substantially all of our assets used in our brewery and brewery-restaurant operations to Pyramid.

         3) OTHER BUSINESS: To transact such other business as may properly come before the Special Meeting or any continuation, adjournment or postponement of the Special Meeting, including, if submitted to a vote of shareholders, a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies.

RECORD DATE AND OUTSTANDING SHARES

         Shareholders of record at the close of business on June 28, 2004 (the
"record date") are entitled to receive notice of and to vote at the Special
Meeting. As of the record date, we had outstanding and entitled to vote
9,855,822 shares of our common stock, and 5,770 shares of our Series A Preferred stock.

VOTING; QUORUM; ABSTENTIONS; BROKER NON-VOTES

         Holders of our common stock of record on the record date will be entitled to one vote per share on all matters to be voted upon for each share of common stock held. Holders of our Series A Preferred stock on the record date will be entitled to 100 votes per share, which equals the number of whole shares of common stock into which one share of Series A Preferred stock is convertible as of the record date, on all matters to be voted upon for each share of Series
A Preferred stock held.

         The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock outstanding and entitled to vote and a majority of the shares of Series A Preferred stock and entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting.
All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

         Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes (i.e., shares held by a broker or nominee that are represented at the meeting but which the broker or nominee is not empowered to vote on a particular proposal) are counted towards a quorum but are not counted and have the same effect as a negative vote.

                                        9

COSTS OF SOLICITATION

         We will bear the cost of soliciting proxies for the upcoming Special
Meeting. We will ask banks, brokerage houses, fiduciaries and custodians holding stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such stock, and we will reimburse them for their reasonable expenses in doing so. In addition to soliciting proxies by mail, we may also use officers and regular employees to solicit proxies from shareholders by any means without extra compensation.

VOTING BY PROXY

         Shareholders are requested to provide their voting instructions on the enclosed proxy by mail using the accompanying envelope. Shareholders who hold their shares through a bank or broker must follow the instructions received from that bank or broker with this proxy statement in order to vote by proxy and can vote by the internet or by telephone if these options are offered by the bank or broker.

         Proxies that are properly signed and delivered, and not revoked, will be voted in accordance with shareholders' directions. IF THE PROXY CARD IS
SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, THE SHARES
REPRESENTED BY THAT PROXY WILL BE VOTED "FOR" APPROVAL OF THE ASSET SALE
PROPOSAL AND THE REVERSE SPLIT PROPOSAL IN THE DISCRETION OF THE PERSONS NAMED
AS PROXIES. If ANY OTHER MATTERS COME BEFORE THE SPECIAL MEETING, THE PERSONS
NAMED IN THE PROXIES WILL HAVE DISCRETION TO VOTE ON SUCH MATTERS IN ACCORDANCE
WITH THEIR BEST JUDGMENT.

REVOCABILITY OF PROXIES

         Any shareholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by (a)
filing with our Secretary, a written notice of revocation bearing a later date than the proxy; (b) executing a later-dated proxy relating to the same shares and delivering it to our Secretary before the vote at the meeting; or (c)
appearing in person at the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. If your shares are held in "street name" and you wish to change or revoke previously given voting instructions, you must contact the broker or bank holding the shares or obtain a legal proxy from such entity and vote in person at the Special Meeting.

BOARD RECOMMENDATION

         Our board of directors has determined that the Asset Sale Proposal and
Reverse Split Proposal are advisable and in our best interest and the best interest of our shareholders and has directed that they be submitted to our shareholders for their approval. Our board of directors unanimously recommends that you vote FOR the Asset Sale Proposal and Reverse Split Proposal.

         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE
SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS
PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR UPON THE ACCURACY OR
ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO
THE CONTRARY IS UNLAWFUL.

                                       10

                           THE REVERSE SPLIT PROPOSAL

         The board of directors has authorized, and recommends for your approval, the Reverse Split Proposal, which has two separate implications:

o    the reverse split, in which each pre-split share of common stock will be converted to 1/600,000 of one share of post-split common stock as of the effective time; and

o    the payment of $0.10 per share for each fractional share resulting from the reverse split.

         If the reverse split is approved by shareholders, the reverse split will become effective upon the filing with the Oregon Secretary of State of an amendment to Portland Brewing's Articles of Incorporation in the form of Annex
C.

         If you own fewer than 600,000 pre-split shares and want to remain a
Portland Brewing shareholder after the effective time, you may do so by acquiring enough shares so that at the effective time you own 600,000 or more pre-split shares. Due to the lack of an established trading market for our common stock, however, you may have difficulty purchasing enough shares to remain a Portland Brewing shareholder. If you own shares in a variety of accounts or record entries and wish to combine your various holdings so that you own 600,000 or more pre-split shares at the effective time, you should instruct your brokers or other fiduciaries to consolidate your shares into a single record entry in a timely manner so that all your shares will be aggregated before the reverse split.

VOTE REQUIRED

         Approval of the Reverse Split Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock, and the favorable vote of the holders of the outstanding shares of our Series A
Preferred stock, voting separately. You are entitled to one vote per share of
Portland Brewing common stock held as of the record date, and Series A Preferred shareholders are entitled to 100 votes for each share of Portland Brewing Series
A Preferred stock held as of the record date. As of the record date, we had
9,855,822 shares of common stock issued and outstanding, and 5,770 shares of
Series A Preferred stock issued and outstanding. The reverse split is not structured so that approval of at least a majority of unaffiliated shareholders is required.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         Our board of directors has determined that the Reverse Split Proposal is advisable and in our best interest and the best interest of our shareholders and has directed that it be submitted to our shareholders for their approval.
Our board of directors unanimously recommends that you vote in favor of the
Reverse Split Proposal.

AFFILIATES

         Robert M. MacTarnahan and R. Scott MacTarnahan are directors of
Portland Brewing and, through one or more intermediaries (The MacTarnahan
Portland Brewing Company Voting Trust, MacTarnahan Limited Partnership, and
Harmer Mill & Logging Supply Co.), control Portland Brewing because they own or have the power to vote a majority of the shares of Portland Brewing. Peter F.
Adams, a director of Portland Brewing, and Charles A. Adams, through one or more intermediaries (Electra Partners, Inc. and Karban Development Corporation), are
in common control of Portland Brewing because of their share ownership and voting arrangements with the MacTarnahans. The MacTarnahans and Adams, and their affiliated intermediaries, are collectively referred to as affiliates in this document. See "Security Ownership of Certain Beneficial Owners and Management -
Affiliates and Voting Arrangements" on page 67.

SPECIAL FACTORS

BACKGROUND OF THE REVERSE SPLIT

         Over the past three years, our board has evaluated the costs and the benefits of Portland Brewing remaining a reporting company under the Exchange
Act, and the related rules and regulations. These discussions originated in

                                       11

October 2000, largely because of the cost of compliance and the growing complexity of securities laws, coupled with the realization that, there was limited trading volume in our stock on the private bulletin board and our shareholders received limited benefit from our remaining an Exchange Act reporting company. As securities and accounting regulations have grown more complicated - and as the cost of complying with those regulations has continued
to climb - the board's discussions intensified. Beginning with meetings in
December 2001, the board discussed the steps necessary to terminate our Exchange
Act reporting status and thereby reduce the costs of securities law compliance.
There were discussions at those meetings about Securities and Exchange
Commission compliance requirements and the benefit, if any, that Portland
Brewing and our shareholders receive as a result of remaining a reporting company. Some directors expressed concerns at that time about the minority shareholders and the public relations repercussions of taking such a step, and the board decided at that time to defer such plans.

         At a board meeting in January 2002, the board conducted a discussion regarding whether Portland Brewing and its shareholders were benefiting from
Securities and Exchange Commission registration. The general consensus was that the corporation and its shareholders were not benefiting and that the corporation should move towards deregistration at an appropriate time in the future if funds were available and the public relations issues could be addressed. The board reached this conclusion because of the lack of an established trading market for our common stock, the expense of compliance and the fact that Portland Brewing continued to lose money. At the time, however, the board decided that it would be better to continue focusing on operational matters.

         The Sarbanes-Oxley Act was adopted on July 29, 2002 and the act carried with it a mandate for the Securities and Exchange Commission to adopt extensive regulations which would impose substantial additional burdens on public companies. At the annual shareholder meetings in 2002 and 2003, the CEO reported to shareholders on the continuing changes in securities reporting requirements, which would be an additional expense for Portland Brewing and the shareholders.
The Sarbanes-Oxley Act and related rulemaking impose several new requirements on public companies, including the following:

         o    Our audit committee members are subject to new and more stringent independence requirements. In addition, our Annual Report on Form
              10-KSB must disclose whether our audit committee has an "audit committee financial expert" (as such term is defined by the SEC)
              and, if it doesn't, why not.

         o    Our outside auditors are prohibited from providing certain non-audit services for us. All audit and non-audit services must be pre-approved by our audit committee.

         o    Our Annual Report on Form 10-KSB would be required to contain a report on our assessment of our internal controls beginning for fiscal 2005. This report must be reviewed and attested to by outside auditors.

         o    The Securities and Exchange Commission will be reviewing our filings at least once every three years.

         o    The Annual Report on Form 10-KSB that we file with the Securities and Exchange Commission must disclose whether we have adopted a code of ethics for our executive officers and, if we haven't, why we haven't. We are required to make any code of ethics we adopt publicly available.

         Although extremely difficult to quantify, the cost of complying with these new requirements is likely to be substantial. For example, these new requirements will increase our legal fees as we will require legal assistance to determine how the new regulations are applicable to us and to help us comply with those new requirements. In addition, the attestation of our report on internal controls that we will be required to obtain from our outside auditors will increase the fees we pay them. Our officers and directors will also be required to devote attention to complying with these regulations, and their time represents an indirect cost to us.

         On March 10, 2003, management met with Dave Alexander of Macadam
Capital Partners to discuss strategic alternatives, including remaining independent and public, taking the company private, and potential purchasers of
Portland Brewing.

         At the April 24, 2003 board meeting, the board discussed various strategic alternatives, including the need for cash infusion, alternative investors, alternative financing, selling Portland Brewing, possible alternative acquisitions, going private, liquidation and bankruptcy. The board asked management to pursue some of these

                                       12

alternatives. Again, some directors expressed concerns about the unaffiliated shareholders and the public relations repercussions of taking such a step.

         As set forth in the chronology of our negotiations with Pyramid regarding the asset sale, from June 24, 2003 through January 26, 2004, our management pursued a transaction with Pyramid. Also during this period, management was exploring alternative financing and assessing other strategies, such as going private. However, management was aware that the controlling shareholders were reluctant to pursue a stand-alone going private transaction.

         On December 4, 2003, at a routinely scheduled meeting, management discussed the status of the various alternatives and presented a preliminary outline of a potential transaction with Pyramid. On December 15, 2003, the board held a special meeting to discuss the Pyramid transaction and the board appointed a Special Committee to evaluate our strategic alternatives, to review the Pyramid proposal and to explore going private. The Special Committee met on
December 15, 2003 following the board meeting and each of the members of the
Special Committee expressed support for moving forward with the reverse split, and requested additional information for further input on prospective methods and alternatives.

         The Special Committee met again on December 21, 2003 to discuss the
Pyramid transaction and the reverse split. The Special Committee raised questions about valuation and the costs of going private. At that meeting, the
Special Committee discussed in general terms the reasons for undertaking this step, and the consensus was that the Pyramid transaction provided some of the funds and timing for such a transaction, going private would provide existing shareholders with liquidity at fair value for their common stock, if the Pyramid transaction was completed and, even if the Pyramid transaction was not completed, the new and anticipated regulatory burdens arising as a result of the
Sarbanes-Oxley Act, including expected increases to legal and accounting fees, made it an appropriate time to seek shareholder approval to take Portland
Brewing private. At the meeting, the Special Committee requested that management provide an estimate of all costs related to a going private transaction, including legal, accounting and financial advisors, the amounts to be paid to shareholders, D & O coverage and printing and mailing costs. In addition, the
Special Committee asked for an estimate of projected cost savings. Further, the
Special Committee directed management to prepare an analysis of the per share consideration to be paid in the reverse split.

         On December 24, 2003, the Special Committee engaged Willamette to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by unaffiliated shareholders of Portland Brewing in connection with the reverse split.

         On January 9, 2004, the Special Committee met and engaged in a discussion of specific benefits of going private in terms of additional costs and increasing professional fees, and reviewed various means by which the transaction might be accomplished. In addressing these issues, the Special
Committee also considered the advantages a public company ordinarily expects, including a ready access to capital and liquidity for its shareholders, and recognized that Portland Brewing and its shareholders receive little or none of these expected benefits. Under Portland Brewing's current and recent circumstances, the anticipated advantages were, in fact, of limited benefit to
Portland Brewing. Moreover, the directors believed that shareholders were not experiencing liquidity in their stock because the stock is very thinly traded on a private bulletin board.

         Against the limited benefits discussed above, the committee then discussed the costs associated with remaining a public company. Specifically, the committee considered management's estimates that suggested the costs of complying with regulatory measures adopted after the enactment of the
Sarbanes-Oxley Act of 2002 would rise from approximate historical levels of
$190,000 to as much as $350,000, which included increases in audit fees of approximately $75,000 to $130,000, and attorney fees of approximately $15,000 to
$20,000. Moreover, the increasing regulatory burden would continue to demand increasing management time and effort, which would distract management from
Portland Brewing's core businesses.

         An additional factor in choosing to go forward with the asset sale and going private transaction at this particular time was the inability of Portland
Brewing to continue to meet its working capital needs. For the last several fiscal years, Portland Brewing has relied primarily on loans from the controlling shareholders to fund operations, and has asked the controlling shareholders and other of its affiliates to execute personal and/or corporate guarantees to assist Portland Brewing in obtaining conventional bank loans and lines of credit. The controlling shareholders have indicated to management and the board of directors their unwillingness to continue

                                       13

funding Portland Brewing and their unwillingness to continue to provide guarantees in connection with Portland Brewing's third party financing.

         Following a discussion of these costs and benefits, the committee reached a consensus that it was appropriate to take Portland Brewing private, and the discussion shifted to a discussion of the most appropriate means to accomplish this goal. The committee briefly discussed four alternative methods, and in considering each focused primarily upon the expected cost, the likelihood of success, the effect on the shareholders whose shares would likely be liquidated, potential conflicts of interest, and the timeliness with which the transaction could be concluded. The methods discussed and the relevant issues for each were as follows:

         o REVERSE STOCK SPLIT. The reverse stock split, which was the method ultimately chosen, was selected because it is more likely than other methods to accomplish the objective of reducing the number of shareholders of record below the 300 needed to satisfy the SEC's requirement for terminating Exchange Act reporting status. The committee took this approach because, if shareholder approval is obtained, the transaction can be concluded whether or not shareholders tender their shares for purchase in the transaction. The committee also discussed as a principal disadvantage the fact that, assuming shareholder approval is obtained, this transaction might be viewed as coercive to shareholders, but determined that the presence and observance of their fiduciary duties and dissenter rights provisions arising under the Oregon Business
Corporation Act, coupled with an opinion of a qualified financial advisor that the transaction was fair to the shareholders whose shares would be liquidated in the transaction, would provide adequate assurances of procedural and substantive fairness.

         o CASH TENDER OFFER. An alternative approach to reducing the number of shareholders below the 300 shareholder limit would have been to launch a cash tender offer or to cooperate with one or more of the shareholders in doing so.
The principal advantages of this approach are that this structure is less coercive, and the transaction would not have triggered procedural measures such as the requirement to obtain shareholder approval or to afford dissenters'
rights to shareholders who disagreed with the value offered for their shares.
This approach likely would have carried transaction costs similar to a reverse split, but there was no way to be certain that a tender offer would have the desired effect because, it was believed, many holders of small numbers of shares would not make the effort to tender their shares of common stock. Given the lack of an established trading market for Portland Brewing's stock and the board's belief that shareholders hold stock in Portland Brewing for reasons other than investment, such as community loyalty or the shareholder discount card, the committee did not believe sufficient numbers of shares would be tendered to accomplish the objective. Moreover, were the board to involve a third party, potential conflicts of interest would have arisen as a result of the relationship between any such party, and for that reason the committee never pursued any such arrangement. Ultimately the committee discarded this approach because it did not wish to make such a significant investment in management time, legal and accounting fees, and administrative costs without some assurance that the investment would reduce the number of shareholders to fewer than 300.

         o "CASH-OUT" MERGER. The committee also considered the possibility that it might eliminate small shareholders by forming another entity and causing
Portland Brewing to merge into that entity, with the new entity to be the survivor and with equity interests exchanged in a ratio that would have an effect similar to a reverse split. This approach was discarded because the committee did not perceive a significant need for a new entity, and the effect of this approach, as well as the other costs and benefits, were otherwise substantially similar to a reverse split.

         o CONTINUING AS IS. The committee also considered taking no action to reduce the number of shareholders of Portland Brewing. However, due to Portland
Brewing's significant and increasing costs of compliance under the Exchange Act, especially in relation to Portland Brewing's overall expenses and cash flow, the committee believes that taking no action at this time is not in the best interests of Portland Brewing. Portland Brewing estimates $200,000 or more of annual expenses would continue to be incurred if Portland Brewing continues to be a reporting company under the Exchange Act. This estimate is substantially based on past experience, and may not necessarily be indicative of actual future expenses in view of the additional requirements of the Sarbanes-Oxley Act of
2002 and related Securities and Exchange Commission rules.

                                       14

         After discussing the alternatives and their relative benefits and detriments, the committee determined that a reverse stock split would be the most appropriate means for accomplishing the goals with the least cost, the greatest chance of success, and resolved or mitigated the attendant conflicts of interest.

         As part of the discussion, the Special Committee reviewed the potential funding of the reverse split, including the additional expense of a higher reverse split number which would reduce the number of shareholders to fewer than
300 and result in the MacTarnahan and Adams groups as the sole shareholders. The
Special Committee also noted and asked management to confirm that the
MacTarnahans were willing to finance some of the additional expenses via a post-closing loan.

         Prior to January 24, 2004, management had instructed Willamette to base its fairness opinion on a $0.10 per share valuation. Portland Brewing management determined the $0.10 per share valuation based on an analysis of the value of all assets to be held by Portland Brewing after the asset sale to Pyramid, including the cash and/or Pyramid stock to be received in the asset sale, the assets excluded from the asset sale, and the contingent earn-out payments.
Management noted that although the total purchase price in the asset sale will be approximately $4.2 million (subject to adjustment), much of the purchase price will be used for the purposes set forth below (all numbers are approximate):

     PURCHASE PRICE (AS OF JANUARY 24, 2004)(1)                       $4,248,819
     Less Revolving Credit Facility paydown                              480,881
     Less Preferred Share Redemption                                     300,040
     Less Related Party Debt                                           1,413,312
     Less Liabilities to be assumed by Pyramid                         1,307,130
     TOTAL EXPECTED TO BE RECEIVED BY PORTLAND BREWING IN               $747,458
     ASSET SALE (2)
     Plus Net Value of remaining assets (Scotch and Harco               $195,000
     Products, Inc.)
     SOURCES, TOTAL                                                     $942,458
     Less D&O tail coverage                                               40,000
     Less Broker Exit Fee                                                 25,000
     Less Financial Advisory Fees                                         67,500
     Less Legal and Accounting Fees                                      170,000
     Less:  Residual on Line of Credit and payables                      159,068
     Less Projected Short Term Operating Losses(2)                       130,273
     USES, TOTAL                                                        $591,841
     NET AVAILABLE (Sources minus Uses)                                 $350,617
     NET AVAILABLE DIVIDED BY OUTSTANDING                     $ 0.0356 PER SHARE
     PORTLAND BREWING SHARES (9,855,822)

(1) The final purchase price was $4,216,758, reflecting a $32,061 adjustment for additional losses and reserves.

(2) As of 12/31/04, $802,185 was adjusted downward by $54,727 for losses to equal $747,458. Cash losses from 12/1/03 to 2/29/04 were estimated at $185,000 and reduced by the differential $54,727 to arrive at $130,273.

         This $0.0356 per share is management's estimate of the value of the cash and/or Pyramid stock received in the asset sale and the other assets remaining in Portland Brewing after the asset sale (other than the earn-out).
Management noted both the Indemnity Escrow of $150,000 and the holdback of
$250,000, but management did not reduce the value of assets to be received based on the escrow or holdback.

                  Management then estimated the present value of the annual
earn-out payments assuming certain target levels and determined the per share consideration of the earn-out payments based on several scenarios. The
"Downside" scenario reflects a baseline production in line with Portland
Brewing's historical operating results. The "Likely" scenario adds a 10%
increase to distribution above the downside scenario to capture perceived synergies of Portland Brewing and Pyramid. The "Upside" scenario assumes rapidly increasing production over the duration of the earn-out period. A discount factor was applied to the projected earn-out payments. The discount factor is an adjustment to projected annual earn-out payments under each scenario that takes into account management's best estimate of the likelihood of achieving the cash flow stream over 5 years to arrive at a present value of earn-out

                                       15

payments. The discount factor used in the "likely" earn-out scenario was 30%, the discount factor used in the "downside" earn-out scenario was 10%, and the discount factor used in the "upside" earn-out scenario was 60%. Historical barrelage amounts, as well as projected barrelage and a per share value of the earn-out under each scenario is set forth below:

                           HISTORICAL RESULTS     "LIKELY" EARN-OUT     "DOWNSIDE" EARN-OUT      "UPSIDE" EARN-OUT
                            (EARN-OUT BRANDS)         SCENARIO                SCENARIO               SCENARIO

        2001                    48,508 barrels                    n/a                     n/a                    n/a
        2002                    40,258 barrels                    n/a                     n/a                    n/a
        2003                    38,142 barrels                    n/a                     n/a                    n/a
        2004                               n/a         50,384 barrels          45,804 barrels         55,000 barrels
        2005                               n/a         56,554 barrels          51,413 barrels         65,000 barrels
        2006                               n/a         58,984 barrels          53,662 barrels         75,000 barrels
        2007                               n/a         61,493 barrels          55,903 barrels         87,500 barrels
        2008                               n/a         64,635 barrels          58,759 barrels        100,000 barrels
        TOTAL PROJECTED                    n/a               $626,848                $454,777               $957,108
        EARN-OUT
        PAYMENTS (AFTER
        DISCOUNT FACTOR)
        EARN-OUT                   n/a                 $0.0636                $0.0461                 $0.0971
        PAYMENTS ON A
        PER SHARE BASIS

         The average of the three scenarios yields an average present day value of the earn-out of $0.0689 per share. The sum of management's estimate of the value of the cash and/or Pyramid stock received in the asset sale and the other assets remaining in Portland Brewing after the asset sale ($0.0356 per share)
plus management's estimate of the value of the earn-out ($0.0689 per share)
equals $0.1045 per share, or $0.10 per share, after rounding. This amount represents management's estimate of net total value of the assets held by
Portland Brewing after the asset sale.

         At the meeting on January 24, 2004, management explained the $0.10 per share calculation and discussed Portland Brewing's limited ability to use the net operating loss carryforwards after the asset sale and reverse split because no gain would be recognized on the asset sale and the contingent nature of earnings in the future, including earnings from the earn-out. Management noted
that in the event that the net operating loss carryforwards could be used in the future, or if the earn-out outperformed expectations, the affiliates could benefit. The Special Committee noted that upside estimate for the value of the earn-out resulted in higher per share consideration than $0.10, but

                                       16

determined that $0.10 was fair as it exceeded the downside and likely estimates.
The Special Committee also noted that management had not reduced the value of the assets to be received based on the escrow or holdback. The Special Committee noted these factors as part of the mix of information provided to the Special
Committee.

         At a Special Committee meeting held on January 24, 2004, the Special
Committee discussed with Willamette various factors relating to appropriate values to be paid to shareholders whose shares would be cashed out in the reverse split. Willamette discussed the limited publicly available information about comparable companies, and presented a verbal discussion of the information summarized in "The Reverse Split Proposal - Opinion of Financial Advisor"
beginning on page 29. A complete copy of the Willamette presentation is included as Annex E to this proxy statement.

         At the January 24, 2004 meeting, management also discussed with the
Special Committee, the value of the property and the forgiveness of indebtedness. Management discussed that the amount of the forgiveness would equal approximately $287,000, the difference between the third party appraised fair market value of the Brewery Property (approximately $1,760,000) and the amount outstanding on the mortgage of the Brewery Property (approximately
$1,473,000). Management presented that the value of the property was based upon a third party real estate appraisal dated as of September 23, 2003 by PGP
Valuation Inc. PGP Valuation Inc. was established in 1978 and is one of the largest commercial/industrial appraisal firms serving the West Coast with seventeen Members of the Appraisal Institute (MAI) and over seventy-two professional appraisers on staff. PGP Valuation Inc. was selected because it was on the list of approved appraisers for our lender and we used them in connection with the purchase of the brewery property in 2001. In September 2003, the property was appraised in connection with a refinancing and was appraised using generally accepted appraisal principles and practices. The purpose of the appraisal was to estimate the "as is" value market value of the fee simple interest in the property as a general warehouse/office facility disregarding its current brewery use and its "value in use" which reflect the value a specific property has for a specific use. The appraisal was based on three assumptions which resulted in a downward adjustment of $95,000: (1) that none of the easements would affect the utility of the property; (2) that the cost of equipment removal to convert the building from brewery to industrial/office use would be borne by the owner of the equipment and not the building owner; and (3)
there were costs of modifying the property to a general light manufacturing/office/restaurant use. The valuation methods used were the following:

         o    Income Capitalization Approach - The Income Capitalization
              Approach is based upon the premise that industrial properties are income producing, and that investors purchase these properties based on their income producing ability. The direct capitalization approach was applied. In this methodology, market rents for the subject are estimated, an appropriate vacancy and credit loss is deducted as are operating expenses, to arrive at projected net operating income. Finally, net income is capitalized into a value estimate at an appropriately supported rate. This approach utilizes information extracted from the market and compares the subject to properties of similar character and income producing ability. Applying this approach, PGP Valuations, Inc. valued the
              Brewery Property at $1,950,000 on an "as-is" basis.

         o    Sales Comparison Approach - The Sales Comparison Approach reflects the principle of substitution. This principle states that no one would pay more than the value of similar properties available in the market. This approach may offer limited reliability because many properties have unique characteristics that cannot be accounted adequately in the adjustment process. In addition, applicable market activity is not always available. Alternatively, in active markets with a sufficient number of appropriate
              comparables, this approach is a good indicator of value that may best reflect market behavior. Applying this approach, PGP
              Valuations, Inc. valued the Brewery Property at $1,915,000 on an
              "as-is" basis.

         o    Cost Approach - The Cost Approach is based upon the principle that the value of the property is significantly related to its physical characteristics, and that no one would pay more for a facility than it would cost to build a like facility in today's market on a comparable site. This approach was not presented in the "as-is"
              valuation.

         The approaches used to value the property were correlated into a final
"as is" market value estimate. A " value in use" for the property was also determined using the Cost Approach with two scenarios based on

                                       17

replacement costs of the various components of the subject in operation. The
"value in use" was then correlated into a final value conclusion.

         Based upon PGP Valuation Inc.'s investigation and analysis of available information, the estimated values of the property as of September 4, 2003 were:
(a) value in use cost approach average of $2,150,000; and (b) "as is" fee simple market value of $1,825,000. Within the value in use cost approach analysis, the appraiser assigned a value of $1,760,000 to the land and depreciated replacement cost of the building. Management reviewed these values and arrived at a value for the land and building only of $1,760,000 taking into consideration that the leasehold improvements were being sold to Pyramid and that the other values included the leasehold improvements. Management and the Special Committee noted
that the appraisal was for financing purposes not for resale value. They also noted that some of the values were higher because they included leasehold improvements and to use such values would be inappropriate because the leasehold assets were being sold to Pyramid in the asset sale. At our request, PGP
Valuation Inc. updated the September 23, 2003 appraisal using the same purposes and assumptions and issued another appraisal as of February 4, 2004. That appraisal confirmed as of February 2, 2004, the previous values and also stated
that based on the cost approach "value in use," the allocated value to the building and land only without special improvements was $1,760,000. Other than payments for the appraisals, there are no material relationships that existed during the past two years or is mutually understood to be contemplated between the appraiser, its affiliates and/or unaffiliated representatives; and Portland
Brewing and its affiliates. PGP Valuation Inc. was paid $4,500 for the 2003 appraisal and $750.00 for the 2004 appraisal. PGP Valuation Inc. did not participate in the determination of the amount of consideration to be paid to the unaffiliated shareholders in the reverse split transaction. Both the
September 23, 2003 and February 4, 2003 PGP Valuation Inc. appraisals will be made available for inspection and copying at our principal executive offices during our regular business hours by any interested shareholder or representative who has been so designated in writing. In addition, a copy of the appraisals will be transmitted to any interested shareholder or representative who has been so designated in writing upon written request and at the expense of the requesting shareholder. that the fair value of the common stock in the reverse split to be $0.10 per share. PGP Valuation Inc. has consented to the inclusion of the appraisals as an exhibit to Schedule 13E-3 filed by the Board of Directors in connection with the Proxy Statement and references thereto in this Proxy Statement.

         In addition, the Special Committee noted that in undertaking the reverse split, impacted shareholders would be entitled to dissent and obtain payment of the fair value of the shareholder's shares. In so doing, the Special
Committee noted advice from counsel that the fair value of the common stock must be determined by the Special Committee and the board by reviewing all relevant factors. After conducting such an examination of relevant factors and receiving the fairness opinion of Willamette, the Special Committee confirmed that the fair value of the common stock in the reverse split to be $0.10 per share. The
Special Committee made this determination based on management's recommendation,
Willamette's analysis and other considerations such as general lack of liquidity of the common stock, recent market trends and the consideration to be paid in the Pyramid transaction, that the Special Committee deemed relevant to its evaluation.

         The Special Committee at the January 24, 2004 meeting also decided that a 600,000-for-1 reverse split was most fair to all shareholders. The committee reviewed and analyzed that a lower number sufficient to reduce the number of shareholder to just under 300 would result in two groups of unaffiliated shareholders - those being cashed out and those continuing to hold stock in a non-public company with limited assets of stock and a contingent earn-out, assuming the completion of the asset sale transaction. In addition, the Special
Committee considered the continuing costs to Portland Brewing of communicating with just under 300 shareholders. By raising the number to 600,000 from a lower number which would also have the effect of reducing the number of shareholders to fewer than 300 and allowing Portland Brewing to go private, the Special
Committee felt that all unaffiliated shareholders were being treated equally.
Following a 600,000-for-1 reverse split, Portland Brewing will only be left with two shareholder groups, the MacTarnahans and the Adams. Thus, all unaffiliated shareholders will be cashed out and no unaffiliated shareholder will be left holding illiquid shares of a private company. While the costs associated with the higher reverse split number were greater, the Special Committee felt that the costs were outweighed by the benefits of being more fair to the shareholders and treating the shareholders more equally.

                                       18

         On January 24, 2004, the Special Committee delivered its recommendation of the reverse split to our board, including an analysis of its conclusions.
After receipt of that recommendation, the board conducted its own analysis and considerations as to the reverse split, including but not limited to the advantages and disadvantages of going private and the reverse split, the valuation methodology recommended by the Special Committee as to the method to determine the price to be paid to fractional shareholders in the reverse split, proposed methods of funding the payment to holders of fractional shares in the reverse split and current and projected Portland Brewing performance. After such discussions and analysis, our board approved unanimously the reverse split and a reduction in authorized common stock as described in this Reverse Split Proposal and determined that the reverse split was fair to the unaffiliated shareholders of Portland Brewing. Following that discussion, Mr. R. Scott MacTarnahan commented that we should pay particular attention to the community relations aspect of this transaction, as he wanted to avoid any implication that we were taking a step that would be to the detriment of the community.

         For additional information on the background of the reverse split, see
"The Asset Sale Proposal - Background of the Asset Sale" on page 38.

REASONS FOR THE REVERSE SPLIT

         As of May 14, 2003, we had 9,855,822 shares outstanding and approximately 5,700 shareholders of record. Many of those shareholders hold a small numbers of shares, as follows:

         ------------------------- ------------------ ------------------ ----------------- -----------------
              No. of Shares              No. of         % age of Record    Total No. of          % of
                                      Shareholders          Holders         Shares Held      Outstanding
                                                                                                Shares
         ------------------------- ------------------ ------------------ ----------------- -----------------
         Greater than 600,000              3                 0%                 7,257,112        74%
         ------------------------- ------------------ ------------------ ----------------- -----------------
         Greater than or equal            45                 1%                 1,340,009        13%
         to 2,500 but less than
         600,000
         ------------------------- ------------------ ------------------ ----------------- -----------------
         Less than 2,500 but              194                3%                   254,638         3
         more than 750
         ------------------------- ------------------ ------------------ ----------------- -----------------
         Less than 750                   5,427               96%                1,004,063        10%
         ------------------------- ------------------ ------------------ ----------------- -----------------

         By reducing the number of shareholders below 300, we expect to deregister our common stock under the Exchange Act and to reduce the number of shareholders with whom we are required to communicate, thus reducing two substantial components of our general and administrative expense.

         We expect to benefit from substantial cost savings as a result of the reverse split, and management has estimated that these costs will amount to approximately $200,000 during the fiscal year following the reverse split. These savings will include reduced legal and accounting fees (both external auditing and internal functions that are outsourced) resulting from deregistration under the Exchange Act, as well as lower costs of communicating with shareholders as a result of reducing the number of shareholders in the reverse split. Our legal and accounting fees for Exchange Act compliance and related shareholder communication costs during fiscal 2003 were approximately $190,000.

         Additionally, the costs of director and officer liability insurance for companies whose stock is registered under the Exchange Act has increased. For example, our director and officer insurance in fiscal 2000 was approximately
$26,000 and our estimated premium for fiscal 2004 is $33,000. If we were a privately held company whose stock was not registered under the Exchange Act, management estimates that our director and officer insurance for fiscal 2003 would have cost approximately $15,000 to $18,000.

                                       19

         The cost of delivering information to and corresponding with each shareholder is the same regardless of the number of shares that person owns.
Therefore, our costs to deal with small holders to maintain such small accounts are disproportionately high when compared to the total number of shares involved. In fiscal 2004, assuming that the reverse split does not occur, we expect that we will spend approximately $30,000 or $5 per registered shareholder for transfer agent and other administrative fees and for printing and postage costs to mail proxy materials and the annual and periodic reports required to be distributed to shareholders under the Exchange Act. Because many of our shareholders own very small numbers of shares, the cost of communicating with these shareholders is thus quite substantial in comparison to those persons'
investment in Portland Brewing.

         The direct savings outlined in this section do not include the substantial attention management must devote to compliance with federal securities laws that would be inapplicable if Portland Brewing were to deregister its common stock under the Exchange Act. We estimate that management devotes approximately 320 hours per year to comply with the public company reporting requirements. Thus, if the reverse split is approved, management estimates that Portland Brewing will benefit by quantifiable annual savings in the first post-transaction fiscal year of approximately $200,000.

         Management also believes that all of the costs outlined in this section represent a substantial expense for Portland Brewing, particularly in consideration of the fact that Portland Brewing has lost money for the past seven fiscal years. Moreover, management believes such costs are substantial relative to the limited benefit our shareholders realize from Portland Brewing's public company status.

         The reason the transaction is being undertaken at this time is because of the asset sale transaction and the related special shareholder meeting. We did not consider undertaking this step earlier, in part because of the expense of calling a shareholder meeting, in part because the cash needed to facilitate a reverse split is partially being supplied through the asset sale transaction, and in part because of the perceived public relations repercussions.

         We did consider a reverse split which would reduce our shareholders of record to just below the 300 shareholder level (a 750 to 1 reverse stock split)
with approximately $100,400 being paid for fractional shares rather than approximately $260,000 and resulting in approximately 242 shareholders rather than 3. Such a reverse split would have resulted in two groups of unaffiliated shareholders - those being cashed out and those continuing to hold stock in a non-public company with limited assets, assuming the completion of the asset sale transaction. We also considered our continuing costs of communicating with just under 300 shareholders and the illiquid position of those shareholders not being cashed out. Based on these and other factors, it was determined that cashing out all unaffiliated shareholders in the reverse split treated the unaffiliated shareholders more equally.

FACTORS CONSIDERED BY THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS

         In considering whether to recommend to the shareholders the approval of the reverse split and the related transactions, the following material positive factors were discussed by the board of directors.

         o    We will pay an amount equal to $0.10 per share for the fractional shares resulting from the reverse split. This consideration represents an amount determined by the board as attributable to the assets to be held by Portland Brewing after the asset sale, including the contingent earn-out payments.

         o    The reverse split provides liquidity for unaffiliated
              shareholders.

         o    The Special Committee of the board received a fairness opinion from Willamette to the effect that the consideration to be received by unaffiliated shareholders in connection with the reverse split is fair to such shareholders from a financial point of view.

         o    As an operating entity, the board does not believe that the benefits, if any, of being a public company justify the cost of being a public company. After the asset sale transaction, Portland
              Brewing will hold cash and/or unregistered Pyramid stock, a contingent earn-out and miscellaneous assets that may be sold or operated in the future.

                                       20

         o    Management and Portland Brewing's attorneys and accountants anticipate reductions in the expenses of compliance with the reporting requirements of U.S. securities laws and in the cost of director and officer liability insurance.

         o    Management has estimated substantial annual reductions in
              administrative expenses associated with administering a large number of shareholder accounts and in time spent responding to shareholder requests.

         The board of directors also considered the following factors of the reverse split and related transactions, which factors the board of directors views as detriments to proceeding with the transaction.

         o    Following the closing, shareholders with fewer than 600,000 pre-split shares will cease to participate in the future of
              Portland Brewing, if any, or benefit from increases, if any, in the value of Portland Brewing.

         o    Unaffiliated shareholders are practically required to exchange their fractional shares involuntarily for a cash price which was approved by the board of directors of Portland Brewing; and, as a result, those unaffiliated shareholders will not have the
              opportunity to liquidate their shares at a time and for a price of their choosing.

         o    The payment for fractional shares is a taxable transaction for shareholders.

         The board of directors did consider other alternatives to going private, such as the sale of Portland Brewing in which shareholders could participate and attempting to raise additional capital.

         The board of directors believes that the reverse split is substantively fair to all unaffiliated shareholders. Portland Brewing will pay the unaffiliated shareholders a value the board determined to represent a fair price, an opinion that was supported by the fairness opinion of Willamette.
Present shareholders (including those whose shares are expected to be cashed out) generally will have an opportunity both to evaluate all of the information contained in this proxy statement and to compare the potential value of an investment in Portland Brewing with that of other available investments.
Additionally, shareholders who believe the price offered in respect of liquidated shares does not represent fair value have a right to dissent from the transaction and perfect statutory dissenters' appraisal rights.

         The board of directors also believes that the reverse split is procedurally fair to all unaffiliated shareholders because the reverse split is being effected in accordance with all procedural requirements under Oregon law and will require the affirmative vote of the holders of a majority of Portland
Brewing's outstanding common stock. The board also sought to promote procedural fairness by selecting an approach that would require shareholder approval and would trigger dissenters' rights as discussed below. The tender offer approach, while less coercive, would not have required shareholder approval or triggered dissenters' rights.

         In determining the consideration amount, our directors were conscious of the importance of the factors they considered and acted in accordance with their fiduciary duties to Portland Brewing and all of our shareholders, including those shareholders whose shares will be liquidated in the reverse split. The board did not discuss whether it was appropriate to require approval of a majority of the shareholders whose shares would be liquidated, because such treatment would afford disparate treatment to shares of the same class of stock.
Disparate treatment of shares of the same class or series of stock is prohibited under Section 60.134(3) of the Oregon Business Corporation Act. The board did not consider specific legal or financial advisors for unaffiliated shareholders owing to the availability of other procedural and substantive protections and to the cost of separate representatives.

         The board also considered potential conflicts of interest that might arise in connection with this transaction. Specifically, the board noted that directors have sole or shared voting power over a substantial majority of
Portland Brewing's common stock, making it likely the transaction will be approved even if a substantial number of unaffiliated shareholders vote against the transaction; the directors resolved this conflict by forming a Special
Committee who hired Willamette as its own financial advisor, by noting the compelling financial and operational concerns supporting their decision, and by the safeguards afforded by the Oregon Business Corporation Act.

                                       21

         The board of directors also considered the risk factors identified beginning on page 34 in determining the fairness of the transaction.

         Although the board noted that current and historical market prices were higher than the $0.10 per share reverse split consideration, the board of directors did not consider current market prices from the private bulletin board and historical market prices to be a material factor because of the lack of an established trading market, extremely low trading volume, the lack of trading information and the belief that the trading prices on the private bulletin board do not reflect market prices but reflect the trader's impression of the value of the shareholder discount card. Because of this, the board believed that the reverse split consideration was fair despite the higher current and historical market prices. The low and high quotations on the trading board for each fiscal quarter of 2002 and 2003 and the first quarter of 2004 are listed below:

FISCAL QUARTER(1)      HIGH QUOTATION (PER SHARE)     LOW QUOTATION (PER SHARE)
-----------------      --------------------------     -------------------------
     Q1 2002                     $3.00                          $2.00

     Q2 2002                     $3.00                          $2.50

     Q3 2002                     $3.00                          $1.00

     Q4 2002                     $3.00                          $1.50

FISCAL QUARTER(1)      HIGH QUOTATION (PER SHARE)     LOW QUOTATION (PER SHARE)
-----------------      --------------------------     -------------------------
     Q1 2003                 No Quotations                  No Quotations

     Q2 2003                     $7.00                          $2.00

     Q3 2003                     $4.00                          $2.00

     Q4 2003                     $3.00                          $2.50

     Q1 2004                     $2.75                          $0.30

(1) Trading on the bulletin board is sporadic and limited.

         The board discussed with Willamette Portland Brewing's value based on going concern, liquidation value, stock option issuance in 2001, and the asset sale transaction as described in "Opinion of Financial Advisor - Implied Value of Portland Brewing," "-Discounted Cash Flow Analysis," and "-Sum of the Parts"
and specifically adopted the analysis of Willamette in these areas with respect to the fairness of the consideration to be received by the holders of fractional shares. The board noted that the $0.10 per share consideration was either above or within the per share ranges determined by Willamette and described in
"Opinion of Financial Advisor - Selected Public Company Analysis," "-Discounted
Cash Flow Analysis," and "-Sum of the Parts." In addition, the board considered book value which is an accounting calculation that measures the total consolidated assets over the total consolidated liabilities. At the Special
Committee meeting, it was reported that book value (unaudited) as of December
31, 2003 was approximately $0.12 per share. The board of directors noted that the book value was higher than the $0.10 per share consideration to be received by unaffiliated shareholders in the reverse split. The board also noted that the
$0.10 per share consideration was based on the estimated value of Portland
Brewing after taking into account the consideration to be received from Pyramid in the asset sale. The board felt the $0.10 per share consideration is a better indicator of fair value since it was derived from a negotiated transaction with
Pyramid whereas the $0.12 per share book value is based on an accounting calculation and does not necessarily reflect the fair value that Portland
Brewing's assets can be disposed of individually or collectively. See Annex F for "Book Value per Share." Neither Portland Brewing nor the affiliates have purchased any shares from our shareholders during 2003 or 2002.

                                       22

         The board also considered the consideration to be received by the unaffiliated shareholders in the reverse split in relation to the consideration to be received by Portland Brewing in the asset sale transaction. The board of directors determined that the value of the consideration received in the asset sale transaction supported the fairness of the consideration to be paid to the unaffiliated shareholders as a result of the reverse split transaction.

         THE BOARD DID NOT ASSIGN ANY RELATIVE WEIGHT TO ANY OF THE FOREGOING
FACTORS, NOR DID THE BOARD DISCUSS WHETHER ANY SINGLE FACTOR OR A COMBINATION OF
FACTORS, OR ANY SPECIFIC COST-SAVING TARGETS, WOULD HAVE BEEN DISPOSITIVE TO ITS
DECISION OR RECOMMENDATION.

         In connection with the reverse split and related transactions, Portland
Brewing has not specially provided unaffiliated shareholders with access to its corporate files or with an opportunity to obtain counsel or appraisal services at the expense of Portland Brewing. In addition, no unaffiliated representative was retained by Portland Brewing to act solely on behalf of unaffiliated shareholders in the transaction to negotiate the terms or prepare a report concerning the fairness of the reverse split because the board of directors views the fairness opinion of Willamette, the need to obtain shareholder approval, and the other matters discussed in this proxy statement to afford adequate procedural safeguards to unaffiliated shareholders without the extraordinary expense of multiple financial or legal advisors. The transaction is not structured so that approval of at least a majority of unaffiliated shareholders is required because such a structure would be inconsistent with the requirements of the Oregon Business Corporation Act. Despite the lack of these procedural safeguards, the board of directors believes that the transaction is fair to the unaffiliated shareholders because of the fairness opinion of
Willamette, the need to obtain shareholder approval, and the availability of dissenters' rights to the unaffiliated shareholders.

         Only one member of the board of directors, Fred Bowman, is an employee of Portland Brewing. The reverse split and related transactions were unanimously approved by the board of directors. Accordingly, the reverse split was approved by a majority of non-employee directors.

         The board of directors noted that Robert M. MacTarnahan, R. Scott
MacTarnahan, and Peter F. Adams have conflicts of interest with respect to the reverse split. Because the vote to approve the reverse split and related transactions was unanimous, the reverse split was approved by a majority of the disinterested directors.

         The board of directors retains the right to reject (and not implement)
the reverse split (even after approval thereof) if it determines subsequently that the reverse split is not then in the best interests of Portland Brewing and its shareholders. Among other things, the board believes the reverse split would not be in the best interests of Portland Brewing or its shareholders if, after the reverse split, Portland Brewing would be ineligible to terminate its registration under the Exchange Act. If the reverse split is not approved, or, if approved, is not implemented, the proposed deregistration of Portland
Brewing's common stock cannot be completed.

         Based on the foregoing analysis, the board believes that the transaction is procedurally and substantively fair to the unaffiliated shareholders that will receive cash following the reverse split and related transactions.

         With respect to the substantive and procedural fairness of the transaction to the unaffiliated shareholders of Portland Brewing, the affiliates specifically adopted the analysis and conclusions of the board of directors as their own. Accordingly, the affiliates specifically adopted as their own the purposes for the transaction, the reasons for the structure of the transaction, the analysis of alternatives to the transaction, and the reasons for undertaking the transaction at this time, each as articulated by the board of directors.
Each affiliate believes that the transaction is fair as to substance and procedure with respect to Portland Brewing's unaffiliated shareholders who will not retain their investment in Portland Brewing. The affiliates did not, other than in their capacity as directors of Portland Brewing, consider the opinion of
Willamette in reaching this conclusion because the affiliates were not entitled to rely on Willamette's opinion. Each of the affiliates who reached the conclusions outlined in this paragraph is listed below:

         The MacTarnahan Portland Brewing Company Voting Trust
         Electra Partners, Inc.
         Karban Development Corporation
         MacTarnahan Limited Partnership
         Harmer Mill & Logging Supply Co.
         Robert M. MacTarnahan

                                       23

         R. Scott MacTarnahan
         Charles A. Adams
         Peter F. Adams

         With respect to Robert M. MacTarnahan, R. Scott MacTarnahan,
MacTarnahan Limited Partnership, Harmer Mill & Logging Supply Co. and The
MacTarnahan Portland Brewing Company Voting Trust, an additional purpose of the reverse split is to avoid funding public reporting expenses.

STRUCTURE OF THE REVERSE SPLIT

         Each shareholder who holds a fractional share immediately following the effective time will be entitled to receive payment of $0.10 per pre-split share for such fractional share. Shareholders who hold 600,000 or more pre-split shares will remain shareholders in Portland Brewing but will own a whole number of post-split shares equal to 1/600,000 the number of pre-split shares they held immediately before the effective time of the reverse split; these shareholders will receive the same $0.10 per pre-split share cash payment in respect of each fractional share that results from the reverse split. The Reverse Split Proposal includes the reverse split and cash payment for any remaining fractional shares following the reverse split. If the Reverse Split Proposal is approved by shareholders, the reverse split is expected to occur at the effective time on the effective date. We intend for the reverse split to treat shareholders holding common stock in street name through a nominee (such as a bank or broker)
in the same manner as shareholders whose shares are registered in their names, and nominees will be instructed to effect the reverse split for their beneficial holders. However, nominees may have different procedures and shareholders holding shares in street name should contact their nominees.

         In general, the reverse split can be illustrated by the following examples:

         HYPOTHETICAL SITUATION                         RESULT

    Mr. White is a registered                 After the reverse split, Mr. White
shareholder who holds 300 shares of       would hold .0005 shares, which would
common stock in his account prior to      be converted into the right to receive
the reverse split.                        cash instead of receiving a fractional
                                          share. Thus, Mr. White would receive
                                          $30.00 (300 pre-split shares x $0.10)

    Mr. Brown holds 600,000 shares of         After the reverse split, Mr. Brown
common stock as of the effective time.    will own one share of common stock.

    Mr. Pink holds 750,000 shares of          After the reverse split, Mr. Pink
common stock as of the effective time.    would hold 1.25 shares, which would
                                          result in Mr. Pink owning, from and
                                          after the effective time, one share
                                          and having the remaining .25 shares
                                          converted into the right to receive
                                          cash. Thus, Mr. Pink will hold one
                                          share of common stock and will have
                                          received cash in the amount of $15,000
                                          (150,000 pre-split shares x $0.10)

EFFECT OF THE REVERSE SPLIT ON SHAREHOLDERS

         If approved by shareholders at the shareholder meeting and implemented by the board of directors, the reverse split will affect Portland Brewing shareholders as follows:

                                       24

    SHAREHOLDER BEFORE COMPLETION             NET EFFECT AFTER COMPLETION
OF THE REVERSE SPLIT

    Registered shareholders holding           They will hold 1/600,000th fewer
600,000 or more shares of common stock    shares and any fractional shares will
                                          be cashed out in an amount equal to
                                          the value of such fractional interest.

    Registered shareholders holding           Shares will be converted into
fewer than 600,000 shares of common       $0.10 per pre-split share of common
stock                                     stock outstanding.

         See "The Reverse Split Proposal - Factors Considered by the Special
Committee and the Board of Directors" on page 20 for more information regarding effects of the reverse split on our shareholders.

EFFECT OF THE REVERSE SPLIT ON PORTLAND BREWING

         Our Articles of Incorporation currently authorize us to issue
25,000,000 shares of common stock. As of the record date, 9,855,822 shares of common stock were outstanding. Based upon our best estimates, if the reverse split had been consummated as of the record date, the number of outstanding shares of common stock would have been reduced by the reverse split from
9,855,822 to approximately eleven, and the number of record holders from approximately 5,700 to three. After the affiliate stock purchase the number of record holders will be further reduced to one. The number of authorized shares will remain the same following consummation of the reverse split.

         Our common stock is currently registered under Section 12(g) of the
Exchange Act and, as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. As a result of the reverse split, we expect to have fewer than 300 holders of record of our publicly-traded common stock and the requirement that Portland Brewing maintain its registration under the Exchange Act will terminate and it will become a "private" company. In the unlikely event that the result of the reverse split would not result in our having fewer than 300 shareholders of record, we will not consummate the reverse split. In connection with the proposed reverse split, we have filed with the
Securities and Exchange Commission Rule 13e-3 Transaction Statements on Schedule
13E-3.

         Based on the aggregate number of shares owned by holders of record of fewer than 600,000 pre-split shares as of the record date, Portland Brewing estimates that payments of cash in lieu of the issuance of fractional shares to persons who held fewer than 600,000 pre-split shares of common stock immediately prior to the reverse split will total approximately $260,000 in the aggregate.
Persons who hold exactly 600,000 pre-split shares will not receive any payment because they will not receive any fractional shares as a result of the reverse split.

EFFECT OF THE REVERSE SPLIT ON THE PORTLAND BREWING AFFILIATES

         Affiliates of the Portland Brewing will participate in the reverse split to the same extent as other shareholders. Some of the directors of
Portland Brewing through affiliated entities currently own sufficient shares of common stock (at least 600,000) so that they will continue to be shareholders after the reverse split. The MacTarnahan Portland Brewing Company Voting Trust,
Electra Partners, Inc., and Karban Development Corporation will be the only remaining shareholders after the asset sale and reverse split. Subsequent to the reverse split, the MacTarnahan Limited Partnership will purchase all of the shares owned by Electra Partners, Inc., and Karban Development Corporation
pursuant to the terms of a stock purchase agreement dated May 10, 2004. By operation of a Voting Trust Agreement, the shares will be transferred to the
MacTarnahan Portland Brewing Company Voting Trust, which will then be the only shareholder of Portland Brewing. The other affiliates have individual interests in the asset sale and reverse split that correspond to their equity interests in the Portland Brewing Company Voting Trust, Electra Partners, Inc. and Karban
Development Corporation. The percentage ownership by

                                       25

the affiliates after the reverse split is expected to increase to 100% as set forth in the table entitled "Security Ownership of Certain Beneficial Owners and
Management."

         The net book value per share as of December 31, 2003 was $0.12 per share; if the reverse split and asset sale had occurred as of that date, the net book value would have been $0.10 per share on a pre-reverse split basis, a decrease of 17%. Net loss per share as of December 31, 2003, was ($0.24) per share; if the reverse split and asset sale had occurred as of that, loss per share would have been ($0.40) per share on a pre-reverse split basis, an increase in the net loss of 67%. The net book value changes reflect net book value after the asset sale (including repayment of revolving debt attributable to the business being sold, the preferred share redemption, liabilities assumed by Pyramid and related party debt), after the reverse split and after the sale of the real property to the MacTarnahans and the net loss takes into consideration any gains or losses on both the sale of the real property and the asset sale; however the calculations do not take into account the additional costs of the transaction (such as D&O tail coverage, broker exit fee, and financial advisory, legal and accounting fees), the additional operating losses or the residual on the line of credit.

         The effect of the reverse split and the asset sale as described above and the interest of each affiliate in the net book value and net loss of
Portland Brewing would be as follows:

                                                        NET BOOK VALUE*                       NET LOSS*
            AFFILIATE                            $ DECREASE        % DECREASE        $ INCREASE        % INCREASE

 MacTarnahan Portland Brewing Company
 Voting Trust                                      $133,463            23.71%          $542,420            47.57%
 Electra Partners, Inc.                             $52,021            22.04%          $242,955            50.81%
 Karban Development Corporation                     $10,663            14.81%           $94,512            64.79%
 Robert M. MacTarnahan**                            $69,801            23.71%          $283,686            47.57%
 R. Scott MacTarnahan**                             $18,685            23.71%           $75,939            47.57%
 MacTarnahan Limited Partnership**                  $55,788            23.71%          $226,732            47.57%
 Harmer Mill & Logging Supply Co.**                 $53,118            23.71%          $215,883            47.57%
 Charles A. Adams**                                 $21,865            20.01%          $121,166            54.73%
 Peter F. Adams**                                   $22,612            19.78%          $127,782            55.18%

*The percentage change to each affiliate is disproportionate because MacTarnahan
Portland Brewing Company Voting trust and Electra partners, Inc. will have their fractional share interests exchanged for cash as a result of the reverse split.

**This affiliate is not currently a shareholder of Portland Brewing and will not be a shareholder immediately after the reverse split. The affiliate's interest in the net book value and net loss of Portland Brewing is derived from the affiliate's direct or indirect equity interest in one or more of the Portland
Brewing Company Voting Trust, Electra Partners, Inc. or Karban Development
Corporation.

         The affiliates listed in the chart above, who will remain in control of
Portland Brewing after the reverse split, may benefit from Portland Brewing's use of its net operating loss carryforwards in the future, in the event that
Portland Brewing has earnings in fiscal periods following the asset sale and reverse split. In that event, Portland Brewing would be able to apply the carryforwards to offset these gains and reduce its federal income tax burden. As the remaining shareholders after the completion of the reverse split, these affiliates would have an indirect benefit from the carryforwards in relation to their interests in Portland Brewing. None of the affiliates considered this potential benefit in considering the structure or timing of the asset sale or reverse split transactions.

         Other than the asset sale and associated transactions described in this proxy statement, the affiliates have no current plans or proposals to effect any other extraordinary corporate transaction or purchases or sales of assets aside from selling assets remaining in Portland Brewing after the asset sale. In addition, the affiliates have no current plans or proposals to change the no dividend policy, the resulting capitalization or indebtedness, the corporate structure or governing documents. As described in this proxy statement, Portland
Brewing intents to suspend its obligations to file reports under the Exchange
Act. It is expected that the present board of directors and management will change after the asset sale and reverse split.

                                       26

         On May 10, 2004, the MacTarnahan Limited Partnership, Electra Partners,
Inc. and Karban Development Corporation entered into a stock purchase agreement under which Electra Partners, Inc. and Karban Development Corporation will sell all of their common shares in Portland Brewing to MacTarnahan Limited
Partnership for $100,000 (approximately $0.04 per pre-split share) with the transaction to occur after the asset sale and reverse split. Assuming that this stock purchase transaction had occurred before December 31, 2003 and subject to the qualifications stated above, the effect of the reverse split on the interest of each remaining affiliate in the net book value and net loss of Portland
Brewing would be as follows:

                                                 NET BOOK VALUE                       NET LOSS
            AFFILIATE                   $ DECREASE         % DECREASE       $ INCREASE       % INCREASE

 Robert M. MacTarnahan                    $86,484              23.71%        $351,488           47.57%
 R. Scott MacTarnahan                     $12,412              23.71%         $50,445           47.57%
 MacTarnahan Limited Partnership          $83,148              23.71%        $337,928           47.57%
 Harmer Mill & Logging Supply Co.         $34,434              23.71%        $139,944           47.57%

         Robert M. MacTarnahan, R. Scott MacTarnahan and Peter F. Adams,
directors of Portland Brewing hold collectively beneficial ownership interest in all of the outstanding shares of our Series A Preferred stock. Pursuant to a
Deferred Redemption Agreement dated February 25, 2004, the holders of Series A
Preferred stock have agreed to defer the mandatory redemption date of the
Preferred shares from February 25, 2004 and to accept a portion of the consideration paid to us by Pyramid in the asset sale in redemption for the
Series A Preferred stock.

         From time to time MacTarnahan Limited Partnership, an affiliate of
Robert M. MacTarnahan and R. Scott MacTarnahan, has loaned us operating capital evidenced by a promissory note and security agreement. As of June 21, 2004, we owe an aggregate of approximately $1.7 million, plus accrued and unpaid interest, to MacTarnahan Limited Partnership under the promissory note. Before the closing of the asset sale, we will enter into a real estate transaction with the MacTarnahan Limited Partnership pursuant to which we will sell the Brewery
Property to MacTarnahan Limited Partnership. In consideration for that transfer,
MacTarnahan Limited Partnership will reduce a portion of the $1.7 million in indebtedness. The amount of this forgiveness will equal approximately $287,000, the difference between the third party appraised fair market value of the
Brewery Property, and the amount outstanding on the mortgage of the Brewery
Property. This real estate transaction has not yet been finalized, and the completion of this transaction is dependent upon the shareholders' approval of the asset sale and reverse split proposals and the closing of those transactions. Additionally, the completion of the real estate transaction is a condition to the closing of the asset sale under the terms of the Asset Purchase
Agreement. In addition, MacTarnahan Limited Partnership will receive rental payments from Pyramid under the brewery facility and alehouse facility leases.

         Certain of our shareholders guarantee our revolving credit facility and
MacTarnahan Limited Partnership has pledged additional collateral to secure that revolving credit facility. Part of the purchase price paid to us in the asset sale is cash in an amount sufficient to pay off that portion of the revolving credit facility which is attributable to the asset sale but not to exceed
$1,000,000.

         At the request of Pyramid, we executed a Fourth Amendment to Trademark
License Agreement with Robert M. MacTarnahan and Black Lake Investments, LLC under which the products covered, royalty structure, and term of the agreement were amended. Under the amended license agreement, we pay a $1 per barrel royalty on products sold that bear the MacTarnahan name. Royalties paid under the license agreement for 2003 and 2002 were $22,903 and $23,578, respectively.

CONSIDERATION IN LIEU OF SHARES

         We will not issue any fractional shares in connection with the reverse split. Instead, if a shareholder holds fewer than 600,000 pre-split shares, we will pay $0.10 for each such pre-split share. Likewise, if a shareholder holds more than 600,000 pre-split shares and fractional shares will result from the reverse split, we will pay to the shareholder $0.10 per share for each such pre-split share that would become a fractional share as a result of the reverse split. The effective time will not be later than five days following the date of the shareholder meeting. All amounts payable to shareholders will be subject to applicable state laws relating to abandoned property. See

                                       27

"The Reverse Split Proposal - Escheat Laws" on page 36. We will not pay interest on cash sums due any such shareholder pursuant to the reverse split.

         Assuming the reverse split occurs, as soon as practical after the effective time we will mail a letter of transmittal to each holder of record immediately. The letter of transmittal will contain instructions for the surrender of the certificate or certificates to our exchange agent in exchange for any fractional share payment. No cash payment will be made to any shareholder until the shareholder has surrendered the outstanding certificate(s), together with the letter of transmittal, to our exchange agent.
See "The Reverse Split Proposal - Exchange of Stock Certificates" on page 36.
Dissenters' rights are available under the Oregon Business Corporation Act to any shareholders who dissent from the proposed reverse split. See "The Reverse
Split Proposal - Dissenters' Rights" on page 37.

CONDUCT OF BUSINESS AFTER THE REVERSE SPLIT

         After the reverse split, Portland Brewing will not operate its' brewery and restaurant business. Portland Brewing will hold cash and/or unregistered
Pyramid stock, a contingent right to Earn-Out Payments and miscellaneous assets that may be sold or operated in the future. If the reverse split is consummated, all persons owning fewer than 600,000 pre-split shares of common stock will no longer have any equity interest in and will not be shareholders of Portland
Brewing and, therefore, will not participate in our future potential, earnings, or profits, including any Earn-Out Payments resulting from the asset sale.
Instead, upon surrender of stock certificate, we will pay each such owner of common stock the $0.10 per pre-split share cash consideration, without interest.
In addition, individuals who are members of the board of directors of Portland
Brewing and their affiliates now owning approximately 74.1% of the common stock will own 100% of the common stock after the reverse split. Other than the asset sale and associated transactions described in this proxy statement, we have no current plans or proposals to effect any other extraordinary corporate transaction aside from selling assets remaining in Portland Brewing after the asset sale. Under the Asset Purchase Agreement, we have agreed that we will not dissolve Portland Brewing for two years after the closing.

FINANCIAL TERMS OF THE REVERSE SPLIT

         On December 24, 2003, the Special Committee retained Willamette to act as its independent financial advisor and to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by unaffiliated shareholders in connection with the reverse split. The reverse split is expected to result in the cash-out of approximately 2,598,810 pre-split shares of common stock at the consideration to be paid for fractional shares, for a total consideration of approximately $260,000. No unaffiliated representative was retained by Portland Brewing or by the Special Committee or the board of directors to act on behalf of the shareholders for the purpose of negotiating the terms of the reverse split or preparing a report concerning the fairness of the reverse split.

SOURCE OF FUNDS AND FINANCIAL EFFECT OF THE REVERSE SPLIT

         Management estimates that the total funds required to pay the consideration to shareholders entitled to receive cash for their fractional shares and to pay fees and expenses relating to the transaction will be approximately $430,000. Because Portland Brewing expects to purchase all of the pre-split shares of all shareholders except three shareholders, the total cash to be paid to unaffiliated shareholders is estimated to be $260,000. Transaction expenses incurred in connection with the reverse split (but not the asset sale)
include financial advisor fees of $70,000, accounting fees of $20,000 and legal fees of $50,000. In order to complete the transaction, additional expenses are expected to be incurred, including printing and mailing costs of approximately
$30,000 (includes the costs associated with the asset sale). Total transaction expenses and fees are expected to be approximately $170,000. MacTarnahan Limited
Partnership and Portland Brewing entered into a Letter Agreement dated January
24, 2004, under which MacTarnahan Limited Partnership has agreed to advance amounts up to $650,000 to cover, among other things, professional fees associated with the reverse split. We expect to be able to finance the reverse split through working capital, the proceeds of the asset sale, loans from
MacTarnahan Limited Partnership, and if necessary, by borrowing against our existing revolving credit facility, as permitted by the Asset Purchase
Agreement. As of June 21, 2004, Portland Brewing has $0 of unrestricted cash on hand and $126,608 available for use under its revolving line. The interest rate on the revolving line is 5.00%. See Annex F for Portland Brewing's financial information.

                                       28

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

         The following is a discussion of the material anticipated U.S. federal income tax consequences of the reverse split to Portland Brewing, its affiliates, and its shareholders. It should be noted that this discussion is based upon the U.S. federal income tax laws currently in effect and as currently interpreted. This discussion does not take into account possible changes in such laws or interpretations, including any amendments to applicable statutes, regulations and proposed regulations, or changes in judicial or administrative rulings, some of which may have retroactive effect. This discussion does not address all aspects of the range of possible U.S. federal income tax consequences of the reverse split. This discussion does not account for or consider the U.S. federal income tax consequences to shareholders or affiliates of Portland Brewing in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (for example, life insurance companies, regulated investment companies, and foreign taxpayers). This discussion does not discuss any consequence of the reverse split under any state, local or foreign tax laws.

         No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the U.S. federal income tax consequences to Portland
Brewing, its affiliates, or its shareholders in connection with the reverse split. Each affiliate or shareholder is encouraged to consult such affiliate's or shareholder's tax adviser regarding the specific tax consequences of the reverse split to such shareholder, including the application and effect of federal, state, local and foreign taxes, and any other tax laws.

         The board of directors believes that the reverse split will be a
"recapitalization" within the meaning of Section 368(a)(1)(E) of the Internal
Revenue Code of 1986, as amended (the "Code") and therefore a "reorganization"
within the meaning of Section 368(a)(1) of the Code (commonly referred to as a
"tax-free reorganization"). Accordingly, subject to the limitations and qualifications referred to in this discussion, the qualification of the reverse split as a reorganization generally will result in the following federal income tax consequences:

     o   No gain, loss or deduction will be recognized by Portland Brewing as a result of the reverse split;

     o   Subject to the provisions of Section 302 of the Code, any affiliate or shareholder whose interest in the corporation is completely terminated in the reverse split will recognize capital gain or loss in an amount equal to the difference between such affiliate's or shareholder's adjusted basis in the pre-split shares and the cash proceeds received in the reverse split. Such gain or loss will constitute long-term capital gain or loss if the pre-split shares were capital assets in the hands of the affiliate or shareholder and the affiliate or shareholder held them for more than one year;

     o   Subject to the provisions of Section 302 of the Code, any affiliate or shareholder who receives both post-split shares and cash proceeds for a fractional share in the reverse split will, subject to certain potential limitations that depend upon such affiliate's or shareholder's individual circumstances, recognize gain or loss in an amount equal to the difference between the cash proceeds received in the reverse split and such affiliate's or shareholder's adjusted basis in the pre-split shares exchanged for the fractional share, and such gain or loss generally will constitute long-term capital gain or loss if the pre-split shares were held as capital assets for more than one year. Affiliates or shareholders subject to limitations based upon their individual circumstances may recognize ordinary dividend income in an amount equal to the cash proceeds received in the reverse split.
         See Revenue Rulings 76-385 and 81-289;

     o   Under the provisions of the recently-enacted Jobs and Growth Tax Relief
         Reconciliation Act of 2003, long-term capital gains and qualifying dividend income are generally taxed at the same rate, generally a maximum of 15%;

     o   Affiliates or shareholders receiving cash for fractional shares will not be subject to backup withholding or information reporting with respect to the cash distributed;

     o   An affiliate or shareholder who receives only post-split shares as a result of the reverse split will not recognize any gain or loss as a result of the transaction because the exchange of pre-split shares for post-split shares is not a taxable event;

                                       29

     o   Each affiliate's or shareholder's aggregate adjusted basis in such post-split shares will equal the affiliate's or shareholder's aggregate adjusted basis of such pre-split shares exchanged, reduced by the adjusted basis attributable to any fractional shares for which the affiliate or shareholder receives cash; and

     o   For purposes of determining whether gain or loss on a subsequent disposition of post-split shares is long-term or short-term, the holding period of the post-split shares will include the holding period of the pre-split shares.

OPINION OF FINANCIAL ADVISOR

         On December 24, 2003, the Special Committee retained Willamette to act as its independent financial advisor and to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by unaffiliated shareholders in connection with the reverse split. At a meeting of the Special Committee on January 24, 2004, Willamette rendered its opinion that as of such date, based upon and subject to the assumptions, factors, and limitations set forth in Willamette's written opinion and described herein, the consideration to be received by the unaffiliated holders of fractional shares after giving effect to the reverse split, referred to as the consideration, is fair from a financial point of view to such holders. No material limitations were imposed by the Special Committee with respect to the investigations made or procedures followed by Willamette in rendering its opinion.

         The full text of the written opinion of Willamette, which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with the opinion, is included as Annex D to this proxy statement. The summary of Willamette's opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Portland
Brewing's common shareholders are urged read the opinion carefully and in its entirety.

         In arriving at its opinion, Willamette did the following:

     o   reviewed certain publicly available financial, operating, and business information of Portland Brewing;

     o   reviewed certain internal financial analyses and forecasts of Portland
         Brewing furnished by Portland Brewing management;

     o   reviewed a recent independent appraisal of Portland Brewing's warehouse/office facility;

     o   reviewed certain information pertaining to third-party transactions in the common stock of Portland Brewing;

     o   reviewed certain financial and market data of selected public companies deemed comparable to Portland Brewing;

     o   met with certain senior management, directors, and legal and financial advisors to discuss the past and current business operations, financial condition, and future prospects of Portland Brewing, as well as the background and rationale for the reverse split; and

     o   conducted such other analyses and examinations and considered such other information and financial, economic, and market criteria as it deemed appropriate.

         For purposes of its opinion, Willamette relied upon and assumed the accuracy and completeness of all the financial, accounting, and other information discussed with or reviewed by it, and did not assume responsibility for the independent verification of such information. In that regard, Willamette assumed, with the consent of the Special Committee, that the internal financial forecasts prepared by the management of Portland Brewing were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Portland

                                       30

Brewing. Willamette further relied upon the assurances of the management of
Portland Brewing that they were not aware of any facts or circumstances that would make any information provided to Willamette, when considered in light of all of the information provided to it, inaccurate or misleading. Other than the independent appraisal of the office/warehouse facility, Willamette was not provided with, and did not make, any independent evaluation or appraisal of specific assets and liabilities (including any derivative, contingent, or off-balance-sheet assets and liabilities) of Portland Brewing. Willamette visited the offices and manufacturing facilities of Portland Brewing but made no physical inspection of Portland Brewing's assets or liabilities.

         Willamette's opinion is based upon information available to it and the financial, market, economic, and other conditions, facts, and circumstances as they existed and were subject to evaluation on the date of its opinion. Events occurring after that date could materially affect the assumptions used by
Willamette in preparing its opinion. Willamette assumed no responsibility to update or revise its opinion based on circumstances or events occurring after the date of its opinion.

         Willamette provided its opinion for the information and assistance of the Special Committee in connection with its consideration of the reverse split.
The opinion is not a recommendation as to how any Portland Brewing shareholder should vote with respect to the reverse split and does not address the Special
Committee's underlying business decision to proceed with the reverse split. The decision to effect the reverse split and the selection of the consideration to be paid to the holders of fractional shares was made solely by the Special
Committee. Willamette's opinion along with the related presentation to the
Special Committee was one of many factors taken into consideration by the
Special Committee in making its decision to effect the reverse split. A discussion of factors considered by the Special Committee to approve the reverse split is included under the headings "The Reverse Split Proposal - Background of the Reverse Split," "- Reasons for the Reverse Split," and "- Factors Considered
by the Special Committee and the Board of Directors" beginning on pages 11, 18, and 20, respectively. Willamette was not requested to and did not make any recommendation to the Special Committee as to the form of the reverse split or any alternative transaction. Willamette was not authorized to and did not solicit third party indications of interest in acquiring all or any part of
Portland Brewing, or investigate any alternative transactions that may be available to Portland Brewing.

         The following is a summary of the material financial analyses used by
Willamette in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Willamette. In addition, the order of analyses described below does not represent relative importance or weight given to those analyses by Willamette. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of
Willamette's financial analyses. Except as otherwise noted, the following quantitative information is based on market data as it existed on January 23,
2004, and is not necessarily indicative of current market conditions.

         IMPLIED VALUE OF PORTLAND BREWING. Giving effect to the consideration,
Willamette calculated the implied equity value and implied enterprise value for
Portland Brewing, as well as certain valuation multiples equal to the quotient of enterprise value and selected operating data, such as revenues; earnings before interest, taxes, depreciation, and amortization, or EBITDA; and tangible book value of invested capital, or TBVIC. In conducting this analysis,
Willamette defined "equity value" as the market value of a company's outstanding common equivalent shares, and "enterprise value" as a company's equity value, plus the market value of preferred stock and debt, less cash and cash equivalents.

         The following table presents the results of Willamette's analysis (all figures are in thousands except per share data):

Per Share Consideration....................................................$0.10
Implied Equity Value................................................$1.0 million
Implied Enterprise Value............................................$5.1 million

                                                             IMPLIED TRANSACTION
                                                                  MULTIPLE
EBITDA - 2004 (projected)...........................................173.6x

                                       31

EBITDA - 2003 (estimated)............................................17.8x
EBITDA - Average (2001-2003)..........................................9.3x
Revenues - 2004 (projected)..........................................0.51x
Revenues - 2003 (estimated)..........................................0.50x
Revenues - Average (2001-2003).......................................0.46x
TBVIC    - December 31, 2003.........................................0.80x

         HISTORICAL STOCK TRADING ANALYSIS. Portland Brewing common shares are not listed or traded on any national stock exchange or interdealer quotation system (such as the New York Stock Exchange or the Nasdaq national market). From time to time Portland Brewing common shares have been exchanged between third parties via a web site maintained by Portland Brewing's transfer agent.
Accordingly, Willamette analyzed historical trading prices and volume for
Portland Brewing common stock. Portland Brewing common shares traded at prices ranging from $0.50 to $7.00 per share between August 21, 2000 and January 23,
2004, the date of Willamette's presentation to the Special Committee. Over this period, a total of approximately 17,000 shares were traded, indicating an average daily trading volume of approximately 14 shares. Furthermore, Portland
Brewing is not followed by securities analysts and has no institutional share ownership. Based upon these characteristics, Willamette concluded that the trading price of the Portland Brewing common stock was based primarily on speculation and may not reflect the underlying value of the Portland Brewing common stock. Accordingly, Willamette performed a fundamental valuation of
Portland Brewing using various methods to evaluate the fairness of the consideration from a financial point of view.

         SELECTED PUBLIC COMPANY ANALYSIS. Willamette reviewed certain financial information for Portland Brewing and compared such information to the corresponding financial information, ratios, and public market multiples for the following publicly traded companies:

         LEADING DOMESTIC BREWERS:                  SMALLER DOMESTIC BREWERS:
o        Adolph Coors Co.                  o        Mendocino Brewing Co., Inc.
o        Anheuser Busch Companies, Inc.    o        Pyramid Breweries Inc.
o        Boston Beer Company, Inc          o        Redhook Ale Brewery, Inc.

         Although none of the selected public companies is directly comparable to Portland Brewing, the companies included were selected because they are publicly traded companies operating primarily in the domestic beer brewery industry. However, no company used in these analyses is identical to Portland
Brewing.

         For each of the selected public companies, Willamette calculated valuation multiples equal to the quotient of enterprise value and EBITDA, revenues, and TBVIC for a variety of periods. This analysis resulted in the following multiples:

                                              RANGE OF PUBLIC
                                             COMPANY MULTIPLES          MEDIAN
Enterprise Value as a multiple of:
   EBITDA - Projected 2004                       5.9x - 9.1x              9.1x
   EBITDA - Estimated 2003                      4.4x - 17.4x             11.5x
   EBITDA - Average (2001-2003)                 5.8x - 20.1x             12.4x
   Revenues - Projected 2004                   0.60x - 3.32x             1.12x
   Revenues - Estimated 2003                   0.44x - 3.46x             0.92x
   Revenues - Average (2001-2003)              0.47x - 3.62x             0.96x
   TBVIC    - Latest quarter                   0.56x - 5.58x             1.92x

                                       32

         There are inherent differences between the businesses, operations, and prospects of Portland Brewing and the selected public companies. Accordingly,
Willamette believed that it was inappropriate to, and therefore did not, rely solely on the above-described quantitative results of the selected public company analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of
Portland Brewing and the selected public companies that would, in Willamette's opinion, affect the public market valuation of such companies. Specifically, many of the selected public companies are significantly larger than Portland
Brewing with more established brand portfolios. In addition, Portland Brewing has more financial leverage than most of the selected public companies and, therefore, a higher risk capital structure.

         Willamette derived enterprise value indications for Portland Brewing by applying the following selected EBITDA, revenue, and TBVIC multiples to the corresponding operating results for Portland Brewing:

                                                                   RANGE OF
                                                              SELECTED MULTIPLES
Enterprise Value as a multiple of:
   EBITDA - Projected 2004.........................................3.0x - 4.0x
   EBITDA - Estimated 2003.........................................3.5x - 4.5x
   EBITDA - Average (2001-2003)....................................4.5x - 6.0x
   Revenues - Projected 2004.....................................0.30x - 0.40x
   Revenues - Estimated 2003.....................................0.35x - 0.45x
   Revenues - Average (2001-2003)................................0.35x - 0.45x
   TBVIC    - Latest quarter.....................................0.40x - 0.55x

         This analysis indicated an enterprise value range for the operations of
Portland Brewing of between approximately $0.9 million and $5.0 million. From this enterprise value, Willamette subtracted the redemption value of Portland
Brewing's debt obligations and preferred stock. This analysis indicated an approximate equity value range for Portland Brewing of negative $0.41 to $0.09 per share, as compared to the consideration of $0.10 per share. Willamette noted
that stock prices cannot fall below zero and, therefore, it considered any negative results to imply a speculative, or essentially zero value.

         DISCOUNTED CASH FLOW ANALYSIS. Willamette performed a discounted cash flow analysis using Portland Brewing's internal financial forecasts for calendar years 2004 through 2008. See "The Reverse Split Proposal - Certain Projections"
on page 34. Willamette calculated a range of estimated terminal values for
Portland Brewing by applying terminal EBITDA multiples ranging from 5.0x to 7.0x to Portland Brewing's calendar year 2008 estimated EBITDA. The present value of the cash flows and terminal values were calculated using discount rates ranging from 14.0% to 18.0%.

         This analysis indicated an enterprise value range for the operations of
Portland Brewing of between $3.6 million and $5.2 million. From this enterprise value, Willamette subtracted the redemption value of Portland Brewing's debt obligations and preferred stock. This analysis indicated an approximate equity value range for Portland Brewing of negative $0.06 to $0.11 per share, as compared to the consideration of $0.10 per share. Willamette noted that stock prices cannot fall below zero and, therefore, it considered any negative results to imply a speculative, or essentially zero value.

         CONSIDERATION OF THE SELECTED TRANSACTION ANALYSIS. While a selected transaction analysis is commonly employed to estimate value and to evaluate the fairness of consideration received in a corporate transaction, Willamette did not employ such an analysis for the purposes of this opinion. Willamette was unable to identify any acquisitions of companies with operations in the domestic brewing industry and sufficient publicly available information to render this analysis useful.

         SUM OF THE PARTS ANALYSIS. Willamette performed a "sum of the parts"
analysis to separately value each component of Portland Brewing's business giving effect to the sale of assets to Pyramid immediately prior to the reverse split. In performing this analysis, Willamette considered, among other things:

         o    a discount of between 10% to 30% to the January 23, 2004 market price of the common stock of Pyramid to be received in the sale of assets, in order to reflect the restricted marketability of such stock;

                                       33

         o    a range of discount rates of between 14.0% and 18.0% applied to various barrelage scenarios in estimating the net present value of the contingent earn-out payments;

         o    a range of net realizable values of between $0.1 million and $0.2 million for Harco Products, Inc.'s assets; and

         o    a range of net realizable values of between $0.0 million and $0.2 million for Portland Brewing's Scotch inventory.

         Based on this analysis, Willamette calculated indications of the equity value of Portland Brewing of between $0.05 to $0.16 per share, as compared to the consideration of $0.10 per share.

         SHAREHOLDER CARD. As part of its analysis, Willamette considered that
Portland Brewing shareholders owning 100 or more shares will continue to receive certain benefits associated with their "shareholder cards", including discounted prices on Portland Brewing products and merchandise. Willamette did not attempt to assign any particular value to this shareholder benefit. However, Willamette noted that this benefit does create value for those Portland Brewing shareholders owning 100 or more shares.

         OTHER MATTERS. The preceding discussion is a summary of the material financial analyses furnished by Willamette to the Special Committee, it does not purport to be a complete description of the analyses performed by Willamette or its presentation to the Special Committee. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Willamette made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion as described above. Accordingly, Willamette believes that its analyses, and the summary set forth above, must be considered as a whole, and that selecting portions of the analyses or the summary without considering the analyses as a whole, could create an incomplete view of the processes underlying
Willamette's opinion.

         In its analyses, Willamette made numerous assumptions with respect to
Portland Brewing, industry performance, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of
Portland Brewing. Any estimates contained in Willamette's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Willamette prepared its analyses solely for purposes of providing its opinion to the Special Committee. The analyses do not purport to be appraisals or to necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, Willamette assumes no responsibility if future results are materially different from those estimates.

         Willamette is regularly engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, financings, restructurings, and valuations of businesses and business interests. Willamette was selected by the Special
Committee based, among other things, on Willamette's valuation and financial advisory experience, reputation, experience in the brewing and beverage industries, and independence of the parties to the reverse split.

         Portland Brewing has paid Willamette a customary fee in connection with its opinion, which fee is not contingent on the results of its analysis or the completion of the reverse split. In addition, Portland Brewing has agreed to reimburse Willamette for its reasonable expenses, including attorneys' fees and disbursements, and to indemnify Willamette and related persons against various liabilities, including certain liabilities under the federal securities laws.
Neither Portland Brewing nor the Special Committee has paid any other fees to
Willamette in the last two years.

         Willamette's opinion is addressed to the Special Committee, was intended solely to assist the Special Committee in its deliberations, and by its terms no other person, including the shareholders, is entitled to rely on the opinion. Willamette believes that this limitation would be ruled by a court applying Oregon law to preclude a claim

                                       34

by a shareholder directly against Willamette based on the opinion, and would expect to assert this limitation if such a claim were brought. The enforceability of such a limitation has not been addressed under Oregon law, to
Willamette's knowledge. The issue would need to be resolved by a court of competent jurisdiction. This limitation has no effect on the rights and responsibilities of the directors under Oregon law, or of the directors or
Willamette under federal securities laws.

CERTAIN PROJECTIONS

         WE DO NOT AS A MATTER OF COURSE MAKE PUBLIC FORECASTS OR PROJECTIONS AS
TO FUTURE OPERATIONS, BUT MANAGEMENT DID PREPARE CERTAIN FORECASTS DURING THE
COURSE OF THE NEGOTIATIONS WHICH IT PROVIDED TO PYRAMID AND CERTAIN PROJECTIONS
WHICH IT PROVIDED TO WILLAMETTE IN CONNECTION WITH THEIR FAIRNESS OPINION. THE
FORECASTS ARE SET FORTH IN ANNEX F ARE INCLUDED IN THIS PROXY STATEMENT SOLELY
BECAUSE THEY WERE EITHER PROVIDED TO PYRAMID DURING THE NEGOTIATIONS OR PROVIDED
TO WILLAMETTE ON DECEMBER 31, 2003 FOR USE IN CONNECTION WITH THE FAIRNESS
OPINION OF WILLAMETTE AND RELATED PRESENTATION TO THE BOARD OF DIRECTORS. See,
"The Reverse Split Proposal - Opinion of Financial Advisor" on page 29.

RISK FACTORS- REVERSE SPLIT PROPOSAL

         You should carefully consider the following risk factors relating to the reverse split before you decide whether to vote to approve the Reverse Split
Proposal. You should also consider the other information in the proxy statement and the additional information in our other reports on file with the Securities and Exchange Commission and in the other documents incorporated by reference in the proxy statement. For further information, you should read "Available
Information" on page 71.

(a)      Risks Associated With Remaining A Shareholder
         ---------------------------------------------

WE MAY NOT REALIZE THE INTENDED BENEFITS FROM THE REVERSE SPLIT.

         We are proposing the reverse split for your consideration and vote with the primary goal of reducing administrative costs that consist of legal and accounting fees associated with our Exchange Act filings and mailings and related costs associated with communicating with large numbers of shareholders and in freeing substantial management time and attention that is currently devoted to Exchange Act compliance. We will not effect the reverse split, even if the shareholders approve that proposal, unless management determines that the reverse split would reduce the number of record shareholders to fewer than 300, but even if we do conclude the reverse split, we may face unanticipated administrative or other expenses that equal or exceed the amount of the expected savings.

THE LACK OF LIQUIDITY FOR SHARES OF OUR COMMON STOCK FOLLOWING THE REVERSE SPLIT
MAY ADVERSELY AFFECT THE VALUE OF OUR SHARES.

         Following the reverse split, we expect to have fewer than 300 shareholders. If that occurs, we are entitled to, and we intend to de-register our common stock under the Exchange Act. Once we de-register our common stock, we will no longer file reports with the SEC. As a result, there will continue to be no established public trading market for our shares and shareholders desiring to sell their shares may still find it difficult or impossible to find a buyer for their shares. This lack of liquidity will adversely affect a shareholder's ability to sell shares and may reduce the price a buyer, if any, is willing to pay for the shares.

WE DO NOT INTEND TO PAY CASH DIVIDENDS OR MAKE OTHER DISTRIBUTIONS TO OUR
SHAREHOLDERS IN THE FORESEEABLE FUTURE.

         We have not historically paid cash dividends on our common stock, and we do not intend to do so in the foreseeable future. Unless and until we declare and pay dividends, shareholders will not receive any distribution with respect to their shares.

CONTINUING SHAREHOLDERS WILL REMAIN SUBJECT TO THE OPERATIONAL AND OTHER RISKS
FACING PORTLAND BREWING, AND THOSE RISKS, IF REALIZED, COULD REDUCE THE VALUE OF
THEIR SHARES OF COMMON STOCK.

                                       35

         Following the reverse split, we will continue to face many business, financial and operational risks, and there is no guarantee that we will be able to adequately address these risks and the value of our shares may never reach the $0.10 per pre-split share offered to the holders of fractional share interests in the reverse split.

(b)      Risks Associated with Not Being A Shareholder
         ---------------------------------------------

SHAREHOLDERS WHO ARE CASHED OUT WILL NOT HAVE THE OPPORTUNITY TO PARTICIPATE IN
ANY FUTURE GROWTH IN THE VALUE OF THEIR SHARES, OR FUTURE PROFITS OF PORTLAND
BREWING.

         Shareholders who are cashed out in the reverse split will no longer be shareholders in Portland Brewing (unless they subsequently acquire shares from remaining shareholders after the reverse split) and thus will no longer participate in any growth in the value of their shares that may occur in the future. It is possible that the value of our shares could exceed the $0.10 per pre-split share offered in the reverse split. Shareholders who are cashed out will not have an interest in any future profits that Portland Brewing may experience, including any future Earn-Out Payments resulting from the asset sale.

CERTAIN EFFECTS OF THE REVERSE SPLIT

         The reverse split constitutes a "going private" transaction under the
U.S. securities laws. If there are fewer than 300 shareholders following the reverse split, Portland Brewing intends to file a notice of termination of registration with the Securities and Exchange Commission. As a result, we will no longer be required to file periodic and other reports with the Securities and
Exchange Commission, and we will formally terminate our reporting obligations under the Exchange Act.

EXCHANGE OF STOCK CERTIFICATES

         It is currently anticipated that Transfer Online, Inc. will serve as exchange agent to receive stock certificates of Portland Brewing and we or
Transfer Online will send cash payments to our shareholders entitled to receive them. Promptly following the effective date of the reverse split, the exchange agent will send a letter of transmittal to each affected shareholder, which will describe the procedures for surrendering stock certificate(s) in exchange for the cash consideration along with instructions for replacement of lost stock certificates. Upon receipt of the certificate(s) and properly completed letters of transmittal, the appropriate cash payment will be made within approximately
20 business days. No interest will accrue on the cash consideration.

PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

EFFECTIVE TIME

         The effective time of the reverse split will occur when the Secretary of State of the State of Oregon accepts for filing the amendment to the Articles of Incorporation of Portland Brewing, as amended.

REGULATORY APPROVALS

         Portland Brewing is not aware of any material governmental or regulatory approval required for completion of the transaction, other than compliance with the relevant federal and state securities laws and the corporate laws of Oregon.

ESCHEAT LAWS

The unclaimed property and escheat laws of each state provide that under circumstances defined in that state's statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are eliminated and whose addresses are unknown to Portland Brewing, or who do not return their stock certificates and request payment therefor, generally will have a period of years from the effective time in which to claim the cash payment payable to them. For example, with respect to shareholders whose last known addresses are in Oregon, as shown by the records of Portland
Brewing, the period is five years. Following the expiration of that five-year period, the relevant provisions the Oregon Revised Statutes would likely cause the cash payments to escheat to the State of Oregon. For shareholders who reside in other states or whose last known addresses, as shown by the

                                       36

records of Portland Brewing, are in states other than Oregon, such states may have abandoned property laws which call for such state to obtain either (i)
custodial possession of property that has been unclaimed until the owner reclaims it; or (ii) escheat of such property to the state. Under the laws of such other jurisdictions, the "holding period" or the time period which must elapse before the property is deemed to be abandoned may be shorter or longer than five years. If Portland Brewing does not have an address for the holder of record of the shares, then unclaimed cash-out payments would be turned over to its state of incorporation, the state of Oregon, in accordance with its escheat laws.

DISSENTERS' RIGHTS- REVERSE SPLIT PROPOSAL

         Under applicable Oregon Law, our shareholders are entitled to dissenters' rights with respect to the reverse split. The procedures for exercising dissenters' rights are outlined above in "The Asset Sale Proposal -
Dissenters' Rights - Asset Sale Proposal" on page 61.

         A VOTE AGAINST THE REVERSE SPLIT, WHETHER BY PROXY OR IN PERSON, WILL
NOT, BY ITSELF, BE REGARDED AS A WRITTEN DEMAND FOR PAYMENT FOR PURPOSES OF
ASSERTING DISSENTERS' RIGHTS.

         Shareholders should read the complete text of Sections 60.551 to 60.594 of the Oregon Revised Statutes which is attached as Annex D.

         Shareholders who are interested in perfecting dissenters' rights in connection with the reverse split should consult with their counsel for advice as to the procedures required to be followed.

BOARD RECOMMENDATION

         OUR BOARD OF DIRECTORS HAS DETERMINED THAT THE REVERSE SPLIT PROPOSAL
IS ADVISABLE AND IN OUR BEST INTEREST AND THE BEST INTEREST OF OUR SHAREHOLDERS
AND HAS DIRECTED THAT IT BE SUBMITTED TO OUR SHAREHOLDERS FOR THEIR APPROVAL.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE
REVERSE SPLIT PROPOSAL.

                                       37

                             THE ASSET SALE PROPOSAL

PARTIES TO THE ASSET SALE

Portland Brewing Company:  We are a public company incorporated under the laws of Oregon, with our primary business being specialty
                           brewing. Our mailing address is 2730 NW 31st Avenue,
                           Portland, Oregon 97210, and our phone number is (503)
                           226-7623.

Pyramid Breweries Inc.:    Pyramid Breweries Inc. is a public company
                           incorporated under the laws of Washington with a
                           primary line of business that is also specialty
                           brewing. Pyramid Breweries Inc.'s mailing address is
                           91 South Royal Brougham Way, Seattle, WA 98134 and
                           its phone number is (206) 682-8322.

PBC Acquisition, LLC:      PBC Acquisition, LLC was formed under the laws of
                           Delaware for the sole purpose of acquiring the
                           brewery and brewery-restaurant assets and liabilities
                           related to Portland Brewing's business in the asset
                           sale. PBC Acquisition's mailing address is 91 South
                           Royal Brougham Way, Seattle, WA 98134 and its phone
                           number is (206) 682-8322.

ASSET SALE PROPOSAL AND VOTE REQUIRED

         In the Asset Sale Proposal, we are asking our shareholders to approve the Asset Purchase Agreement dated as of January 26, 2004 among Portland
Brewing, Pyramid and PBC Acquisition, LLC, pursuant to which we will sell substantially all of our assets used in our brewery and brewery-restaurant operations to PBC Acquisition, LLC.

         The Asset Sale Proposal must be approved by the affirmative vote of a majority of the combined voting power of our common stock and Series A Preferred stock, and by a favorable vote of the voting power of our Series A Preferred stock voting separately. You are entitled to one vote per share of Portland
Brewing common stock held as of the record date, and Series A Preferred shareholders are entitled to 100 votes for each share of Portland Brewing Series
A Preferred stock held as of the record date. As of the record date, we had
9,855,822 shares of common stock issued and outstanding, and 5,770 shares of
Series A Preferred stock issued and outstanding. The transaction is not structured to require the approval of at least a majority of unaffiliated shareholders.

BACKGROUND OF THE ASSET SALE

         For the past seven years, we have experienced significant net operating losses. During this period, we restructured and reorganized a number of times.
In 1998, the MacTarnahans purchased approximately $3.5 million of Portland
Brewing's debt and became Portland Brewing's senior lender. In 1999, the controlling shareholders contributed funds in exchange for preferred stock. In
2001, we adopted and implemented a recapitalization/reorganization plan for
Portland Brewing which included the following elements: (a) re-forecasting and re-sizing the current operations; (b) refinancing and increasing Portland
Brewing's revolving loan; (c) issuing common stock to our affiliates for the contribution of certain real property; (d) issuing common stock to our affiliates for the contribution of the brewery land, building and related equipment, and assumption of debt related to the brewery; and (e) re-financing our term debt. The purposes of the recapitalization/reorganization plans were to obtain and stabilize short-term and long-term financing, lower operating costs and acquire capital assets which could be sold or used as collateral.

         Although the recapitalization/reorganization plans assisted Portland
Brewing with some liquidity issues, Portland Brewing has continued to experience significant operating losses. As a result of the continuing losses, for every year since 2001 through December 31, 2003, the MacTarnahans, the controlling shareholders, agreed to contribute funds up to $500,000, if necessary, to allow
Portland Brewing to continue to meet its cash flow needs on an annual basis.

         At the April 24, 2003 board meeting, management led our directors through a working session relating to strategic outlook and challenges. At the meeting there was discussion about future outlook, including the need for cash infusion, alternative investors, alternative financing, selling Portland
Brewing, possible alternative acquisitions, going private, liquidation and bankruptcy. The directors acknowledged that many of these alternatives were

                                       38

dependent on whether the controlling shareholders were interested in pursuing them. Based on the advice of management, our board determined that a public auction or a quiet auction process for Portland Brewing's business would not be advisable due to the sensitive nature of Portland Brewing's distribution and customer base, the significant resulting potential adverse competitive consequences of such an auction, both with respect to employee retention and customer development and retention, the controlling shareholders and Portland
Brewing's desire to keep the employees and the difficulty of keeping any auction
"quiet." Management was directed to explore some of these alternatives, including approaching Pyramid about a future transaction or alliance. After the meeting, management internally analyzed other potential purchasers and their perceived level of interest, financial ability and compatibility. Management then had discussions with Portland Brewing's controlling shareholders and confirmed that an auction was not appropriate because of the perceived lack of purchasers and the other reasons stated above. Based on this, management did not approach any potential purchasers other than Pyramid.

Pyramid was a likely purchaser as Pyramid and Portland Brewing had engaged in discussions in 1998 and 2001 and Portland Brewing's management believed that the two companies had synergies.

In 1998, Portland Brewing and Pyramid entered into preliminary discussions regarding a possible business combination, led by George Hancock, then CEO of
Pyramid, and Charles A. Adams, then CEO of Portland Brewing. The parties signed confidentiality agreements and exchanged internal data which was the basis for approximately three meetings between the companies and their respective advisors. The talks were concluded when it became apparent that the companies'
views regarding valuation were far apart.

In early 2001, Portland Brewing and Pyramid held preliminary discussions regarding a potential combination of the two companies. Both companies entered into a non-disclosure agreement in connection with these discussions.
Representatives of Pyramid visited Portland Brewing Company once during this period for a tour of the facilities. Additionally, Portland Brewing provided
Pyramid certain financial data in order for Pyramid to perform an initial valuation analysis on Portland Brewing. This visit and valuation analysis was followed up by several communications between Martin Kelly, former Pyramid CEO, and Tony Adams, former Portland Brewing CEO. After the initial business evaluation and discussion between the parties, it became evident that there was an insurmountable difference of opinion over the value of Portland Brewing, at which point Pyramid terminated the discussions.

         The chronology of our negotiations with Pyramid regarding the asset sale were as follows:

         o    On or about June 11, 2003, Portland Brewing asked Dave Alexander of Macadam Capital Partners to assist it with discussions with
              Pyramid. Macadam Capital Partners is a recognized investment bank that has provided (and continues to provide) advisory and other services to Portland Brewing and it affiliates.

         o    On or about June 24, 2003, Dave Alexander spoke via telephone with
              Martin Kelly, then the CEO of Pyramid, to arrange a meeting to discuss interest of a possible transaction. On June 25, 2003, a confidentiality agreement was sent via email to Mr. Kelly.

         o    Between June 24 and July 2, 2003, the parties attempted to schedule a meeting and on or about July 2, 2003, the parties scheduled a meeting for August 7, 2003. On July 11, 2003 and July
              31, 2003, Martin Kelly confirmed the August 7, 2003 meeting.
              Between July 2, 2003 and August 7, 2003, Dave Alexander, Jerome
              Chicvara, CEO of Portland Brewing, Glen James of
              Greenstead=accounting resource and Fred Bowman, President of
              Portland Brewing, exchanged business and financial information in preparation of the meeting.

         o    On or about August 4, 2003, Martin Kelly requested through Dave
              Alexander, that certain Portland Brewing business and financial information be available at the August 7, 2003 meeting.

         o    On or about August 7, 2003, Jerome Chicvara, Glen James and Dave
              Alexander met with Martin Kelly and Gary McGrath, Senior Vice
              President of Sales of Pyramid. The meeting was initiated by us and held under conditions of mutual confidentiality. Pyramid's interest in our brewery and alehouse business relative to its strategic plan was discussed. The parties had continuing telephone and email contact after this initial meeting.

                                       39

         o    On or about August 11, 2003, Pyramid and Portland Brewing entered into a customary confidentiality agreement dated August 7, 2003, and we began providing preliminary information, including
              non-public information, such as forecasts, to better determine
              Pyramid's level of interest in acquiring our brewery and alehouse operations. The forecasts provided to Pyramid in August 2003 are attached as pages F-28 through F-44 of Annex F. On or about August
              13, 2003, Dave Alexander and Martin Kelly spoke via telephone about expectations and the parties agreed to develop a financial model to evaluate operating and other synergies upon which a valuation would be based and to assist in determining what structure would be acceptable to the parties.

         o    On August 20, 2003, Dave Alexander met with the MacTarnahans to discuss the current status of the negotiations.

         o    From August 14 through September 24, 2003, Glen James provided on-going and historical financial information to Eric Peterson, the then CFO of Pyramid. On September 26, 2003 Glen James began providing financial information to Jim Hilger, Pyramid's CFO.
              During this period, Dave Alexander and Martin Kelly had continuing telephone and email contact to further develop and refine the financial model and discuss how the expense and revenue synergies would be shared to determine a basis for value.

         o    On or about October 3, 2003, Jerome Chicvara, Glen James, Dave
              Alexander, Martin Kelly and Jim Hilger, met to further discuss
              Portland Brewing's business, outlook, potential future
              opportunities, potential synergies for valuing a potential transaction and to review various financial valuation models that
              Pyramid had prepared related to the proposed transaction.

         o    On October 8, 2003, Martin Kelly sent to Dave Alexander a
              preliminary financial model consisting of projected financial information, forecast of barrel sales, and a net present value analysis of the projected cash flows utilizing various discount rates ranging from 15-25%. The financial model is attached as pages F-45 through F-47 of Annex F. At that time Dave Alexander indicated to Martin Kelly that the low end of the discount range
              (resulting in a higher value of Portland Brewing) was appropriate.

         o    Beginning October 9, 2003 through October 30, 2003, Dave Alexander and Martin Kelly had several discussions about the financial model on the telephone and Glen James continued to provide financial information to Jim Hilger. During this period, Pyramid indicated
              that it would only consider an asset transaction and was not interested in pursuing a merger or tender offer. On November 4,
              2003, Dave Alexander and Jim Hilger discussed a possible structure and the financial model.

         o    On or about November 6, 2003, Pyramid sent a preliminary draft term sheet to Portland Brewing via Dave Alexander. This
              preliminary draft term sheet proposed, in addition to other items, an asset sale structure; the transfer of the facility to the related parties for a reduction of debt; a purchase price based on
              September 30, 2003 balance sheet of $4.855 million consisting of assumed liabilities (accounts payable, customer deposit
              liabilities, payroll and other accrued liabilities, and related party debt in stock), repayment of the revolving line, and payment of the preferred stock liquidation preference in cash, common stock or both at Pyramid's election, and payment of the remaining purchase price payable in cash, common stock or a combination at
              Pyramid's election; a net working capital adjustment, a 4 year earn-out payable after 50,000 barrels, a key employee agreement, amendments to the MacTarnahan license agreement, facility lease terms, board representation, due diligence, exclusivity, a holdback and expectation of a customary definitive agreement and voting agreement. On November 6, 2003, Dave Alexander met with
              Jerome Chicvara, Fred Bowman and Glen James to discuss the term sheet. On November 7, 2003, Dave Alexander met with the
              MacTarnahans to discuss the term sheet.

         o    On or about November 7, 2003, Dave Alexander spoke via telephone with Martin Kelly and Jim Hilger regarding status and to schedule a presentation.

                                       40

         o    On or about November 14, 2003, Martin Kelly and Jim Hilger met in
              Portland with and made a presentation to R. Scott MacTarnahan,
              Robert M. MacTarnahan, Glen James and Dave Alexander regarding the terms and structure of a potential acquisition of our brewery and alehouse operations based on the preliminary draft term sheet.

         o    On or about November 18, 2003, Dave Alexander met with the
              MacTarnahans about the November 14, 2003 presentation. On or about
              November 18, 2003, Dave Alexander spoke via telephone with Martin
              Kelly and Jim Hilger to discuss changes, including lease terms, the employment agreements, certain excluded assets, earn-out to 5 years, and the license agreement, including the royalty.

         o    On or about November 20, 2003, Pyramid presented a revised term sheet and due diligence request to Portland Brewing. The revised items were a cap on cash repayment of revolving debt of the business to $1 million, limitations on capital expenditures, change in the adjustment based on shareholders' equity, change in earn-out to five years, exclusion of the scotch and Harco
              businesses and their assets, lease term for one facility extended to ten years from five years, one board observation seat and expanded employment agreements to other individuals.

         o    On or about December 2, 2003, Pyramid sent a draft amendment to our existing license agreement with Robert M. MacTarnahan and
              Black Lake Investments, LLC to Dave Alexander for presentation to the MacTarnahans.

         o    Pyramid conducted its due diligence from the August 2003 through
              January 2004, including three on-site visits by Pyramid management to our facility in Portland in connection with the meetings on
              August 7, 2003, October 3, 2003, and November 4, 2003, and a
              series of on-site visits in connection with an extended visit to
              Portland during December 2003 and January 2004. Apart from these visits, our Chief Executive Officer and President, Dave Alexander,
              Glen James and R. Scott MacTarnahan had several discussions with representatives of Pyramid regarding Pyramid's strategic vision and plans for the business.

         o    On December 4, 2003, at a routinely scheduled meeting of our board of directors, management discussed the status of the various alternatives and presented a preliminary outline of a potential transaction with Pyramid.

         o    On December 8, 2003, Dave Alexander met with the MacTarnahans to discuss the status of negotiations, the board's planned meeting and Portland Brewing's financial condition. On December 10, 11 and
              12, Dave Alexander spoke with Jim Hilger regarding the status of the negotiations and the upcoming board meeting.

         o    On December 15, 2003, the board held a special meeting to discuss the potential transaction with Pyramid. Management and Dave
              Alexander presented to our Board of Directors an outline of the material terms of the proposal to acquire the business. At that meeting, management discussed the various strategies reviewed by them, such as alternative financing, selling Portland Brewing, going private, liquidation and bankruptcy and stated that of the alternatives, they believed that the most viable strategy for
              Portland Brewing was to sell our brewery and alehouse business to
              Pyramid and to go private. At the meeting, Directors Adams,
              Bowman, R. Scott MacTarnahan and Robert M. MacTarnahan discussed their potential conflicts of interest relating to the transaction and our Board of Directors appointed a Special Committee of independent directors consisting of Messrs. Prenger, Martin,
              Nelson, Linford and Moir. The Special Committee was charged with evaluating our strategic alternatives, to review the Pyramid proposal and to explore going private.

         o    On December 15, 2003, following the special board meeting, the
              Special Committee met to discuss information needed, timing and the engagement of advisors. Mr. Prenger was selected as chairman of the Special Committee.

         o    On December 16, 2003, a further revised term sheet was received by
              Portland Brewing. This further revised term sheet proposed changes, such as a net income (loss) adjustment, exclusion of the

                                       41

              liquidation preference as an assumed liability and requiring that
              Portland Brewing not dissolve for a period of two years. After review, the parties decided to abandon the term sheet and to work toward a definitive agreement.

         o    On December 21, 2003, the Special Committee met and based on the advice of management and discussions with Dave Alexander and the
              MacTarnahans, the Special Committee confirmed that an auction process for Portland Brewing's business would not be advisable based on similar reasoning described above relating to the April
              24, 2003 meeting. In reviewing the potential transaction and
              Portland Brewing's financial situation, the Special Committee determined that it needed additional information from management and Portland Brewing's controlling shareholders and it would defer approval pending receipt and review. In the interim, the Special
              Committee directed management to continue negotiations with
              Pyramid.

         o    On December 23, 2003, Pyramid presented us with an initial draft of the Asset Purchase Agreement, including among other things, a purchase price of approximately $4.325 million, a 10% indemnity escrow amount, a 10% purchase price adjustment holdback, a
              $250,000 seller termination fee, a five year covenant not to compete, limitations on pre-closing conduct, comprehensive representations and warranties, and limited indemnification limits.

         o    On December 24, 2003, the Special Committee engaged Willamette to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by unaffiliated
              shareholders of Portland Brewing in connection with the reverse split.

         o    On January 10, 2004, we provided a revised draft of the Asset
              Purchase Agreement to Pyramid, requesting changes relating to reducing the indemnity escrow amount and purchase price holdback to $200,000 each, excluding certain tax assets, modifying certain
              Portland Brewing representations and warranties, adding a
              materiality standard, adding some Pyramid representations relating to the stock issuance, changing some conditions to closing, adding a dissenters' rights condition, clarifying board representation, adding a covenant relating to employees and benefit plans, adding the shareholder cards and discount provision, limiting
              indemnification to a $800,000 cap, modifying the termination provisions to include a cure provision and to include a buyer termination fee.

         o    On January 15, 2004, Pyramid provided a further revised draft of the Asset Purchase Agreement to us, accepting certain of our requests relating to representations and conditions, adding additional representations relating to employee benefits, setting minimum cash at $600,000, countering on holdbacks at $250,000 each, indemnification limit at $1,500,000 and rejecting the Buyer termination fee. On January 19, 2004, we provided a further revised draft, continuing to request certain excluded tax assets, modifying the definition of material adverse effect, limiting holdback amount to $150,000 and the purchase price adjustment to
              $100,000, increasing the cash portion of the purchase price to the revolving credit facility balance at closing but not to exceed $1 million plus $200,000, changing the deductible to $37,500, setting the indemnification cap at $1,000,000 and including a buyer termination fee. On January 22, 2004, Pyramid provided a revised draft, clarifying the definition of knowledge and material adverse effect, accepting the cash portion proposal, countering at
              $150,000 for the holdback and $250,000 for the purchase price adjustment, and countering at a cap of $1,250,000. On January 24,
              2004, Pyramid provided an additional revised draft, including the exclusion of certain brands.

         o    Between December 16, 2003 and January 26, 2004, our business and legal advisors held numerous meetings and conference calls with representatives of Pyramid and its legal advisors to negotiate the terms of the Asset Purchase Agreement and related documents and additional due diligence meetings were held between the parties, including numerous visits by representatives of Pyramid to the our
              Portland office. Dave Alexander as our business advisor
              participated in reviewing the document, attending conference calls and Portland Brewing meetings, making suggestions to the documents and finalizing the financial terms. Willamette did not participate in the negotiation process. Also, during this period, the
              MacTarnahans and their legal counsel negotiated and drafted amendments to our trademark license agreement with Robert
              MacTarnahan and Black Lake Investments LLC and related agreements with business and legal representatives of Pyramid, and accepting our holdback and purchase price adjustment

                                       42

         o    On January 24, 2004, the Special Committee held a meeting to discuss, evaluate and if appropriate, approve the Asset Purchase
              Agreement and the reverse split. At that meeting, legal counsel described the status of negotiations with Pyramid and reviewed the terms and conditions of the Asset Purchase Agreement and related agreements. Representatives of Willamette reviewed with the
              Special Committee the activities of Willamette in performing its financial analysis of the consideration to be provided as part of the reverse split and reviewed with the Special Committee a draft of Willamette's fairness opinion. The Special Committee also reviewed the proposed loan arrangement between us and the
              MacTarnahans to provide certain funding for closing expenses, working capital needs and going private amounts in order to facilitate the asset purchase and reverse split.

         o    On January 24, 2004, the Asset Purchase Agreement, in
              substantially the form presented, was approved by our Board of
              Directors and the Special Committee.

         o    Between January 24, 2004 and January 26, 2004, Pyramid and their legal counsel completed their due diligence reviews and we, the
              MacTarnahans and Pyramid and our respective legal counsel
              finalized the Asset Purchase Agreement and other related
              documents. The purchase price was updated in the final Asset
              Purchase Agreement in accordance with the financial model and reduced to $4.216 million, the indemnity escrow was set at
              $150,000, the purchase price holdback was set at $250,000 and the indemnification cap was set at $1,250,000. The purchase price calculation model as of September 2003, November 2003 and December
              2003 is attached as pages F-48 through F-50 of Annex F. The definitive Asset Purchase Agreement was executed by the parties on
              January 26, 2004.

         o    On January 27, 2004, we issued a press release announcing the asset sale and reverse split transactions and Pyramid issued a separate press release announcing the asset sale. In addition, on
              January 27, 2004, the two parties held a joint press conference in
              Portland Oregon.

         o    On or about April 30, 2004, we entered into an amendment to the
              Asset Purchase Agreement with Pyramid, pursuant to which the deadline for closing the asset sale transaction was extended to
              July 15, 2004.

         o    On or about June 21, 2004, we entered into another amendment to the Asset Purchase Agreement with Pyramid, pursuant to which the deadline for closing the asset sale transaction was extended to
              July 31, 2004.

REASONS FOR THE ASSET SALE

         The Special Committee and our board of directors chose to recommend the
Asset Purchase Agreement and the asset sale because the Special Committee and the board view the asset sale as beneficial to us and our shareholders for the reasons listed below. In reaching their decision to recommend and approve the
Asset Purchase Agreement and the asset sale, our board of directors and the
Special Committee consulted with its advisors and considered the following material positive factors:

         o        Our board of directors' and the Special Committee's view that of the possible other strategic alternatives available to us, the final agreement with Pyramid was the best available alternative for us, taking into account price, terms, our inability to raise new capital, our dependence on our controlling shareholders' funding and their reluctance to provide future funding, and certainty of future cutbacks, closure or a similar event, and determined that our interests and those of our shareholders were best served by the sale of the assets and liabilities related to the business.

         o        The MacTarnahans, as a party to the license agreement, as
         controlling shareholders and as lenders to Portland Brewing, were in favor of the transaction.

         o        The asset sale will provide us the means for capital necessary to satisfy our indebtedness and redemption obligations, including our revolving credit facility, long-term debt and real estate loan, and to redeem our outstanding Series A Preferred stock. Our line of credit indebtedness will mature on July 31, 2004, approximately $300,040 of our Series A Preferred stock redemption obligations will

                                       43

         mature on August 15, 2004; approximately $1.7 million of principal long-term debt matures in November 2007 and approximately $1.5 million of real estate debt matures 2013. We recently obtained waivers, deferrals and extensions in order to be in compliance with each of these obligations. We are the primary debtor under credit facilities and have pledged substantially all of our assets as security. We have no other viable alternatives to enable us to meet these obligations as they mature. The MacTarnahans have guaranteed our obligations on the revolving credit facility and real estate loan and are our lender on the long-term debt.

         o        Given the present and anticipated environment in the specialty brewing industry, and the continued consolidation within the industry, our board's belief that the two companies share a common vision of the importance of good beer, customer service and local decision making and that management and employees of Portland Brewing and Pyramid possess complementary skills and expertise.

         o        Our board's belief that, given the other alternatives, this transaction will have the least expected impact on the constituencies served by Portland Brewing, including its customers, employees and communities.

         o        The terms of the Asset Purchase Agreement are favorable to us, including the price, the proposed structure of the asset sale and
         Pyramid's financial strength, including the fact that financing is not a condition to the closing of the asset sale. The Asset Purchase
         Agreement permits us to participate in negotiations with any third party that has submitted an unsolicited proposal to acquire the assets deemed superior by our board of directors and, if our board of directors determines that its fiduciary duties require and if other specified conditions are met, permits our board of directors to withdraw its recommendation to our shareholders to vote in favor of the asset sale and terminate the Asset Purchase Agreement, subject to payment of expenses and termination fees. You should read "The Asset
         Sale Proposal -Third Party Proposals" on page 55 and "The Asset Sale
         Proposal - Termination Fees" on page 58 for more information on these rights and obligations.

         o        The 2004 Voting Agreement terminates automatically upon
         termination of the Asset Purchase Agreement, thereby enabling us to accept a superior offer in accordance with the terms of the Asset
         Purchase Agreement. Please refer to "The Asset Sale Proposal - Third
         Party Proposals" on page 55 for additional information regarding the ability of our board to consider competing proposals.

         o        The likelihood that the asset sale will be consummated. In particular, we considered the fact that the Asset Purchase Agreement does not contain any financing condition or contingency. Our board concluded, based on reviews of publicly available financial and other information on Pyramid, that Pyramid has the financial ability to complete the asset sale and the other transactions contemplated by the
         Asset Purchase Agreement.

         o        While we did not rely on any specific report, opinion,
         appraisal or analysis in recommending the Pyramid transaction, the board and Special Committee did take into consideration the fairness opinion of Willamette. While the fairness opinion of Willamette does not directly express an opinion relating to the asset sale, the basis for the determination indirectly addresses the fact that the consideration received in the asset sale is not less than the fair market value of such assets.

         Our board of directors and the Special Committee also considered the following potentially negative factors in its deliberations concerning the asset sale:

         o        We will cease to have an operating brewery and restaurant
         business upon the closing of the asset sale. See Annex F for "Proforma
         Unaudited Presentation of Portland Brewing Company as of 12/31/03 (post asset sale and prior to reverse split)."

         o        The transaction has been structured as a taxable sale of
         assets, although Pyramid will also be assuming certain liabilities of
         Portland Brewing. It is anticipated that we will have available sufficient net operating loss carryforwards to completely offset the gain we expect to recognize as a result of the asset sale, and that alternative minimum tax and state tax liabilities will be immaterial.

                                       44

         o        We will incur significant costs and expenses in connection with completing the asset sale and there will also be substantial management time and effort devoted to closing the asset sale and there may be possible related disruptions to Portland Brewing's business.

         o        There are conflicts of interest of members of our management and the MacTarnahans and Adams and their affiliates. In particular, upon the closing of the asset sale, an aggregate of approximately
         $300,040 will be paid to our Series A Preferred shareholders in redemption of their Series A Preferred shares. Also, MacTarnahan affiliates will have amounts due to them from Portland Brewing repaid pursuant to the terms of the real estate transaction and the debt exchange and stock purchase agreement described herein. Additionally, it is anticipated that MacTarnahan and Adams affiliates will be released from personal guaranties they have executed in connection with various Portland Brewing indebtedness. See "The Asset Sale Proposal -
         Background of the Asset Sale" on page 38 and "The Asset Sale Proposal -
         Interests of Certain Persons in the Asset Sale" on page 60.

         o        Under the terms of the Asset Purchase Agreement, we are unable to solicit other acquisition proposals, and we are able to participate in negotiations with a third party that has submitted an unsolicited acquisition proposal only under specified conditions. You should read
         "The Asset Sale Proposal - Third Party Proposals" on page 55 for additional information regarding the ability of our board to consider competing proposals. Additionally, we would be required to pay to
         Pyramid a termination fee up to $250,000 if the Asset Purchase
         Agreement is terminated under specified circumstances, including if the
         Asset Purchase Agreement is terminated due to our acceptance of a superior acquisition proposal, and our obligation to pay the termination fee might discourage competing acquisition proposals. See
         "The Asset Sale Proposal - Termination Fees" on page 58.

         o        While we expect to complete the asset sale, there is no
         assurance that all conditions to the parties' obligations to complete the asset sale will be satisfied and, as a result, it is possible that the asset sale may not be completed. See "The Asset Sale Proposal -
         Conditions to Completing the Asset Sale" on page 53.

         Our board of directors and the Special Committee concluded, however, that the potential benefits of the asset sale outweighed these potentially negative factors. In view of the variety of factors and the amount of information considered, our board and the Special Committee did not find it practicable to provide specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination to recommend that our shareholders approve the
Asset Purchase Agreement and the asset sale was made after consideration of all of the factors taken as a whole. In addition, individual members of our board of directors and the Special Committee may have given different weights to different factors.

         An additional factor in choosing to go forward with the asset sale and going private transaction at this particular time was the inability of Portland
Brewing to continue to meet its working capital needs. For the last several fiscal years, Portland Brewing has relied primarily on loans from the controlling shareholders to fund operations, and has asked the controlling shareholders and other of its affiliates to execute personal and/or corporate guarantees to assist Portland Brewing in obtaining conventional bank loans and lines of credit. The controlling shareholders have indicated to management and the board of directors their unwillingness to continue funding Portland Brewing and their unwillingness to continue to provide guarantees in connection with
Portland Brewing's third party financing.

PURCHASE PRICE; PAYMENT

         Pyramid has agreed to purchase the assets for $4,216,758 subject to a purchase price adjustment described below.

         Under the Asset Purchase Agreement, Pyramid will pay the purchase price as follows:

         o        Pyramid will assume the following liabilities (the "Assumed
                  Liabilities):

                                       45

                  o        our accounts payable reflected on our year-end
                           balance sheet and those accruing in the ordinary
                           course of business between January 1, 2004 and the
                           closing;

                  o        liabilities relating to customer deposits reflected
                           on our year-end balance sheet and those accruing in
                           the ordinary course of business between January 1,
                           2004 and the closing;

                  o        accrued payroll (including bonuses in the ordinary
                           course of business), vacation and sick leave
                           reflected on our year-end balance sheet and those
                           accruing in the ordinary course of business between
                           January 1, 2004 and the closing;

                  o        other accrued liabilities reflected on our year-end
                           balance sheet and those accruing in the ordinary
                           course of business between January 1, 2004 and the
                           closing; and

                  o        Related Party Debt owed to MacTarnahan Limited
                           Partnership after giving effect to the real property
                           transaction described herein.

         o        Pyramid will pay an amount equal to the difference between
                  $4,216,758, and the sum of (a) the amount of Assumed
                  Liabilities at December 31, 2003 (other than the Related Party
                  Debt); and (b) the amount of the Related Party Debt. This
                  amount will be payable in cash or, in Pyramid's sole
                  discretion, Pyramid stock or a combination of cash and Pyramid stock;

         o        Pyramid will be required, in any event, to pay a minimum cash payment equal to the sum of (a) the amount outstanding as of the closing date on our revolving credit facility attributable to brewery and restaurant operations, provided that amount does not exceed $1,000,000; and (b) $200,000.

         o        If any portion of the purchase price is paid in Pyramid stock, the number of shares transferred will be calculated using the average closing price of Pyramid stock as reported on Nasdaq for the thirty days immediately prior to the execution of the
                  Asset Purchase Agreement.

HOLDBACKS; ESCROW

         At closing, Pyramid will pay us the purchase price, less:

         o        an amount of $150,000, (the "Indemnity Escrow") in the form of cash or, in Pyramid's sole discretion, Pyramid stock or a
                  combination of cash and Pyramid stock, which will be placed in escrow pursuant to the terms of an escrow agreement in form attached to the Asset Purchase Agreement; and

         o        a purchase price adjustment holdback of $250,000, pending
                  final determination of the purchase price, as more fully
                  described below.

         Pyramid will pay the remaining portion of the purchase price to us in cash, Pyramid stock, or a combination of cash and stock, at Pyramid's option, subject to the minimum cash payment described above in "Purchase Price; Payment"
on page 45.

         At closing, our revolving credit facility with Washington Mutual Bank will be paid down sufficiently to cause the bank to release its security interest in the assets to be transferred to Pyramid. We and Pyramid will, to the extent required by the bank, establish a separate closing escrow account for such pay down. If the bank does not require a closing escrow as described above, we and Pyramid will establish other closing procedures acceptable to the parties and the bank.

PURCHASE PRICE ADJUSTMENT

         The Purchase price is subject to adjustment after closing as follows:

                                       46

         o        The purchase price will be increased (or decreased) by the amount of our adjusted net income (or loss) in the period
                  between January 1, 2004 and the closing date.

         o        Pyramid will have the right to review our books and records to verify the amount of the purchase price adjustment, to dispute the amount of the purchase price adjustment, and if agreement on the amount of purchase price adjustment cannot be reached, we and Pyramid have agreed to allow an independent accountant to determine the amount of the purchase price adjustment.

         o        If the purchase adjustment results in an increase in the
                  purchase price, Pyramid will (a) deposit the purchase price adjustment holdback of $250,000 into escrow as described in
                  "The Asset Sale Proposal - Holdbacks; Escrow" on page 46
                  above; and (b) pay us any additional amount by which the final purchase price, as adjusted, exceeds the holdback.

         o        If the purchase price adjustment results in an decrease in the purchase price of less than the purchase price adjustment
                  holdback, Pyramid will deposit the portion of the $250,000 that exceeds the purchase price adjustment into the escrow described above.

         o        If the purchase price adjustment results in an decrease in the purchase price greater than the purchase price adjustment
                  holdback, we will pay Pyramid any amount by which the purchase price (as adjusted) is less than the holdback.

EARN-OUT PAYMENTS

         Annually, beginning in 2005 and continuing through the fiscal year ended December 31, 2008, Pyramid will pay us a specified amount with respect to the number of barrels of our products produced and sold in excess of 45,000 barrels during the preceding calendar year (an "Earn-Out Payment"). The products for which Earn-Out Payments will apply include the "MacTarnahan's", "Saxer", and
Nor'wester" brand families, and certain contract production.

         As the chart below illustrates, Earn-Out Payments will be calculated on a per-barrel basis, with the amount of the per-barrel Earn-Out Payment increasing for barrels in excess of 50,000 per year. The amount of the per-barrel Earn-Out Payments will decrease annually over the term of the earn-out period.

                      Earn-Out Payments per Barrel

                    Between 45,001 and
         Year         50,000 barrels             Over 50,000 barrels
         ----       ------------------           -------------------
         2004           $25 Per barrel                $50 Per barrel
         2005           $20 Per barrel                $40 Per barrel
         2006           $15 Per barrel                $30 Per barrel
         2007           $10 Per barrel                $20 Per barrel
         2008            $0 Per barrel                $10 Per barrel

         Earn-Out Payments for each calendar year will be paid in cash, the earlier of (a) 30 days after the filing of Pyramid's annual report with the
Securities and Exchange Commission for the relevant fiscal year; or (b) April
30. The payments will be accompanied with a written report setting forth the computation of payments. Earn-Out Payments for fiscal year 2004 will be pro-rated for the actual number of days from the closing date through the end of the year.

                                       47

         Pyramid has the right to discontinue the production of all brands, but for any discontinued brand with an annual production of at least 1,200 barrels, the total barrelage from the preceding twelve months will be used for purposes of calculating Earn-Out Payments for the remainder of the earn-out period.

         We will have the right to review Pyramid's books and records to verify the accuracy of Earn-Out Payments, to dispute the amount of Earn-Out Payments, and if agreement on the amount of Earn-Out Payments cannot be reached, we and
Pyramid have agreed to allow an independent accountant to determine the amount of the Earn-Out Payments.

ASSETS TO BE SOLD

         We will sell to Pyramid substantially all of our assets used in our brewery and brewery-restaurant operations, and Pyramid will assume specified liabilities of Portland Brewing.

EXCLUDED ASSETS

         The parties have agreed that some of the assets of Portland Brewing will be excluded from the Asset Sale. The excluded assets include, but are not limited to:

         o    all real property;

         o    our ownership interest in Harco Products, Inc. and all assets used exclusively by Harco Products, including certain real property;

         o    all assets used exclusively in our scotch whisky distribution business;

         o    certain tax refunds, if any, of Portland Brewing for tax periods ending on or before the closing date; and

         o    rights under certain excluded contracts and permits.

EXCLUDED LIABILITIES

         The parties have agreed that some of the liabilities of Portland
Brewing will be excluded from the asset sale. The excluded liabilities include, but are not limited to:

         o    liabilities associated with real property that will not be transferred to Pyramid;

         o    tax liabilities, if any, of Portland Brewing arising on or before the closing date;

         o    liabilities related to litigation matters arising on or before the closing date;

         o    claims related to the operation of the business on or before the closing date;

         o    liabilities and obligations to customers for products sold on or before the closing date;

         o    any environmental liabilities arising on or before the closing date;

         o    any severance obligation or other costs related to the termination of employees on or before the closing date;

         o    all liabilities related to employee plans that are not expressly assumed by Pyramid;

         o    certain indebtedness under Portland Brewing's revolving credit facility and real estate loan; and

         o    any other claims related to excluded assets.

                                       48

USE OF PROCEEDS

         We intend to use the proceeds of the asset sale to:

         o    pay down our revolving credit facility;

         o    redeem our outstanding shares of Series A Preferred stock;

         o    pay cash to current shareholders in exchange for fractional shares resulting from the reverse split; and

         o    fund transaction expenses and taxes related to the asset sale and reverse split.

         We estimate that the expenses and taxes incurred in connection with the asset sale (including accounting, legal, filing and financial advisor) will equal, in the aggregate, approximately $171,000. This amount does not include approximately $30,000 of printing and mailing costs allocated to the reverse split and other reverse split expenses. See "The Reverse Split Proposal - Source of Funds and Financial Effect of the Reverse Split" on page 28.

SHAREHOLDER CARDS AND DISCOUNTS

         Under the Asset Purchase Agreement, Pyramid has agreed to honor
Portland Brewing shareholder cards held by shareholders as of June 28, 2004 for a minimum period of three years after the closing of the asset sale relating to one free pint of beer with each visit to the alehouse facility, discounts on merchandise, events, dock sales and other items. Shareholder cards were originally issued to holders of 100 or more shares of Portland Brewing common stock, and are non-transferable.

REPRESENTATIONS AND WARRANTIES

         The Asset Purchase Agreement contains various representations and warranties of us and Pyramid related to the following matters:

         o        valid existence, organization, capitalization and similar
                  corporate matters relating to us and Pyramid;

         o        our and Pyramid's corporate power and authority to execute, deliver and perform under the Asset Purchase Agreement, and the enforceability of the Asset Purchase Agreement against us and Pyramid;

         o        the absence of conflicts with, violations of, and defaults under applicable laws or under our or Pyramid's organizational documents, bylaws and other agreements and documents;

         o        the accuracy of our and Pyramid's financial statements
                  specified in the Asset Purchase Agreement;

         o        the absence of specified changes or events relating to our business and operations;

         o        our compliance with all material laws relating to the conduct of our business, and our ownership and operation of the
                  assets;

         o        our filing of tax returns and other tax-related matters;

         o        our ownership of trademarks and intellectual property;

         o        the permits currently required for the operation of our
                  business;

                                       49

         o        our existing insurance policies;

         o        the absence of express warranties with respect to our
                  products;

         o        the absence of undisclosed broker's and finder's fees;

         o        the absence of undisclosed threatened or pending legal
                  proceedings involving Portland Brewing, the Asset Purchase
                  Agreement or the asset sale;

         o        the absence of any required governmental or third party
                  consents, approvals or authorizations other than those
                  specified in the Asset Purchase Agreement;

         o        labor matters and employee benefit plans;

         o        our title to assets being sold in the asset sale;

         o        the absence of undisclosed material contracts relating to the our business;

         o        the validity of our material contracts used in or related to the conduct of our business;

         o        the collectability of our accounts receivable;

         o        the condition of the assets;

         o        our compliance with environmental laws and regulations;

         o        the real and personal property owned and leased by us;

         o        the quantity and condition of our inventory;

         o        our and Pyramid's complete disclosure in the Asset Purchase
                  Agreement;

         o        our and Pyramid's compliance with applicable reporting
                  requirements of the Securities and Exchange Commission and the
                  accuracy and completeness of the reports filed with the
                  Securities and Exchange Commission;

         o        the absence of material changes with respect to our business or Pyramid's business since the date of the most recent
                  financial information provided in connection with the Asset
                  Purchase Agreement;

         o        the authorization, valid issuance, and absence of liability or encumbrance attached to the stock to be issued by Pyramid;

         o        our business relationship with our customers, suppliers and distributors;

         o        the assets that will be excluded from the asset sale;

         o        the completeness and accuracy of this proxy statement; and

         o        matters related to our acquisition of Pyramid stock in the asset sale.

COVENANTS

         The Asset Purchase Agreement contains covenants which obligate us and
Pyramid to take various actions in contemplation of closing the asset sale, including the following:

                                       50

         o        we agreed to give Pyramid access to our employees, facilities, books and records, and business relations subject to an
                  existing confidentiality agreement;

         o        we agreed to assign, after closing, and Pyramid agreed to
                  assume, our contracts specified in the Asset Purchase
                  Agreement;

         o        we agreed to conduct our business in the ordinary course
                  before the closing of the asset sale and, without the consent of Pyramid, not to:

                  o        enter into any transaction or agreement outside the
                           ordinary course of business;

                  o        incur any new borrowings or reduce existing
                           borrowings outside the ordinary course of business;

                  o        encumber or dispose of any assets, or make any
                           capital expenditures in excess of $15,000;

                  o        pay any dividend or other distribution;

                  o        cancel any debt or waive any substantial rights or
                           claims;

                  o        suffer any damage, destruction or loss;

                  o        reduce our working capital outside the ordinary
                           course of business;

                  o        change the compensation and terms of employment of
                           any of our employees; or

                  o        take any other action that would interfere with the
                           normal operation of our business.

         o        we also agreed to do the following before the closing of the asset sale:

                  o        continue to manufacture, market and sell our products
                           consistent with past practice;

                  o        maintain the real property, equipment, and other
                           assets used in our business in good operating
                           condition;

                  o        meet our existing contractual obligations and pay our
                           indebtedness as it matures;

                  o        continue to protect our intellectual property and
                           continue to pursue all pending registrations of our
                           intellectual property;

                  o        comply with all judgments, laws, regulations and
                           permits relating to the operation of our business; o
                           pay all taxes when due;

                  o        advise Pyramid of any material changes in our
                           business;

                  o        not to take any action or fail to act in any manner
                           that would render our representations and warranties
                           inaccurate; and

                  o        notify Pyramid if any of our representations and
                           warranties become inaccurate.

         o        we and Pyramid agreed to use reasonable efforts to satisfy the conditions to the asset sale specified in the Asset Purchase
                  Agreement;

                                       51

         o        we agreed that our Special Committee and board of directors would recommend the asset sale to our shareholders, and would not withdraw such recommendation unless a superior proposal is received;

         o        we agreed that our Special Committee and board of directors would not seek to enter into any agreement related to any
                  alternative to the asset sale, subject to compliance with
                  fiduciary duties owed to the shareholders;

         o        we agreed that we would not solicit or initiate any other
                  acquisition proposals;

         o        we agreed that we would call a special meeting of the
                  shareholders for the purpose of voting on the asset sale;

         o        we agreed that we will solicit proxies of the shareholders eligible to vote at the special meeting;

         o        we agreed that we would prepare and submit to the Securities and Exchange Commission a proxy statement, and would allow
                  Pyramid the opportunity to review this proxy statement and provide comments prior to our submission of the proxy
                  statement to the Securities and Exchange Commission;

         o        we agreed that we would allow Pyramid to participate in
                  communications with the Securities and Exchange Commission regarding the proxy statement;

         o        we agreed that we will not allow the balance of our revolving credit facility attributable to brewery and restaurant
                  operations to exceed $1,000,000;

         o        we agreed that we will not make any payments on our long term debt other than regularly scheduled payments; and

         o        Pyramid agreed to promptly notify us if they become aware of any breaches of our representations and warranties.

         The Asset Purchase Agreement contains certain post-closing covenants which obligate us and Pyramid to take various actions after the closing of the asset sale, including the following:

         o        we and Pyramid agreed to execute and deliver any further
                  documents or instruments of conveyance, and to obtain any
                  consents or approvals necessary to complete the transfer of assets contemplated in the Asset Purchase Agreement;

         o        we agreed to deliver original copies of our contracts and all written information with respect to our intellectual property within 15 days of the closing;

         o        we agreed that we will engage our independent auditor to
                  conduct an audit of our financial statements for fiscal year
                  2003 by March 31, 2004, and we agreed that we will bear all costs associated with the audit;

         o        we and Pyramid agreed to assist each other with respect to any claims related to our business, assets or products;

         o        we agreed that we will not enter into a plan of dissolution or liquidation of Portland Brewing for two years following the closing;

         o        Pyramid agreed that it will expand the size of its board of directors and appoint one representative of Portland Brewing to its board of directors, and will nominate a representative of Portland Brewing for election to the board in subsequent years through 2007. Pyramid also agreed to allow

                                       52

                  another representative of Portland Brewing to attend board meeting as an observer for the same time period.

         o        Pyramid agreed that it will allow our employees that will be hired by Pyramid after the closing to participate in Pyramid's
                  401(k) plan and other employee benefit plans, and that Pyramid will give credit to those employees for years of service with us as if such years of service were with Pyramid; and

         o        Pyramid agreed that it will continue to honor Portland Brewing shareholder cards for a minimum period of three years after the closing of the asset sale.

CONDITIONS TO COMPLETING THE ASSET SALE

         Pyramid's obligations to complete the asset sale are subject to the satisfaction or waiver of the following conditions:

         o        our representations and warranties being true and correct in all material respects as of the closing of the asset sale;

         o        our compliance with all the covenants and agreements in the
                  Asset Purchase Agreement prior to the closing of the asset sale;

         o        receipt by Pyramid of certificates from our officers
                  certifying as to specified matters;

         o        the absence of any material changes with respect to our
                  business;

         o        receipt of all third party consents and approvals required in connection with the asset sale, and the provision of notice to appropriate parties;

         o        our shareholders having approved the asset sale proposal;

         o        our payment of all taxes due as of the closing of the asset sale, other than those taxes for which we have a specific
                  alternative agreement with Pyramid;

         o        we must deliver to Pyramid the following documents:

                  o        a Bill of Sale;

                  o        an Assignment and Assumption Agreement;

                  o        one or more assignments covering the trademarks to be
                           transferred to Pyramid;

                  o        leases for the brewery facility and alehouse in the
                           forms attached to the Asset Purchase Agreement;

                  o        a debt exchange and stock purchase agreement executed
                           by certain of our shareholders;

                  o        employment agreements with Jerome Chicvara, Mark
                           Carver, Brett Porter and Eric Starr;

                  o        an executed Escrow Agreement in the form attached to
                           the Asset Purchase Agreement;

                  o        all certificates of title with respect to the assets
                           to be transferred;

                  o        written consent to assignment of all specified
                           agreements;

                                       53

                  o        Noncompete Agreements executed by Robert M.
                           MacTarnahan and R. Scott MacTarnahan in the form
                           attached to the Asset Purchase Agreement; and

                  o        a legal opinion of our counsel in form attached to
                           the Asset Purchase Agreement;

         o        The Trademark License Agreement among Robert M. MacTarnahan,
                  Black Lake Investments, LLC and us shall be in full force and effect.

         o        We must satisfy the conditions of the Asset Purchase Agreement and deliver to Pyramid all agreements and other documents that establish compliance with these conditions;

         o        There must be no injunction or litigation questioning,
                  threatening or delaying the closing of the asset sale;

         o        We must have restructured our debt held by our affiliates, and all security interests in our assets to be sold must be
                  released; and

         o        All security interests held by specific additional third
                  parties must be released.

         Our obligations to complete the asset sale are subject to the satisfaction or waiver of specified conditions, including the following:

         o        Pyramid's representations and warranties being true and
                  correct in all material respects as of the closing of the
                  asset sale;

         o        Pyramid's compliance with all the covenants and agreements in the Asset Purchase Agreement prior to the closing of the asset sale;

         o        receipt by us of certificates from Pyramid's officers
                  certifying as to specified matters;

         o        the absence of any material adverse changes with respect to
                  Pyramid;

         o        Pyramid must deliver to us the following documents:

                  o        an Assignment and Assumption Agreement;

                  o        Leases for the brewery facility and alehouse in the
                           forms attached to the Asset Purchase Agreement;

                  o        an executed debt exchange and stock purchase
                           agreement;

                  o        an executed Escrow Agreement in the form attached to
                           the Asset Purchase Agreement; and

                  o        a legal opinion of Pyramid's counsel in form attached
                           to the Asset Purchase Agreement;

         o        receipt of all third party consents and approvals required in connection with the asset sale, and the provision of notice to appropriate parties;

         o        our shareholders having approved the asset sale proposal;

         o        Pyramid must satisfy the conditions of the Asset Purchase
                  Agreement and deliver to us all agreements and other documents that establish compliance with these conditions; and

                                       54

         o        there must be no injunction or litigation questioning,
                  threatening or delaying the closing of the asset sale.

THIRD PARTY PROPOSALS

         The Asset Purchase Agreement prohibits us from soliciting, initiating or encouraging the submission of a proposal, engaging in discussion or negotiations, or entering into any agreement regarding any proposal with respect to a merger, consolidation, share exchange, tender offer, business combination or similar transaction, or any other asset sale or other transaction that is inconsistent with the Asset Purchase Agreement. However, the Asset Purchase
Agreement permits us to participate in negotiations with any third party that has submitted an unsolicited acquisition proposal if: (1) we receive an executed confidentiality agreement in connection with the proposal that is reasonably customary under the circumstances; (2) our board of directors concludes in good faith, after consulting with legal counsel, that further action regarding the unsolicited proposal is necessary under its fiduciary duties; and (3) our board of directors concludes in good faith, after consulting with our independent financial advisor, that the proposal is likely to be more favorable to our shareholders. We must provide Pyramid with immediate written and oral notice of any such proposal, and must report to Pyramid the material terms, the identity of the party making the proposal, and our intention to furnish information or engage in negotiations with respect to the proposal.

THE CLOSING OF THE ASSET SALE

         Following the satisfaction or waiver by the appropriate party of all of the conditions to each party's obligations to complete the asset sale in the
Asset Purchase Agreement, the closing of the asset sale will take place on or before July 31, 2004, unless extended to a later date in accordance with the
Asset Purchase Agreement.

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         All representations and warranties of the parties contained in the
Asset Purchase Agreement will survive the closing of the asset sale for a period of 12 months, except that representations and warranties with respect to tax matters, employee benefit plans, and the issuance of Pyramid stock will survive until the expiration of applicable statutes of limitation plus 30 days.

         The covenants and agreements contained in the Asset Purchase Agreement will survive the closing of the asset sale and will continue until all obligations under the covenants and agreements have been performed, satisfied, or terminated.

INDEMNIFICATION

         We have agreed to indemnify Pyramid and its officers, directors, and employees from and against all losses, damages, claims and expenses incurred arising out of or in connection with:

         o        any inaccuracy in or breach of any representation or warranty made by us in the Asset Purchase Agreement, or in any
                  certificate we deliver to Pyramid in connection with the Asset
                  Purchase Agreement;

         o        any failure by us to perform or comply with any covenant or agreement in the Asset Purchase Agreement and related
                  documents;

         o        any claim for brokerage or finder's fee based on an allegation that we have an contract or understanding with respect to such fees in connection with the asset sale transaction; and

         o        any excluded liability under the Asset Purchase Agreement.

         Pyramid has agreed to indemnify us and our affiliates from and against all losses, damages, claims and expenses incurred in connection with, arising out of or incident to:

                                       55

         o        any inaccuracy in or breach of any representation or warranty made by Pyramid in the Asset Purchase Agreement, or in any certificate Pyramid delivers to us in connection with the
                  Asset Purchase Agreement;

         o        any failure by Pyramid to perform or comply with any covenant or agreement in the Asset Purchase Agreement and related
                  documents;

         o        any claim for brokerage or finder's fee based on an allegation that Pyramid has an contract or understanding with respect to such fees in connection with the asset sale transaction;

         o        the ownership or operation of the business and the facilities, and sale of the products after the closing; and

         o        any assumed liability under the Asset Purchase Agreement.

         The Asset Purchase Agreement also provides that neither us nor Pyramid will be liable for any indemnification claim until the aggregate amount of all claims against that party exceeds $37,500, in which case the liable party must indemnify the party to be indemnified only for those claims in excess of
$37,500. Additionally, our liability for indemnification claims will not exceed an aggregate of $1,250,000.

         None of these limitations apply to our obligations for excluded liabilities, Pyramid's obligations for assumed liabilities under the Asset
Purchase Agreement or Pyramid's obligations relating to operations after the closing or for claims based on fraud in the inducement, willful misconduct or securities laws violations.

         To the extent that any indemnification claim under the Asset Purchase
Agreement is covered by insurance held by the party seeking indemnification, then that party will be indemnified only to the extent that its damages exceed the actual reimbursement received from the insurer.

         Neither party will be entitled to assert a claim after the closing based on a breach of a representation or warranty if the asserting party had actual knowledge of the breach before the closing.

         If we indemnify Pyramid for the uncollectability of any accounts receivable, the uncollected account receivable will be reassigned to Pyramid.

         For all claims against us, Pyramid will first seek recovery from the indemnity escrow described in "The Asset Sale Proposal - Holdbacks; Escrow" on
page 46, and then by reducing the amount of any Earn-Out Payments, and we can satisfy any remaining amount by returning Pyramid stock or, at our election, paying cash to Pyramid.

         The following procedure will be followed with respect to
indemnification claims:

         o        The party to be indemnified will give written notice of any indemnification claim to the indemnifying party promptly, but in any event:

                  o        within the survival period described above in "The
                           Asset Sale Proposal - Survival of Representations,
                           Warranties and Covenants" on 59.

                  o        if the indemnification claim relates to a third party
                           claim or dispute, within 20 days of the assertion of
                           the third party claim; and

                  o        if the indemnification claim does not relate to a
                           third party claim or dispute, within 30 days of the
                           time that the claiming party discovers the fact which
                           form the basis for the claim

         o        The notice of the indemnification claim will describe the
                  nature of the claim, the amount of the claim (if
                  ascertainable), the estimates maximum amount of the claim, and the provisions of the Asset Purchase Agreement upon which the claim is based.

                                       57

         o        The indemnifying party will have the right to assume the
                  defense of any third party claim at its own expense, after giving written notice to the party making the indemnification claim, as set forth below:

                  o        the indemnifying party will select counsel;

                  o        the indemnifying party will keep the indemnified
                           party apprised of the status of the claim;

                  o        the indemnifying party will not settle the claim
                           unless:

                           o        the settlement contains a unconditional
                                    release of the indemnified party;

                           o        the settlement imposes no material
                                    liabilities on the indemnified party; and

                           o        the monetary provisions of the settlement
                                    could have no material adverse effect on the
                                    indemnified party.

                           o        the indemnified party will cooperate with
                                    the indemnifying party, and will be entitled
                                    to participate in the defense;

                  o        the indemnified party will not, without the consent
                           of the indemnifying party, agree to a settlement
                           unless the indemnifying party has also waived the
                           right to indemnification with respect to the claim;
                           and

                  o        any violation of these terms will relieve the
                           indemnifying party of the obligation to indemnify
                           with respect to the third party claim that is
                           settled.

         o        if the indemnifying party does not give written notice of its intention to defend the claim to the indemnified party within
                  30 days of receipt of notice of the third party claim from the party seeking indemnification:

                  o        the indemnified party may select counsel and defend
                           the claim in a reasonable manner;

                  o        the indemnified party will keep the indemnifying
                           party apprised of the status of the claim;

                  o        the indemnified party will not, without the consent
                           of the indemnifying party, agree to a settlement,
                           failure to obtain consent will relieve indemnifying
                           party of any obligation with respect to the settled
                           claim; and

                  o        the indemnifying party will cooperate with the
                           indemnified party, and will be entitled to
                           participate in the handling of the claim with its own
                           counsel, and at its own expense.

TERMINATION OF THE ASSET PURCHASE AGREEMENT

         The Asset Purchase Agreement may be terminated at any time prior to the closing of the asset sale:

         o        by mutual written consent of Pyramid and us;

         o        by either Pyramid or us if:

                  o        the closing does not occur by July 31, 2004, unless
                           the party seeking to terminate has failed to perform
                           it covenants and agreements under the Asset Purchase
                           Agreement.

                                       57

                           Neither party may terminate if delay results from
                           amendments to this proxy statement or a
                           resolicitation of proxies;

                  o        any law makes the asset sale illegal or if any final
                           judgment of any governmental authority enjoins the
                           completion of the asset sale;

                  o        the approval of our shareholders has not been
                           obtained despite a final vote by our shareholders;

                  o        we or Pyramid materially breaches any representation,
                           warranty, covenant or agreement in the Asset Purchase
                           Agreement, and such breach is not cured within 30
                           days. However, neither party may terminate unless the
                           breach constitutes a material adverse change with
                           respect to the breaching party and the party seeking
                           to terminate is not itself in breach of any
                           representation, warranty, covenant or agreement in
                           the Asset Purchase Agreement; or

                  o        we or Pyramid materially breaches any covenant or
                           agreement in the Asset Purchase Agreement, and such
                           breach is not cured within 30 days following receipt
                           of notice from the non-breaching party, or if the
                           breach cannot be cured before the closing.

         o        by Pyramid if:

                  o        our board of directors amends or withdraws its
                           approval of the Asset Sale Proposal in a manner
                           adverse to Pyramid;

                  o        we fail to include in this proxy statement the
                           recommendation of our board of directors to approve
                           the asset sale;

                  o        our board of directors fails to reaffirm its
                           recommendation in favor of the asset sale within 10
                           days after Pyramid so requests in writing;

                  o        our board of directors approves or recommends an
                           acquisition proposal from any party other than
                           Pyramid;

                  o        we enter into a letter of intent in connection with
                           an acquisition proposal from any party other than
                           Pyramid;

                  o        a tender or exchange offer is commenced by a third
                           party, and we do not send a statement to our
                           shareholders recommending rejection of the offer; or

                  o        we fail to comply with our obligations regarding
                           other acquisition proposals.

TERMINATION FEES

         We will be required to pay Pyramid a termination fee of $250,000 if:

         o        Pyramid terminates the Asset Purchase Agreement because:

                  o        our board of directors amends or withdraws its
                           approval of the Asset Sale Proposal in a manner
                           adverse to Pyramid;

                  o        we fail to include in this proxy statement the
                           recommendation of our board of directors to approve
                           the asset sale;

                  o        our board of directors fails to reaffirm its
                           recommendation in favor of the asset sale within 10
                           days after Pyramid so requests in writing;

                                       58

                  o        our board of directors approves or recommend an
                           acquisition proposal from any party other than
                           Pyramid;

                  o        we enter into a letter of intent in connection with
                           an acquisition proposal from any party other than
                           Pyramid;

                  o        a tender or exchange offer is commenced by a third
                           party, and we do not send a statement to our
                           shareholders recommending rejection of the offer; or

                  o        we fail to comply with our obligations regarding
                           other acquisition proposals.

         o        We terminate the agreement because (i) (a) the closing does not occur by July 31, 2004; or (b) the approval of our
                  shareholders has not been obtained despite a final vote by our shareholders; and (ii) the agreement is terminated because (a)
                  our action or failure to act results in the closing not
                  occurring by July 31, 2004; or (b) an alternate acquisition is announced before the Asset Purchase Agreement is terminated, and we complete the acquisition with a third party, or enter into a letter of intent with a third party within 12 months of termination.

FEES AND EXPENSES

         We and Pyramid agreed to pay our own fees and expenses incurred in connection with the Asset Purchase Agreement and the transactions contemplated in the Asset Purchase Agreement, whether or not such transactions are completed.

NO PAYMENT TO SHAREHOLDERS

         Our shareholders will not receive any payments, whether as a dividend or distribution in liquidation, as a result of the asset sale. Any determination to pay dividends in the future will be at the discretion of our board of directors and will be dependent upon our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by the board of directors. The board of directors does not intend to declare dividends in the foreseeable future.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ASSET SALE

         The following is a discussion of the material anticipated U.S. federal income tax consequences of the asset sale to Portland Brewing and its shareholders. It should be noted that this discussion is based upon the U.S.
federal income tax laws currently in effect and as currently interpreted. This discussion does not take into account possible changes in such laws or interpretations, including any amendments to applicable statutes, regulations and proposed regulations, or changes in judicial or administrative rulings, some of which may have retroactive effect. This discussion is provided for general information only, and does not purport to address all aspects of the range of possible U.S. federal income tax consequences of the asset sale and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this discussion does not account for or consider the U.S. federal income tax consequences to shareholders of Portland Brewing in light of their individual circumstances or to holders subject to special treatment under the
U.S. federal income tax laws (for example, life insurance companies, regulated investment companies, and foreign taxpayers). This discussion does not discuss any consequence of the asset sale under any state, local or foreign tax laws.

         No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the U.S. federal income tax consequences to Portland
Brewing or its shareholders in connection with the asset sale. Each shareholder is encouraged to consult such shareholder's tax adviser regarding the specific tax consequences of the asset sale to such shareholder, including the application and effect of federal, state, local and foreign taxes, and any other tax laws.

         Consequences to Portland Brewing. Portland Brewing will recognize gain or loss for federal income tax purposes on the sale of the assets in the asset sale. Our gain or loss will be determined based upon the amount of purchase price (increased by our liabilities properly accrued as of the closing, to the extent assumed by Pyramid) allocated to each asset, and our tax basis in each asset. To the extent that the purchase price (as increased) allocated

                                       59

to an asset exceeds its tax basis, we will recognize gain on the disposition of the asset, and to the extent an asset's tax basis exceeds the purchase price allocated to the asset, we will recognize loss on the disposition of the asset.
The asset sale may also result in state or local, income, franchise, sales, use or other tax liabilities in some or all of the states or local tax jurisdictions in which we file returns. We anticipate that we will have available sufficient net operating loss carryforwards to completely offset the gain we expect to recognize as a result of the asset sale, and that alternative minimum tax and state tax liabilities will be immaterial.

         Consequences to Our Shareholders. Our shareholders will not recognize any gain or loss due to the asset sale.

ACCOUNTING TREATMENT OF THE ASSET SALE

         The asset sale will be accounted for as a sale of assets transaction.
At the closing of the asset sale, any excess in the purchase price received by us, less transaction expenses, over the book value of the net assets sold will be recognized as a gain on our books. At December 31, 2003, in anticipation of the asset sale we recorded an impairment charge of approximately $1.4 million.
Accordingly, we estimate that any future gain or loss, before income taxes, would be nominal.

INTERESTS OF CERTAIN PERSONS IN THE ASSET SALE

         Some of our executive officers and directors own shares of our common stock and/or options to purchase shares of our common stock and, to that extent, their interest in the sale is the same as that of other holders of our common stock.

         In addition to any interests they may have as shareholders of Portland
Brewing, Fred Bowman, Tom Calhoun, Mark Carver, Jerome Chicvara, Alex Helser,
Brett Porter and Eric Starr will receive certain cash and non-cash benefits under the terms of an employment agreement each of them will enter into with
Pyramid. These employment agreements will become effective when the asset sale is consummated. Pursuant to the employment agreements, these individuals will be employed by the Portland Brewing division of Pyramid in the capacities set forth in the table below.

                  NAME                                TITLE
                --------                            ---------
Fred Bowman                         Vice President of Business Development
Tom Calhoun                         Sales Region Manager - Oregon
Mark Carver                         National Accounts Manager
Jerome Chicvara                     President
Alex Helser                         Alehouse General Manager
Brett Porter                        Head Brewer
Eric Starr                          Marketing Manager - MacTarnahans

         The employment agreements will provide for annual base compensation that ranges from $48,000 to $80,000 per year. In addition, these individuals will participate in Pyramid's management incentive program, which provides the opportunity to earn bonus compensation based on achievement of company and individual objectives. Finally, the employment agreements provide for grants of options to purchase shares of common stock of Pyramid (ranging from 2,500 shares to 10,000 shares), with a 3-year vesting schedule and an exercise price equal to the fair market value of Pyramid common stock on the date of grant. Each individual will be entitled to 3 months' severance if he is terminated without cause by Pyramid. None of these individuals will be appointed to the board of directors of Pyramid in connection with the asset sale or pursuant to their employment agreements. Pursuant to the terms of the asset sale, Pyramid has agreed to appoint a representative designated by Portland Brewing to serve on
Pyramid's board of directors. Portland Brewing intends to designate R. Scott
MacTarnahan, who is currently a director of Portland Brewing, as its representative on Pyramid's board of directors.

         Robert M. MacTarnahan, R. Scott MacTarnahan and Peter F. Adams,
directors of Portland Brewing hold collectively beneficial ownership interest in all of the outstanding shares of our Series A Preferred stock. Pursuant to a
Deferred Redemption Agreement dated February 25, 2004, the holders of Series A
Preferred stock have agreed to defer the mandatory redemption date of the
Preferred shares from February 25, 2004 and to accept a portion of the consideration paid to us by Pyramid in the asset sale in redemption for the
Series A Preferred stock.

                                       60

         From time to time MacTarnahan Limited Partnership, an affiliate of
Robert M. MacTarnahan and R. Scott MacTarnahan, has loaned us operating capital evidenced by a promissory note and security agreement. As of June 21, 2004, we owe an aggregate of approximately $1.7 million, plus accrued and unpaid interest, to MacTarnahan Limited Partnership under the promissory note. Before the closing of the asset sale, we will enter into a real estate transaction with the MacTarnahan Limited Partnership pursuant to which we will sell the Brewery
Property to MacTarnahan Limited Partnership. In consideration for that transfer,
MacTarnahan Limited Partnership will reduce a portion of the $1.7 million in indebtedness. The amount of this forgiveness will equal approximately $287,000, the difference between the third party appraised fair market value of the
Brewery Property, and the amount outstanding on the mortgage of the Brewery
Property. This real estate transaction has not yet been finalized, and the completion of this transaction is dependent upon the shareholders' approval of the asset sale and reverse split proposals and the closing of those transactions. Additionally, the completion of the real estate transaction is a condition to the closing of the asset sale under the terms of the Asset Purchase
Agreement. In addition, MacTarnahan Limited Partnership will receive rental payments from Pyramid under the brewery facility and alehouse facility leases.

         Certain of our shareholders guarantee our revolving credit facility and
MacTarnahan Limited Partnership has pledged additional collateral to secure that revolving credit facility. Part of the purchase price paid to us in the asset sale is cash in an amount sufficient to pay off that portion of the revolving credit facility which is attributable to the asset sale but not to exceed
$1,000,000.

         At the request of Pyramid, we executed a Fourth Amendment to Trademark
License Agreement with Robert M. MacTarnahan and Black Lake Investments, LLC under which the products covered, royalty structure, and term of the agreement were amended. Under the amended license agreement, we pay a $1 per barrel royalty on products sold that bear the MacTarnahan name. Royalties paid under the license agreement for 2003 and 2002 were $22,903 and $23,578, respectively.

         Concurrently with our entering into the Asset Purchase Agreement, the
Voting Trust agreed to vote at the Special Meeting in favor of the Asset Sale
Proposal. The terms of the 2004 Voting Agreement require that approximately
75.5% of the total combined voting power of our common stock and Series A
Preferred stock, and 100% of our Series A Preferred stock vote in favor of the
Asset Sale Proposal.

CONDUCT OF BUSINESS FOLLOWING THE ASSET SALE

         After the asset sale, we will no longer operate the brewery and restaurant business. We will hold cash and/or unregistered Pyramid stock, if
Pyramid elects to pay a portion of the purchase price in Pyramid common stock, a contingent right to Earn-Out Payments and miscellaneous assets that may be sold or operated in the future. Our subsidiary corporation, Harco Products, Inc., a hand truck manufacturer, may continue operations. Additionally, we may continue to distribute our scotch whisky product "The MacTarnahan". Other than the asset sale and associated transactions described in this proxy statement, and the reverse split, we have no current plans or proposals to effect any other extraordinary corporate transaction aside from selling assets remaining in
Portland Brewing after the asset sale. Under the Asset Purchase Agreement, we have agreed that we will not dissolve Portland Brewing for two years after the closing.

DISSENTERS' RIGHTS - ASSET SALE PROPOSAL

         Under applicable Oregon Law, our shareholders are entitled to dissenters' rights with respect to the Asset Purchase Agreement and the asset sale.

         Each holder of common stock has the right to dissent from the asset sale and receive the fair value of such holder's shares of common stock in cash if the shareholder follows the procedures set forth in the Oregon Revised
Statutes, as amended, included as Annex B. We have summarized the material provisions of that statute below.

         Generally, the statute provides that shareholders of an Oregon corporation that undergoes a sale of substantially all of its assets who are entitled to dissent from the asset sale and who have perfected their dissenters'
rights, may require purchase of their shares for cash based on the fair value of those shares.

                                       61

         A holder of common stock who properly follows the procedure for exercising dissenters' rights for such holder's shares pursuant to Section
60.564 of the Oregon Revised Statutes may be entitled to receive in cash the
"fair value" of such shares. The "fair value" of a dissenting shareholder's shares will be the value of those shares the day before the closing date of the asset sale, excluding any appreciation or depreciation in anticipation of the asset sale, unless exclusion would be inequitable. The "fair value" could be more than, equal to or less than the market value of common stock on the date immediately before the closing date of the asset sale. In the event the dissenting shareholder and Portland Brewing cannot agree on the "fair value" of the dissenter's common stock, "fair value" may ultimately be determined by a court in an appraisal proceeding.

         To properly exercise dissenters' rights with respect to the asset sale and to be entitled to payment under Section 60.564 of the Oregon Revised
Statutes, a holder of common stock must, among other things:

         o        before the special meeting, deliver to Portland Brewing
                  written notice of the shareholder's intent to demand payment for such shareholder's shares if the asset sale is effected;

         o        not vote the shares in favor of the asset sale; and

         o        upon receipt of a dissenters' notice from Portland Brewing, timely deliver a demand for payment, certifying that the
                  shareholder acquired beneficial ownership before the date of the first announcement to the news media or to shareholders of the terms of the asset sale, or January 27, 2004, and timely deposit the shareholder's certificates in accordance with the terms of the dissenters' notice.

         A VOTE AGAINST THE ASSET SALE, WHETHER BY PROXY OR IN PERSON, WILL NOT,
BY ITSELF, BE REGARDED AS A WRITTEN DEMAND FOR PAYMENT FOR PURPOSES OF ASSERTING
DISSENTERS' RIGHTS.

         Thus, any holder of common stock who wishes to dissent and who executes and returns a proxy on the accompanying proxy form must specify that the holder's shares are to be voted against the asset sale or that the proxy holder should abstain from voting the holder's shares in favor of the asset sale. A vote against the asset sale is part of a proper exercise of dissenters' rights but does not constitute the required notice of the shareholder's intent to demand payment. If the shareholder returns a proxy without voting instructions, or with instructions to vote in favor of the asset sale, the holder's shares will automatically be voted in favor of the asset sale, and the shareholder will lose any dissenters' rights. Within 10 days after the closing of the asset sale,
Portland Brewing will send a written dissenters' notice to each holder of common stock who satisfied the requirements of the first two bullet points above, indicating where the payment demand must be sent and where and when share certificates must be deposited. This notice will inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received. In addition, the notice will include, among other things, a form of payment demand that includes the date of the first announcement to the news media or to shareholders of the terms of the asset sale and requires the person asserting dissenters' rights to certify whether or not the person acquired beneficial ownership of the shares before that date and will set the date by which Portland Brewing must receive the payment demand, which date may not be less than 30 or more than 60 days after the dissenters' notice is delivered.

         A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

     o   the beneficial shareholder submits to Portland Brewing the record shareholder's written notice to dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     o   the beneficial shareholder does so with respect to all shares of which the shareholder is the beneficial shareholder or over which the shareholder has power to direct the vote.

         After the closing of the asset sale, or upon receipt of a payment demand, Portland Brewing will pay each dissenter who complied with the statute the amount that Portland Brewing estimates to be the fair value of the shareholder's shares, plus accrued interest. The payment must be accompanied by, among other things:

     o   Portland Brewing's balance sheet as of the end of a fiscal year ended not more than 16 months before the date of payment, an income statement for that year, and the latest available interim financial statements, if any;

                                       62

     o   a statement of Portland Brewing's estimate of the fair value of the shares;

     o   a statement of how the interest was calculated;

     o   a statement of the dissenter's right to demand payment under Section
         60.587 of the Oregon Revised Statutes; and

     o   a copy of the dissenters' rights provisions of the statute.

         If Portland Brewing does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates,
Portland Brewing will return the deposited certificates and release the transfer restrictions on the uncertificated shares.

         Regardless, with respect to shares acquired after the date of the first announcement to the news media or to shareholders of the terms of the asset sale, Portland Brewing may elect to withhold payment of the fair value of dissenters' shares plus accrued interest and, in that event, Portland Brewing will estimate after the closing date of the asset sale the fair value of the shares, plus accrued interest, and, will offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand, and will include with the offer an explanation of how interest was calculated and a statement of the dissenter's right to demand payment under
Section 60.587 of the Oregon Revised Statutes.

         o    A dissenter may notify Portland Brewing in writing of the
              dissenter's own estimate of the fair value of the dissenter's shares and the amount of interest due and demand payment of the dissenter's estimate, less any payment made, or, with respect to after-acquired shares for which Portland Brewing elected to withhold payment, reject Portland Brewing's offer of the fair value determined for the shares and demand payment of the
              dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

         o    the dissenter believes that the amount paid or offered is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

         o    Portland Brewing fails to make payment within 60 days after the date set for demanding payment; or

         o    the asset sale is not effected, and Portland Brewing does not return the deposited certificates or release the transfer
              restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

         A dissenter will be deemed to have waived the right to demand payment unless the dissenter notifies Portland Brewing of the dissenter's demand in writing within 30 days after Portland Brewing makes or offers payment for the dissenter's shares.

         If a demand for payment remains unsettled, Portland Brewing will commence a court proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If Portland Brewing does not commence the proceeding within the 60-day period, it will pay each dissenter whose demand remains unsettled the amount demanded. Portland Brewing will make all dissenters whose demands remain unsettled, whether or not residents of the State of Oregon, parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition.

         Each dissenter made a party to the proceeding will be entitled to judgment for:

     o   the amount, if any, by which the court finds the fair value of the shares, plus interest, exceeds the amount paid by Portland Brewing; or

     o   the fair value, plus accrued interest, of the dissenter's
         after-acquired shares for which Portland Brewing elected to withhold payment.

                                       63

         Shareholders should read the complete text of Sections 60.551 to 60.594 of the Oregon Revised Statutes which are attached as Annex B. The procedures set forth in the dissenters' rights statutes must be followed exactly or dissenters'
rights may be lost.

         Shareholders who are interested in perfecting dissenters' rights in connection with the asset sale should consult with their counsel for advice as to the procedures required to be followed.

RISK FACTORS - ASSET SALE PROPOSAL

         You should carefully consider the following risk factors relating to the asset sale before you decide whether to vote to approve the Asset Sale
Proposal. You should also consider the other information in the proxy statement and the additional information in our other reports on file with the Securities and Exchange Commission and in the other documents incorporated by reference in the proxy statement. See "Available Information" on page 71.

         WE MAY NOT BE ABLE TO OBTAIN NECESSARY THIRD PARTY CONSENTS TO THE
TRANSFER OF CERTAIN ASSETS REQUIRED FOR CLOSING OF THE ASSET SALE.

         In addition to the other conditions that must be satisfied prior to closing the asset sale, we are obligated to obtain certain third party consents, including from our lenders and debt holders, real property lessors and some of our clients and customers, to the transfer of certain contracts or assets as part of the asset sale. If we are unable to obtain these consents, the asset sale may not be consummated. The receipt of these consents depends upon parties other than us over which we have no control.

         THE ASSET PURCHASE AGREEMENT WILL EXPOSE US TO CONTINGENT LIABILITIES.

         Under the Asset Purchase Agreement, we have agreed to indemnify Pyramid for a number of matters including the breach of our representations, warranties and covenants contained in the Asset Purchase Agreement. See "The Asset Sale
Proposal - Indemnification" on page 55.
         THE PUBLIC ANNOUNCEMENT OF THE PROPOSED ASSET SALE MIGHT ADVERSELY
AFFECT OUR OPERATING RESULTS AND ABILITY TO RETAIN KEY MANAGEMENT AND PERSONNEL.

         On January 27, 2004, we issued a press release announcing the asset sale. The asset sale may cause our customers and/or suppliers to terminate or modify their relationship with us until after the outcome of the shareholder vote has been determined, and may also adversely impact our ability to retain key management and personnel who are involved in our business. Even if the asset sale is not consummated, these negative effects could continue indefinitely.

REGULATORY APPROVALS

         The asset sale is not subject to the approval of any state or federal regulatory agency or governmental body.

BOARD RECOMMENDATION

OUR BOARD OF DIRECTORS HAS DETERMINED THAT THE ASSET SALE PROPOSAL IS ADVISABLE
AND IN OUR BEST INTEREST AND THE BEST INTEREST OF OUR SHAREHOLDERS AND HAS
DIRECTED THAT IT BE SUBMITTED TO OUR SHAREHOLDERS FOR THEIR APPROVAL. OUR BOARD
OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ASSET SALE
PROPOSAL.

                                       64

                              FINANCIAL INFORMATION

         Our audited financial statements for the fiscal years ended December
31, 2003 and December 31, 2002, contained in our Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2003, are incorporated in this proxy statement by reference. The audited financial statements for the fiscal year ended December 31, 2003 are attached to this proxy statement as Annex F.

         Certain of our documents that are incorporated by reference to this proxy statement contain references to the applicability of the Private
Securities Litigation Reform Act of 1995. Under Section 21E(b)(1)(E) of the
Exchange Act, the safe harbor for forward-looking statements does not apply to forward-looking statements made in connection with a going private transaction.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of voting equity securities of Portland Brewing as of May
14, 2004 as to (i) each person who is known by Portland Brewing to own beneficially 10% or more of the outstanding shares of such class of voting equity securities of Portland Brewing, (ii) each of the three most highly compensated officers, and (iii) all Directors and officers as a group. Except as otherwise noted, Portland Brewing believes the persons listed below have sole investment and voting power with respect to the voting equity securities owned by them.

                                        BEFORE REVERSE SPLIT              AFTER REVERSE SPLIT        BEFORE AND AFTER REVERSE SPLIT
                                                                                                                SERIES A
                                            COMMON STOCK                      COMMON STOCK                  PREFERRED STOCK
                                         SHARES        PERCENT OF        SHARES        PERCENT OF        SHARES       PERCENT OF
    NAME OF BENEFICIAL OWNER OR       BENEFICIALLY       SHARES       BENEFICIALLY       SHARES       BENEFICIALLY      SHARES
    NUMBER OF PERSONS IN GROUP         OWNED (1)      OUTSTANDING      OWNED (1)      OUTSTANDING      OWNED (1)      OUTSTANDING
    --------------------------        -------------  -------------   --------------  -------------   --------------  -------------

Shareholder Group - Voting Trust (5)     7,316,062       74.1%               11            100%           5,770            100%

Shareholder Group - Adams Parties
  And Voting Trust (6)                   7,316,062       74.1                  11            100            5,770            100

Robert M. MacTarnahan (5) (6)            7,316,062       74.1                  11            100            5,770            100

R. Scott MacTarnahan (5) (6)             7,316,062       74.1                  11            100            5,770            100

                                       65

Peter F. Adams (5) (6)                   7,316,062       74.1                  11            100            5,770            100

Frederick L. Bowman (2) (3)                 95,445          *                                ---                -              -

Jerome M. Chicvara (2) (7)                  50,000          *                                ---                -              -

Mark L.Carver (2) (8)                       29,100          *                                ---                -              -

All Officers and Directors as a group,
(11 persons)  (4) (5) (6)                7,500,657       75.0%               11            100%           5,770            100%

     * Represents beneficial ownership of less than 1% of the outstanding common stock.
(1)  Beneficial ownership includes voting power and investment power with respect to shares and includes shares issuable upon the exercise of outstanding stock options and warrants.
(2)  The business address for these individuals is 2730 NW 31st Avenue,
     Portland, Oregon 97210.
(3)  Includes 44,445 shares owned individually by Mr. Bowman, 28,000 shares which may be purchased for $0.54 per share upon exercise of incentive stock options held by Mr. Bowman, and 23,000 shares which may be purchased for
     $0.59 per share upon exercise of incentive stock options granted to Mr.
     Bowman on February 22, 2001 and vested on February 22, 2002.
(4)  Includes 141,000 shares which may be purchased for prices ranging from
     $0.54 to $5.33 per share, upon exercise of stock options held by all
     Directors and officers, as a group.
(5)  The members of the MacTarnahan Portland Brewing Company Voting Trust (the
     "Voting Trust") are members of a "group" as that term is used in Section
     13(d)(3) of the Exchange Act. The members of the Voting Trust are: the
     Voting Trust, R. Scott MacTarnahan, Jean MacTarnahan, Andrea J.
     MacTarnahan, Sara M. Whitworth, Black Lake Investments, LLC, the
     MacTarnahan Limited Partnership, Harmer Mill & Logging Supply Co., The
     MacTarnahan Family Trust, the R.M. MacTarnahan Trust, and the Ruth A.
     MacTarnahan Trust. The Trustee of the Voting Trust is Robert M.
     MacTarnahan. The business address for each of the foregoing parties is:
     11270 SW Lynnridge Avenue Portland, Oregon 97225. Pursuant to Rule 13d-5
     promulgated under the Exchange Act, the group is deemed to beneficially own all shares of Portland Brewing which are beneficially owned by any member of the group and therefore the group beneficially owns 4,702,030 shares of common stock, which includes options to purchase 12,000 shares of common stock, and 2,885 shares of Series A Preferred stock, which is the total number of shares and options deposited into the Voting Trust by its members. In addition, the Voting Trust is a member of a separate "group"
     (see footnote 6) and is deemed to beneficially own an additional 2,614,032 shares of common stock and 2,885 shares of Series A Preferred stock.
     Therefore, each member of the Voting Trust is deemed to own 7,316,062 shares of common stock and 5,770 shares of Series A Preferred stock.
(6)  The Voting Trust, Charles A. Adams, Electra Partners, Inc. (17675 SW
     Farmington Road, PMB #470 Aloha, Oregon 97007), the Charles A. Adams Family
     Trust (4047 SW Shattuck Road, Portland, Oregon 97221), Katherine McBride
     Adams (fka Katherine Maxwell Adams) (2636 NE 11th Avenue, Portland, Oregon
     97212), Charles F. Adams III (4923 SW Lowell, Portland, Oregon 97221), and
     Karban Development Corporation (17675 SW Farmington Road, PMB #470 Aloha,
     Oregon 97007) are parties to a Voting Agreement dated July 27, 2001 and therefore are members of a "group" as that term is used in Section 13(d)(3)
     of the Exchange Act. Peter F. Adams (17675 SW Farmington Road, PMB #470
     Aloha, Oregon 97007) is also a member of the group. Pursuant to Rule 13d-5 promulgated under the Exchange Act, the group is deemed to beneficially own all shares of Portland Brewing which are beneficially owned by any member of the group and therefore the group beneficially owns 7,316,062 shares of common stock, which includes options to purchase 12,000 shares of common stock, and 5,770 shares of Series A Preferred stock.
(7)  Includes 50,000 shares which may be purchased for $0.59 per share upon exercise of incentive stock options granted to Mr. Chicvara on February 22,
     2001, and which became exercisable on February 22, 2002.
(8)  Includes 1,100 shares owned individually by Mr. Carver and 28,000 shares which may be purchased for $0.54 per share upon exercise of incentive stock options held by Mr. Carver.

                                       66

OPTIONS

         The following table sets forth certain information regarding outstanding options to purchase shares of common stock of Portland Brewing as of
May 14, 2004 as to (i) each person who is known by Portland Brewing to own beneficially 10% or more of the outstanding shares of Portland Brewing's common stock, (ii) each of the three most highly compensated officers, and (iii) all
Directors and officers as a group.

                                      NUMBER OF SHARES OF COMMON STOCK
                                          CALLED FOR BY OPTIONS
NAME OF  HOLDER                                                          EXERCISE PRICE        DATE OF EXERCISE
--------------------------------        ----------------------------    -----------------     -------------------

Shareholder Group - Voting Trust (1)                12,000                   $5.333                 (2)
Shareholder Group - Adams Parties
  and Voting Trust (1)                              12,000                   $5.333                 (2)
Robert M. MacTarnahan (1)                           12,000                   $5.333                 (2)
R. Scott MacTarnahan (1)                            12,000                   $5.333                 (2)
Peter F. Adams                                      12,000                   $5.333                 (2)
Frederick L. Bowman                                 51,000                   $0.54                  (3)
Jerome M. Chicvara                                  50,000                   $0.59                  (4)
Mark L. Carver                                      28,000                   $0.54                  (5)

All Directors and officers as a group,
(11 persons)                                       141,000                $0.54-$5.33               (6)

(1)  As noted in Security Ownership of Certain Beneficial Owners and Management,
     Footnotes 5 and 6, each of these holders are members of a "group" as that term is used in Section 13(d)(3) of the Exchange Act. Pursuant to Rule
     13d-5 promulgated under the Exchange Act, the group is deemed to beneficially own all shares of Portland Brewing
     which are beneficially owned by any member of the group and therefore the group beneficially owns 12,000 shares of common stock which may be acquired under outstanding options, as noted in the table above.
(2)  Options are currently exercisable.
(3)  Options to purchase 8,000 shares of common stock issued to Mr. Bowman in
     January 1996 at $7.00 per share were repriced in May 1999 to $0.54 per share. Additionally, in May 1999, Mr. Bowman was granted options to purchase 20,000 shares common stock at $0.54 per share. 28,000 of Mr.
     Bowman's outstanding options became exercisable on May 20, 2000. In addition, options to purchase 23,000 shares of common stock were issued to
     Mr. Bowman in February 2001 at $0.59 per share. These options became exercisable on February 22, 2002.
(4)  Options to purchase 50,000 shares of common stock issued to Mr. Chicvara in
     February 2001 at $0.59 per share. All of Mr. Chicvara's outstanding options became exercisable on February 22, 2002.
(5)  Options to purchase 28,000 shares of common stock issued to Mr. Carver in
     July 1993 at $3.33 per share were repriced in May 1999 to $0.54 per share.
     All of Mr. Carver's outstanding options became exercisable on May 20, 2000.
(6)  As of May 14, 2004, options to purchase 141,000 shares of common stock were exercisable.

AFFILIATES AND VOTING ARRANGEMENTS

         The persons listed below are affiliates of Portland Brewing. The first three listed affiliates will be the sole shareholders of Portland Brewing following the asset sale and reverse split. The first listed affiliate will be the sole shareholder of Portland Brewing Company after the affiliate stock purchase.

         o    The MacTarnahan Portland Brewing Company Voting Trust ("Voting
              Trust") is a trust formed under the laws of the State of Oregon with its principal office located at 11416 SW Lynnridge, Portland,
              Oregon 97225. The principal business of the Voting Trust is to hold shares of Portland Brewing Company and to vote the shares as directed by the trustee. Robert Malcolm MacTarnahan (11416 SW
              Lynnridge, Portland, Oregon 97225) is the trustee of the Voting
              Trust and Robert Scott MacTarnahan (11416 SW Lynnridge, Portland,
              Oregon 97225) is a successor trustee of the Voting Trust. Robert
              M. MacTarnahan and Robert Scott MacTarnahan are citizens of the
              United States of America.

                                       67

         o    Electra Partners, Inc. ("Electra") is an Oregon corporation with its principal office located at 17675 Farmington Road PMB #470,
              Aloha, Oregon, 97007-3216. Electra's principal business is owning and operating a landfill. Charles Anthony Adams (4047 SW Shattuck
              Road Portland, Oregon 97221-3042) is a director and President of
              Electra. Each of Peter Francis Adams (3011 SW Nottingham Drive,
              Portland, Oregon 97201) and Carol Crampton Adams (3011 SW
              Nottingham Drive, Portland, Oregon 97201) is a Vice President and
              director of Electra. Charles Anthony Adams, Peter Francis Adams
              and Carol Crampton Adams are citizens of the United States of
              America.

         o    Karban Development Corporation ("Karban") is an Oregon corporation with its principal office located at 21630 SW Farmington Road,
              Aloha, Oregon. Karban's principal business is real property development. Charles Anthony Adams (4047 SW Shattuck Road
              Portland, Oregon 97221-3042) is a director and President of
              Karban. Peter Francis Adams (3011 SW Nottingham Drive, Portland,
              Oregon 97201) is a director, Secretary and Vice President of
              Karban. Charles Anthony Adams and Peter Francis Adams are citizens of the United States of America.

         o    MacTarnahan Limited Partnership ("MLP") is an Oregon limited partnership with its principal office located at 11416 SW
              Lynnridge, Portland, Oregon 97225. The principal business of MLP is investing. The general partner of MLP is Harmer Mill & Logging
              Supply Co. and the limited partners are the RM MacTarnahan Trust
              (11416 SW Lynnridge, Portland, Oregon 97225) and the Ruth A.
              MacTarnahan Trust (11416 SW Lynnridge, Portland, Oregon 97225).
              The RM MacTarnahan Trust and the Ruth A. MacTarnahan Trust are
              each organized under the laws of the state of Oregon. Robert
              Malcolm MacTarnahan is trustee of both the RM MacTarnahan Trust and the Ruth A. MacTarnahan Trust. Robert Malcolm MacTarnahan is a
              citizen of the United States of America.

         o    Harmer Mill & Logging Supply Co. ("Harmer") is an Oregon
              corporation with its principal office located at 11416 SW
              Lynnridge, Portland, Oregon 97225. Harmer's principal business is real estate investment. Robert Malcolm MacTarnahan is a director and President of Harmer and Robert Scott

              MacTarnahan is a director and Vice President of Harmer. Sara M.
              Whitworth (11416 SW Lynnridge, Portland, Oregon 97225) is a
              director of Harmer. Andrea J. MacTarnahan (11416 SW Lynnridge,
              Portland, Oregon 97225) is a director and employee of Harmer.
              Robert Malcolm MacTarnahan, Robert Scott MacTarnahan, Sara M.
              Whitworth, and Andrea J. MacTarnahan are citizens of the United
              States of America.

         o    Robert Malcolm MacTarnahan's business address is 11416 SW
              Lynnridge, Portland, Oregon 97225. Robert Malcolm MacTarnahan is a
              director of the Company, Trustee of the Voting Trust, a director and President of Harmer, a Limited Partner of MLP, and Trustee of
              both the R.M. MacTarnahan Trust and the Ruth A. MacTarnahan Trust.
              Robert Malcolm MacTarnahan is a citizen of the United States of
              America.

         o    Robert Scott MacTarnahan's business address is 11416 SW Lynnridge,
              Portland, Oregon 97225. Robert Scott MacTarnahan is a director of the Company, is a director and Vice President of Harmer, and is a successor trustee of the Voting Trust. Robert Scott MacTarnahan is a citizen of the United States of America.

         o    Charles Anthony Adams' address is 4047 SW Shattuck Road Portland,
              Oregon 97221-3042. Charles Anthony Adams is a director and
              President of Electra, and is a director and President of Karban.
              Charles Anthony Adams is a citizen of the United States of
              America.

         o    Peter Francis Adams' address is 3011 SW Nottingham Drive,
              Portland, Oregon 97201. Peter Francis Adams is a director of the
              Company, is a director and Vice President of Electra, and is a director, Secretary and Vice President of Karban. Peter Francis
              Adams is a citizen of the United States of America.

         Some of the affiliates have entered into voting arrangements with respect to Portland Brewing stock. Those voting arrangements are described below.

                                       68

         MACTARNAHAN PORTLAND BREWING VOTING TRUST. The MacTarnahan Portland
Brewing Company Voting Trust owns 4,702,030 shares of common stock, which includes options to purchase 12,000 shares of common stock, and 2,885 shares of
Series A Preferred stock. The members of the MacTarnahan Portland Brewing
Company Voting Trust are the voting trust, R. Scott MacTarnahan, Jean
MacTarnahan, Andrea J. MacTarnahan, Sara M. Whitworth, Black Lake Investments,
LLC, the MacTarnahan Limited Partnership, Harmer Mill & Logging Supply Co., The
MacTarnahan Family Trust, the R.M. MacTarnahan Trust, and the Ruth A.
MacTarnahan Trust. The trustee of the trust is Robert M. MacTarnahan. The trust agreement provides that the trustee can vote all shares held in the trust in the trustee's sole discretion. The trust agreement expires on May 31, 2011 unless earlier terminated in accordance with its terms. As discussed below, the voting trust is also a party to the 2001 Voting Agreement and is deemed to beneficially own an additional 2,614,032 shares of common stock and 2,885 shares of Series A
Preferred stock. The MacTarnahan Portland Brewing Company Voting Trust has the
power to vote or direct the vote of 7,304,062 shares of common stock and 5,770 shares of Series A Preferred stock.

         2001 VOTING AGREEMENT. The MacTarnahan Portland Brewing Company Voting
Trust and Charles A. Adams, Electra Partners, Inc., the Charles A. Adams Family
Trust, Katherine McBride Adams, Charles F. Adams III, and Karban Development
Corporation (the "Adams Parties") are parties to the 2001 Voting Agreement.
Under the terms of the 2001 Voting Agreement, the Adams Parties agreed to vote all shares owned by them as directed by the trustee of the MacTarnahan Portland
Brewing Company Voting Trust. The 2001 Voting Agreement is effective as long as any parties to the voting trust provide credit services to the Portland Brewing.

         2004 VOTING AGREEMENT. The MacTarnahan Portland Brewing Company Voting
Trust entered into the 2004 Voting Agreement with Pyramid and agreed to vote all of the shares subject to the trust and to direct shares owned by others under the 2001 Voting Agreement in favor of the Asset Sale Proposal at the Special
Meeting.

         The MacTarnahan Portland Brewing Company Voting Trust, Electra
Partners, Inc., and Karban Development Corporation will be the only remaining shareholders after the asset sale and reverse split. The other affiliates have individual interests in the asset sale and reverse split that correspond to their ownership interests in the Voting Trust, Electra and Karban.

         Below is a chart indicating each other affiliate's pecuniary interest
(directly, or through intermediaries) in each of the remaining shareholders:

------------------------------- ---------------------------- ---------------------------- ----------------------------
          AFFILIATE             % INTEREST IN VOTING TRUST      % INTEREST IN ELECTRA        % INTEREST IN KARBAN
------------------------------- ---------------------------- ---------------------------- ----------------------------
Robert M. MacTarnahan                      52.3                           0                            0

------------------------------- ---------------------------- ---------------------------- ----------------------------
R. Scott MacTarnahan                       14.0                           0                            0

------------------------------- ---------------------------- ---------------------------- ----------------------------
Harmer Mill & Logging Supply               39.8                           0                            0
Co.

------------------------------- ---------------------------- ---------------------------- ----------------------------
MacTarnahan Limited                        41.8                           0                            0
Partnership

------------------------------- ---------------------------- ---------------------------- ----------------------------
Charles A. Adams                             0                          33.3                         42.6

------------------------------- ---------------------------- ---------------------------- ----------------------------
Peter F. Adams                               0                          33.3                         49.6

------------------------------- ---------------------------- ---------------------------- ----------------------------

         The MacTarnahan Portland Brewing Company Voting Trust will be the only remaining shareholder after the affiliate stock purchase. Some of the other affiliates have individual interests in the asset sale and reverse split and affiliate stock purchase that correspond to their ownership interests in the
Voting Trust.

Below is a chart indicating some of the affiliates' pecuniary interest
(directly, or through intermediaries) in the MacTarnahan Portland Brewing
Company Voting Trust, the remaining shareholder after the affiliate stock purchase:

                                       69

         ------------------------------- ----------------------------
                   AFFILIATE             % INTEREST IN VOTING TRUST
         ------------------------------- ----------------------------
         Robert M. MacTarnahan                      64.8

         ------------------------------- ----------------------------
         R. Scott MacTarnahan                        9.3

         ------------------------------- ----------------------------
         Harmer Mill & Logging Supply               25.8
         Co.

         ------------------------------- ----------------------------
         MacTarnahan Limited                        62.3
         Partnership

         ------------------------------- ----------------------------

                              SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be presented at our 2004 Annual
Meeting of Shareholders must be received by Portland Brewing at its principal office no later than April 15, 2004 in order that they may be considered for inclusion in the proxy materials.

                                  ANNUAL REPORT

         Portland Brewing's Annual Report for the fiscal year ended December 31,
2003, including audited financial statements, is being distributed with this proxy statement. Shareholders not receiving a copy of the 2003 annual report may obtain one by writing or calling Frederick Bowman, Secretary, 2730 NW 31st
Avenue, Portland, OR 97210, telephone (503) (503) 226-7623.

                           INCORPORATION BY REFERENCE

         This proxy statement incorporates by reference the documents listed below, which contain important business and financial information. This means that Portland Brewing Company and Pyramid Breweries Inc. can disclose information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered a part of this proxy statement, except for any information superseded by information contained in this proxy statement.

         The following documents are incorporated by reference into this proxy statement:

         o    Portland Brewing Company's Annual Report on Form 10-KSB for the
              fiscal year ended December 31, 2003 and Quarterly Report on Form
              10-QSB for the quarter ended March 31, 2004.

         o    Pyramid Breweries Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and Quarterly Report on Form 10-Q for
              the quarter ended March 31, 2004.

         o    All documents filed by Portland Brewing Company and Pyramid
              Breweries Inc. under Section 13(a), 14 or 15(d) of the Exchange
              Act, after the date of this proxy statement and before the
              Portland Brewing Special Meeting.

         Any statement contained in a document incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

                                       70

         Portland Brewing Company's most recent Annual Report on Form 10-KSB and its most recent Quarterly Report on Form 10-QSB, and Pyramid Breweries Inc.'s
most recent Annual Report on Form 10-K and its most recent Quarterly Report on
Form 10-Q are enclosed with this proxy statement.

         In addition, the documents incorporated by reference into this proxy statement are available from Portland Brewing Company or Pyramid Breweries Inc.
upon request. We will provide to you a copy of any and all of the information that is incorporated by reference in this proxy statement (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this proxy statement), without charge, upon written or oral request. You should make any request for documents by July 23, 2004 to ensure timely delivery of the documents.

         Requests for documents relating to Portland Brewing Company should be directed to:

                            Portland Brewing Company
                           Frederick Bowman, Secretary
                               2730 NW 31st Avenue
                               Portland, OR 97210

         Requests for documents relating to Pyramid Breweries Inc. should be directed to:

                             Pyramid Breweries Inc.
                               Corporate Secretary
                           91 South Royal Brougham Way
                                Seattle, WA 98134

         Portland Brewing Company and Pyramid Breweries Inc. have filed reports, proxy statements and other information with the SEC. You may read any document filed by them at the SEC's public reference room at 450 Fifth Street, NW,
Washington, D.C. 20549. Please call the Securities and Exchange Commission toll free at 1-800-SEC-0330 for information about its public reference room. You may also read Portland Brewing Company's and Pyramid Breweries Inc.'s filings at the
SEC's web site at http://www.sec.gov.

                              AVAILABLE INFORMATION

         We have also filed Rule 13e-3 Transaction Statements on Schedule 13E-3 under the Exchange Act with respect to the reverse split. These schedules contain additional information about Portland Brewing. Copies of these schedules and the Fairness Opinion by Willamette are available for inspection and copying at the principal executive offices of Portland Brewing during regular business hours by any interested shareholder of Portland Brewing, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Frederick Bowman, Secretary of Portland
Brewing Company, 2730 NW 31st Avenue, Portland, Oregon 97210. Telephone: (503)
226-7623.

         We are currently subject to the information requirements of the
Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Shareholders of Portland
Brewing as of the record date for the Special Meeting are being forwarded a copy of our annual report on Form 10-KSB (exclusive of exhibits) as filed with the
SEC, and the consolidated statements of financial condition of Portland Brewing as of December 31, 2003 and 2002 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years ended December 31, 2003, and 2002 prepared in accordance with generally accepted accounting principles. Shareholders of Portland Brewing as of the record date for the Special Meeting are also being forwarded all of the Annexes to this proxy statement along with this proxy statement.

         Copies of such reports, proxy statements and other information, as well as the Rule 13E-3 Transaction Statements, may be copied (at prescribed rates) at the public reference facilities maintained by the Securities and Exchange
Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington,
D.C. 20549. For further information concerning the SEC's public reference room, you may call the Securities and Exchange Commission at 1-800-SEC-0330. Some of
this information may also be accessed on the World Wide Web through the SEC's
Internet address at "http://www.sec.gov."

                                       71

                                     GENERAL

         Whether or not you contemplate attending the meeting in person, we urge you to sign, date and mail the accompanying proxy AT YOUR EARLIEST CONVENIENCE.
If you attend the meeting, you may, if you so desire, revoke your proxy and vote in person.

By order of the Board of Directors
Dated at Portland, Oregon
July 1, 2004
Frederick Bowman, Corporate Secretary

                                       72

                            PORTLAND BREWING COMPANY

    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 30, 2004

         The undersigned hereby acknowledges receipt of the Notice of Annual
Meeting of Shareholders and Proxy Statement, each dated July 1, 2004 and hereby names, constitutes and appoints Frederick L. Bowman and Jerome Chicvara, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Special Meeting of the Shareholders of Portland Brewing Company (the
"Company") to be held at 10:00 am on July 30, 2004, and at any adjournment thereof, and to vote all the shares of Common Stock and/or Series A Preferred stock held of record in the name of the undersigned with all the powers that the undersigned would possess if he, she or it were personally present.

1.       PROPOSAL 1 -- REVERSE SPLIT PROPOSAL: To amend our Articles of
         Incorporation, as previously amended, to effect a reverse stock split and cash payment in respect of the resulting fractional shares.
         (Proposed by Board of Directors).

         FOR PROPOSAL 1 |_|   AGAINST PROPOSAL 1 |_|   ABSTAIN ON PROPOSAL 1 |_|

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL
         OF PROPOSAL 1.                                       ---

2.       PROPOSAL 2 -- ASSET SALE PROPOSAL: To consider and vote upon the approval of the Asset Purchase Agreement dated as of January 26, 2004 among Portland Brewing Company, Pyramid Breweries Inc., and PBC
         Acquisition, LLC, a subsidiary of Pyramid Breweries Inc. (Pyramid
         Breweries Inc. and PBC Acquisition, LLC collectively referred to as
         "Pyramid") pursuant to which we will sell substantially all of our assets used in our brewery and brewery-restaurant operations to
         Pyramid. The full text of the Asset Purchase Agreement is included as
         Annex A to the attached proxy statement. (Proposed by Board of
         Directors).

         FOR PROPOSAL 2 |_|   AGAINST PROPOSAL 2 |_|   ABSTAIN ON PROPOSAL 2 |_|

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL
         OF PROPOSAL 2.                                       ---

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC
DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR
PROPOSAL 1 AND FOR PROPOSAL 2. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO
OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING BUT THE PROXIES MAY NOT
VOTE IN THEIR DISCRETION TO ADJOURN OR POSTPONE THE SPECIAL MEETING TO SOLICIT
ADDITIONAL PROXIES.

                             Dated
                                  ----------------------------------------------

                             ---------------------------------------------------
                             Shareholder (print name)

                             ---------------------------------------------------
                             Shareholder (sign name)

                             I do (   ) do not (   ) plan to attend the meeting.
                             (Please check)

                             The shareholder signed above reserves the right to
                             revoke this Proxy at any time prior to its exercise
                             by written notice delivered to the Company's
                             Secretary at the Company's corporate offices at
                             2730 NW 31st Avenue, Portland, Oregon, 97210, prior
                             to the Special Meeting. The power of the Proxy
                             holders shall also be suspended if the shareholder
                             signed above appears at the Special Meeting and
                             elects to vote in person.

                                                                         ANNEX A

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                            PORTLAND BREWING COMPANY

                             PYRAMID BREWERIES INC.

                            AND PBC ACQUISITION, LLC

                             DATED JANUARY 26, 2004

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT
                                       -i-

ASSET PURCHASE AGREEMENT
                                      -ii-

         7.9      Revolving Line of Credit; Payments with Respect to Long-Term

         8.10     Restructuring of Related Party Debt and Release of Security

         10.2     Books and Records; Cooperation with Respect to Preparation

ASSET PURCHASE AGREEMENT
                                      -iii-

         16.1     Confidentiality Obligations of Seller Following the Closing.48

Exhibit  2.6(a)   Bill of Sale and Assignment
Exhibit  2.6(b)   Assignment and Assumption Agreement
Exhibit  3.3      Earn Out Payments
Exhibit  8.5(d)   Debt Exchange Agreement
Exhibit  8.5(e)(1)         Brewery Facility Lease
Exhibit  8.5(e)(2)         Alehouse Facility Lease
Exhibit  8.5(g)   Voting Agreement
Exhibit  8.5(h)   Escrow Agreement
Exhibit  8.5(k)   Noncompete Agreement
Exhibit  8.7      Opinion of Seller's Counsel
Exhibit  9.8      Opinion of Buyer's Counsel

ASSET PURCHASE AGREEMENT
                                      -iv-

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "AGREEMENT") is made as of the 26th day of January, 2004, by and between Portland Brewing Company, an Oregon corporation ("SELLER"), and Pyramid Breweries Inc., a Washington corporation
("BUYER"), and PBC Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of Buyer ("ACQUISITION SUBSIDIARY").

                                    RECITALS

         A.       Seller desires and intends to sell substantially all of its operating assets and other rights relating to its brewery and alehouse operations, at the price and on the terms and conditions herein set forth.

         B.       Buyer desires and intends to purchase substantially all of the operating assets and other rights relating to Seller's brewery and alehouse operations and to assume certain of the operating liabilities relating to such operations, at the price and on the terms and conditions herein set forth.

         C.       Buyer has formed Acquisition Subsidiary for the purpose of acquiring such assets.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereby agree as follows:

1.       DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

         1.1      "AFFILIATE": of any person (the "SUBJECT") means any other person which, directly or indirectly, controls or is controlled by or is under common control with the Subject and, without limiting the generality of the foregoing, includes, in any event, (a) any person which beneficially owns or holds 25% or more of any class of voting securities of the Subject or 25% or more of the legal or beneficial interest in the Subject and (b) any person of which the Subject beneficially owns or holds 25% or more of any class of voting securities or 25% or more of the legal or beneficial interest. "Control"
(including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

         1.2      "AGREEMENT":  This Agreement and all Schedules and Exhibits
hereto.

         1.3      "ASSETS":  As defined in Section 2.1.

         1.4      "ASSIGNMENT AND ASSUMPTION AGREEMENT":  As defined in
Section 2.6.

         1.5      "ASSUMED CONTRACTS":  As defined in Section 2.1.8.

ASSET PURCHASE AGREEMENT
                                       -1-

         1.6      "ASSUMED LIABILITIES":  As defined in Section 2.3.

         1.7      "BALANCE SHEET DATE":  As defined in Section 5.5.

         1.8      "BILL OF SALE":  As defined in Section 2.6.

         1.9      "BUSINESS": The business, operations and activities of Seller relating to its brewery and alehouse, including, but not limited to, the manufacture, marketing, promotion, sale and distribution of the Products, but excluding the Excluded Assets.

         1.10     "CLAIM":  Any claim, demand, cause of action, suit,
proceeding, arbitration, hearing or investigation.

         1.11     "CLOSING":  The consummation of the purchase and sale of the
Assets under this Agreement.

         1.12     "CLOSING DATE":  The date upon which the Closing becomes
effective.

         1.13     "CODE": The Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time.

         1.14     "CONTRACT": Any contract, agreement, lease, license, grant of immunity from suit in regard to intellectual property rights, commitment, arrangement, purchase or sale order, or undertaking, whether written or oral.

         1.15     "DISCLOSURE SCHEDULE": That certain Disclosure Schedule dated as of the date hereof and delivered by Seller to Buyer on the date hereof in connection with this Agreement and incorporated by reference herein.

         1.16     "EMPLOYEE BENEFIT PLANS": Any retirement, pension, profit
sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, stock purchase, stock option, restricted stock, phantom stock, stock appreciation rights, fringe benefit or other employee benefit plan, fund, policy, program, contract, arrangement or payroll practice of any kind (including any "employee benefit plan," as defined in Section 3(3)
of ERISA) or any employment, consulting or personal services contract, whether written or oral, qualified or nonqualified, funded or unfunded, or domestic or foreign, (i) sponsored, maintained or contributed to by Seller or any ERISA
Affiliate or to which Seller or any ERISA Affiliate is a party, (ii) covering or benefiting any current or former officer, employee, agent, director or independent contractor of Seller or any ERISA Affiliate (or any dependent or beneficiary of any such individual), or (iii) with respect to which Seller or any ERISA Affiliate has (or could have) any obligation or liability.

         1.17     "ERISA":  The Employee Retirement Income Security Act of 1974,
as amended.

ASSET PURCHASE AGREEMENT
                                       -2-

         1.18     "ERISA AFFILIATE" means any corporation, partnership, limited liability company, sole proprietorship, trade, business or other entity or organization that, together with Seller, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         1.18     "ENCUMBRANCE": Any security interest, mortgage, lien, charge, option, easement, license, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, transfer, voting, receipt of income or other exercise of any attributes of ownership other than (a)
mechanics', materialmen's and similar liens; (b) liens for Taxes not yet due or payable; (c) purchase money liens and liens securing rental payments under capital lease arrangements; and (d) other statutory liens arising in the ordinary course of business and not incurred in connection with the borrowing of money; and (e) those items described on SCHEDULE 1.18 of the Disclosure
Schedule.

         1.19     "ENVIRONMENTAL AND SAFETY LAW": Any federal, state, local or other laws (whether under common law, statute, ordinance, rule or regulation), permits, orders, decrees, judgments and other requirements of governmental authorities, as such requirements are enacted and in effect on or prior to the
Closing, relating to public health and safety, worker health and safety, or pollution or protection of the environment.

         1.20     "EXCHANGE ACT":  The Securities Exchange Act of 1934, as
amended.

         1.21     "EXCLUDED ASSETS":  As defined in Section 2.2.

         1.22     "EXCLUDED BUSINESSES": as defined in Section 2.2.4.

         1.23     "EXCLUDED LIABILITIES":  As defined in Section 2.4.

         1.24     "EXCLUDED REAL PROPERTY":  As defined in Section 2.2.2.

         1.25     "FACILITIES": The real property situated at 2730 NW 31st
Avenue and 2750 NW 31st Avenue, Portland, Oregon, where Seller conducts the
Business, and all plants, buildings, structures, improvements, machinery and equipment located thereon.

         1.26     "FINANCIAL STATEMENTS":  As defined in Section 5.5.

         1.27     "GOVERNMENTAL BODY": Any federal, state or other court or
governmental body, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder, domestic or foreign.

         1.28     "HAZARDOUS MATERIALS": Any chemicals, materials, substances, or wastes that are regulated, designated, defined or included in any definition under any Environmental and Safety Laws as dangerous, hazardous, radioactive or toxic or as a pollutant or contaminant, including, without limitation, asbestos or asbestos-containing materials, petroleum or petroleum products, polychlorinated biphenyls and urea formaldehyde.

         1.29     "INDEMNIFIED PARTY":  As defined in Section 14.4.

         1.30     "INDEMNIFYING PARTY":  As defined in Section 14.5.

ASSET PURCHASE AGREEMENT
                                       -3-

         1.31     "INDEPENDENT ACCOUNTANT": The Portland Oregon office of Grant
Thornton, or such other accounting firm as may be mutually acceptable to the parties.

         1.32     "INTELLECTUAL PROPERTY":  As defined in Section 2.1.6.

         1.33     "INTERIM PERIOD":  As defined in Section 3.2(b).

         1.34     "INTERIM PERIOD ADJUSTED NET INCOME (LOSS)":  As defined in
Section 3.2(b).

         1.35     "INTERIM PERIOD INCOME STATEMENT":  As defined in
Section 3.2(b).

         1.36     "INVENTORY":  The inventories of Seller described in
Section 2.1.5.

         1.37     "JUDGMENT":  Any judgment, order, award, writ, injunction or decree of any Governmental Body or arbitrator.

         1.38     "LOSS": Any loss, damage, Judgment, debt, liability,
obligation, fine, penalty, cost or expense (including, but not limited to, any legal and accounting fee or expense), whether or not relating to personal injury, property damage, public or worker health, welfare or safety, natural resources or the environment and whether or not relating to violations of or liability under Environmental and Safety Law.

         1.39     "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE": Any
circumstance, event, development, effect or change that would (i) in the case of
Seller, be materially adverse to the Business as currently conducted, the
Assets, taken as a whole, or the financial condition or results of operations of the Business; (ii) in the case of Buyer, be materially adverse to Buyer's business as currently conducted or Buyer's financial condition or results of operations; or (iii) materially impede the ability of any party to consummate timely the transactions contemplated by this Agreement; provided, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse
Effect or Material Adverse Change: (a) any adverse circumstance, event, development, effect or change arising from or relating to the (1) general business or economic conditions, including such conditions related to the craft brewing business, (2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipments or personnel of the United States, (3) financial, banking, or securities markets (including any disruption thereof), (4) changes in United States generally accepted accounting principles, (5) changes in law, rules, regulations, orders, or other binding directives issued by any
Governmental Body or (6) the taking of any action contemplated by this Agreement and the other Transaction Documents; (b) a decrease in one party's stock price or the failure by that party to meet or exceed internal or research analysts'
earnings or other estimates or projections; provided in the case of Buyer, if
Buyer's Determination Price (as defined below) prior to the Closing Date is less than $1.75, such event shall be a Material Adverse Change unless Buyer, in its sole discretion, elects to pay the entire Remaining Purchase Price in cash; or
(c) any existing circumstance, event, development, effect or change affecting a party with respect to which the other party has knowledge as of the date of this
Agreement. For purposes of clause (b) of this Section 1.39, "Buyer's
Determination Price" means the average closing price per share of Pyramid

ASSET PURCHASE AGREEMENT
                                       -4-

Stock, as publicly reported on the Nasdaq National Market System, for any consecutive 30 trading days period commencing as of the date of this Agreement and ending on the Closing Date. For purposes of clause (c) of this Section 1.39,
"Knowledge" means the actual, conscious awareness of the circumstance, event, development, effect or change at issue by one or more executive officers of the party against whom knowledge is charged.

         1.40     "MINIMUM CASH PURCHASE PRICE":  As defined in Section 3.1.

         1.41     "MISREPRESENTATION CLAIMS":  As defined in Section 14.7.

         1.42     "MOST RECENT BALANCE SHEET":  As defined in Section 5.5.

         1.43     "PERMIT": Any permit, license, approval, certification,
endorsement or qualification of any Governmental Body or any other person or entity (including, but not limited to, any customer).

         1.44     "PERSONAL PROPERTY":  As defined in Section 5.8.

         1.45     "PRODUCTS": Any and all of the ale, beer, soda, clothing,
hats, glassware and other products that Seller now sells or manufactured or sold during the past five years or is developing, other than products related to the
Excluded Assets.

         1.46     "PURCHASE PRICE":  As defined in Section 3.1.

         1.47     "PURCHASE PRICE ADJUSTMENT":  As defined in Section 3.2(a).

         1.48     "PURCHASE PRICE ADJUSTMENT STATEMENT":  As defined in
Section 3.2(b).

         1.49     "REAL PROPERTY":  As defined in Section 5.8.

         1.50     "RELEASE": Any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of Hazardous Materials.

         1.51     "REMAINING PURCHASE PRICE":  As defined in Section 3.1(b).

         1.52     "REMEDIAL ACTION": Any action to identify, eliminate or
minimize any threat or potential threat posed by Hazardous Materials to public or worker health, welfare or safety, natural resources or the environment, including without limitation any investigation, assessment, clean-up or monitoring activities.

         1.53     "RESTRICTED ACTIVITIES":  As defined in Section 13.1.

         1.54     "SEC":  The Securities and Exchange Commission.

         1.55     "SELLER TERMINATION FEE":  As defined in Section 15.3.

         1.56     "SECURITIES ACT":  The Securities Act of 1933, as amended.

ASSET PURCHASE AGREEMENT
                                       -5-

         1.57     "SHAREHOLDERS MEETING": The meeting of Seller's Shareholders convened to vote on this Agreement and the purchase and sale of the Assets by
Buyer.

         1.58     "TAX" or "TAXES": (i) All taxes, charges, fees, levies or
other assessments, including, without limitation, income, excise, gross receipts, personal property, real property, sales, use, ad valorem, transfer, state and federal alcohol taxes, franchise, profits, license, withholding, payroll, employment, severance, stamp, occupation, windfall profits, social security and unemployment or other taxes imposed by the United States or any agency or instrumentality thereof, any state, county, local or foreign government, or any agency or instrumentality thereof, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii)
any liability for the payment of any amounts of the type described in clause (i)
or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         1.59     "TAX RETURNS": Any federal, state, local and foreign report, return, statement or other written information, including any schedules or attachments thereto and any amendment thereof, required to be supplied to a
Governmental Body in connection with Taxes.

         1.60     "THIRD PARTY CLAIM":  As defined in Section 14.5.

         1.61     "TRANSACTION DOCUMENTS":  Any and all of the agreements and documents referenced in Sections 8 and 9.

         1.62     "TRANSFER":  As defined in Section 2.1.

         1.63     "TRANSFER TAXES":  As defined in Section 11.1.

2.       PURCHASE AND SALE OF ASSETS

         2.1      PURCHASE AND SALE

         Subject to the terms and conditions of this Agreement, at the Closing,
Seller shall sell, transfer, convey, assign and deliver (collectively,
"TRANSFER"), or cause to be transferred, to Acquisition Subsidiary, free and clear of all Encumbrances, and Acquisition Subsidiary shall purchase and acquire, all of Seller's right, title and interest in and to all of the assets and rights (collectively, the "ASSETS") of every type and description, used in or relating to the Business, whether tangible or intangible, personal or mixed, wherever located and whether or not reflected on the books and records of
Seller, including, but not limited to, the following assets and rights (but excluding the Excluded Assets):

                  2.1.1    CASH AND EQUIVALENTS

         Seller's cash or similar cash and cash equivalent items existing as of the close of business on the Closing Date.

ASSET PURCHASE AGREEMENT
                                       -6-

                  2.1.2    ACCOUNTS RECEIVABLE

         Seller's accounts receivable employed primarily or exclusively in
Seller's operation of the Business and existing as of the close of business on the Closing Date.

                  2.1.3    EQUIPMENT

         All machinery, equipment, furniture, computer hardware, fixtures, motor vehicles, tooling, leasehold improvements and other tangible personal property owned by Seller and employed primarily or exclusively in Seller's operation of the Business as of the close of business on the Closing Date, including, without limitation, the personal property described in SCHEDULE 2.1.3 of the Disclosure
Schedule, such personal property and fixtures as are located on the Excluded
Real Property, and all rights to the warranties received from the manufacturers and distributors of all such personal property and fixtures and any related claims, credits, rights of recovery and setoffs with respect to such personal property and fixtures.

                  2.1.4    EQUIPMENT AND OTHER PERSONAL PROPERTY LEASES

         All of Seller's right, title and interest in, to and under the leases and rental agreements in respect of equipment or other tangible personal property employed primarily or exclusively in Seller's operation of the Business as of the close of business on the Closing Date, including, without limitation, those leases and agreements described in SCHEDULE 2.1.4 of the Disclosure
Schedule.

                  2.1.5    INVENTORY

         All inventory, wherever located, including raw materials, packaging, finished goods, production supplies, and restaurant supplies produced by or employed primarily or exclusively in Seller's operation of the Business as of the close of business on the Closing Date ("INVENTORY"), including, without limitation, the types of Inventory described in SCHEDULE 2.1.5 of the Disclosure
Schedule (which Schedule sets forth raw materials, finished goods, packaging and other Inventory as of the Balance Sheet Date by net book value and location), but excluding inventory of the Excluded Brands, and all rights of Seller to the warranties received from suppliers and distributors and any related claims, credits, rights of recovery and setoffs with respect to such Inventory.

                  2.1.6    INTELLECTUAL PROPERTY

         All information (whether or not protectable or registered by patent, trademark, copyright or trade secret rights) and intellectual property rights possessed or owned by Seller and employed primarily or exclusively in Seller's operation of the Business as of the close of business on the Closing Date, and all right, title and interest of Seller in, to and under licenses, sublicenses or like agreements providing Seller any right or concession to use any information or intellectual property, and, in each case, employed primarily or exclusively in Seller's operation of the Business as of the close of business on the Closing Date, including all trade names, trademarks (including common-law trademarks), service marks, art work, packaging, plates, emblems, logos, insignia and copyrights, and their registrations and applications, and all goodwill associated therewith, all technology, know-how, trade secrets, manufacturing processes, formulae, drawings, designs, systems, forms, technical manuals, data, computer programs and product information and all documentary evidence of any of the foregoing, including, without limitation, the trademarks, other assets and related agreements

ASSET PURCHASE AGREEMENT
                                       -7-

described in SCHEDULE 2.1.6 of the Disclosure Schedule (collectively, the
"INTELLECTUAL PROPERTY"), but excluding the Excluded Brands.

                  2.1.7    PERMITS

         Except for the Excluded Permits, all Permits relating primarily or exclusively to Seller's operation of the Business as of the close of business on the Closing Date, to the extent actually assignable or transferable, including, without limitation, those described in SCHEDULE 2.1.7 of the Disclosure
Schedule.

                  2.1.8    CONTRACT RIGHTS AND OTHER INTANGIBLE ASSETS

         All of Seller's right, title and interest in, to and under all contracts and agreements, purchase orders, sales orders, sale and distribution agreements, supply agreements, contract brewing agreements, leases and other instruments and agreements relating primarily or exclusively to Seller's operation of the Business as of the close of business on the Closing Date (the
"ASSUMED Contracts"), and all goodwill associated with the Business, including, without limitation, Seller's right, title and interest in, to and under the contracts, agreements and other assets described in SCHEDULE 2.1.8 of the
Disclosure Schedule; provided, however, that no contractual rights or obligations relating to the manufacture, distribution or sale of Products marketed under the Excluded Brands shall be deemed to be included in the Assumed
Contracts, whether or not such contractual rights or obligations are expressed in any contract listed on SCHEDULE 2.1.8.

                  2.1.9    CERTAIN TAX REFUNDS

         All of Seller's right, title and interest in and to any refunds of
Taxes (net of any Tax liabilities arising as a result of such refunds) paid with respect to the Business for Tax Periods (or portions thereof) ending on or prior to the Closing Date, other than refunds relating to federal or state income taxes or business and occupation taxes.

                  2.1.10   OTHER RECORDS, MANUALS AND DOCUMENTS

         Subject to any third-party confidentiality limitations, all of Seller's mailing lists, customer lists, supplier lists, vendor data, marketing information and procedures, sales and customer files, advertising and promotional materials, current product material, equipment maintenance records, warranty information, records of plant operations and the source and disposition of materials used and produced in such plants, standard forms of documents, manuals of operations or business procedures and other similar procedures, and all other information of Seller relating primarily or exclusively to Seller's operation of the Business as of the close of business on the Closing Date and, with respect to the Real Property to be leased or subleased to Buyer, access to all soil test reports, building inspection reports, building plans, blueprints, renderings and surveys.

                  2.1.11   INSURANCE PROCEEDS

         All insurance proceeds paid or payable to Seller in respect of any damage to or destruction or loss of any assets or rights of Seller reflected on the Schedules referred to in this Section 2.1, including any assets of Seller that, as far as could reasonably be foreseen, would have been included in the
Assets but for such damage, destruction or loss.

ASSET PURCHASE AGREEMENT
                                       -8-

         2.2      EXCLUDED ASSETS

         Seller and Buyer expressly understand and agree that Seller is not transferring to Buyer pursuant to this Agreement any of the following assets or rights of Seller (the "EXCLUDED ASSETS").

                  2.2.1    TAX REFUNDS

         Seller's rights to refunds of federal or state income or business and occupation Taxes paid with respect to the Business for Tax periods (or portions thereof) ending on or prior to the Closing Date.

                  2.2.2    EXCLUDED REAL PROPERTY

         All of Seller's real property, and all rights and liabilities relating thereto, described in SCHEDULE 2.2.2 of the Disclosure Schedule (the "EXCLUDED
REAL PROPERTY").

                  2.2.3    EXCLUDED CONTRACTS

         All of Seller's right, title and interest in, to and under all contracts and agreements described in SCHEDULE 2.2.3 of the Disclosure Schedule, and all contractual rights or obligations relating to the manufacture, distribution or sale of Products marked under the Excluded Brands.

                  2.2.4    OTHER EXCLUDED ASSETS

         All other assets of Seller described in SCHEDULE 2.2.4 of the
Disclosure Schedule including, but not limited to, all assets used exclusively in Seller's hand truck manufacturing or whiskey distribution businesses (the
"EXCLUDED BUSINESSES"), excluding any cash balances in bank accounts designated for any of the Excluded Businesses, which cash shall be applied to the repayment of the Revolving Credit Facility as contemplated in Section 4.3, including, without limitation, those Claims listed on SCHEDULE 5.12.

                  2.2.5    EXCLUDED PERMITS

         All of Seller's right, title and interest in, to and under all Permits described in SCHEDULE 2.2.5 of the Disclosure Schedule (the "EXCLUDED PERMITS").

                  2.2.6    EXCLUDED BRANDS

         All of Seller's right, title, interest, and any goodwill, in the following brands: (a) GOVERNATOR, THE GOVERNATOR, THE GOVERNATOR ALE, and any
and all other brands incorporating "GOVERNATOR"; (b) PUMPING IRON, PUMPING IRON
BREWING COMPANY, and any and all other brands incorporating "PUMPING" and
"IRON"; and (c) all logos, designs, advertising materials, promotional materials, and marketing materials associated therewith, including, but not limited to, the logos and designs depicted in the artwork for the label shown on
SCHEDULE 2.2.6 (collectively, the "EXCLUDED BRANDS").

ASSET PURCHASE AGREEMENT
                                       -9-

         2.3      ASSUMPTION OF LIABILITIES

         Upon the terms and subject to the conditions of this Agreement,
Acquisition Subsidiary agrees, effective at the time of Closing, to assume all obligations and liabilities of Seller of any kind, character or description, arising exclusively or primarily out of the conduct of the Business (the
"ASSUMED LIABILITIES"), except for the Excluded Liabilities, including, without limitation, the following:

                  (a) Accounts payable which are either disclosed on the Most
Recent Balance Sheet or incurred by Seller in the ordinary course of operating the Business between January 1, 2004 and the Closing;

                  (b) Liabilities and obligations related to customer deposits which are either disclosed on the Most Recent Balance Sheet or incurred by
Seller in the ordinary course of operating the Business between January 1, 2004 and the Closing;

                  (c) Accrued payroll (including bonuses in the ordinary course of business) and accrued vacation and sick time which are either disclosed on the Most Recent Balance Sheet or incurred in the ordinary course of operating the Business between January 1, 2004 and the Closing;

                  (d) Other accrued liabilities relating to the Business (of the nature included in the Most Recent Balance Sheet in the line item "Other accrued liabilities") which are either disclosed on the Most Recent Balance Sheet or incurred by Seller in the ordinary course of operating the Business between
January 1, 2004 and the Closing;

                  (e) Indebtedness to certain related parties of Seller, after giving effect to the transfer of the Excluded Real Property, subject to a mortgage or deed of trust securing the Real Estate Facility, to the holder(s) of such indebtedness in exchange for the cancellation of a portion of such indebtedness (the "RELATED PARTY DEBT"), as more particularly described in
SCHEDULE 2.3(E) of the Disclosure Schedule; and

                  (f) Seller's obligations under the Assumed Contracts.

         2.4      EXCLUDED LIABILITIES

         Neither Buyer nor Acquisition Subsidiary shall assume any liabilities other than the Assumed Liabilities, nor shall it assume any of the following obligations or liabilities, which shall remain obligations and liabilities of
Seller (all obligations or liabilities not assumed by Buyer or Acquisition
Subsidiary herein are called the "EXCLUDED LIABILITIES"):

                  2.4.1    EXCLUDED REAL PROPERTY

         Any payables, claims, liabilities, fines, rents and contractual and other obligations, contingent or otherwise, in any way relating to the Excluded
Real Property.

                  2.4.2    TAXES

         Any liabilities for Taxes of Seller, including (without limitation) any
Taxes relating to the use or ownership of the Assets, or the operation of the
Business, on or prior to the Closing Date.

ASSET PURCHASE AGREEMENT
                                      -10-

                  2.4.3    LITIGATION

         Any claim, Judgment, penalty, settlement agreement or other obligation to pay in respect of any Claim that is pending or threatened on or prior to the
Closing Date, including, but not limited to, those listed in SCHEDULE 5.12 of the Disclosure Schedule.

                  2.4.4    CLAIMS

         All Claims, liabilities or other obligations that relate to injuries, actions, omissions, conditions or events that occurred or existed on or prior to the Closing Date, whether based on any act or omission of Seller, in connection with the operation of the Business.

                  2.4.5    WARRANTIES

         Seller's liabilities and obligations pursuant to warranties (express or implied) to customers for Products manufactured or sold on or prior to the
Closing Date.

                  2.4.6    ENVIRONMENTAL LIABILITY

         All Claims, Losses and liabilities arising out of or relating to (a)
the failure of Seller to comply with any Environmental and Safety Laws, including, without limitation, any noncompliance with respect to the Facilities
(or any other property that the Seller at any time owned, leased, subleased or used) or to the conduct of the Business on or prior to the Closing Date, (b) the presence or Release, on or prior to the Closing Date, of Hazardous Materials on, at or from the Facilities (or any other property that the Seller at any time owned, leased, subleased or used) and (c) the presence or Release of Hazardous
Materials on, at or from at any other location if Seller bears any responsibility for the generation, transportation, storage, treatment, Release or disposal of such Hazardous Materials.

                  2.4.7    SEVERANCE COSTS

         All severance obligations and other costs of terminating employees wherever located resulting from any termination or cessation of employment occurring on or prior to the Closing Date, from whatever source such obligations and costs arise, including, without limitation, contractual obligations, notices to employees, employment manuals, course of dealings, past practices, obligations relating to Section 2806 or 4999 of the Code, or otherwise.

                  2.4.8    EMPLOYEE EXPENSES

         Except for the Assumed Liabilities referred to in 2.3(c) and liabilities under any Employee Benefit Plan of Seller included as an Assumed
Contract on Schedule 2.1.8 arising after the Closing Date, all liabilities and obligations with respect to any Employee Benefit Plan.

                  2.4.9    CERTAIN INDEBTEDNESS

         Seller's obligations with respect to the payment of principal, interest or other amounts under (i) that certain Business Loan Agreement dated as of
August 1, 2001 between Seller and Washington Mutual Bank dba Western Bank, as
amended (the "REVOLVING CREDIT FACILITY"), and (ii) that certain

ASSET PURCHASE AGREEMENT
                                      -11-

Business Loan Agreement dated as of October 28, 2003 between Seller and Sterling
Savings Bank (the "REAL ESTATE FACILITY").

                  2.4.10   OTHER

         All Claims, liabilities and obligations in respect of any Excluded
Asset (including, without limitation, the Excluded Brands) or in respect of the
Excluded Businesses, and all liabilities or obligations of Seller in respect of costs or expenses incurred by or on behalf of Seller in connection with the transactions contemplated by this Agreement.

         2.5      ACCOUNTS RECEIVABLE; CASH; TAX REFUNDS

         The parties have agreed that the accounts receivable of the Business as of the Closing Date are included in the Assets being purchased by Buyer. Seller agrees that all payments from customers of the Business which have unpaid accounts due to Seller as of the Closing Date shall be transmitted to Buyer in accordance with this Section. Seller shall pay such monies to Buyer within five business days of receipt, until the customer's account balance as of the Closing
Date has been paid in full. Buyer shall have access during normal business hours to Seller's books and records as reasonably required to enable Buyer to verify the amounts of monies received by Seller from such customers. All cash balances relating to the Business in bank accounts of Seller or on hand as of the Closing
Date shall be remitted, by check or wire transfer, to Buyer within two business days of the Closing Date. Seller shall, upon the request of Buyer, provide bank statements or other satisfactory evidence of the amount of cash held by Seller as of the Closing Date. Any refunds of Taxes included in the Assets pursuant to
Section 2.1.9 received by Seller after the Closing Date shall be remitted, by check or wire transfer, to Buyer within five business days after receipt.

         2.6      INSTRUMENTS OF SALE AND TRANSFER

         On or prior to the Closing Date, Seller shall deliver to Buyer and
Buyer shall deliver to Seller, as the case may be, such instruments of sale and assignment as shall, in the reasonable judgment of Buyer and Seller, be effective to vest in Buyer on the Closing Date all of Seller's right, title and interest in and to the Assets and to evidence the assumption of the Assumed
Liabilities by Buyer, including, without limitation, a Bill of Sale and
Assignment substantially in the form of EXHIBIT 2.6(A) (the "BILL OF Sale") and an Assignment and Assumption Agreement substantially in the form of EXHIBIT
2.6(B) (the "ASSIGNMENT AND ASSUMPTION Agreement"). Seller shall take all reasonable additional steps as may be necessary to put Buyer in possession and operating control of the Assets at the Closing, and Buyer shall take all reasonable additional steps as may be necessary for it to assume the Assumed
Liabilities at the Closing.

         2.7      FURTHER ASSURANCES

         From time to time following the Closing, Buyer and Seller shall execute and deliver, or cause to be executed and delivered, to the other such additional instruments of conveyance and transfer and evidences of assumption as such party may reasonably request or as may be otherwise necessary or desirable to carry out the purposes of this Agreement.

ASSET PURCHASE AGREEMENT
                                      -12-

3.       PURCHASE PRICE

         3.1      PURCHASE PRICE

         The aggregate purchase price for the Assets shall be the sum of Four
Million Two Hundred Sixteen Thousand Seven Hundred Fifty-Eight Dollars
($4,216,758) (the "PURCHASE PRICE"), subject to adjustment as provided in
Section 3.2. The Purchase Price will consist of the following:

                  (a) Buyer's assumption of the Assumed Liabilities; and

                  (b) an amount equal to the difference between (i) the Purchase
Price and (ii) the sum of (A) the outstanding amounts at December 31, 2003 of the Assumed Liabilities specified in subsections 2.3(a)-(d) and (B) the amount of the Related Party Debt to be assumed pursuant to the terms of this Agreement
(the "REMAINING PURCHASE PRICE"), payable either in cash or in shares of the unregistered common stock of Pyramid Breweries Inc. (the "PYRAMID STOCK"), or a combination of both cash and Pyramid Stock, at the sole discretion of Pyramid;
provided, that the Remaining Purchase Price shall consist of a minimum cash payment in the amount equal to the sum of (x) the amount outstanding as of the
Closing Date under the Revolving Credit Facility which is attributable to the
Business, but not to exceed $1,000,000, which will be applied at Closing in the manner set forth in Section 4.3, and (y) $200,000 (x and y together, the
"MINIMUM CASH PURCHASE PRICE").

                  If Pyramid chooses to pay some or all of the Remaining
Purchase Price (net of the Minimum Cash Purchase Price) in Pyramid Stock, the
number of shares of Pyramid Stock issuable to Seller will be determined by dividing (i) the portion of the Remaining Purchase Price to be paid in shares of
Pyramid Stock by (ii) the Fair Market Value of Pyramid Stock on the date hereof.
For purposes of this Agreement, the "FAIR MARKET VALUE" of Pyramid Stock shall mean the average closing price per share of Pyramid Stock, as publicly reported on the Nasdaq National Market System, for the thirty trading days ending the trading day immediately prior to the date of execution of this Agreement. No fractional shares of Pyramid Stock will be issued by Buyer. The value of any fractional share shall be payable to Seller in cash.

         3.2      PURCHASE PRICE ADJUSTMENT

         The Purchase Price shall be subject to adjustment after the Closing as specified in this Section 3.2 as follows:

                  (a) The Purchase Price shall be increased or decreased, as applicable, by the amount of Interim Period Adjusted Net Income (Loss) (as defined below) (the "PURCHASE PRICE ADJUSTMENT").

                  (b) As promptly as practicable, but in any event no later than
30 days, following the Closing Date, Seller shall deliver to Buyer (i) a statement of operations for Business for the period commencing on January 1,
2004 and ending on the Closing Date (the "INTERIM PERIOD"), prepared in accordance with generally accepted accounting principles (other than for accompanying notes), consistently applied (the "INTERIM PERIOD INCOME
STATEMENT") and (ii) Seller's statement of the amount of the Purchase Price
Adjustment ("PURCHASE PRICE ADJUSTMENT STATEMENT"), which shall be equal to the net income (loss) for the Interim Period, as shown on the Interim Period Income
Statement, adding back depreciation and amortization expense for the Interim
Period, as shown on

ASSET PURCHASE AGREEMENT
                                      -13-

the Interim Period Income Statement and adding back any reductions in long-term debt ("INTERIM PERIOD ADJUSTED NET INCOME (LOSS)").

                  (c) To enable Buyer to evaluate the Interim Period Income
Statement and the Purchase Price Adjustment Statement, Seller agrees, upon
Buyer's request, to provide Buyer or Buyer's representatives reasonable access to Seller's accounting books and records and to employees or other agents or representatives involved in Seller's accounting function or in the preparation or review of the Interim Period Income Statement.

                  (d) Buyer shall deliver to Seller, no later than 60 days after its receipt of the Purchase Price Adjustment Statement, notice of acceptance of the Purchase Price Adjustment set forth in Seller's Purchase Price Adjustment
Statement (the "ACCEPTANCE NOTICE") or notice of dispute of the Purchase Price
Adjustment set forth in Seller's Purchase Price Adjustment Statement (a "DISPUTE
NOTICE"). A Dispute Notice will set forth in reasonable detail a written explanation of the basis for Buyer's dispute with Seller's determination of the amount of the Purchase Price Adjustment. If Buyer delivers an Acceptance Notice, or if Buyer fails to give a Dispute Notice within the prescribed time period (in which case Buyer will be deemed to have accepted Seller's determination of
Purchase Price Adjustment), the amount of the Purchase Price Adjustment set forth in the Purchase Price Adjustment Statement shall be final and binding upon the parties.

                  (e) If Buyer delivers a Dispute Notice to Seller within the time set forth in Section 3.2(d), Buyer and Seller shall meet, as soon as practicable (but in any event no later than 10 days) after delivery of a Dispute
Notice, to attempt to reconcile the parties' differences with regard to the amount of the Purchase Price Adjustment. If the parties are able to reconcile such differences within 30 days after the date of delivery of the Dispute
Notice, the amount of the Purchase Price Adjustment agreed to in writing shall be final and binding upon the parties.

                  (f) If Seller and Buyer fail to reach agreement under Section
3.2(e) within 30 days after the date of delivery of the Dispute Notice, either
Seller or Buyer may refer the final determination of Purchase Price Adjustment to the Independent Accountant, who will determine the amount of the Purchase
Price Adjustment as promptly as practicable, but in any event within 45 days after being engaged. The fees and costs of the Independent Accountant will be shared equally by Buyer and Seller. The determination of Purchase Price
Adjustment by the Independent Accountant will be final and binding upon the parties.

                  (g) If the final Purchase Price Adjustment results in an
increase to the Purchase Price, Buyer shall deposit the Purchase Price
Adjustment Holdback with the Escrow Agent, to be held pursuant to the terms of the Escrow Agreement, and remit to Seller the additional amount by which the final Purchase Price Adjustment exceeds the amount of the Purchase Price
Adjustment Holdback. If the final Purchase Price Adjustment results in a decrease to the Purchase Price, but is less than the Purchase Price Adjustment
Holdback, Buyer shall deposit the portion of the Purchase Price Adjustment
Holdback which exceeds the final Purchase Price Adjustment with the Escrow
Agent, to be held pursuant to the terms of the Escrow Agreement. If the final
Purchase Price Adjustment results in a decrease to the Purchase Price, but is more than the Purchase Price Adjustment Holdback, Seller shall remit to Buyer an amount equal to the difference between the amount of the final Purchase Price
Adjustment and the amount of the Purchase Price Adjustment Holdback. The
Purchase Price, as adjusted by the Purchase Price Adjustment, is referred to as the "ADJUSTED PURCHASE Price."

ASSET PURCHASE AGREEMENT
                                      -14-

                  (h) Any amounts payable by Buyer to Seller hereunder may be paid by delivery of cash, Pyramid Stock (valued as provided in Section 3.1), or a combination thereof, in Buyer's sole discretion. If Seller received Pyramid
Stock in payment of a portion of the Purchase Price at Closing, any amounts payable by Seller to Buyer hereunder may be paid in cash or by Seller's return to Buyer of a number of shares of Pyramid Stock (valued as provided in Section
3.1) equal to the amount owed by Seller, or a combination thereof.

         3.3      EARN OUT PAYMENTS

         Depending on certain conditions, Seller may be entitled to additional payments (collectively, the "EARN OUT PAYMENTS"), as is described on EXHIBIT 3.3 to this Agreement. All parties hereto acknowledge that at all times after the
Closing, the Business will be operated by Buyer in such manner as Buyer deems prudent or desirable in its sole and absolute discretion and that such operation including, without limitation, the business plan and strategy and the sales and marketing associated with the Business, may not be in accordance with the
Buyer's or Seller's past practices or with their respective current business plans. Moreover, Seller's right to any Earn Out Payments shall not in any way be deemed to give Seller any ownership or other interest in the Business.

         3.4      ALLOCATION OF PURCHASE PRICE

         As soon as practicable after the final determination of the Purchase
Price Adjustment, Buyer shall deliver to Seller a statement (the "ALLOCATION
STATEMENT") allocating the Adjusted Purchase Price (including Assumed
Liabilities to the extent properly taken into account under Section 1060 of the
Code among the Assets and the restrictive covenants set forth in Section 13 in accordance with Section 1060 of the Code; provided, that Buyer and Seller shall cooperate in the preparation of the Allocation Statement and Seller shall have the right to approve the Allocation Statement (which approval shall not be withheld unreasonably). Seller and Buyer agree to be bound by the Allocation
Statement and act in accordance with the Allocation Statement for all tax purposes.

4.       CLOSING

         4.1      CLOSING DATE

         Subject to the terms and conditions of this Agreement, the Closing shall take place at the offices of Perkins Coie LLP in Portland, Oregon, within two business days after satisfaction or waiver of the last to be fulfilled of the conditions set forth in Sections 8 and 9, or at such other location or time as the parties may agree, and shall be effective as of midnight of the Closing
Date.

         4.2      CLOSING PAYMENTS TO SELLER

         At the Closing, Buyer shall pay to Seller the Remaining Purchase Price, less:
----
                  (a) an amount equal to $150,000 (the "INDEMNITY ESCROW
AMOUNT"), in the form of cash, Pyramid Stock or combination thereof (in Buyer's sole discretion), which shall be deposited with an escrow agent (the "ESCROW
AGENT") pursuant to the terms of an Escrow Agreement, a form of which attached as EXHIBIT 8.5(H) (the "ESCROW AGREEMENT"), and

ASSET PURCHASE AGREEMENT
                                      -15-

                  (b) an amount equal to $250,000 (the "PURCHASE PRICE
ADJUSTMENT HOLDBACK") which shall be retained by Buyer pending final determination of the Purchase Price Adjustment, as provided in Section 3.2.

         The portion of the Remaining Purchase Price (net of the Indemnity
Escrow Amount and the Purchase Price Adjustment Holdback) shall be paid (i) in cash, by wire transfer of immediately available funds to such bank account of
Seller as it may designate in writing prior to the Closing, (ii) in Pyramid
Stock, in which case Buyer will cause a stock certificate to be issued in the name of Seller, or (iii) a combination of cash and Pyramid Stock; provided, that the Minimum Cash Purchase Price will be paid to Seller at Closing.

         4.3      REPAYMENT OF REVOLVING CREDIT FACILITY

         At the Closing, the Revolving Credit Facility with Washington Mutual dba Western Bank, the lender under such facility, will be paid down by a sufficient amount so that the lender releases its security interest in the
Assets. Buyer and Seller shall, to the extent required by Washington Mutual, establish an escrow trust account, with an escrow agent mutually acceptable to
Buyer and Seller ("CLOSING ESCROW AGENT"), for the pay down of the Revolving
Credit Facility. In such event, (i) Buyer shall deposit, on the business day immediately preceding the Closing Date, into such escrow account, by wire transfer of immediately available funds, an amount equal to the amount outstanding as of the Closing Date of the Revolving Credit Facility attributable to the Business (not to exceed $1,000,000), and (ii) Washington Mutual shall deposit into the escrow account one or more UCC-3 Termination Statements and such other instruments as may be necessary to release in full any security interest Washington Mutual may have in any of the Assets being purchased by
Buyer. Upon confirmation to Buyer by the Closing Escrow Agent that it is in a position to file such Termination Statements and other instruments with applicable Governmental Bodies, the Closing Escrow Agent shall deliver funds deposited in escrow by Buyer to pay down the Revolving Credit Facility. In the event that Washington Mutual does not require the establishment of a closing escrow to facilitate the paydown of the Revolving Credit Facility and the release of any security interests in Assets being purchased by Buyer, the parties agree to establish such other closing procedures as are reasonably acceptable to the parties and Washington Mutual.

5.       REPRESENTATIONS AND WARRANTIES OF SELLER

         To induce Buyer to enter into and perform this Agreement, Seller represents and warrants to Buyer (which representations and warranties shall survive the Closing as provided in Section 14) as follows in this Section 5:

         5.1      ORGANIZATION, GOOD STANDING, ETC.

         Seller is a corporation duly incorporated and validly existing under the laws of the State of Oregon. Seller is qualified to do business in each state of the United States where the failure to be duly qualified is reasonably likely to have a Material Adverse Effect. Seller has all requisite corporate power and authority to own, operate and lease the Assets and to carry on the
Business as now being conducted.

ASSET PURCHASE AGREEMENT
                                      -16-

         5.2      CORPORATE AUTHORITY; AUTHORITY FOR AGREEMENT

                  (a) Seller has full corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and perform its obligations hereunder and thereunder. The execution and delivery by Seller of this Agreement and the Transaction Documents to which it is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, other than the approval and adoption of this Agreement at the Shareholders' Meeting by the affirmative vote of a majority of the voting power of the outstanding shares of
Seller common stock and a majority of the voting power of the outstanding shares of Seller Series A Preferred Stock, each voting as a separate class, as of the record date for such meeting as required by the Oregon Business Corporation Act and Seller's articles of incorporation and bylaws (the "REQUISITE SHAREHOLDER
APPROVAL"). This Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (provided that the consummation of the transactions contemplated by this Agreement is subject to the Requisite Shareholder Approval), and the Transaction Documents to which
Seller is a party, when executed and delivered by Seller, will constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (b) A special committee of independent directors and the Board of Directors of Seller have (i) determined that this Agreement and the
Transaction Documents to which Seller is a party and the transactions contemplated hereby and thereby are in the best interests of Seller, (ii)
approved and authorized this Agreement and the Transaction Documents to which
Seller is a party (provided that the consummation of the transactions contemplated by this Agreement is subject to the Requisite Shareholder
Approval), and (iii) resolved to propose and recommend approval and adoption of this Agreement by Seller's shareholders. Seller has taken all necessary action to exempt this Agreement and the transactions contemplated by this Agreement from, and this Agreement and such transactions are exempt from any restrictive provisions of (1) any applicable state anti-takeover laws and regulations, and
(2) the Articles of Incorporation or Bylaws of Seller.

         5.3      NO CONFLICT

         Subject to the approval by its shareholders referred to in Section 5.2, and the required filings under federal and state securities laws, and except as disclosed in SCHEDULE 5.3 of the Disclosure Schedule, the execution, delivery and performance by Seller of this Agreement or the Transaction Documents to which Seller is a party and the consummation of the transactions contemplated hereby or thereby, will not (a) violate, conflict with, or result in any breach of, any provision of Seller's articles of incorporation or by-laws; or (b)
violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default)
under any Assumed Contract or Judgment to which Seller is a party or by which it is bound or which relates to the Products, the Assets or the Business, which violation, conflict, breach or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; or (c) result in the creation of any Encumbrance on any of the Assets, which creation is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; or (d)
violate any applicable law, statute, rule, ordinance or regulation of any
Governmental Body (a "LAW"), which violation is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; or (e) violate or result in the

ASSET PURCHASE AGREEMENT
                                      -17-

suspension, revocation, modification, invalidity or limitation of any Permits relating to the Products, the Assets or the Business which violation or other event is reasonably likely, individually or in the aggregate, to have a Material
Adverse Effect.

         5.4      CONSENTS AND APPROVALS

         Except as set forth in SCHEDULE 5.4 of the Disclosure Schedule, (a) no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required for the execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which it is a party and for the consummation by Seller of the transactions contemplated hereby and thereby other than such consents, approvals, authorizations, declarations, filings or registrations the absence of which, individually or in the aggregate, is not reasonably likely to have a Material
Adverse Effect, and (b) no consent, approval or authorization of any third party is required for the execution, delivery and performance by Seller of this
Agreement and the Transaction Documents to which it is a party and the consummation by Seller of the transactions contemplated hereby and thereby other than such consents, approvals or authorizations the absence of which, individually or in the aggregate is not reasonably likely to have a Material
Adverse Effect.

         5.5      FINANCIAL STATEMENTS

         Seller has delivered to Buyer the following financial statements of the
Business, which are set forth in SCHEDULE 5.5 of the Disclosure Schedule
(collectively, the "FINANCIAL STATEMENTS"): (i) an audited consolidated balance sheet as of December 31, 2002, and audited statements of operations, cash flows and stockholders equity for the years ended December 31, 2002 and 2001, (ii) an unaudited interim balance sheet (the "MOST RECENT BALANCE SHEET") as of December
31, 2003 (the "BALANCE SHEET DATE") and the related unaudited statements of operation for the twelve-month period then ended. The Financial Statements were prepared from the books and records kept by Seller and fairly present the financial condition of Seller as of their respective dates and the results of operations of Seller for the respective years or periods then ended, in accordance with generally accepted accounting principles consistently applied
(other than, with respect to the unaudited Financial Statements at and for the twelve-month period ended December 31, 2003, the accompanying notes, normal year end adjustments and other presentation items). Each accrual reflected on the
Most Recent Balance Sheet is adequate to meet the liability underlying such accrual. The Most Recent Balance Sheet reflects all properties and assets, real, personal or mixed, that are used by Seller in the Business and are required to be reflected on such balance sheet pursuant to generally accepted accounting principles consistently applied.

         5.6      ABSENCE OF CERTAIN CHANGES OR EVENTS

         Except as set forth in SCHEDULE 5.6 of the Disclosure Schedule, since the Balance Sheet Date, and through the Closing Date, Seller has conducted the
Business in the ordinary course consistent with Seller's past practice, and has not:

                  (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment (other than this Agreement and matters related thereto) not in the ordinary course of business;

ASSET PURCHASE AGREEMENT
                                      -18-

                  (b) created or incurred any new borrowings or reduced any
outstanding borrowings other than borrowings in the ordinary course of business under the Revolving Credit Facility;

                  (c) incurred any other obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations made or contracts entered into, in the ordinary course of business.

                  (d) encumbered or disposed of any assets or made any capital expenditures, except in the ordinary course of business or in an amount in excess of $15,000 in the aggregate;

                  (e) paid any dividends or made distributions;

                  (f) cancelled any debts or waived any substantial rights on claims other than in the ordinary course of business;

                  (g) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Business;

                  (h) taken any action resulting in the reduction of the
Business's working capital (current assets including cash, less current liabilities not including the short-term or current portion of long-term debt)
except for such customary changes as may be required in the ordinary course of business;

                  (i) changed the compensation and terms of employment provided to the Business's employees, except for changes made with the prior knowledge and consent of Buyer; or

                  (j) entered into or agreed to enter into any transaction,
agreement or commitment, suffered the occurrence of any event or events or experienced any change in financial condition, business, results of operations or otherwise that, in the aggregate, has (i) interfered with the normal and usual operations of the Business or business prospects of the Business or (ii)
resulted in a Material Adverse Change with respect to Seller's Business.

         5.7      TAXES

         Except as set forth in SCHEDULE 5.7 of the Disclosure Schedule:

                  (a) Seller has properly prepared and timely filed all Tax
Returns required to be filed by Seller and has paid all Taxes (whether or not shown on any Tax Return) that Seller was required to pay. Such Tax Returns are true and correct in all respects and have been prepared in accordance with applicable law.

                  (b) No such Tax Returns have been or currently are the subject of audit or examination nor has Seller been notified in writing, or otherwise, that it is the subject of any pending, proposed or threatened action, investigation, proceeding, audit, claim or assessment by or before any
Governmental Body nor does Seller have any reason to believe that any such notice will be received in the future.

ASSET PURCHASE AGREEMENT
                                      -19-

                  (c) Seller is not currently the beneficiary of any extension of time within which to file any Tax Return, and Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency. Seller has duly and timely withheld from employee salaries, or wages or other compensation (whether or not paid in cash) and other amounts paid to creditors, independent contractors and other third parties and paid over to the appropriate governmental authority all amounts required to be so withheld and paid over for all periods under all applicable Tax or other laws.

                  (d) Seller has made available to Buyer copies of all income, payroll, sales and use Tax Returns that have been filed by Seller for Tax periods beginning since January 1, 2000 and ending on or before the Closing
Date.

                  (e) Seller does not have or know of any basis for the
assertion of any claim for any liabilities for unpaid Taxes for which Buyer would become liable as a result of the transactions contemplated by this
Agreement or that could result in an Encumbrance on any of the Assets or the commencement of a Claim against Buyer or Acquisition Subsidiary.

                  (f) Seller is not a party to a tax sharing or allocation
agreement nor does Seller owe any amount under any such agreement. Seller (i)
has not been a member of any affiliated group within the meaning of Code Section
1504 of the Code or any similar group defined under a similar provision of state, local, or foreign law filing a consolidated federal income Tax Return and
(ii) has no liability for the Taxes of any person under Treasury Regulation
Section 1.1502-6, Treasury Regulation Section 1.1502-78 (or any comparable provision of foreign, state or local law), as a transferee or successor, by contract, or otherwise.

                  (g) Seller does not have and has not had a permanent
establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country, and has not engaged in any trade or business within, or derived any income from, any state, local or foreign jurisdiction other than those jurisdictions for which Tax
Returns have been duly filed by Seller or for which Tax Returns are not required to be filed. No claim has ever been made by any Governmental Body in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by such jurisdiction.

         5.8      PROPERTY

                  (a) SCHEDULE 5.8(A) of the Disclosure Schedule contains a
complete and accurate list of all real property (the "REAL PROPERTY") owned, leased or used by Seller with respect to the Business as now conducted.

                  (b) Except as set forth in SCHEDULE 5.8(B) of the Disclosure
Schedule, Seller owns or leases all of the personal property and assets necessary for the conduct of the Business as now conducted ("PERSONAL
PROPERTY"). With respect to the Personal Property it owns, all such property is free and clear of all Encumbrances, except Encumbrances that arise in the ordinary course of business and do not impair Seller's ownership or use of such
Personal Property. With respect to the Personal Property it leases, Seller is in compliance with such leases and, to Seller's knowledge, holds a valid leasehold interest free of any Encumbrances, except those that arise in the ordinary course of business and do not impair its ownership or use of such Personal
Property or those of the lessor of such Personal Property.

ASSET PURCHASE AGREEMENT
                                      -20-

         5.9      EQUIPMENT

         Except as set forth in SCHEDULE 5.9 of the Disclosure Schedule, the machinery, equipment, furniture and other physical assets included in the Assets are free of material defect (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear). During the past three years there has not been any significant interruption in the conduct of the Business, including, but not limited to, the operation of the Facilities, due to the malfunctioning of any such Assets.

         5.10     ENVIRONMENTAL AND SAFETY MATTERS

                  (a) Except as set forth in SCHEDULE 5.10 of the Disclosure
Schedule:

                           (i) Seller has, to the extent required by applicable
Environmental and Safety Laws, obtained and is in
compliance with all Permits required for its conduct of the Business and use of the Facilities. Seller's conduct of the Business is and has been in compliance, in all material respects, with all applicable Environmental and Safety Laws.

                           (ii) Seller has not received any written notice of
(a) any alleged violation of any Environmental and
Safety Laws, including, without limitation, any violation with respect to the
Facilities or the conduct of the Business or (b) its potential responsibility for the presence or Release of Hazardous Materials at any site.

                           (iii) Except as allowed under a Permit, no
unpermitted or unlawful Release of Hazardous Materials has
occurred from, upon, below or into the Facilities by Seller that would give rise to material liabilities to Seller and, to the knowledge of Seller, no unpermitted or unlawful Release of Hazardous Materials has occurred on any adjacent property that has migrated to, through or under the Facilities.

                           (iv) The Facilities have not been used to generate,
manufacture, transport, treat, store, use, handle,
recycle, Release or dispose of any Hazardous Materials, except in accordance with applicable Environmental and Safety Laws. Seller has not generated, transported, treated, stored, Released or disposed of, any Hazardous Materials that would give rise to material liabilities to Seller for a violation of any
Environmental and Safety Laws.

                           (v) No tanks used at any time for the storage of any
Hazardous Materials above or below ground are
present, as of the date of this Agreement, on or at the Facilities. Any tanks previously used for the storage of any Hazardous Materials above or below ground on or at the Facilities were removed and closed in compliance with Environmental and Safety Laws.

         5.11     CONTRACTS

         SCHEDULE 5.11 of the Disclosure Schedule contains a complete and accurate list of the following and relating to the Business (i) all written and oral express contracts, agreements, instruments and arrangements ("CONTRACTS")
to which Seller is a party involving obligations (contingent or otherwise) of, or payments to, Seller in excess of $5,000 annually, (ii) any Contract containing any covenant limiting the freedom of Seller to engage in any business activity or compete with any person or entity, and (iii) any other Contract that is material to the business of Seller. Except as specifically set forth in
SCHEDULE 5.11 of the Disclosure Schedule, all such Contracts (the

ASSET PURCHASE AGREEMENT
                                      -21-

"MATERIAL CONTRACTS") are valid and in full force and effect, Seller has performed its obligations thereunder, and there are not, under any of the
Material Contracts, any defaults or events of default on the part of Seller or, to Seller's knowledge, any other party thereto. Seller has not received any written notice indicating that Seller or another party, as the case may be, is presently in default under or in breach or violation of any Material Contract.
Seller has not received notice that any party to any such Material Contract intends to cancel, terminate or refuse to renew such contract or to exercise or decline to exercise any option or right thereunder.

         5.12     CLAIMS AND LEGAL PROCEEDINGS

         Except as specifically set forth in SCHEDULE 5.12 of the Disclosure
Schedule, there are no Claims pending or, to Seller's knowledge, threatened against Seller with respect to the operation of the Business, before or by any
Governmental Body or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person. To Seller's knowledge, there is no valid basis for any Claim, other than as specifically set forth in SCHEDULE
5.12 of the Disclosure Schedule, adverse to the Business by or before any
Governmental Body or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other person. There are no outstanding or unsatisfied Judgments to which Seller is a party or that involve the transactions contemplated herein.

         5.13     LABOR MATTERS

         Except as set forth in SCHEDULE 5.13 of the Disclosure Schedule, during the three-year period preceding the date of this Agreement, there have been no disputes, employee grievances or disciplinary actions pending or, to the knowledge of Seller, threatened between Seller and any of its current or former employees. Seller is not or, during the three-year period preceding the date of this Agreement, has not been a party to any collective bargaining agreement with any labor union, and has no knowledge of any organizational efforts by or on behalf of any labor union with respect to employees of Seller and is not the subject of any proceeding asserting that Seller has committed an unfair labor practice or seeking to compel Seller to bargain with any labor organization as to wages or conditions of employment. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute affecting Seller. There is no lockout of any employee by Seller, and no such action is contemplated. There has been no "mass layoff" or "plant closing" as defined by applicable law with respect to Seller.

         5.14     TRADEMARKS AND INTELLECTUAL PROPERTY

         Seller owns, or has a contractual right to use, all copyrights, trademarks, trade names, service marks, licenses and other intellectual property rights ("INTELLECTUAL PROPERTY") now used in the Business, including, without limitation, Intellectual Property listed on SCHEDULE 2.1.6 of the Disclosure
Schedule. SCHEDULE 2.1.6 of the Disclosure Schedule is an accurate and complete list of all such copyrights, trademarks, trade names, service marks, licenses and other intellectual property rights now used in the Business (or used within the Business in the last five years). Except as set forth in SCHEDULE 5.14, to the best of Seller's knowledge, none of the copyrights, trademarks, trade names, service marks, licenses and other intellectual property rights used by Seller in the Business infringes upon any validly issued or pending trademark, trade name, service mark, copyright of any other person or entity, or, to Seller's knowledge, any other material intellectual property right of any other person or entity. A complete and correct list of any interference actions or adverse claims

ASSET PURCHASE AGREEMENT
                                      -22-

(whether asserted by or against Seller) made or threatened in respect of the copyrights, trademarks, trade names, service marks, licenses and other intellectual property rights during the last three years, is set forth in
SCHEDULE 5.14 of the Disclosure Schedule.

         5.15     ACCOUNTS AND OTHER RECEIVABLES

         All accounts receivable of the Business reflected in the Most Recent
Balance Sheet, or existing at the Closing Date, have been collected or are collectible within 120 days after the date incurred in the amounts at which they are carried on the books of Seller, subject to the reserve for bad debts reflected in the Most Recent Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Seller.

         5.16     INVENTORY

                  (a) All items in the inventory of the Business reflected in the Most Recent Balance Sheet or as currently owned by Seller for use in the operation of the Business, including inventories of raw materials, supplies, and packaging and labeling materials to be transferred to Buyer hereunder, (i) have been valued in accordance with generally accepted accounting principles and (ii)
are not damaged or defective and are of a quality and quantity usable and salable in the ordinary course of business subject to the reserve for inventory writedown reflected in the Most Recent Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Seller.

                  (b) Seller's inventories of finished Products, raw materials, supplies, and packaging and labeling materials as of December 31, 2003, the approximate quantities thereof, and their location, are set forth in SCHEDULE
5.16 of the Disclosure Schedule.

         5.17     NO MATERIAL ADVERSE CHANGE

         Since the date of the Most Recent Balance Sheet, to Seller's knowledge, there has not been any Material Adverse Change with respect to the Business.

         5.18     PRODUCT WARRANTIES

         Seller has not made any express product warranties in connection with the sale of the Products.

         5.19     COMPLIANCE WITH LAW

         Except for matters relating to compliance with laws that are addressed in other sections of this Section 5, Seller is and has been in compliance with all laws, statutes, rules, ordinances and regulations promulgated by any
Governmental Body and all Judgments applicable to the ownership or operation of the Assets or the Facilities, the conduct of the Business or the sale of the
Products, except where the failure to comply would not have a Material Adverse
Effect. During the past five years, Seller has not received any written notice of any alleged violation (whether past or present and whether remedied or not)
of any such law, statute, rule, ordinance, regulation or Judgment.

ASSET PURCHASE AGREEMENT
                                      -23-

         5.20     PERMITS AND QUALIFICATIONS

         All Permits that are currently required for the ownership or operation of the Assets or the Facilities or the conduct of the Business (including, but not limited to, the manufacture, marketing, promotion, sale or distribution of the Products) have been obtained by Seller, are in full force and effect and are listed in SCHEDULE 2.1.7 of the Disclosure Schedule, with their expiration dates, if any. Except for matters covered in Section 5.10, Seller is and has been in compliance in all material respects with all such Permits, and Seller has not received any notice of any alleged violation (whether past or present and whether remedied or not) of, nor any threat of the suspension, revocation, modification, invalidity or limitation of, any such Permit, nor is Seller aware of any basis for any claim of any such violation or any such threat.

         5.21     INSURANCE

         Seller currently maintains adequate insurance protection against all liabilities, Claims and risks against which it is customary for companies engaged in the same or a similar business to insure.

         5.22     EMPLOYEE BENEFIT PLANS

         (a)      Employee Benefit Plans. SCHEDULE 5.22 of the Disclosure
Schedule sets forth an accurate and complete list of each Employee Benefit Plan.
Neither Seller nor any ERISA Affiliate has any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create, enter into or contribute to any additional Employee Benefit Plan, or to modify or amend any existing Employee Benefit Plan. The terms of each Employee Benefit Plan permit
Seller or any ERISA Affiliate to amend or terminate such Employee Benefit Plan
(or its participation therein) at any time and for any reason without penalty and without material liability or expense. None of the rights of Seller or any
ERISA Affiliate under any Employee Benefit Plan will be impaired in any way by this Agreement or the consummation of the transactions contemplated by this
Agreement.

         (b)      Documents Provided. Seller has delivered, or cause to be
delivered, to Buyer true, correct and complete copies of all Employee Benefit
Plans (including all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, the following information: (i) copies of the annual reports (Form 5500 series) filed with respect to the Employee
Benefit Plan for the last three years; (ii) copies of the summary plan descriptions, summary annual reports, summaries of material modifications and all material employee manuals or communications filed or distributed with respect to the Employee Benefit Plan during the last three years; (iii) copies of any insurance contracts or trust agreements through which the Employee
Benefit Plan is funded; (iv) copies of all contracts relating to the Employee
Benefit Plan, including, but not limited to, service provider agreements, insurance contracts, investment management agreements, subscription and prescription agreements and recordkeeping agreements; (v) a copy of the most recent IRS determination letter issued with respect to the Employee Benefit
Plan; and (vi) notice of any material change occurring with respect to the
Employee Benefit Plan since the date of the most recently completed and filed annual report.

         (c)      Compliance With Laws. To the knowledge of Seller, each
Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in

ASSET PURCHASE AGREEMENT
                                      -24-

accordance with the terms of such Benefit Plan and complies in form and in operation in all respects with the applicable requirements of ERISA and the
Code, except where the failure to comply would not have a Material Adverse
Effects.

         (d)      Qualified Plans. Each Employee Benefit Plan and related trust intended to be qualified under Section 401(a) of the Code (i) is and has, at all times since inception, been qualified under Section 401(a) of the Code, and the trust established thereunder is, and at all times since inception, has been exempt from taxation under Section 501(a) of the Code, and (ii) is the subject of an unrevoked favorable determination from the IRS with respect to such
Employee Benefit Plan's qualified status under the Code or has remaining a period of time under the Code, applicable Treasury Regulations or IRS pronouncements in which to apply for such a letter and to make any amendments necessary to obtain such a letter. No fact exists or is reasonably expected by
Seller or any ERISA Affiliate to arise, that could adversely affect the qualification or exemption of any such Employee Benefit Plan or its related trust. No such Employee Benefit Plan is a "top-heavy plan," as defined in
Section 416 of the Code.

         (e)      Other Claims and Investigations. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of Seller or any ERISA Affiliate, threatened with respect to any Employee
Benefit Plan or against the assets of any Employee Benefit Plan, nor, to the knowledge of Seller or any ERISA Affiliate, is there a reasonable basis for any such action, suit or claim. None of the Employee Benefit Plans is currently under investigation, audit or review (of which Seller or any ERISA Affiliate has received notice), directly or indirectly, by the IRS or the U.S. Department of
Labor and, to the knowledge of Seller or any ERISA Affiliate, no such action is contemplated or under consideration.

         (f)      Multiemployer, Multiple Employer and Title IV Plans. Neither
Seller nor any ERISA Affiliate sponsors, maintains or contributes to, or has ever sponsored, maintained or contributed to (or been obligated to sponsor, maintain or contribute to), (i) a multiemployer plan, as defined in Section
3(37) or 4001(a)(3) of ERISA, (ii) a multiple employer plan, within the meaning of Section 4063 or 4064 of ERISA, (iii) an Employee Benefit Plan that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, or (iv) a
multiple employer welfare arrangement, as defined in Section 3(40) of ERISA.

         (g)      Payments Resulting From Transactions. The consummation of any transaction contemplated by this Agreement will not result in any (i) payment
(whether of severance pay or otherwise) becoming due from Seller or any ERISA
Affiliate to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any Employee Benefit Plan being established or becoming funded, accelerated, vested or payable.

         5.23     EXCLUDED ASSETS

         Except as set forth in SCHEDULE 5.23 of the Disclosure Schedule, none of the Excluded Assets is currently being used in the conduct of the Business for any purpose.

ASSET PURCHASE AGREEMENT
                                      -25-

         5.24     BROKERAGE

         Except as set forth in SCHEDULE 5.24 of the Disclosure Schedule, Seller has not retained any broker or finder in connection with the transactions contemplated by this Agreement. Any brokerage or finder's fee due to any broker or finder in violation of the foregoing representation shall be paid by Seller.

         5.25     CUSTOMERS AND SUPPLIERS

         Except as set forth in SCHEDULE 5.25 of the Disclosure Schedule, no customer (other than retail customers of Seller's ale house operation), distributor or supplier of Seller relating to the Business has during the last
12 months decreased or limited materially, or threatened to decrease or limit materially, its purchase of Seller's Products, or its supply of materials or services to Seller, as the case may be. SCHEDULE 5.25 of the Disclosure Schedule lists each customer or distributor of Seller who accounted for 10% or more of the revenues of the Business during the period from January 1, 2002 to December
31, 2003 and the dollar and volume amount of each Product sold to each such customer during such period. Schedule 5.25 of the Disclosure Schedule also lists each supplier of Seller who accounted for 10% or more of the expenses of the
Business for materials purchased during such period, and the dollar and volume amount of the materials purchased from each such supplier during such period.

         5.26     ASSETS COMPLETE; TITLE

         Except for the Excluded Assets, the Assets to be transferred to Buyer pursuant to this Agreement and the Transaction Documents constitute all the other assets and rights necessary to operate the Business in the manner presently operated by Seller.

         Except as set forth in SCHEDULE 5.26 of the Disclosure Schedule, Seller has good and marketable title to, or a valid leasehold interest in, the Assets, free and clear of any Encumbrances.

         5.27     FULL DISCLOSURE

                  (a) Since January 1, 2001, Seller has filed with the SEC all required forms, reports, registration statements and documents required to be filed by it with the SEC (collectively, all such forms, reports, registration statements, and documents filed are referred to herein as "SELLER SEC REPORTS"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be. Accurate and complete copies of Seller SEC Reports have been made available to Seller. As of their respective dates, Seller SEC Reports (including documents incorporated by reference therein and all exhibits and schedules thereto) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The representations and warranties contained in this
Section 5 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5, in the light of the circumstances under which they were made, not misleading.

ASSET PURCHASE AGREEMENT
                                      -26-

         5.28     PROXY STATEMENT

         The proxy statement to be mailed to Seller's shareholders in connection with the Shareholders' Meeting (the "PROXY Statement") at the date such document is first published, sent or deliver to Seller's shareholders or, unless promptly corrected, at any time prior to the Shareholders' Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The
Proxy Statement will comply as to form and substance in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by Seller with respect to statements made based on information supplied by Buyer for inclusion in the Proxy Statement.

         5.29     INVESTMENT REPRESENTATIONS AND WARRANTIES

                  (a)      Seller is an "accredited investor," as such term is
defined in Rule 501(a) of the Regulation D under the Securities Act.

                  (b) To the extent that any portion of the Purchase Price is paid in Pyramid Stock, such Pyramid Stock shall be acquired by Seller for investment, for Seller's own account, not as a nominee or agent. Other than as disclosed on SCHEDULE 5.29 of the Disclosure Schedule, Seller has no present intention of selling, granting any participation in or otherwise distributing any of the Pyramid Stock, nor does Seller have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant a participation to such person or entity with respect to any of the Pyramid Stock that may be received pursuant to this Agreement.

                  (c) Seller is in a financial position to hold the Pyramid
Stock acquired pursuant to this Agreement and is able to bear the economic risk and withstand a complete loss of its investment.

                  (d) Seller recognizes that the investment represented by the
Pyramid Stock involves a high degree of risk, including the risks described in
Buyer's Annual Report on Form 10-K for the year ended December 31, 2002, and its
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30,
2003 and September 30, 2003.

                  (e) Seller has obtained, to the extent it deems necessary, its own professional advice with respect to the risks inherent in the investment in the Pyramid Stock, and the suitability of the investment in the Pyramid Stock in light of its financial condition and investment needs. Seller, either alone or with the assistance of a professional advisor, is a sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Pyramid
Stock.

                  (f) Seller has been given access to full and complete
information regarding Buyer including, in particular, the current financial condition of Buyer and the risks associated therewith and has utilized such access to its satisfaction for the purpose of obtaining information or verifying information, and particularly, Seller has either attended or been given reasonable opportunity to attend a meeting with representatives of Buyer for the purpose of asking questions of,

ASSET PURCHASE AGREEMENT
                                      -27-

and receiving answers from, such representatives concerning the terms and conditions of the purchase and sale of the Pyramid Stock pursuant to this
Agreement and to obtain any additional information, to the extent reasonably available.

                  (g) Seller realizes that (i) the Pyramid Stock has not been registered under the Securities Act, and (ii) the shares of Pyramid Stock are characterized under the Act as "restricted securities" and, therefore, cannot be sold or transferred unless they are subsequently registered under the Act or an exemption from such registration is available. Seller represents that it is familiar with Rule 144 of the SEC as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         5.30     DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES

         Except as expressly set forth in this Section 5, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of any of its assets (including, without limitation, the Assets), liabilities or operations, including, without limitation, with respect to merchantability, fitness for any particular purpose or noninfringement, and any such other representations and warranties are expressly disclaimed. Buyer acknowledges and agrees that, except to the extent specifically set forth in this Section 5,
Buyer is purchasing the Assets on an "as-is, where-is" basis. Without limiting the generality of the foregoing Buyer makes no representation or warranty regarding any assets other than the Assets or any liabilities other than the
Assumed Liabilities, and none shall be implied by law or in equity.

6.       REPRESENTATIONS AND WARRANTIES OF BUYER

         To induce Seller to enter into this Agreement, each of Buyer and
Acquisition Subsidiary represents and warrants to Seller (which representations and warranties shall survive the Closing as provided in Section 14) all as follows in this Section 6:

         6.1      ORGANIZATION, GOOD STANDING, POWER, ETC.

         Buyer is a corporation duly organized and validly existing under the laws of the State of Washington. Acquisition Subsidiary is a limited liability company organized and validly existing under the laws of the State of Delaware
Each of Buyer and Acquisition Subsidiary has all requisite power and authority to own or lease and operate its assets and to carry on its business as it is now conducted.

         6.2      CORPORATE AUTHORITY

         Each of Buyer and Acquisition Subsidiary has full corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and perform its obligations hereunder and thereunder. The execution and delivery by Buyer and Acquisition Subsidiary of this Agreement and the Transaction Documents to which it is a party, the performance by Buyer and
Acquisition Subsidiary of its obligations hereunder and thereunder and the consummation by Buyer and Acquisition Subsidiary of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding obligation of
Buyer and Acquisition Subsidiary, enforceable against Buyer and Acquisition
Subsidiary in accordance with its terms, and the Transaction Documents to which
Buyer and Acquisition Subsidiary is a party, when executed and delivered by
Buyer or Acquisition

ASSET PURCHASE AGREEMENT
                                      -28-

Subsidiary, will constitute valid and binding obligations of Buyer or
Acquisition Subsidiary, enforceable against Buyer or Acquisition Subsidiary in accordance with their terms.

         6.3      BROKERAGE

         Buyer has not retained any broker or finder in connection with the transactions contemplated by this Agreement. Any brokerage or finder's fee due to any broker or finder in violation of the foregoing representation shall be paid by Buyer.

         6.4      FULL DISCLOSURE

         Since January 1, 2001, Buyer has filed with the SEC all required forms, reports, registration statements and documents required to be filed by it with the SEC (collectively, all such forms, reports, registration statements, and documents filed are referred to herein as "BUYER SEC REPORTS"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be.
Accurate and complete copies of Buyer SEC Reports have been made available to
Seller. As of their respective dates, Buyer SEC Reports (including documents incorporated by reference therein and all exhibits and schedules thereto) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         The representations and warranties contained in this Section 6 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this
Section 6, in the light of the circumstances under which they were made, not misleading.

         6.5      ISSUANCE OF PYRAMID STOCK

         The Pyramid Stock when issued, will constitute the duly authorized, validly issued, fully paid and nonassessable shares of the common stock of Buyer with no statutory or other liability attached to the ownership thereof, free and clear of any and all Encumbrances created by or through Buyer, other than the transfer restrictions set forth and described in Section 5.29 of the Agreement.

         6.6      NO CONFLICT

         The execution, delivery and performance by Buyer and Acquisition
Subsidiary of this Agreement or the Transaction Documents to which Buyer or
Acquisition Subsidiary, as applicable, is a party and the consummation of the transactions contemplated hereby or thereby, will not (a) violate, conflict with, or result in any breach of, any provision of Buyer's or Acquisition
Subsidiary's articles of incorporation or by-laws; or (b) violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any material contract filed as an exhibit to any Buyer SEC Report or Judgment to which Buyer or Acquisition Subsidiary is a party or by which it is bound or which relates to its business, which, violation, conflict, breach or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; or
(c) violate any applicable law, statute, rule, ordinance or regulation of any
Governmental Body (a "LAW"), which violation is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

ASSET PURCHASE AGREEMENT
                                      -29-

         6.7      FINANCIAL STATEMENTS

         Buyer has made available to Seller the following financial statements
(collectively, the "BUYER'S FINANCIAL STATEMENTS"): (i) an audited consolidated balance sheet as of December 31, 2002, and audited statements of operations, cash flows and stockholders equity for the years ended December 31, 2002 and
2001 and (ii) an unaudited balance sheet as of September 30, 2003 and the related unaudited statements of operation for the nine-month period then ended.
The Buyer's Financial Statements were prepared from the books and records kept by Buyer and fairly present the financial condition of Buyer as of their respective dates and the results of operations of Buyer for the respective years or periods then ended, in accordance with generally accepted accounting principles consistently applied (other than, with respect to the Buyer's
Financial Statements at and for the nine-month period ended September 30, 2003, the accompanying notes, year end adjustments and other presentation items).

         6.8      NO MATERIAL ADVERSE CHANGE

         Since the date of the last financial statement contained in Buyer's
Form 10-Q for the period ended September 30, 2003, there has not been any
Material Adverse Change with respect to Buyer.

7.       CERTAIN COVENANTS

         7.1      ACCESS AND CONFIDENTIALITY

         From the date of this Agreement until and including the Closing, Seller shall grant Buyer and its agents, employees, accountants, attorneys and other representatives ("REPRESENTATIVES") access to the officers, employees, agents, properties, offices, plants, other facilities, customers, vendors and other third parties with whom Seller does business and to such information as such
Representatives reasonably request, and the opportunity to examine and make copies of the books and records of Seller. The parties acknowledge the
Confidentiality Agreement dated as of August 11, 2003 and agree that such agreement continues with respect to information provided by or on behalf of
Seller pursuant to this Section 7.1. Buyer will not contact third parties, such as Sellers' customers, distributors, suppliers, creditors, etc., without the prior consent of the Chief Executive Officer of Seller.

         7.2      ASSIGNMENT OF CONTRACTS

                  (a) Subject to the terms and conditions of this Agreement, as of the Closing Date, Seller shall assign to Buyer all of the right, title and interest of Seller in and under all Assumed Contracts, and Buyer shall assume the liabilities and obligations of Seller arising under such Assumed Contracts after the Closing Date; provided, however, that Buyer shall not succeed to or assume, and Seller shall be responsible for, any liability or obligation arising out of any or all of the following: (i) any breach by Seller of any such Assumed
Contract or any failure by Seller to discharge or perform any liability or obligation arising on or prior to the Closing Date under any such Assumed
Contract; and (ii) any Claim resulting from any act or omission of Seller on or prior to the Closing Date.

                  (b) If any Assumed Contract is not assignable by Seller to
Buyer without the consent of a third party, or will not continue in effect after the Closing and such assignment without

ASSET PURCHASE AGREEMENT
                                      -30-

the consent of a third party, then Seller shall use its commercially reasonable efforts to provide Buyer with such third-party consent prior to the Closing Date to the satisfaction of Buyer (but if Seller's assignment or attempted assignment of any such Assumed Contract prior to obtaining the third-party consent would constitute a breach of such Assumed Contract, then such assignment or attempted assignment shall not be or be deemed effective unless and until the third-party consent is obtained). Buyer shall render such cooperation as is reasonably required to assist Seller in obtaining such third-party consent.

         7.3      CONDUCT OF BUSINESS PRIOR TO CLOSING

         Except for actions taken with the prior consent of Buyer, from the date of this Agreement until the Closing Date, Seller shall conduct the Business in the ordinary course consistent with Seller's past practice, Seller shall not take or permit to exist any action or condition specified in Sections 5.6(a)
through 5.6(j), and Seller shall:

                  (a) maintain the Business intact, manufacture, market,
promote, sell and distribute the Products consistently with Seller's past practice, and preserve the goodwill of the Business and present relationships with the customers, distributors and suppliers of the Business and others with whom the Business has business relations;

                  (b) maintain the Real Property, buildings, structures and
other improvements and machinery and equipment constituting any of the Assets in good operating condition and repair;

                  (c) meet the contractual obligations of the Business and
perform and pay its obligations as they mature in the ordinary course of business;

                  (d) make payments and filings required to continue the
Intellectual Property and continue to prosecute and maintain all pending applications therefor in all jurisdictions in which such applications are pending;

                  (e) comply with all Judgments, all laws, statutes, rules,
ordinances and regulations promulgated by any Governmental Body and all Permits applicable to the conduct of the Business or the ownership or operation of the
Assets or the Facilities, and maintain, and prosecute applications for, such
Permits and pay when due all Taxes, assessments and other charges applicable thereto;

                  (f) promptly advise Buyer in writing of any Material Adverse
Change with respect to the Business;

                  (g) not take any action, or omit to take any action, that
would result in any of Seller's representations and warranties made herein being inaccurate at the time of such action or omission as if made at and as of such time; and

                  (h) give notice to Buyer promptly upon becoming aware of any inaccuracy of any of Seller's representations or warranties made herein or in the Disclosure Schedule or of any event or state of facts that would result in any such representation or warranty being inaccurate at the time of such event or state of facts as if made at and as of such time (any such notice to describe such inaccuracy, event or state of facts in reasonable detail).

ASSET PURCHASE AGREEMENT
                                      -31-

         7.4      COVENANTS TO SATISFY CONDITIONS

         Each party shall proceed with all reasonable diligence and use its commercially reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent to the other party's obligation to purchase or sell the
Assets that are set forth in Section 8 or 9, as the case may be.

         7.5      BOARD RECOMMENDATIONS

                  (a) In connection with the purchase and sale of the Assets and the Shareholders' Meeting, the Board of Directors of Seller and the special committee of independent directors formed in connection with the transactions contemplated by this Agreement shall (i) subject to Section 7.5(b), recommend to
Seller's shareholders to vote in favor of this Agreement and the purchase and sale of the Assets and use commercially reasonable efforts to obtain the necessary approvals by Seller's shareholders of this Agreement and (ii)
otherwise comply with all legal requirements applicable to such meeting.

                  (b) Neither the Board of Directors of Seller nor any committee thereof shall, except as expressly permitted by this Section 7.5(b), (i)
withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Buyer, the approval or recommendation of such Board of
Directors or such committee of the purchase and sale of the Assets by Buyer or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any transaction involving an Acquisition Proposal (as hereinafter defined) from a third party (an "ALTERNATIVE TRANSACTION"), or (iii) cause
Seller to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "ACQUISITION AGREEMENT") related to any Alternative Transaction. Notwithstanding the foregoing, the Board of
Directors of Seller determines in good faith, after it has received a Superior
Proposal (as hereinafter defined) in compliance with Section 7.6 and after taking into consideration advice from outside counsel with respect to its fiduciary duties to Seller's shareholders under applicable Law, that such action is required for the Board of Directors of Seller to comply with its fiduciary obligations to Seller's shareholders under applicable Law, the Board of
Directors of Seller may (subject to this and the following sentences) inform
Seller's shareholders that it no longer believes that the sale of the Assets is advisable and no longer recommends approval of this Agreement (a "SUBSEQUENT
DETERMINATION") and may enter into an Acquisition Agreement with respect to a
Superior Proposal, but only at a time that is after the third business day (or the second business day, in the case of a material amendment to a Superior
Proposal) following Buyer's receipt of written notice advising Buyer that the
Board of Directors of Seller is prepared to accept a Superior Proposal. Such written notice shall specify the material terms and conditions of such Superior
Proposal (and include a copy thereof with all accompanying documentation, if in writing), identify the person making such Superior Proposal and state that the
Board of Directors of Seller intends to make a Subsequent Determination. During such three business day period (or two business day period in the case of a material amendment), Seller shall provide an opportunity for Buyer to propose such adjustments to the terms and conditions of this Agreement as would enable
Seller to proceed with its recommendation to its shareholders without a
Subsequent Determination. For purposes of this Agreement, a "SUPERIOR PROPOSAL"
means any proposal (or its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Alternative Transaction which the Board of Directors of Seller determines in its good faith judgment
(based on, among other things, the advice of an independent financial advisor)
to be, from a financial point of view, more favorable to Seller's shareholders than the transactions contemplated by this Agreement (taking into account (i)
whether, in the good faith

ASSET PURCHASE AGREEMENT
                                      -32-

judgment of the Board of Directors of Seller, after obtaining the advice of such independent financial advisor, the third party is reasonably able to finance the transaction, and (ii) any changes to this Agreement that may be proposed by
Buyer in response to such Alternative Transaction).

                  (c) Nothing contained in this Section 7.5 shall prohibit
Seller from taking and disclosing to its shareholders a position contemplated by
Rule 14(d)-9 or Rule 14(e)-2(a) promulgated under the Exchange Act or from making any disclosure to Seller's shareholders if, in the good faith judgment of the Board of Directors of Seller, after consultation with outside counsel, failure to so disclose would be inconsistent with applicable Law; provided, however, neither Seller nor its Board of Directors nor any committee thereof shall, except as specifically permitted by Section 7.5(b), withdraw, qualify or modify, or propose to withdraw, qualify or modify, its position with respect to the sale of the Assets or this Agreement or approve or recommend, or propose to approve or recommend, an Alternative Transaction.

         7.6      ACQUISITION PROPOSALS

         Except with respect to this Agreement and the transactions contemplated by this Agreement, Seller shall not, nor shall it authorize or permit any of its officers, directors, financial advisors or other agents ("REPRESENTATIVES") to, directly or indirectly, (a) solicit, initiate or encourage the submission of, or enter into any agreement or understanding with respect to any Acquisition
Proposal or (b) participate in or encourage any discussion or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to assist or facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any
Acquisition Proposal; provided, however, that the foregoing shall not prohibit the Board of Directors of Seller from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and to the extent that, (i) prior to taking such action, Seller receives from such person or entity an executed agreement in reasonably customary form relating to the confidentiality of information to be provided to such person or entity and (ii) the Board of
Directors of Seller, after taking into consideration advice of outside legal counsel, determines in good faith that such action is required for the Board of
Directors of Seller to comply with its fiduciary obligations under applicable
Law, and (iii) the Board of Directors of Seller determines in good faith, following consultation with its independent financial advisor, that the
Acquisition Proposal is reasonably likely to be a Superior Proposal. Seller shall provide immediate oral and written notice to Buyer of (a) the receipt of any such Acquisition Proposal or any inquiry which could reasonably be expected to lead to any Acquisition Proposal, (b) the material terms and conditions of such Acquisition Proposal or inquiry, (c) the identity of such person or entity making any such Acquisition Proposal or inquiry and (d) Seller's intention to furnish information to, or enter into discussions or negotiations with, such person or entity. Seller shall continue to keep Buyer informed of the status and details of such Acquisition Proposal or inquiry. For purposes of this Agreement,
"ACQUISITION PROPOSAL" means any proposal with respect to a merger, consolidation, share exchange, tender offer, exchange offer, business combination or similar transaction involving Seller, or any purchase or other acquisition of all or any significant portion of the assets of Seller or substantial equity interest in Seller, or any other transaction which could reasonably be viewed as being inconsistent with the transactions between Buyer and Seller contemplated by this Agreement.

ASSET PURCHASE AGREEMENT
                                      -33-

         7.7      SELLER'S SHAREHOLDERS' MEETING

                  (a) Seller shall cause a special meeting of its shareholders
(the "SHAREHOLDERS' MEETING") to be duly called and held as soon as practicable for the purpose of voting on the approval and adoption of this Agreement and the sale of the Assets to Buyer. Seller shall take all action necessary in accordance with applicable Law and Seller's articles of incorporation and bylaws to duly call, give notice of, and convene the Shareholders' Meeting.

                  (b) Seller shall solicit from holders of shares of Seller's common stock and preferred stock entitled to vote at the Shareholders' Meeting proxies in favor of such approval and shall take all other reasonable action necessary or, in the reasonable judgment of Buyer, helpful to secure the vote or consent of such holders required by Law or this Agreement to effect the sale of the Assets to Buyer.

         7.8      PROXY STATEMENT

                  (a) Seller will as promptly as practicable following the
execution of this Agreement prepare and file the Proxy Statement with the SEC and will use all commercially reasonable efforts to respond to the comments of the SEC and to cause the Proxy Statement to be mailed to Seller's Shareholders at the earliest possible time. Seller shall provide Buyer and its counsel reasonable opportunity to review and comment on the Proxy Statement, including any amendments or supplements thereto, prior to filing with the SEC, and shall furnish all information concerning it and the holders of its capital stock as
Buyer may reasonably request in connection with such actions. Each party to this
Agreement will notify the other parties and the Board of Directors of Seller promptly of the receipt of the comments of the SEC, if any, and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information with respect thereto, and will supply the other parties with copies of all correspondence between such party or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement or the purchase and sale of the Assets. If (A) at any time prior to the Shareholders' Meeting, any event should occur relating to
Seller which should be set forth in an amendment of, or a supplement to, the
Proxy Statement, Seller will promptly inform Buyer and (B) if at any time prior to the Shareholders' Meeting, any event should occur relating to Buyer that should be set forth in an amendment of, or a supplement to, the Proxy Statement,
Buyer will promptly inform Seller, and in the case of (A) or (B) Seller will, upon learning of such event, promptly prepare and file and, if required, mail such amendment or supplement to Seller's shareholders; provided, however, that prior to such filing or mailing, Seller shall consult with Buyer with respect to such amendment and shall incorporate Buyer's comments thereon to the extent reasonably acceptable to Seller.

                  (b) Seller and its counsel will use their reasonable efforts to include Buyer and its counsel in all communications with the SEC and its staff, including any meetings and telephone conferences, relating to the Proxy
Statement.

         7.9      REVOLVING LINE OF CREDIT; PAYMENTS WITH RESPECT TO LONG-TERM
                  DEBT

         Seller shall not allow the outstanding balance under the Revolving
Credit Facility attributable to the Business to exceed $1,000,000. Seller shall not make any payments with respect to the Real Estate Facility, Related Party
Debt or other long-term indebtedness of Seller other than regular

ASSET PURCHASE AGREEMENT
                                      -34-

periodic payments of interest and/or principal as set forth in the instruments governing such indebtedness.

         7.10     NOTICE OF SELLER'S BREACH

         From the date of this Agreement through the Closing Date, Buyer will notify Seller promptly if Buyer acquires knowledge of any development, change, circumstance or other information that may reasonably be construed to constitute a breach of any of Seller's representations or warranties contained in Section
5, other than information brought to Buyer's attention by Seller pursuant to
Section 7.3(h).

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         The obligation of Buyer to purchase the Assets at the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by Buyer:

         8.1      REPRESENTATIONS, WARRANTIES AND COVENANTS

                  (a) The representations and warranties of Seller made in
Section 5 of this Agreement, the Transaction Documents and any certificate furnished pursuant hereto or thereto shall be true, complete and correct in all material respects on and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as "material" or
"Material Adverse Effect" in which case such representations and warranties shall be true, complete and correct in all respects on and as of the Closing
Date;

                  (b) Seller shall have performed and complied with the
covenants and agreements required by this Agreement in all material respects to be performed and complied with by it on or prior to the Closing Date; and

                  (c) Seller shall have delivered to Buyer a certificate dated the Closing Date to the foregoing effects, signed by a duly authorized executive officer of Seller.

         8.2      NO ADVERSE CHANGES

         From the date of this Agreement to the Closing Date, there shall not have been any Material Adverse Change with respect to the Business. Seller shall have delivered to Buyer a certificate dated the Closing Date to the foregoing effects signed by a duly authorized executive officer of Seller.

         8.3      CONSENTS AND APPROVALS

         Seller shall have received third-party consent under each of the
Material Contracts identified in the Disclosure Schedule as requiring consent in connection with the purchase and sale of the Assets. All consents or approvals of, or notices to, all Governmental Bodies, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby, shall have been obtained.

         This Agreement shall have been approved and adopted at the
Shareholders' Meeting by the Requisite Shareholder Approval.

ASSET PURCHASE AGREEMENT
                                      -35-

         8.4      TAXES

         All Taxes and other assessments applicable to the Assets that are due and owing as of the Closing Date shall have been paid, except for Taxes and assessments to be apportioned between the parties as of the Closing pursuant to
Section 11.3 or paid pursuant to Section 11.1.

         8.5      DELIVERY OF DOCUMENTS

         Seller shall have delivered the following documents, agreements and instruments to Buyer:

                  (a) Bill of Sale executed by Seller;

                  (b) Assignment and Assumption Agreement executed by Seller;

                  (c) one or more assignments of trademarks, in a form
reasonably acceptable to Buyer and Seller, covering each of the trademarks described in SCHEDULE 2.1.6 of the Disclosure Schedule, in due form for recordation with the appropriate Governmental Body and executed by Seller;

                  (d) the Debt Exchange and Stock Purchase Agreement regarding certain related party debt, a form of which is attached hereto as EXHIBIT 8.5(D)
("DEBT EXCHANGE AGREEMENT"), executed by the parties thereto other than Buyer;

                  (e) the Brewery Facility Lease and the Alehouse Facility
Lease, forms of which are attached hereto as EXHIBITS 8.5(E)(1) and (2), executed by the parties thereto other than Buyer, together with an executed
Subordination, Non-Disturbance and Attornment Agreement, in recordable form and otherwise in a form reasonably acceptable to Buyer, from Sterling Savings Bank, the lender holding the mortgage or deed of trust relating to the Real Estate
Facility;

                  (f) employment agreements with Jerome Chicvara, Mark Carver,
Brett Porter and Eric Starr in such forms as is reasonably acceptable to Buyer and each of the parties thereto;

                  (g) the Voting Agreements, in the form attached hereto as
EXHIBIT 8.5(G), executed by the MacTarnahan Portland Brewing Company Voting
Trust;

                  (h) the Escrow Agreement, in the form attached hereto as
EXHIBIT 8.5(H), executed by the parties thereto other than Buyer;

                  (i) any and all certificates of title relating to Personal
Property included within the Assets;

                  (j) written consent to assignment (in form and substance
reasonably satisfactory to Buyer) of all agreements listed on SCHEDULE 8.5(J) of the Disclosure Schedule; and

                  (k) the Noncompete Agreements, in the form attached as EXHIBIT
8.5(K), executed by Scott MacTarnahan and Robert MacTarnahan.

ASSET PURCHASE AGREEMENT
                                      -36-

         8.6      TRADEMARK LICENSE AGREEMENT

         The License Agreement by and among Robert MacTarnahan, Black Lake
Investments, LLC and the Seller, originally dated as of July 1, 1994, as amended through the date of this Agreement, shall be in full force and effect and shall not have been amended in any material respect without Buyer's written consent.

         8.7      LEGAL OPINION

                  Seller shall have delivered to Buyer the opinion of Seller's counsel, Schwabe, Williamson & Wyatt, P.C., dated the Closing Date, substantially in the form of EXHIBIT 8.7 hereto.

         8.8      SATISFACTION OF CONDITIONS

         All agreements and other documents required to be delivered by Seller hereunder on or prior to the Closing Date shall be satisfactory in the reasonable judgment of Buyer and its counsel. Buyer shall have received such other agreements, documents and information as it may reasonably request in order to establish satisfaction of the conditions set forth in this Section 8.

         8.9      NO INJUNCTION OR LITIGATION

         As of the Closing Date, there shall not be any Claim or Judgment of any nature or type threatened, pending or made by or before any Governmental Body that questions or challenges the lawfulness of or seeks to delay or restrain the transactions contemplated by this Agreement or the Transaction Documents.

         8.10     RESTRUCTURING OF RELATED PARTY DEBT AND RELEASE OF SECURITY
                  INTERESTS

         The Buyer shall have restructured the Related Party Debt by giving effect to the transfer of the Excluded Real Property (subject to a mortgage or deed of trust securing the Real Estate Facility) to the holder(s) of the Related
Party Debt in return for the cancellation of a portion of the Related Party
Debt, and that certain security agreement between Portland Brewing Company and
MacTarnahan Limited Partnership dated November 1, 2001, as amended, shall have been terminated and all security interests related thereto shall have been released. In addition, all security interests held by Capital Crossing Bank and
Saxer Brewing Company shall have been released.

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligation of Seller to sell the Assets to Acquisition Subsidiary at the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by
Seller:

         9.1      REPRESENTATIONS, WARRANTIES AND COVENANTS

                  (a) The representations and warranties of Buyer and
Acquisition Subsidiary made in Section 6 of this Agreement, the Transaction
Documents or any certificate furnished pursuant hereto or thereto shall be true, complete and correct in all material respects on and as of the Closing Date, except to the extent such representations and warranties are qualified by terms such as

ASSET PURCHASE AGREEMENT
                                      -37-

"material" or "Material Adverse Effect," in which case such representations and warranties shall be true, complete and correct in all respects on and as of the
Closing Date;

                  (b) Buyer and Acquisition Subsidiary shall have performed and complied with the covenants and agreements required by this Agreement to be performed and complied with by it on or prior to the Closing Date; and

                  (c) Buyer shall have delivered to Seller a certificate dated the Closing Date to the foregoing effects signed by a duly authorized executive officer of Buyer.

         9.2      NO ADVERSE CHANGES

         From the date of this Agreement to the Closing Date, there shall not have been any Material Adverse Change with respect to Buyer. Buyer shall have delivered to Seller a certificate dated the Closing Date to the foregoing effects signed by a duly authorized executive officer of Buyer.

         9.3      DELIVERY OF DOCUMENTS

         Buyer or Acquisition Subsidiary, as applicable, shall have delivered the following documents, agreements and instruments to Seller:

                  (a) the Assignment and Assumption Agreement executed by
Acquisition Subsidiary;

                  (b) the Debt Exchange Agreement, executed by Buyer and
Acquisition Subsidiary;

                  (c) the Brewery Facility Lease and the Alehouse Facility
Lease, executed by Acquisition Subsidiary; and

                  (d) the Escrow Agreement, executed by Buyer.

         9.4      CONSENTS AND APPROVALS

         Seller shall have received third-party consent under each of the
Material Contracts identified in the Disclosure Schedule as requiring consent in connection with the purchase and sale of the Assets. All consents or approvals of, or notices to, all Governmental Bodies, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby, shall have been obtained.

         9.5      SHAREHOLDER VOTE

         This Agreement shall have been approved and adopted at the
Shareholders' Meeting by the Requisite Shareholder Approval.

         9.6      SATISFACTION OF CONDITIONS

         All agreements and other documents required to be delivered by Buyer or
Acquisition Subsidiary hereunder on or prior to the Closing Date shall be satisfactory in the reasonable judgment

ASSET PURCHASE AGREEMENT
                                      -38-

of Seller and its counsel. Seller shall have received such other agreements, documents and information as it may reasonably request in order to establish satisfaction of the conditions set forth in this Section 9.

         9.7      NO INJUNCTION OR LITIGATION

         As of the Closing Date, there shall not be any Claim or Judgment of any nature or type threatened, pending or made by or before any Governmental Body that questions or challenges the lawfulness of or seeks to delay or restrain the transactions contemplated by this Agreement or the Transaction Documents.

         9.8      LEGAL OPINION

         Buyer shall have delivered to Seller the opinion of Buyer's counsel,
Perkins Coie LLP, dated the Closing Date, substantially in the form of EXHIBIT
9.8 hereto.

10.      CERTAIN POST-CLOSING COVENANTS

         10.1     FURTHER ASSURANCES

         After the Closing Date, each of the parties shall from time to time at the other party's request execute and deliver, or cause to be executed and delivered, such further instruments of conveyance, assignment and transfer or other documents, and perform such further acts and obtain such further consents, approvals and authorizations, as the requesting party may reasonably require in order to fully effect the conveyance and transfer to Buyer or Acquisition
Subsidiary of, or perfect Buyer's or Acquisition Subsidiary's right, title and interest in, any of the Assets, to assist Buyer in obtaining possession of any of the Assets, or to otherwise comply with the provisions of this Agreement and consummate the transactions contemplated by this Agreement and the Transaction
Documents.

         10.2     BOOKS AND RECORDS; COOPERATION WITH RESPECT TO PREPARATION AND
                  AUDIT OF FINANCIAL STATEMENTS

         (a)      Not later than 15 days after the Closing Date, Seller shall deliver to Buyer (i) all of the technical information and data and other intellectual property rights to be transferred hereunder (including all of the assets referenced in Section 2.1.6) which have been reduced to writing, (ii) all of the original Contracts referenced in Section 2.1.8, and (iii) all of Seller's information and materials referenced in Section 2.1.10.

         (b)      Seller shall engage its independent auditor, Moss Adams LLP
("MOSS ADAMS") to audit the financial statements of the Business as of and for the year ended December 31, 2003 no later than March 31, 2004, and shall bear all costs associated with such audit. Seller shall use its commercially reasonable efforts to obtain such consents from Moss Adams as may be necessary to enable Buyer to include Moss Adams' audit reports in Buyer's filings with the
SEC, to the extent that the rules and regulations of the SEC require audited financial statements of the Business to be included (or incorporated by reference) in such filings.

ASSET PURCHASE AGREEMENT
                                      -39-

         10.3     POST-CLOSING COOPERATION

         After the Closing Date, each party shall provide the other party with such reasonable assistance (without charge) as may be requested by the other party in connection with any Claim or audit of any kind or nature whatsoever or the preparation of any response, demand, inquiry, filing, disclosure or the like
(including, but not limited to, any tax return or form) relating to the
Products, the Assets or the Business. Such assistance shall include, but not be limited to, permitting the party requesting assistance to have reasonable access to the employees, books and records of the other party.

         10.4     DISSOLUTION

         For a period of at least two years following the Closing Date, Seller shall not enter into a plan of dissolution or liquidation or take any steps in furtherance of such a plan.

         10.5     BOARD REPRESENTATION

         Effective at the Closing, Buyer shall cause its Board of Directors to be expanded by one member, and shall appoint a representative designated by
Seller (the "SELLER DIRECTOR") to fill the vacancy on Buyer's Board of Directors created by such increase. The Seller Director will serve on Buyer's Board of
Directors until the next annual meeting of Buyer's shareholders. In connection with the annual meeting of Buyer next following the Closing (the "NEXT ANNUAL
MEETING"), Buyer shall nominate the Seller Director for election as directors by the shareholders of Buyer, to continue serving as director, in the class of directors whose term expires at Buyer's 2007 annual meeting, and Buyer shall solicit proxies for his election at the Next Annual Meeting. If the Seller
Director does not become or ceases to be a director of Buyer because of death, disability or otherwise, Buyer agrees, after consultation with Seller, to cause a person who is a member of the Board of Directors of Seller as of the date of this Agreement to be elected or appointed to the Board of Directors of Buyer, as the new Seller Director.

         So long as the Seller Director is on the Buyer's Board, the Seller
Director may also designate one other representative to attend meetings of
Buyer's board of directors as a non-voting observer, subject to reasonable restrictions on attendance by such observer in order to preserve confidentiality of information presented to or actions taken by Buyer's board of directors.

         10.6     EMPLOYEES AND 401(K) PLANS

         A reasonable time prior to Closing, Buyer will notify Seller which employees of Seller will be employed as at-will employees of Buyer or
Acquisition Subsidiary ("HIRED EMPLOYEES"). From and after the Closing, the
Hired Employees will be entitled to participate in the 401(k) plan, employee benefit and similar plans then maintained by Buyer or Acquisition Subsidiary
(the "BUYER PLANS") on substantially the same terms and conditions as similarly situated employees of Buyer or Acquisition Subsidiary. For the purpose of determining eligibility to participate in the Buyer Plans (including vacation accruals), Buyer and Acquisition Subsidiary shall give credit to years of service with Seller as if such service were with Buyer or Acquisition
Subsidiary, but only to the extent that Seller provides to Buyer at or prior to
Closing a written schedule that identifies each Hired Employee's years of service with the Seller. Hired Employees will be entitled to carry over any unused vacation days and sick leave accrued as of the Closing, but only to the extent that Seller

ASSET PURCHASE AGREEMENT
                                      -40-

provides to Buyer at or prior to Closing a written schedule that identifies the amount of vacation days and sick leave for each of the Hired Employees accrued through the Closing.

         10.7     SHAREHOLDER CARDS AND DISCOUNTS

         Buyer will honor shareholder cards held by shareholders of Seller as of a date to be specified in the Proxy Statement, which date shall not be later than the Closing Date, for a minimum period of three years after Closing relating to free "pints," discounts on merchandise and events, discounts on dock sales and other items.

11.      TAXES AND COSTS; APPORTIONMENTS

         11.1     TRANSFER TAXES

         Seller shall be responsible for the payment of all transfer, sales and use and documentary Taxes, filing and recordation fees and similar charges relating to the sale or transfer of the Assets hereunder ("TRANSFER TAXES").
Buyer shall cooperate with Seller to the extent reasonably requested and legally permissible to minimize any Transfer Taxes.

         11.2     TRANSACTION COSTS

         Each party shall be responsible for its own costs and expenses incurred in connection with the preparation, negotiation and delivery of this Agreement and the Transaction Documents, including but not limited to attorneys' and accountants' fees and expenses.

         11.3     APPORTIONMENTS

         Any and all real property Taxes, personal property Taxes, assessments, lease rentals, fuel, and other charges applicable to the Assets will be pro-rated to the Closing Date, and such Taxes and other charges shall be allocated between the parties by adjustment at the Closing, or as soon thereafter as the parties may agree. All such Taxes shall be allocated on the basis of the fiscal year of the Tax jurisdiction in question.

         11.4     COOPERATION

         To the extent relevant to the Business or the Assets, each party shall
(i) provide the other with such assistance as may reasonably be required in connection with the preparation of any Tax Return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes and (ii) retain and provide the other with all records or other information that may be relevant to the preparation of any Tax Returns, or the conduct of any audit, examination, or other proceeding relating to Taxes. Seller shall retain all documents, including prior years' Tax Returns, supporting work schedules and other records or information with respect to all sales, use and employment tax returns and, absent the receipt by Seller of the relevant tax clearance certificates, shall not destroy or otherwise dispose of any such records until the earlier of (i)
six (6) years after Closing or (ii) the expiration of the applicable statute of limitations, without the prior written consent of Buyer.

ASSET PURCHASE AGREEMENT
                                      -41-

         11.5     EMPLOYEE WITHHOLDING

         Buyer shall prepare and furnish to each of Seller's employees that will be employed by Buyer following the Closing a Form W-2 that shall reflect all wages and compensation paid to such employee for the entire calendar year in which the Closing Date occurs. Seller shall furnish to Buyer the Forms W-4 and
W-5 of each such employee. Buyer shall send to the appropriate Social Security
Administration office a duly completed Form W-3 and accompanying copies of the duly completed Forms W-2. It is the intent of the parties hereunder that the obligations of Buyer and Seller under this Section 11.5 shall be carried out in accordance with Section 5 of Revenue Procedure 96-60.

12.      INTENTIONALLY LEFT BLANK

13.      COVENANTS NOT TO COMPETE

         13.1     COVENANT

                  (a) Except as described in SCHEDULE 13.1 of the Disclosure
Schedule, during the five-year period commencing on the Closing Date, Seller shall not engage in any Restricted Activities (as such term is defined below), whether directly or indirectly, for its account or otherwise, or as a shareholder, owner, partner, principal, agent, joint venturer, consultant, advisor, franchisor or franchisee, independent contractor or otherwise, in, with or of any person or entity that engages directly or indirectly in any Restricted
Activities. As used herein, "RESTRICTED ACTIVITIES" shall mean the manufacture, marketing, promotion, sale or distribution of any soda or alcoholic beverage
(other than whiskey or other spirits), including but not limited to the
Products, or any Products that compete with such products, or the development or operation of any brewery or alehouse facilities in Arizona, California,
Colorado, Idaho, Oregon and Washington.

                  (b) During the five-year period commencing on the Closing
Date, Seller shall not, directly or indirectly, hire, or solicit or encourage to leave the employment of Buyer or any of its Affiliates, any former employee of the Business hired by Buyer or its Affiliates or any employee of Buyer or its
Affiliates engaged in any Restricted Activities, or have any arrangement
(financial, consulting or otherwise) with any such individual.

         13.2     REMEDIES

         Seller acknowledges that compliance with the provisions of this Section
13 is necessary and proper to preserve and protect the Assets acquired by Buyer under this Agreement and to assure that the parties receive the benefits intended to be conveyed pursuant to this Section 13. Seller agrees that any failure by Seller to comply with the provisions of this Section 13 shall entitle
Buyer and its Affiliates, in addition to such other relief and remedies as may be available, to equitable relief, including, but not limited to, the remedy of injunction. Resort to any remedy shall not prevent the concurrent or subsequent employment of any other remedy, or preclude the recovery by Buyer and its
Affiliates of monetary damages and compensation.

ASSET PURCHASE AGREEMENT
                                      -42-

14.      SURVIVAL AND INDEMNIFICATION

         14.1     SURVIVAL

         All representations and warranties of Seller and Buyer and Acquisition
Subsidiary contained in this Agreement or in the Transaction Documents or in any certificate delivered pursuant hereto or thereto shall survive the Closing for a period of one year after the Closing; provided, however, that the representations and warranties of Seller contained in Sections 5.7 (Taxes) and
5.22 (Employee Plans) and Buyer contained in Section 6.5 (Issuance of Pyramid
Stock) shall survive the Closing until the expiration of the applicable statute of limitations plus 30 days for the matters addressed in each such representation and warranty. The covenants and agreements of Seller and Buyer contained in this Agreement or in the Transaction Documents shall survive the
Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

         14.2     INDEMNIFICATION BY SELLER

         From and after the Closing Date, Seller shall indemnify and hold Buyer and its officers, directors and employees harmless from and against, and shall reimburse Buyer and its officers, directors and employees for, any and all
Losses arising out of or in connection with:

                  (a) any inaccuracy in any representation or warranty made by
Seller in this Agreement or in the Transaction Documents or in any certificate delivered pursuant hereto or thereto;

                  (b) any failure by Seller to perform or comply with any
covenant or agreement of Seller in this Agreement or in the Transaction
Documents;

                  (c) any Claim by any person or entity for brokerage or
finders' fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person or entity directly or indirectly with Seller or any of its officers, directors or employees in connection with any of the transactions contemplated by the Agreement or the
Transaction Documents; or

                  (d) Excluded Liabilities.

         14.3     INDEMNIFICATION BY BUYER

         From and after the Closing Date, Buyer shall indemnify and hold harmless Seller and its Affiliates from and against, and shall reimburse Seller and its Affiliates for, any and all Losses arising out of or in connection with:

                  (a) any inaccuracy in any representation or warranty made by
Buyer in this Agreement or in the Transaction Documents or in any certificate delivered pursuant hereto or thereto;

                  (b) any failure by Buyer or Acquisition Subsidiary to perform or comply with any covenant or agreement of Buyer or Acquisition Subsidiary in this Agreement or the Transaction Documents;

ASSET PURCHASE AGREEMENT
                                      -43-

                  (c) any Claim by any person or entity for brokerage or
finders' fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person or entity directly or indirectly with Buyer or any of its officers, directors or employees in connection with any of the transactions contemplated by the Agreement or the
Transaction Documents;

                  (d)      the ownership or operation of the Assets or the
Facilities or the sale of the Products after the Closing Date; or

                  (e) Assumed Liabilities.

         14.4     LIMITATIONS ON INDEMNIFICATION

         The following limitations will apply to this Section 14:

         (a)      Except for Misrepresentation Claims, no party entitled to
indemnification under this Agreement (an "INDEMNIFIED party") shall be entitled to recover any amount in respect of Losses as to which claims for indemnification are made under this Section 14 ("INDEMNIFICATION CLAIMS"), unless and until the aggregate amount of all Losses as to which indemnification otherwise would be required under this Agreement exceeds $37,500 for such party
("DEDUCTIBLE"), after which point the indemnifying party will be obligated to indemnify the indemnified party from and against Losses exceeding the
Deductible.

         (b)      Except for matters covered by insurance and any
Misrepresentation Claims, Seller will have no obligation to indemnify Buyer from and against any Losses which exceed a $1,250,000 aggregate ceiling ("CAP").

         (c)      The Basket and Cap will not apply to (i) Seller's obligations for Excluded Liabilities or (ii) Buyer's obligations for Assumed Liabilities or liabilities associated with Section 14.3(d).

         (d)      In no event shall any party be indemnified for any Claim to the extent that such Claim is actually reimbursed by insurance.

         (e)      No party will be entitled to assert after the Closing Date any
Claim based upon a breach of any representation or warranty under this Agreement to the extent such representation or warranty otherwise would survive the
Closing Date, if the party asserting such a claim had knowledge of the facts constituting the breach prior to the Closing Date. Any such Claim will be deemed waived and the party asserting such Claim will be estopped from asserting after the Closing Date, any Claim or remedy based upon such breach. For purposes of this Section 14.4, "knowledge" of a party means the actual, conscious awareness of the facts constituting the breach by one or more executive officers of the party against whom knowledge is charged and will include the knowledge of the respective parties' officers.

         (f)      In the event Buyer is indemnified by Seller based on the
uncollectability of any accounts receivable, the uncollected account receivable shall be re-assigned to Seller for Seller's collection.

         (g)      The parties agree that with respect to Claims against Seller,
Buyer will first seek recovery from the Indemnity Escrow, and then by reducing the amount of the Earn Out Payments

ASSET PURCHASE AGREEMENT
                                      -44-

then due and owing (and notifying Seller of the reduction). Any amounts owing by
Seller after such reductions may be satisfied by Seller by returning Pyramid
Stock (based on the value that is the higher of the Fair Market Value for purposes of Section 3.1 or the average closing price per share of Pyramid Stock, as reported on the exchange or quotation system on which the Pyramid Stock is then traded, for the thirty trading days ending the trading date immediately preceding the date on which the indemnification payment is made) or cash, at the option of Seller.

         14.5     PROCEDURE

                  (a) An indemnified party shall give written notice of any
Indemnification Claim under this Section 14 to the party or parties required to indemnify ("INDEMNIFYING PARTY") as promptly as practicable, but in any event
(i) with respect to any Indemnification Claim arising out of the indemnifying party's breach of representations and warranties under this Agreement, prior to the expiration of the survival period provided in Section 14.1 above and (ii)
(A) if such Indemnification Claim relates to the assertion against the indemnified party of any claim or dispute by a third party (a "THIRD PARTY
CLAIM"), within 20 days after the assertion of such Third Party Claim, or (B) if such Indemnification Claim is not in respect of a Third Party Claim, within 30 days after the discovery by the indemnified party of the facts on which such
Indemnification Claim is to be based. Any such notice shall describe the nature of the Indemnification Claim, the amount thereof if then ascertainable and, if not then ascertainable, the estimated maximum amount thereof, and the provision or provisions of this Agreement on which the Indemnification Claim is based.

                  (b) (i) The indemnifying party shall have the right, upon
written notice given to the indemnified party at any time after receipt of the notice from the indemnified party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at such indemnifying party's sole expense, in which case the provisions of Section 14.5(b)(ii) below shall govern.

                           (ii) The indemnifying party shall select counsel to
conduct the defense or handling of such Third Party
Claim. The indemnifying party shall defend or handle such Third Party Claim in consultation with the indemnified party and shall keep each indemnified party timely apprised of the status of such Third Party Claim. The indemnifying party shall not, without the prior written consent of each indemnified party, agree to a settlement of any Third Party Claim, unless the settlement (A) provides an unconditional release and discharge of such indemnified party, (B) imposes no material liabilities or obligations on such indemnified party and (C) with respect to any non-monetary provisions of such settlement, could not have a material adverse effect on such indemnified party. The indemnified party shall cooperate with the indemnifying party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense. An indemnified party shall not, without the prior written consent of the indemnifying party(s), agree to a settlement of any Third Party
Claim, unless the indemnified party shall also waive any right to indemnification for the applicable Indemnification Claim. Notwithstanding any other provision of this Agreement, any violation of the terms of the foregoing sentence shall relieve any indemnifying party from any liability to indemnify in respect of the subject matter of the Third Party Claim so settled.

                  (c) (i) If the indemnifying party does not give written notice to the indemnified party, within 30 days after receipt of the notice from the indemnified party of a Third

ASSET PURCHASE AGREEMENT
                                      -45-

Party Claim, that the indemnifying party has elected to assume the defense or handling of such Third Party Claim, the provisions of Section 14.5(c)(ii) shall govern.

                           (ii) The indemnified party may select counsel in
connection with conducting the defense or handling of
such Third Party Claim and defend or handle such Third Party Claim in such manner as is reasonable under the circumstances; provided, however, that the indemnified party shall keep the indemnifying party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the indemnifying party. Notwithstanding any other provision of this Agreement, any violation of the terms of the foregoing sentence shall relieve any indemnifying party from any liability to indemnify in respect of the subject matter of the Third Party Claim so settled. If the indemnified party defends or handles such Third Party Claim, the indemnifying party shall cooperate with the indemnified party and shall be entitled to participate in the defense or handling of such Third Party Claim with its or their own counsel and at its or their own expense.

         14.6     ELECTION OF REMEDIES

         In the event that any party or any of its Affiliates alleges that it is entitled to indemnification hereunder, and that its Indemnification Claim is covered under more than one provision of this Section 14, such party or
Affiliate shall be entitled to elect the provision or provisions under which it may bring a claim for indemnification.

         14.7     EXCLUSIVE REMEDIES

         Except with respect to claims based on fraud in the inducement, willful misconduct or securities laws violations ("MISREPRESENTATION CLAIMS"), the indemnification remedies set forth under this Section 14 shall constitute the sole and exclusive remedies of the parties with respect to any matters arising under or relating to this Agreement.

15.      TERMINATION

         15.1     TERMINATION

         This Agreement may be terminated before the Closing:

                  (a) by mutual written consent duly authorized by the boards of directors of Seller and Buyer;

                  (b) by either Seller or Buyer if the Closing shall not have occurred by April 30, 2004, unless the failure of the consummation of the transactions to occur shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements to be performed or observed by such party; provided, however, that neither party may terminate this Agreement, if such delay results from amendments to the proxy statement or a resolicitation of proxies as a consequence of the transaction;

                  (c) by either Seller or Buyer if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, which order, decree or ruling is final and nonappealable;

ASSET PURCHASE AGREEMENT
                                      -46-

                  (d) by either Seller or Buyer if the required approvals of the shareholders of Seller (as contemplated in Section 8.3 and 9.5 above) shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at the Shareholders' Meeting or at any adjournment thereof;

                  (e) by either Buyer or Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement), if there has been a material breach of any representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this
Section 15.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated under Section 8.2 (in the case of a breach of representation or warranty by Buyer) or Section 9.2 (in the case of a breach of representation or warranty by Seller);

                  (f) by either Buyer or Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement), if there has been a material breach of any covenant or agreement set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty (30) days following receipt by the breaching party of written notice of such breach from the other party, or which breach, by its nature, cannot be cured prior to the
Closing Date; or

                  (g) by Buyer if a Triggering Event (as defined below) shall have occurred.

         For the purposes of this Agreement, a "TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board of Directors of Seller or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Buyer its recommendation in favor of the adoption and approval of this Agreement; (ii) Seller shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of
Seller in favor of the adoption and approval of this Agreement; (iii) the Board of Directors of Seller fails to reaffirm its recommendation in favor of the adoption and approval of the Agreement within ten (10) business days after Buyer requests in writing that such recommendation be reaffirmed at any time following the announcement of an Acquisition Proposal; (iv) the Board of Directors of
Seller or any committee thereof shall have approved or recommended any
Acquisition Proposal; (v) Seller shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any
Acquisition Proposal; (vi) a tender or exchange offer relating to securities of
Seller shall have been commenced by a person unaffiliated with Buyer and Seller shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten business days after such tender or exchange offer is first published sent or given, a statement disclosing that Seller recommends rejection of such tender or exchange offer; or (vii) Seller shall have failed to comply in any material respect with the provisions of Section 7.6 of this Agreement.

         15.2     EFFECT OF TERMINATION

         Any termination of this Agreement under Section 15.1 above, except with respect to subsections (e) and (f), will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto.
In the event of the termination of this Agreement as

ASSET PURCHASE AGREEMENT
                                      -47-

provided in Section 15.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 15.2, Section 15.3 and Section 16, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of, or fraud in connection with, this Agreement.

         15.3     FEES AND EXPENSES

                  (a) Except as set forth in this Section 15.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the transactions contemplated by this Agreement are consummated.

                  (b) Seller shall pay to Buyer in immediately available funds, within two (2) business days after demand by Buyer, an amount equal to $250,000
(the "SELLER TERMINATION FEE") (i) if this Agreement is terminated by Buyer pursuant to Section 15.1(g) or (ii) if this Agreement has been terminated by
Seller pursuant to Section 15.1(b) or Section 15.1(d), Seller's action or failure to act has been a principal cause of, or resulted in, the failure of the transactions contemplated hereby to occur on or before the date set forth therein, and such action or failure to act constitutes a breach of this
Agreement, and (in the case of this 15.3(b)(ii)) either of the following shall have occurred:

                           (A) following the date hereof and prior to the
termination of this Agreement, a third party has
publicly announced an Acquisition Proposal and within twelve (12) months following the termination of this Agreement an Acquisition (as defined below) is consummated; or

                           (B) following the date hereof and prior to the
termination of this Agreement, a third party has
publicly announced an Acquisition Proposal and within twelve (12) months following the termination of this Agreement Seller enters into an agreement or letter of intent providing for an Acquisition.

         Payment of the fees described in this Section 15.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement. For the purposes of this Agreement, "ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Seller pursuant to which the shareholders of Seller immediately preceding such transaction hold less than 60%
of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by Seller of assets representing in excess of 40% of the aggregate fair market value of Seller's total assets immediately prior to such sale or (iii) the acquisition by any person or group
(including by way of a tender offer or an exchange offer or issuance by Seller), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 40% of the voting power of the then outstanding shares of capital stock of Seller immediately after such issuance.

ASSET PURCHASE AGREEMENT
                                      -48-

16.      MISCELLANEOUS

         16.1     CONFIDENTIALITY OBLIGATIONS OF SELLER FOLLOWING THE CLOSING

         From and after the Closing, Seller shall keep confidential and not use or disclose to any party any confidential information relating to the assets, business or affairs of Buyer or the Assets or the Business. The confidentiality and non-use obligations set forth in this Section 16.1 shall not apply to any information which is available to the public through no breach of this Agreement by Seller, or is disclosed to Seller by third parties who are not under any duty of confidentiality with respect thereto, or is required to be disclosed by
Seller in connection with pending litigation or investigation; provided, however, that in the event Seller becomes required in connection with pending litigation or investigation to disclose any of the confidential information relating to the assets, business or affairs of Buyer or the Assets or the
Business, then Seller shall provide Buyer with reasonable notice so that Buyer may seek a court order protecting against or limiting such disclosure or any other appropriate remedy; and in the event such protective order or other remedy is not sought, or is sought but not obtained, Seller shall furnish only that portion of the information that is required and shall endeavor, at Buyer's expense, to obtain a protective order or other assurance that the portion of the information furnished by Seller will be accorded confidential treatment.

         16.2     PUBLIC ANNOUNCEMENTS

         Each party agrees not to make any public announcement in regard to the transactions contemplated by this Agreement and the Transaction Documents without the other party's prior consent, except as may be required be law, in which case the parties shall use reasonable efforts to coordinate with each other with respect to the timing, form and content of such required disclosures.

         16.3     SEVERABILITY

         If any court determines that any part or provision of this Agreement is invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall be given full force and effect and remain binding upon the parties. Furthermore the court shall have the power to replace the invalid or unenforceable part or provision with a provision that accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner. Such replacement shall apply only with respect to the particular jurisdiction in which the adjudication is made. Without in any way limiting the generality of the foregoing, it is understood and agreed that this Section 16.3 shall apply to the provisions of Section 13 and that the provisions of Section 13, as they relate to each jurisdiction within their geographical scope, constitute separate and distinct covenants.

         16.4     MODIFICATION AND WAIVER

         This Agreement may not be amended or modified in any manner, except by an instrument in writing signed by each of the parties hereto. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, or in any way affect the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be deemed to be a waiver of any other or subsequent breach.

ASSET PURCHASE AGREEMENT
                                      -49-

         16.5     NOTICES

         All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be mailed postage prepaid by first-class certified or registered mail, or mailed by a nationally recognized express courier service, or hand-delivered, addressed as follows:

         if to Buyer:                   Pyramid Breweries Inc.
                                        91 South Royal Brougham Way
                                        Seattle, WA  98134
                                        Attention: Chief Financial Officer

         with a copy to:                Perkins Coie LLP
                                        1201 Third Avenue, Suite 4800
                                        Seattle, WA  98101
                                        Attention: Eric A. DeJong

         if to Seller:                  Portland Brewing Company
                                        2730 NW 31st Ave
                                        Portland, OR  97210
                                        Attention: Chief Executive Officer and
                                                   President

         with a copy to:                Schwabe Williamson & Wyatt
                                        1211 SW Fifth Avenue, Suites 1600-1900
                                        Portland, OR  97204
                                        Attention: Carmen M. Calzacorta

         Either party may change the persons or addresses to which any notices or other communications to it should be addressed by notifying the other party as provided above. Any notice or other communication, if addressed and sent, mailed or delivered as provided above, shall be deemed given or received three days after the date of mailing as indicated on the certified or registered mail receipt, or on the next business day if mailed by express courier service, or on the date of delivery or transmission if hand-delivered or sent by facsimile transmission.

         16.6     ASSIGNMENT

         Neither Seller nor Buyer may assign any of its rights or obligations hereunder without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         16.7     CAPTIONS

         The captions and headings used in this Agreement have been inserted for convenience of reference only and shall not be considered part of this Agreement or be used in the interpretation thereof.

ASSET PURCHASE AGREEMENT
                                      -50-

         16.8     ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, representations and statements, whether oral, written, implied or expressed, relating to such subject matter.

         16.9     NO THIRD-PARTY RIGHTS

         Nothing in this Agreement is intended, nor shall be construed, to confer upon any person or entity other than Buyer and Seller (and only to the extent expressly provided herein, their respective Affiliates) any right or remedy under or by reason of this Agreement. Without limiting the foregoing, nothing in this Agreement is intended to confer upon any current or former employee of Seller or any Affiliate of Seller the right to employment by Buyer or Acquisition Subsidiary or any Claim for compensation, benefits, severance or other amounts.

         16.10    COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one agreement.

         16.11    GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington as though made and to be fully performed in that State.

         16.12    ATTORNEYS' FEES

         The prevailing party in any action or other proceeding brought to enforce a provision of, or in connection with a default under, this Agreement or any Transaction Document shall be entitled to recover its attorneys' fees and costs from the non-prevailing party.

         16.13    RECORDS

         Buyer agrees that for a period of two (2) years following the Closing,
Seller may store at the Facilities the records described on SCHEDULE 16.13 of the Disclosure Schedule without charge.

                            [SIGNATURE PAGE FOLLOWS]

ASSET PURCHASE AGREEMENT
                                      -51-

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective representatives hereunto authorized as of the day and year first above written.

                           PORTLAND BREWING COMPANY

                           By: /s/ Jerome M. Chicvara
                               ----------------------
                           Name: Jerome M. Chicvara
                           Title: CEO

                           PYRAMID BREWERIES INC.

                           By: /s/ R. Martin Kelly
                               -------------------
                           Name: R. Martin Kelly
                           Title: President and Chief Executive Officer

                           PBC ACQUISITION, LLC

                           By: /s/ James K. Hilger
                               -------------------
                           Name: James K. Hilger
                           Title: Manager

ASSET PURCHASE AGREEMENT

                                                                         ANNEX B

DISSENTERS' RIGHTS
(RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES)

60.551 DEFINITIONS FOR 60.551 TO 60.594. As used in ORS 60.551 to 60.594:
(1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
(2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under ORS 60.554 and who exercises that right when and in the manner required by ORS 60.561 to 60.587.
(4) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
(6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
(7) "Shareholder" means the record shareholder or the beneficial shareholder.
[1987 c.52 ss.124; 1989 c.1040 ss.30]

60.554 RIGHT TO DISSENT. (1) Subject to subsection (2) of this section, a shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate acts:
(a) Consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by ORS 60.487 or the articles of incorporation and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary that is merged with its parent under ORS 60.491;
(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
(c) Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;
(d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:
(A) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; or
(B) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under ORS
60.141;
(e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares; or
(f) Conversion to a noncorporate business entity pursuant to ORS 60.472.
(2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under ORS 60.551 to 60.594 may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
(3) Dissenters' rights shall not apply to the holders of shares of any class or series if the shares of the class or series were registered on a national securities exchange or quoted on the National Association of Securities Dealers,
Inc. Automated Quotation System as a National Market System issue on the record date for the meeting of shareholders at which the corporate action described in subsection (1) of this section is to be approved or on the date a copy or summary of the plan of merger is mailed to shareholders under ORS 60.491, unless the articles of incorporation otherwise provide. [1987 c.52 ss.125; 1989 c.1040
ss.31; 1993 c.403 ss.9; 1999 c.362 ss.15]

60.557 DISSENT BY NOMINEES AND BENEFICIAL OWNERS. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each

person on whose behalf the shareholder asserts
dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares regarding which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.
(2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:
(a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
(b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote. [1987 c.52 ss.126] (Procedure for Exercise of Rights)

60.561 NOTICE OF DISSENTERS' RIGHTS. (1) If proposed corporate action creating dissenters' rights under ORS 60.554 is submitted to a vote at a shareholders'
meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under ORS 60.551 to 60.594 and be accompanied by a copy of ORS 60.551 to 60.594.
(2) If corporate action creating dissenters' rights under ORS 60.554 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send the shareholders entitled to assert dissenters' rights the dissenters'
notice described in ORS 60.567. [1987 c.52 ss.127]

60.564 NOTICE OF INTENT TO DEMAND PAYMENT. (1) If proposed corporate action creating dissenters' rights under ORS 60.554 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated and shall not vote such shares in favor of the proposed action.
(2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter. [1987 c.52 ss.128]

60.567 DISSENTERS' NOTICE. (1) If proposed corporate action creating dissenters'
rights under ORS 60.554 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ORS 60.564.
(2) The dissenters' notice shall be sent no later than 10 days after the corporate action was taken, and shall:
(a) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;
(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
(c) Supply a form for demanding payment that includes the date of the first announcement of the terms of the proposed corporate action to news media or to shareholders and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;
(d) Set a date by which the corporation must receive the payment demand. This date may not be fewer than 30 nor more than 60 days after the date the subsection (1) of this section notice is delivered; and
(e) Be accompanied by a copy of ORS 60.551 to 60.594. [1987 c.52 ss.129]

60.571 DUTY TO DEMAND PAYMENT. (1) A shareholder sent a dissenters' notice described in ORS 60.567 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ORS 60.567 (2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.
(2) The shareholder who demands payment and deposits the shareholder's shares under subsection (1) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
(3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter. [1987
c.52 ss.130]

60.574 SHARE RESTRICTIONS. (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under
ORS 60.581.
(2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action. [1987 c.52 ss.131]

60.577 PAYMENT. (1) Except as provided in ORS 60.584, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with ORS 60.571, the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

(2) The payment must be accompanied by:
(a) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year and the latest available interim financial statements, if any;
(b) A statement of the corporation's estimate of the fair value of the shares;
(c) An explanation of how the interest was calculated;
(d) A statement of the dissenter's right to demand payment under ORS 60.587; and
(e) A copy of ORS 60.551 to 60.594. [1987 c.52 ss.132; 1987 c.579 ss.4]

60.581 FAILURE TO TAKE ACTION. (1) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
(2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under ORS 60.567 and repeat the payment demand procedure.
[1987 c.52 ss.133]

60.584 AFTER-ACQUIRED SHARES. (1) A corporation may elect to withhold payment required by ORS 60.577 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.
(2) To the extent the corporation elects to withhold payment under subsection
(1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of such demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under ORS 60.587.
[1987 c.52 ss.134]

60.587 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. (1) A
dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under ORS 60.577 or reject the corporation's offer under ORS 60.584 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:
(a) The dissenter believes that the amount paid under ORS 60.577 or offered under ORS 60.584 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;
(b) The corporation fails to make payment under ORS 60.577 within 60 days after the date set for demanding payment; or
(c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.
(2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within 30 days after the corporation made or offered payment for the dissenter's shares. [1987 c.52 ss.135] (Judicial
Appraisal of Shares)

60.591 COURT ACTION. (1) If a demand for payment under ORS 60.587 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand under ORS 60.587 and petition the court under subsection (2) of this section to determine the fair value of the shares and accrued interest. If the

corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
(2) The corporation shall commence the proceeding in the circuit court of the county where a corporation's principal office is located, or if the principal office is not in this state, where the corporation's registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition.
Nonresidents may be served by registered or certified mail or by publication as provided by law.
(4) The jurisdiction of the circuit court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the court order appointing them, or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
(5) Each dissenter made a party to the proceeding is entitled to judgment for:
(a) The amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation;
or
(b) The fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under ORS 60.584.
[1987 c.52 ss.136]

60.594 COURT COSTS AND COUNSEL FEES. (1) The court in an appraisal proceeding commenced under ORS 60.591 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ORS
60.587.
(2) The court may also assess the fees and expenses of counsel and experts of the respective parties in amounts the court finds equitable:
(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ORS
60.561 to 60.587; or
(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.
(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amount awarded the dissenters who were benefited. [1987 c.52 ss.137]

                                                                         ANNEX C

                     PROPOSED FORM OF ARTICLES OF AMENDMENT
                                       OF
                            PORTLAND BREWING COMPANY

         Pursuant to section 60.447 of the Oregon Business Corporation Act (the
"OBCA"), the undersigned corporation adopts the following Articles of Amendment
(the "Articles of Amendment") to the Articles of Incorporation of PORTLAND
BREWING COMPANY (the "Corporation"):

         1. NAME. The name of the corporation is Portland Brewing Company.

         2. TEXT OF AMENDMENTS. Article III of the Articles of Incorporation, as
amended, is amended by adding the following Section 3.05:

         3.05 Without regard to any other provision of these Articles of
         Incorporation, each one (1) common share issued and outstanding immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act)
         into one-six hundred thousandth (1/600,000) of a fully paid and nonassessable common share, without increasing or decreasing the amount of capital of the Corporation, provided that no fractional shares shall be issued to any holder of fewer than 600,000 common shares immediately prior to the time this amendment becomes effective. Instead of issuing such fractional shares, the Corporation shall pay in cash, $0.10 per pre-split share multiplied by the amount of pre-split shares.

         3. EXCHANGE, RECLASSIFICATION OR CANCELLATION OF ISSUED SHARES. The
amendment does provide for the exchange, reclassification or cancellation of issued shares.

         4. APPROVAL OF BOARD OF DIRECTORS. The amendment was adopted on the ___
day of January, 2004 by the Board of Directors of the Corporation, in accordance with section 60.437 of the OBCA.

         5. APPROVAL OF SHAREHOLDERS. The amendment was adopted on the _____ day of ______, 2004, by the shareholders of the Corporation, in accordance with section 60.437 of the OBCA:

Voting Group              Number of              Number of Votes         Number of Votes Cast   Number of Votes Cast
                          Outstanding Shares     Entitled to be Cast     For the Amendment      Against the
                                                 on the Amendment                               Amendment
------------              ------------------     --------------------    ------------------     --------------------

Common Stock                 _____________          ____________            ____________           _____________

Preferred Stock              _____________          ____________            ____________           _____________

         6. EFFECTIVE DATE AND TIME. These Articles of Amendment shall become effective at ___ p.m., Pacific Time on ________________ , 2004.

The undersigned certifies that he is an officer of the Corporation and is authorized to execute these Articles of Amendment on behalf of the Corporation.

DATED this day of ___________, 2004.

                            Portland Brewing Company

                          ______________________________
                          By: __________________________
                          Its: _________________________

                                                                         ANNEX D

January 24, 2004

Special Committee of the Board of Directors
Portland Brewing Company
2730 Northwest 31st Avenue
Portland, Oregon  97210

Members of the Special Committee:

We understand that Portland Brewing Company (the "Company"), as part of a plan to take the Company private, is contemplating the amendment of its Articles of
Incorporation to effect a reverse split (the "Reverse Split") of the Company's common stock, without par value. Each shareholder who holds a fractional share immediately following the Reverse Split will be entitled to receive cash payment of $0.10 per pre-split share for such fractional shares and will not be shareholders of the Company thereafter.

You have requested our opinion as to whether the consideration to be received by the holders of fractional shares after giving effect to the Reverse Split is fair from a financial point of view to such holders. Our opinion does not address the fairness of the consideration to the controlling shareholders of the
Company, the preferred shareholders, or their affiliates (collectively, the
"Controlling Shareholders").

For purposes of the opinion set forth herein, we have:

     (i)      reviewed certain publicly available financial, operating, and business information of the Company;

     (ii)     reviewed certain internal financial analyses and forecasts of the
              Company furnished by the management of the Company;

     (iii)    reviewed a recent independent appraisal of the Company's
              warehouse/office facility;

     (iv)     reviewed certain information pertaining to third-party
              transactions in the common stock of the Company furnished by
              Transfer Online, Inc.;

     (v)      reviewed certain financial and market data of selected public companies deemed comparable to the Company;

     (vi)     met with certain senior management, directors, and legal and financial advisors of the Company to discuss the past and current business operations, financial condition, and future prospects of the Company, as well as the background and rationale for the
              Reverse Split; and

Special Committee of the Board of Directors
Portland Brewing Company
January 24, 2004

     (vii)    conducted such other analyses and examinations and considered such other information and financial, economic, and market criteria as we deemed appropriate.

For purposes of our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial, accounting, and other information discussed with or reviewed by us, and did not assume responsibility for the independent verification of such information. In that regard, we have assumed with your consent that the internal financial forecasts prepared by the management of the Company have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company management, and that Company management is not aware of any facts or circumstances that would make any information provided to us, when considered in light of all of the information provided to us, inaccurate or misleading. Other than as disclosed herein, we have not made or been provided with any independent evaluation or appraisal of the assets and liabilities (including any derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries, nor have we made any physical inspection of such assets or liabilities.

Our opinion necessarily is based upon information available to us and financial, stock market, economic, and other conditions and circumstances disclosed to us as they exist and can be evaluated as of the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof.

Our opinion is not a recommendation as to how any shareholder should vote with respect to the Reverse Split and does not address the underlying business decision of the special committee (the "Special Committee") of the board of directors (the "Board") of the Company to proceed with the Reverse Split. The decision to enter into the Reverse Split and the selection of the consideration to be received by the holders of fractional shares was made solely by the
Special Committee and the Board. Our opinion along with the related presentation to the Special Committee was one of many factors taken into consideration by the
Special Committee in making its decision to approve the transaction. We were not requested to and did not make any recommendation to the Special Committee as to the form of the transaction or any alternative transaction. We were not authorized to and did not solicit third party indications of interest in acquiring all or any part of the Company or investigate any alternative transactions that may be available to the Company.

The opinion expressed herein is provided for the information and assistance of the Special Committee in connection with its consideration of the Reverse Split and may not be used for any other purpose, nor may it be reproduced, disseminated, quoted or referred to at any time, in whole or in part, without our prior written consent, except as specifically provided in our engagement letter referred to below. We will receive a fee for rendering this opinion and related financial advisory services to the Special Committee, no portion of which is contingent upon the consummation of the Reverse Split or the conclusions reached in the Opinion.

The opinion set forth herein is delivered subject to the conditions, scope of engagement, limitations, and understandings set forth in this opinion and in our engagement letter with the Special Committee dated December 24, 2003.

Based upon and subject to the foregoing it is our opinion that, as of the date hereof, the consideration to be received by the holders of fractional shares after giving effect to the Reverse Split is fair from a financial point of view to such holders, other than the Controlling Shareholders.

Very truly yours,

/s/ WILLAMETTE MANAGEMENT ASSOCIATES, INC.
-------------------------------------------
WILLAMETTE MANAGEMENT ASSOCIATES, INC.

Willamette Management Associates

San Francisco, California   Portland, Oregon   Chicago, Illinois   New York, New York   Washington, D.C.   Atlanta, Georgia

Portland Brewing

Confidential Presentation to the
Special Committee of the Board of Directors

January 24, 2004

Table of Contents

Tab           Section

     A                Executive Summary

     B                Situational Overview

     C               Portland Brewing Valuation Analyses

1

Executive Summary

Portland Brewing

2

Summary of Key Terms

Portland Brewing has entered into an agreement to sell substantially all of its assets and liabilities to Pyramid for consideration of approximately $4.25 million payable in cash and restricted common stock, plus certain earnout payments.

Asset Sale:

Equity Value:                            $1.0 million
Enterprise Value:                 $5.1 million

Implied Valuation:

0.51x
0.50x
0.46x

EV/Revenues

$10,002
$10,282
$11,129

173.6x
17.8x
9.3x

$29
$286
$550

  2004P
  2003E
  Average (2001–2003)

EV/EBITDA

Multiples Paid:

Special committee approval
Board approval
Shareholder approval

Conditions to Closing:

Not meaningful

Premium Paid:

$0.10 in cash

Per Share Consideration:

As part of a plan to take the company private, Portland Brewing is contemplating the amendment of its Articles of Incorporation to effect a reverse split of its common stock. Each shareholder who holds a fractional share immediately following the Reverse Split will receive cash in lieu of fractional shares.

Description:

3

Mandate

Willamette Management Associates is a nationally recognized provider of valuation consulting, economic analysis, and financial advisory services

We were engaged by the special committee to provide an opinion as to whether the consideration to be received by the holders of fractional shares after giving effect to the Reverse Split is fair from a financial point of view to such holders

Our opinion does not address the fairness of the consideration to the controlling shareholders of Portland Brewing, the preferred shareholders, or their affiliates

We are independent of Portland Brewing and all other parties to the transaction, and our fee is not contingent upon the conclusions reached in our analyses

___________________________

Note: Terms not defined herein shall have the meaning ascribed to them in our opinion letter.

4

Procedures

In arriving at our opinion we did the following:

reviewed certain publicly available financial, operating, and business information of
Portland Brewing;

reviewed certain internal financial analyses and forecasts for Portland Brewing furnished by management;

reviewed a recent independent appraisal of Portland Brewing’s warehouse/office facility;

reviewed certain information pertaining to third-party transactions in the common stock of Portland Brewing furnished by Transfer Online, Inc.;

reviewed certain financial and market data of selected public companies deemed comparable to Portland Brewing;

met with certain senior management, directors, and legal and financial advisors of
Portland Brewing to discuss the past and current business operations, financial condition, and future prospects of the Company, as well as the background and rationale for the Reverse Split; and

conducted such other analyses and examinations and considered such other information and financial, economic, and market criteria as we deemed appropriate.

5

Situational Overview

Portland Brewing

6

(figures in thousands)

	Calendar Years,				
	2003	2002	2001	2000	1999
Selected Income Statement Data					
Revenues	$10,282	$11,345	$11,761	$12,352	$9,955
Gross Profit	$2,753	$3,107	$3,247	$3,362	$2,733
Operating Income	($728)	($503)	($450)	($1,050)	($982)
Pretax Income	($983)	($763)	($710)	($1,277)	($1,280)
Selected Balance Sheet Data					
Current Assets	$2,009	$2,266	$1,938	$2,112	$1,706
Net Fixed Assets	$5,735	$6,422	$7,162	$6,401	$6,711
Interest-Bearing Debt	$3,817	$3,708	$3,466	$3,321	$2,648
Total Liabilities	$5,125	$5,260	$5,082	$5,306	$3,826
Shareholders' Equity	$2,896	$3,879	$4,647	$4,015	$4,790
Selected Statement of Cash Flow Data					
Cash Flow from Operating Activities	NA	($6)	$295	($157)	($262)
Cash Flow from Investing Activities	NA	($187)	($115)	($555)	($73)
Cash Flow from Financing Activities	NA	$202	($191)	$645	$385
Increase (Decrease) in Cash and Equivalents	NA	$10	($11)	($67)	$50

Portland Brewing

Situational Overview

The craft brewing market has become highly fragmented and competitive

Portland Brewing is highly leveraged company

Revenues peaked in 2000 and have declined in each subsequent year

Portland Brewing has been consistently unprofitable over the last five years

7

Calendar Years,				
	2004P	2003E	2002	2001	Avg.
Revenue	$10,002	$10,282	$11,345	$11,761	$11,129
EBIT	($1,371)	($745)	($516)	($455)	($572)
Pretax Income	($1,759)	($983)	($763)	($710)	($819)
Adjustments:					
Settlement	$0	$22	$0	$0	
Asset impairment charges	$0	$0	$40	$0	
Non-cash Compensation	$0	$0	$0	$0	
CA Distributor Termination	$500	$0	$0	$0	
Total Adjustments	$500	$22	$40	$0	
Adjusted Fundamentals					
Adjusted EBIT	($871)	($723)	($476)	($455)	($552)
Adjusted EBITDA	$29	$286	$655	$709	$550
Adjusted Net Income	($1,259)	($961)	($723)	($710)	($798)

Portland Brewing

Adjusted Earnings Fundamentals

Figures in thousands, except per share data

8

Barrels (MM)

75
50
25
0
55.3
68.2
61.9
57.1
47.4
45.8
51.4
53.6
55.9
58.8
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
Historical
Est
Projected

Revenue ($MM)

$16
$12
$8
$4
$0
10.5
13.0
12.2
11.7
10.7
10.0
11.7
12.1
12.5
13.0
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
Historical
Est
Projected

EBITDA ($MM)

$1.2
$0.8
$0.4
$0.0
($0.4)
($0.8)
(0.0)
0.2
0.7
0.6
0.3
(0.5)
0.6
0.7
0.8
1.0
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
Historical
Est
Projected

Unlevered Free Cash Flow ($MM)

$1.0
$0.8
$0.5
$0.3
$0.0
($0.3)
($0.5)
0.5
0.8
(0.1)
(0.1)
0.1
(0.2)
0.3
0.6
0.7
0.8
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
Historical
Est
Projected

Portland Brewing

Summary of Projections

9

Portland Brewing Valuation Analysis

Portland Brewing

10

Selected Companies
Discounted Cash Flows
Sum of the Parts
($0.05)
$0.00
$0.05
$0.10
$0.15
$0.20
Range of Per Share Values

Portland Brewing

Valuation Summary

Offer Price

$0.00 –$0.09

$0.00  – 0.11

$0.05 –    $0.16

11

Valuation Methodology	Portland Brewing	Range of Selected Multiples			Range of Per Share Values		
Selected Public Companies							
EV/2004P EBITDA	$29	3.0x	–	4.0x	($0.41)	–	($0.41)
EV/2003E EBITDA	$286	3.5x	–	4.5x	($0.32)	–	($0.29)
EV/Avg. EBITDA	$550	4.5x	–	6.0x	($0.17)	–	($0.08)
EV/2004P Revenues	$10,002	0.30x	–	0.40x	($0.11)	–	($0.01)
EV/2003E Revenues	$10,282	0.35x	–	0.45x	($0.05)	–	$0.05
EV/Avg. Revenues	$11,129	0.35x	–	0.45x	($0.02)	–	$0.09
				Overall	**($0.41)**	**–**	**$0.09**
Discounted Cash Flows							
Discount Rate: 14.0% - 18.0%							
Terminal EBITDA Multiple: 5.0x					($0.06)	–	$0.00
Terminal EBITDA Multiple: 6.0x					($0.01)	–	$0.06
Terminal EBITDA Multiple: 7.0x					$0.04	–	$0.11
				Overall	**($0.06)**	**–**	**$0.11**
Sum of the Parts							
PMID Shares					$0.05	–	$0.07
PV of Earnout					$0.01	–	$0.08
Other Assets					$0.01	–	$0.03
Liabilities					($0.02)	–	($0.02)
				Overall	**$0.05**		**$0.16**

Portland Brewing

Valuation Summary

Figures in thousands, except per share data

12

EV/2004P EBITDA
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
5.9x
11.1x
9.1x
NA
NA
NA
RKY
BUD
SAM
MENB
PMID
HOOK

EV/2003E EBITDA
20.0x
16.0x
12.0x
8.0x
4.0x
0.0x
6.5x
11.9x
11.0x
4.4x
14.2x
17.4x
RKY
BUD
SAM
MENB
PMID
HOOK

Selected Public Companies	Enterprise Value MM
Portland Brewing	$5
Leading Domestic Brewers	
Adolph Coors Co.	$3,328
Anheuser Busch Cos.	$48,954
Boston Beer Co.	$253
Smaller Domestic Brewers	
Mendocino Brewing Co.	$12
Pyramid Breweries	$28
Redhook Ale Brewery	$40

EV/Avg. EBITDA
20.0x
16.0x
12.0x
8.0x
4.0x
0.0x
6.2x
12.1x
12.6x
4.4x
14.2x
17.4x
RKY
BUD
SAM
MENB
PMID
HOOK

Portland Brewing

Relative Valuation

Offer

173.6x

Median

9.1x

Offer

17.8x

Median

11.5x

Offer

9.3x

Median

12.3x

13

EV/2004P Revenues
3.50x
3.00x
2.50x
2.00x
1.50x
1.00x
0.50x
0.00x
3.3x
1.1x
0.6x
NA
NA
NA
RKY
BUD
SAM
MENB
PMID
HOOK

EV/2003E Revenues
4.00x
3.50x
3.00x
2.50x
2.00x
1.50x
1.00x
0.50x
0.00x
3.5x
1.2x
0.4x
0.8x
1.0x
RKY
BUD
SAM
MENB
PMID
HOOK

Selected Public Companies	Enterprise Value MM
Portland Brewing	$5
Leading Domestic Brewers	
Adolph Coors Co.	$3,328
Anheuser Busch Cos.	$48,954
Boston Beer Co.	$253
Smaller Domestic Brewers	
Mendocino Brewing Co.	$12
Pyramid Breweries	$28
Redhook Ale Brewery	$40

EV/Avg. Revenues
4.00x
3.50x
3.00x
2.50x
2.00x
1.50x
1.00x
0.50x
0.00x
0.8x
3.5x
1.2x
0.4x
0.8x
1.0x
RKY
BUD
SAM
MENB
PMID
HOOK

Portland Brewing

Relative Valuation

Offer

0.51x

Median

1.12x

Offer

0.50x

Median

0.92x

Offer

0.46x

Median

0.94x

14

Value Measure	Leading Brewers			Smaller Brewers		
	Low	High	Median	Low	High	Median
EV/EBITDA:						
2004P	5.9x	11.1x	9.1x	NA	NA	NA
2003E	6.5x	11.9x	11.0x	4.4x	17.4x	14.2x
Avg.	10.2x	12.8x	12.0x	5.8x	20.1x	5.8x
EV/Revenues:						
2004P	0.60x	3.32x	1.12x	NA	NA	NA
2003E	0.62x	3.46x	1.19x	0.44x	1.03x	0.81x
Avg.	0.86x	3.62x	1.24x	0.47x	1.06x	0.85x
EV/TBVIC:						
LTM	2.63x	5.58x	4.49x	0.56x	1.21x	0.75x

Portland Brewing

Selected Public Companies

15

Value Measure	Portland Brewing	Range of Selected Multiples			Range of Per Share Values		
EV/EBITDA:							
2004P	$29	3.0x	–	4.0x	($0.41)	–	($0.41)
2003E	$286	3.5x	–	4.5x	($0.32)	–	($0.29)
Avg.	$550	4.5x	–	6.0x	($0.17)	–	($0.08)
EV/Revenues:							
2004P	$10,002	0.30x	–	0.40x	($0.11)	–	($0.01)
2003E	$10,282	0.35x	–	0.45x	($0.05)	–	$0.05
Avg.	$11,129	0.35x	–	0.45x	($0.02)	–	$0.09
EV/TBVIC:							
LTM	$6,413	0.40x	–	0.55x	($0.16)	–	($0.06)

Portland Brewing

Selected Public Companies

Figures in thousands, except per share data

16

Terminal EBITDA Multiple	5.0x			6.0x			7.0x		
Discount Rate	18.0%	16.0%	14.0%	18.0%	16.0%	14.0%	18.0%	16.0%	14.0%
Present Value of:									
Cash Flows (Years 1-5)	$1,188	$1,265	$1,348	$1,188	$1,265	$1,348	$1,188	$1,265	$1,348
Terminal Value (2008)	$2,374	$2,564	$2,773	$2,849	$3,077	$3,327	$3,324	$3,590	$3,882
Enterprise Value	$3,563	$3,829	$4,121	$4,037	$4,342	$4,675	$4,512	$4,855	$5,230
Less: Net Debt	$3,817	$3,817	$3,817	$3,817	$3,817	$3,817	$3,817	$3,817	$3,817
Less: Preferred Stock	$300	$300	$300	$300	$300	$300	$300	$300	$300
Equity Value	($554)	($288)	$4	($79)	$225	$559	$395	$738	$1,113
Per Share Value	**$0.00**	**$0.00**	**$0.00**	**$0.00**	**$0.02**	**$0.06**	**$0.04**	**$0.07**	**$0.11**
Implied Multiples:									
2003 EBITDA	12.5x	13.4x	14.4x	14.1x	15.2x	16.3x	15.8x	17.0x	18.3x
2004 EBITDA	121.2x	130.3x	140.2x	137.4x	147.7x	159.1x	153.5x	165.2x	178.0x
2003 Revenues	0.35x	0.37x	0.40x	0.39x	0.42x	0.45x	0.44x	0.47x	0.51x
2004 Revenues	0.36x	0.38x	0.41x	0.40x	0.43x	0.47x	0.45x	0.49x	0.52x
Value Contribution:									
Cash Flows (Years 1-5)	33.4%	33.0%	32.7%	29.4%	29.1%	28.8%	26.3%	26.1%	25.8%
Terminal Value (2008)	66.6%	67.0%	67.3%	70.6%	70.9%	71.2%	73.7%	73.9%	74.2%

Portland Brewing

Discounted Cash Flows

Figures in thousands, except per share data

17

Range of Estimated Values		
Assets:			
Cash & Equivalents	$0	–	$0
Pyramid Restricted Stock	$523	–	$673
Honeyman, Net	$100	–	$200
Scotch, Net	$0	–	$60
Contingent Asset (Earnout)	$98	–	$768
Contingent Asset (Litigation)	$0	–	$25
Total Assets	$721	–	$1,726
Liabilities:			
Line of Credit	$157	–	$157
Residual A/P and Accruals	$2	–	$2
NoCal Broker Exit Fee	$25	–	$25
Stockholder Term Loan	$0	–	$0
Total Liabilities	$184	–	$184
Net Shareholders' Equity	$537	–	$1,542
Estimated Value Per Share	$0.05	–	$0.16

Portland Brewing

Sum of The Parts

Figures in thousands, except per share data

18

Calendar Years,				
		2004	2005	2006	2007	2008
Earnout Payments:						
Barrels below 45		$0.0	$0.0	$0.0	$0.0	$0.0
Barrels between 45 and 50		$25.0	$20.0	$15.0	$10.0	$0.0
Barrels above 50		$50.0	$40.0	$30.0	$20.0	$10.0
Projected Barrels:						
Downside Scenario	-10.0%	41.2	46.3	48.3	50.3	52.9
Management Scenario	0.0%	45.8	51.4	53.6	55.9	58.8
Upside Scenario	10.0%	50.4	56.6	59.0	61.5	64.6
Earnout Payments:						
Downside Scenario		$0	$25	$49	$56	$29
Base Scenario		$20	$157	$184	$168	$88
Upside Scenario		$144	$362	$345	$280	$146

Present Value of Earnout Payments:

	WACC	Aggregate	Per Share
Downside Scenario	14.0%	$98	$0.01
Base Scenario	16.0%	$372	$0.04
Upside Scenario	18.0%	$768	$0.08

Portland Brewing

Present Value of Earnout

Figures in thousands, except per share data

19

Offer Price	Equity Value	Enterprise Value	EV/EBITDA 2004P	EV/EBITDA 2003E	EV/EBITDA Avg.	EV/Revenue 2004P	EV/Revenue 2003E	EV/Revenue Avg.	EV/ Book
Portland Brewing			*$29*	*$286*	*$550*	*$10,002*	*$10,282*	*$11,129*	*$6,413*
$0.075	$739	$4,856	165.2x	17.0x	8.8x	0.49x	0.47x	0.44x	0.76x
$0.080	$788	$4,905	166.9x	17.2x	8.9x	0.49x	0.48x	0.44x	0.76x
$0.085	$838	$4,954	168.6x	17.3x	9.0x	0.50x	0.48x	0.45x	0.77x
$0.090	$887	$5,004	170.3x	17.5x	9.1x	0.50x	0.49x	0.45x	0.78x
$0.095	$936	$5,053	172.0x	17.7x	9.2x	0.51x	0.49x	0.45x	0.79x
$0.100	$986	$5,102	173.6x	17.8x	9.3x	0.51x	0.50x	0.46x	0.80x
$0.105	$1,035	$5,152	175.3x	18.0x	9.4x	0.52x	0.50x	0.46x	0.80x
$0.110	$1,084	$5,201	177.0x	18.2x	9.5x	0.52x	0.51x	0.47x	0.81x
$0.115	$1,133	$5,250	178.7x	18.4x	9.5x	0.52x	0.51x	0.47x	0.82x
$0.120	$1,183	$5,299	180.3x	18.5x	9.6x	0.53x	0.52x	0.48x	0.83x
$0.125	$1,232	$5,349	182.0x	18.7x	9.7x	0.53x	0.52x	0.48x	0.83x
Pyramid	$27,814	$27,868	NM	14.2x	15.4x	NM	0.81x	0.85x	1.21x
Selected Company Medians:									
Leading Brewers			9.1x	11.0x	12.0x	1.12x	1.19x	1.24x	4.49x
Smaller Brewers			NM	14.2x	15.4x	NM	0.81x	0.85x	0.75x

Portland Brewing

Analysis at Various Prices

Figures in thousands, except per share data

20

                         ANNEX F- FINANCIAL INFORMATION

Audited Financial Statements of Portland Brewing Company - 12/31/03         F-2

Unaudited Supplemental Information

     (a)     Ratio of Earnings to Fixed Charges (Unaudited)                 F-22

     (b)     Book Value per Share (Unaudited)                               F-23

     (c)     Certain Projections (Unaudited)                                F-24

     (d)     Proforma Unaudited Presentation of Portland Brewing Company
             as of 12/31/03 (post asset sale and prior to reverse split)    F-26

Unaudited Forecast and Financial Model

     (i)     Forecast provided to Pyramid by Portland Brewing
             (August 2003)                                                  F-28

     (ii)    Financial model, net present value analysis and forecast
             (October 2003)                                                 F-45

     (iii)   Purchase price calculation as of September 2003,
             November 2003 and December 2003                                F-48

                                       F-1

                            PORTLAND BREWING COMPANY
                                 AND SUBSIDIARY
                                   ----------

                          INDEPENDENT AUDITOR'S REPORT
                                       AND
                              FINANCIAL STATEMENTS
                                   ----------

                           DECEMBER 31, 2003 AND 2002

                                       F-2

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of
Portland Brewing Company:

We have audited the accompanying consolidated balance sheets of Portland Brewing
Company and Subsidiary (an Oregon Corporation) as of December 31, 2003 and 2002,
and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of Portland Brewing
Company and Subsidiary as of December 31, 2003 and 2002, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ MOSS ADAMS LLP
------------------

Portland, Oregon
March 5, 2004

                                       F-3

                                         PORTLAND BREWING COMPANY AND SUBSIDIARY
                                                     CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                  December 31,
                                                                   -------------------------------------------
                                                                          2003                   2002
                                                                   --------------------   --------------------
CURRENT ASSETS

       Cash and cash equivalents                                    $           55,401     $           34,622
       Accounts receivable, net of allowance for doubtful
         Accounts                                                              694,192                922,166
       Inventories                                                           1,019,763              1,024,663

       Assets held for sale                                                        -                   51,682
       Other current assets                                                    198,128                232,803
                                                                   --------------------   --------------------
             Total current assets                                            1,967,484              2,265,936
                                                                   --------------------   --------------------
PROPERTY AND EQUIPMENT, NET                                                  4,375,407              6,421,810
OTHER ASSETS, NET                                                              280,891                450,766
                                                                   --------------------   --------------------

                                                                    $        6,623,782     $        9,138,512
                                                                   ====================   ====================
CURRENT LIABILITIES

       Line of credit                                               $          643,324     $          962,359
       Current portion of long-term debt                                        20,414                 77,816
       Current portion of long-term debt expected to be
       refinanced                                                                  -                  922,092
       Accounts payable                                                        989,130              1,153,373
       Customer (keg) deposits held                                            124,522                117,549
       Accrued payroll and related expenses                                     95,318                 99,297
       Other accrued liabilities                                               115,434                144,404
                                                                   --------------------   --------------------

             Total current liabilities                                       1,988,142              3,476,890
                                                                   --------------------   --------------------

LONG-TERM DEBT, LESS CURRENT PORTION                                         1,452,896                 45,911
                                                                   --------------------   --------------------

STOCKHOLDER TERM LOAN , LESS CURRENT PORTION                                 1,700,000              1,700,000
                                                                   --------------------   --------------------

OTHER LONG-TERM LIABILITIES                                                        -                   36,949
                                                                   --------------------   --------------------
      Series A Redeemable Convertible Preferred Stock, $52
        Value, 10,000 shares authorized, 5,770 shares issued
        And outstanding, liquidation preference of $300,040                    300,040                300,040
                                                                   --------------------   --------------------

STOCKHOLDERS' EQUITY
      Common stock, no par value; 25,000,000 authorized
        Shares issued and outstanding:  9,855,822 (2003 and
        2002)
                                                                             9,501,620              9,501,620
       Accumulated deficit                                                  (8,318,916)            (5,922,898)
                                                                   --------------------   --------------------

             Total stockholders' equity                                      1,182,704              3,578,722
                                                                   --------------------   --------------------

             Total liabilities and stockholders' equity             $        6,623,782     $        9,138,512
                                                                   ====================   ====================

                                       F-4

                                         PORTLAND BREWING COMPANY AND SUBSIDIARY
                                           CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                  For the year ended December 31,
                                                             -----------------------------------------
                                                                    2003                  2002
                                                             -------------------    ------------------

Sales                                                               $10,668,341           $11,713,863
Less excise tax                                                         401,485               368,506
                                                             -------------------    ------------------

              Net sales                                              10,266,856            11,345,357

Cost of sales                                                         7,539,003             8,238,014
                                                             -------------------    ------------------

Gross profit                                                          2,727,853             3,107,343

General and administrative expenses                                   1,323,197             1,402,378
Sales and marketing expenses                                          2,168,172             2,168,341
Impairment charge                                                     1,370,000                40,000
                                                             -------------------    ------------------

Loss from operations                                                 (2,133,516)             (503,376)

Interest expense, net                                                  (234,984)             (247,064)
Other income                                                             46,553                21,571
Other expense                                                           (74,071)              (34,611)
                                                             -------------------    ------------------

                                                                       (262,502)             (260,104)
                                                             -------------------    ------------------

Net loss                                                      $      (2,396,018)     $       (763,480)
                                                             ===================    ==================

Basic and diluted net loss per share                                     ($0.24)               ($0.08)
                                                             ===================    ==================

Shares used in per share calculation                                  9,855,822             9,855,822
                                                             ===================    ==================

                                       F-5

                                         PORTLAND BREWING COMPANY AND SUBSIDIARY
                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                     COMMON STOCK
                                          -------------------------------------
                                                                                     ACCUMULATED
                                              SHARES              AMOUNT               DEFICIT              TOTAL
                                          ---------------    ------------------    ----------------    ---------------

BALANCE, DECEMBER 31, 2001                     9,855,822      $      9,506,090      $   (5,159,418)     $   4,346,672

OFFERING COSTS RELATED
   TO STOCK SALE                                     -                  (4,470)                -               (4,470)

NET LOSS                                             -                     -              (763,480)          (763,480)
                                          ---------------    ------------------    ----------------    ---------------

BALANCE, DECEMBER 31, 2002                     9,855,822      $      9,501,620      $   (5,922,898)     $   3,578,722

NET LOSS                                             -                     -            (2,396,018)        (2,396,018)
                                          ---------------    ------------------    ----------------    ---------------

BALANCE, DECEMBER 30, 2003                     9,855,822      $     (9,501,916)     $   (8,318,916)     $   1,182,704
                                          ===============    ==================    ================    ===============

                                       F-6

                                         PORTLAND BREWING COMPANY AND SUBSIDIARY
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
                                                                                For the year ended December 31,
                                                                           ------------------------------------------
                                                                                  2003                   2002
                                                                           -------------------    -------------------
Cash flows relating to operating activities:

     Net loss                                                                     $(2,396,018)            $ (763,480)
     Adjustments to reconcile net loss to net cash
        From operating activities:
         Depreciation                                                                 724,522                840,362
         Amortization                                                                 262,037                291,444
         Allowance for doubtful accounts                                              (28,000)               (30,162)
         Gain on sale of assets                                                       (30,153)                (5,471)
         Impairment charge                                                          1,370,000                 40,000
         Interest capitalized into long-term debt                                         -                   50,053
     (Increase) decrease in cash due to changes in
        assets and liabilities
         Accounts receivable                                                          255,974               (222,433)
         Inventories                                                                    4,900                (58,384)
         Other current assets                                                         (53,074)               (66,351)
         Other assets                                                                  (4,413)                (2,869)
         Accounts payable                                                            (164,243)               210,534
         Customer deposits held                                                       (32,949)                   859
         Accrued payroll and other accrued
         liabilities                                                                    6,973               (241,393)
         Other long term liabilities                                                  (36,949)               (48,687)
                                                                           -------------------    -------------------
         Net cash from operating activities                                          (121,393)                (5,978)
                                                                           -------------------    -------------------
Cash flows relating to investing activities:
     Purchase of property and equipment                                               (48,495)              (193,921)
     Proceeds from sale of property and
     equipment                                                                         82,211                  7,388
                                                                           -------------------    -------------------

         Net cash from investing activities                                            33,716               (186,533)
                                                                           -------------------    -------------------

Cash flows relating to financing activities:
     Net borrowings (payments) on the line of
     credit                                                                          (319,035)               345,059
     Borrowings of long-term debt                                                   1,473,310                    -
     Principal payments on long-term debt                                          (1,045,819)              (133,197)
     Repayment of stockholders'
     loans                                                                                -                  (75,000)
     Proceeds from long-term stockholders' loans                                          -                   70,000
     Costs related to issuance of common stock                                            -                   (4,470)
                                                                           -------------------    -------------------

         Net cash from financing activities                                           108,456                202,392
                                                                           -------------------    -------------------

Net increase in cash                                                                   20,779                  9,881
                                                                           -------------------    -------------------

Cash, beginning of period                                                              34,622                 24,741
                                                                           -------------------    -------------------

Cash, end of period                                                                 $  55,401              $  34,622
                                                                           ===================    ===================
Non-cash disclosure

                                       F-7

     Interest capitalized into long-term debt                                       $     -                $  50,053
                                                                           ===================    ===================

Supplemental disclosure of cash flow
information:
     Cash paid during the period for interest                                       $ 234,984              $ 247,064
                                                                           ===================    ===================

                                       F-8

NOTE 1   -    DESCRIPTION OF BUSINESS

         Portland Brewing Company ("the Company") was incorporated in Oregon in
         November 1983. The Company opened its first brewery in January 1986 at
         1339 NW Flanders Street in Portland, Oregon. Operations continued until
         November 1998, when the Company sold the Flanders Street facility. The
         Company continues to operate a brewery at 2730 NW 31st Avenue in
         Portland, Oregon, which has a capacity of approximately 135,000 barrels of ale per year, and includes a restaurant, The TapRoom. The Company also operates a hand truck manufacturing company, "Harco Products,
         Inc." in Beaverton, Oregon, which was purchased in October 1999.

NOTE 2   -    SUBSEQUENT EVENT

         On January 26, 2004 and subject to shareholder approval, the Company entered into an asset purchase agreement (the "Asset Purchase
         Agreement") with Pyramid Breweries Inc. and PBC Acquisition, LLC
         (collectively, "Pyramid") to sell substantially all of the brewery and restaurant assets of the Company for approximately $4.2 million. As part of this transaction, the Company will sell the real property to the MacTarnahan Limited Partnership ("MacTarnahan") (principal shareholders through ownership) for $1.76 million, which includes the assumption of the Sterling Savings Bank long-term debt (approximately
         $1.5 million) which is secured by the real property. Any remaining amount due the Company on the real property sale will be offset against the amounts currently owed to MacTarnahan.

         Payment of the sales price in the Asset Purchase Agreement will consist of a combination of cash, assumption of the Company's liabilities and at Pyramid's option, Pyramid common stock. At the conclusion of these transactions, the remaining assets of the Company will be the assets associated with the Harco subsidiary, all scotch inventory on hand, any
         Pyramid common stock received in the asset sale, and the right to receive certain earn-out payments pursuant to the Asset Purchase
         Agreement. As of December 31, 2003, the book value of the Harco assets and the scotch inventory totaled $296,000 and the related liabilities totaled $101,000.

         In anticipation of these transactions, the Company has recognized an impairment charge in accordance with Statement of Financial Accounting
         Standard No. 144 of $1.37 million for the year ended December 31, 2003.

         Immediately following the sale, and subject to shareholder approval, the Company will proceed with a reverse stock split of 600,000 to 1.
         The terms of the reverse split will require the Company to repurchase all fractional shares resulting from the reverse split for $.10 per share. Management estimates this payment will be approximately
         $256,000. The reverse split and resulting stock repurchase will reduce the number of shareholders below 300 at which time the Company anticipates filing the appropriate paperwork with the SEC to become a private company.

         In connection with the contemplated asset sale and reverse split transactions, MacTarnahan Limited Partnership and other MacTarnahan family entities executed a commitment letter dated January 24, 2004 to lend the Company amounts up to $650,000 to cover fees and expenses incurred in connection with the Asset Purchase Agreement and the reverse split transaction, working capital requirements, and post-transaction losses. By letter dated March 25, 2004, the date by which definitive loan documents are to be executed was extended to July
         31, 2004. The Company expects to repay the loans with earn out payments and holdback amounts that it may receive after the closing of the asset sale. The loans will be secured by the Company's assets that are not transferred to Pyramid in the asset sale, any Pyramid stock received as consideration on the asset sale transaction and earn out and holdback rights.

                                       F-9

NOTE 3   -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary
         (Harco Products, Inc.). All significant intercompany balances have been eliminated.

         REVENUE RECOGNITION - Revenue from the sale of products is recognized at the time of shipment to the customer when title has passed.

         CUSTOMER DEPOSITS - Customer deposits held represent the Company's liability for deposits charged to customers for returnable containers.
         The Company collects a deposit as it sells product in returnable containers and credits the customer's account as the containers are returned to the Company.

         INVENTORIES - Inventories are stated at the lower of average cost, which approximates the first-in, first-out method, or market. Raw materials include amounts related to the Company's hand truck business.
         Inventories were recorded at cost as of December 31, 2003 and 2002 and consist of the following:

                                                    December 31,
                                       ----------------------------------------
                                             2003                  2002
                                       ------------------    ------------------

           Raw materials                $        450,633      $        510,193
           Work-in-process                       185,724               210,455
           Finished goods                        344,635               252,867
           Merchandise                            38,771                51,148
                                       ------------------    ------------------

                                        $      1,019,763      $      1,024,663
                                       ==================    ==================

         PROPERTY AND EQUIPMENT - Pursuant to the provisions of Financial
         Accounting Standard (SFAS) 144, Accounting for the Impairment of
         Disposal of Long-Lived Assets, management has conducted an analysis property and equipment to determine whether the carrying amount of the assets was impaired at December 31, 2003. In light of the proposed sale of these assets described in Note 3, management has determined that an impairment had occurred as of December 31, 2003. Based upon the fair value of the transaction, a non-cash impairment loss of $1,370,000 has been recognized in the statement of operations for the year ended
         December 31, 2003 and property and equipment are stated at estimated net realizable value at December 31, 2003. Net realizable value was estimated using the expected asset sale price described in Note 3.
         Property and equipment at December 31, 2002 are stated at cost.
         Interest costs related to the construction of certain long-term assets are capitalized and amortized over the estimated useful lives of the related assets.

         Property and equipment, after impairment, consists of the following:

                                                                          December 31,
                                                             ----------------------------------------
                                                                   2003                  2002
                                                             ------------------    ------------------

         Land and buildings                                   $      1,568,000      $      1,568,000
         Plant and equipment                                         6,981,025             8,321,576
         Leasehold improvements                                      1,626,220             1,621,315
         Office and laboratory equipment and vehicles                  794,875               793,632
         Kegs                                                          559,023               610,651
         Construction in progress                                        8,170                92,596
                                                             ------------------    ------------------

                                                                    11,537,313            13,007,770
         Less accumulated depreciation                              (7,161,906)           (6,585,960)
                                                             ------------------    ------------------

                                                              $      4,375,407      $      6,421,810
                                                             ==================    ==================

                                      F-10

NOTE 3   -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Property and equipment is depreciated using the straight-line method over estimated useful lives as follows:
                                                                  YEARS
                                                                  -----
                  Building                                          39
                  Plant and equipment                             10-20
                  Office and laboratory equipment
                     and vehicles                                  5-10
                  Leasehold improvements                           5-15
                  Kegs                                              5

         INTANGIBLE ASSETS - Intangible assets consist of package design costs, plates and dies, goodwill and brand names acquired from acquisitions.
         Package design costs and plates and dies are amortized on a straight-line basis over twelve months. Brand names are amortized on a straight-line basis over five years. The Company believes these useful lives are appropriate based upon such factors as product life, profitability and the general industry outlook. Packaging costs and plates and dies are included in current assets. Goodwill and brand name assets are included in other assets on the accompanying balance sheets.
         Amortization expense related to intangible assets was $262,037 and
         $291,444 for the years ended December 31, 2003 and 2002, respectively.

         In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized. As required under SFAS No. 142, the Company evaluates the goodwill for any impairment on an ongoing basis. The
         Company did not recognize any goodwill impairment during the year ended
         December 31, 2003 or 2002.

         INCOME TAXES - The Company accounts for income taxes in accordance with
         SFAS No. 109, Accounting for Income Taxes. Deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws and tax rates. Deferred income tax expenses or credits are based on the changes in the financial statement basis versus the tax basis in the Company's assets or liabilities from period to period. See Note 6.

         STOCK-BASED COMPENSATION - The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of
         Accounting Principles Board Opinion ("APB") No. 25, Accounting for
         Stock Issued to Employees, and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB No.
         25, compensation expense is the excess, if any, of the fair value of the Company's stock at a measurement date over the amount that must be paid to acquire the stock. SFAS No. 123 requires a fair value method to be used when determining compensation expense for stock options and similar equity instruments. SFAS No. 123 permits a company to continue to use APB No. 25 to account for stock-based compensation to employees, but pro forma disclosures of net income and earnings per share must be made as if SFAS No. 123 had been adopted in its entirety. Stock options issued to non-employees are valued under the provisions of SFAS No.
         123.

         LOSS PER COMMON SHARE - Loss per common share is computed using the weighted average number of common shares outstanding. Since a loss from operations exists for the years ended December 31, 2003 and 2002, a diluted earnings per share number is not presented because the inclusion of common stock equivalents in the computation would be antidilutive. Common stock equivalents associated with stock options, warrants and Series A Reedeemable Convertible Preferred Stock, which are exercisable into 801,550 and 890,497 shares of common stock at
         December 31, 2003 and 2002, respectively, could potentially dilute earnings per share in future years.

                                      F-11

NOTE 3   -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Had compensation cost for the Company's options been determined based on the methodology prescribed under SFAS No. 123, the Company's net loss and loss per share would have been as follows:

                                       AS REPORTED              PROFORMA
                                   --------------------     -----------------
           2003
           Net loss                 $       (2,396,018)      $    (2,396,018)
           Net loss per share       $            (0.24)      $         (0.24)

           2002
           Net loss                 $         (763,480)      $      (763,480)
           Net loss per share       $            (0.08)      $         (0.08)

         The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following
         weighted-average assumptions:

                                            2003                   2002
                                      -----------------      -----------------

           Dividends                         N/A                   N/A
           Expected volatility               N/A                   N/A
           Risk free interest rate           N/A                   N/A
           Expected life                     N/A                   N/A

         ADVERTISING COSTS - Advertising costs are expensed as incurred. Total advertising expense was $228,664 and $297,069 in 2003 and 2002, respectively.

         FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK -
         All current assets and liabilities are carried at cost, which approximates fair value because of the short-term nature of these instruments. The recorded amounts of the Company's long-term debt also approximate fair value, as estimated using discounted cash flow analysis.

         Financial instruments, which potentially expose the Company to concentration of credit risk, consist primarily of trade accounts receivable. Assets for which the Company had credit risk totaled
         $743,471 and $943,443 at December 31, 2003 and 2002, respectively.
         Management routinely assesses collectibility of receivables. This assessment provides the basis for the allowance for doubtful accounts of $49,279 and $21,279 at December 31, 2003 and 2002, respectively.

         Two distributors accounted for 35% and 18% of total trade accounts receivable as of December 31, 2003 and 24% and 18% of total trade accounts receivable as of December 31, 2002. For the year ended
         December 31, 2003 and 2002, 45% and 44%, respectively, of net sales were through two distributors.

         RECENT ACCOUNTING PRONOUNCEMENTS - In December 2003, the SEC published
         Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB 104"). SAB
         104 was effective upon issuance and supercedes SAB No. 101, Revenue
         Recognition in Financial Statements ("SAB 101") and rescinds the accounting guidance contained in SAB 101 related to multiple-element revenue arrangements that was superseded by Emerging Issues Task Force
         ("EITF") Issue No. 00-21 ("EITF 00-21"), Accounting for Revenue
         Arrangements with Multiple Deliverables. Additionally, SAB 104 rescinds portions of the interpretive guidance included in Topic 13 of the codification of staff accounting bulletins. While the wording of SAB
         104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 have remained largely unchanged. The adoption of SAB 104 did not have an effect on the Company's financial statements.

                                      F-12

NOTE 3   -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         In May 2003, the Emerging Issues Task Force issued EITF 00-21,
         Accounting for Revenue Arrangements with Multiple Deliverables. EITF
         00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue generating activities; specifically, how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting and how arrangement consideration should be measured and allocated to the separate units of accounting in the arrangement. EITF
         00-21 does not change otherwise applicable revenue recognition criteria. EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF
         00-21 did not have a material effect on the Company's financial statements.

         USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United
         States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 4   -    LINE OF CREDIT

         Effective September 1, 2003, the Company entered into a $1,200,000 revolving line of credit ("Revolving Line") with Washington Mutual Bank which is scheduled to mature on April 15, 2004. At December 31, 2003 and 2002, $643,324 and $962,359 were outstanding, respectively. The
         Revolving Line is secured by a first lien on the Company's accounts receivable and inventory and is guaranteed by certain shareholders.
         Interest is payable monthly at a floating per annum rate of 1% above the prime rate published in the Wall Street Journal (Western Edition)
         (5.00% at December 31, 2003). The Revolving Line contains certain covenants including restrictions on additional indebtedness and payment of dividends without the permission of the lender. At December 31,
         2003, the Company was in violation of a financial covenant of the
         Revolving Line because it failed to maintain the required ratio of
         Total Liabilities to Tangible Net Worth. By letter dated March 17,
         2004, Washington Mutual Bank has waived its right to exercise its remedies with respect to this noncompliance through April 15, 2004, the current maturity date of the Revolving Line.

                                      F-13

NOTE 5  -     LONG-TERM DEBT
                                                        December 31,
                                           -------------------------------------
                                                2003                2002
                                           -----------------    ----------------

      Note payable to MacTarnahan, due
       in monthly principal payments of
       $15,000 beginning January 2005,
       additional annual payments of
       $35,000 are due in April and June
       2005 and each year thereafter;
       interest payable monthly at prime
       (4.00% at December 31, 2003) plus
       1.25%; collateralized by
       receivables, inventory, equipment
       and general intangibles; all
       unpaid interest and principal due
       November 2007.                       $     1,700,000      $    1,700,000

      Real estate term loan payable to
       Sterling Savings Bank; due in
       monthly principal and interest
       payments of $10,248; interest is
       based on a ten-year term loan
       with a 25-year amortization at a
       five-year fixed rate index plus
       300 basis points. Composite rate
       at December 31, 2003 was 6.69%.            1,473,310                 -

      Note payable to Capital Crossings
       Bank; due in monthly installments
       $10,804 including interest; and a
       balloon payment of $925,319 in
       November 2003, at which time the
       Company refinanced.                              -               922,092

      Note payable to Washington Mutual
       Bank; due in 36 monthly
       installment payments of of
       $5,735, including interest. Note
       was paid in full on October 30,
       2003 as part of real property
       refinance.                                       -               109,485

      Accounts payable to certain
       vendors as a result of converting
       amounts due to a five-year
       payment plan paid monthly
       beginning September 1998,
       including interest at 6.00%
       Amounts paid in full in 2003.                    -                11,928

      Lease payable to a certain vendor;
       due in monthly installments of
       $770.00 each, Including interest
       at 6.31%; collateralized
       by specific equipment; due through
       March 2003.                                      -                 2,314
                                           -----------------    ----------------

                                                  3,173,310           2,745,819
      Less current portion                          (20,414)           (999,908)
                                           -----------------    ----------------

                                            $     3,152,896      $    1,745,911
                                           =================    ================

                                      F-14

NOTE 5   -    LONG-TERM DEBT (CONTINUED)

         Effective November 1, 2003 the Company entered into a real estate term loan in the amount of $1,473,311 with Sterling Savings Bank ("Real
         Estate Term Loan"). The Real Estate Term Loan is secured by a first deed of trust on the brewery property located at 2730 NW 31st Ave and a security interest in the Company's furniture, fixtures and equipment.
         The Real Estate Term Loan is guaranteed by certain Shareholders. The
         Real Estate Term Loan replaces term debt held by Washington Mutual Bank and Capital Crossings Bank, which had balances of $56,712 and $881,988, respectively as of October 30, 2003. These amounts were repaid upon funding of the Real Estate Term Loan.

         At December 31, 2003, the Company did not meet the Minimum Income and cash flow covenant of the Real Estate Term Loan. By letter dated March
         9, 2004, Sterling Saving Bank waived this financial covenant through the end of fiscal year 2004, and agreed not to accelerate the loan because of the noncompliance during this period. As such, the debt has been classified as long-term based on the original terms of the debt.

         Principal payment requirements on long-term debt, and capital lease obligations are as follows for the years ending December 31:

                                   2004       $         20,414

                                   2005                275,203

                                   2006                276,966

                                   2007              1,228,853

                                   2008                 30,605

               Thereafter                            1,341,269
                                             ------------------

                                              $      3,173,310
                                             ==================

NOTE 6   -    INCOME TAXES

         The Company has generated net operating losses to date and is therefore in a net deferred tax asset position. Accordingly, no provision for or benefit from income taxes has been recorded in the accompanying statements of operations for 2003 or 2002. The Company will continue to provide a valuation allowance for its deferred tax assets until it becomes more likely than not, in management's assessment, that the
         Company's net deferred tax assets will be realized. The Company has a pretax net operating loss carryforward of approximately $7.5 million expiring through the year 2020, which is available to offset future taxable income.

                                      F-15

NOTE 6   -    INCOME TAXES (CONTINUED)

         The components of the net deferred tax assets and liabilities as of
         December 31, 2003 and 2002 are as follows:

                                                                          December 31,
                                                             -----------------------------------
                                                                   2003               2002
                                                             ------------------  ---------------

            Deferred tax assets, current
                   Basis difference in inventory              $         24,549    $      33,985
                   Other                                                53,255           50,309
                                                             ------------------  ---------------

                   Total current deferred tax assets                    77,804           84,294
                                                             ------------------  ---------------

            Deferred tax assets, long-term
                   Intangible assets                                   163,505          121,921
                   Net operating loss carryforwards                  2,963,640        2,692,810
                   Tax credits                                         102,701          102,701
                                                             ------------------  ---------------

                   Total long-term deferred tax assets               3,229,846        2,917,432

            Deferred tax liabilities, long-term
                   Basis difference in property, plant and
                     Equipment                                         (73,661)        (748,048)
                                                             ------------------  ---------------

                   Net long-term deferred tax assets                 3,156,185        2,169,384
                                                             ------------------  ---------------

            Net deferred tax assets                                  3,233,989        2,253,678
            Less valuation allowance                                (3,233,989)      (2,253,678)
                                                             ------------------  ---------------

                                                              $            -      $         -
                                                             ==================  ===============

         The difference between the actual income tax provision (benefit) and the tax provision (benefit) computed by applying the statutory federal tax rate to income (loss) before taxes is attributable to the following:

                                                                      Year ended December 31,
                                                   --------------------------------------------------------------
                                                                 2003                             2002
                                                   ---------------------------------    -------------------------

         Federal statutory income tax benefit       $          (879,246)       -34%      $    (259,583)     -34%
         State statutory income tax benefit                    (103,441)        -4%            (30,539)      -4%

         Reversals at rates different than
           originally booked                                      2,376          0%             22,438        3%
         Change in valuation allowance for
           deferred tax assets                                  980,311        -38%            267,684       35%
                                                   ---------------------                ----------------

                                                    $               -                    $         -
                                                   =====================                ================

                                      F-16

NOTE 7   -    RELATED PARTY TRANSACTIONS

         LEASE AGREEMENT WITH MACTARNAHAN LIMITED PARTNERSHIP - In October 1999,
         in connection with the purchase of Harco Products, Inc., the Company entered into a lease with MacTarnahan Limited Partnership, a related party. Rent under the lease is $2,500 per month. The term of the lease is five years, and can be terminated upon 60 days notice by the
         Company. The Company believes that the terms and conditions of its lease is fair and reasonable and are no less favorable to the Company than could be obtained from unaffiliated parties.

         LICENSE AGREEMENT - The Company has a license agreement with one of its board members to utilize his name and likeness. For 2001, the amount of royalty owed was $1 per barrel of MacTarnahan's Ale sold. This licensing agreement was amended effective January 1, 2002, to include a
         $1 royalty on MacTarnahan's Black Watch Cream Porter and MacTarnahan's
         Highland Pale Ale and amended again as of July 1, 2002 to include
         MacTarnahan's IPA and Mac Frost. Royalties paid under the license agreement for 2003 and 2002 were $22,903 and $23,578, respectively, based on the sale of 22,903 and 23,578 barrels, respectively, of products bearing the MacTarnahan name during the same periods.
         Effective January 1, 2002, Harmer assigned its rights under the License
         Agreement, including the right to receive royalties, to Black Lake
         Investments, LLC, a company controlled by Robert M. MacTarnahan and R.
         Scott MacTarnahan. On January 26, 2004, the Company executed a Fourth
         Amendment to Trademark License Agreement with Robert M. MacTarnahan and
         Black Lake Investments, LLC under which the products covered, royalty structure, and term of the agreement were amended.

         OUTSOURCING OF ACCOUNTING - The Company outsources the accounting function to Greenstead = Accounting Resource ("Greenstead"). Greenstead
         is owned by affiliates of Peter F. Adams, a director of the Company.
         The Company incurred $255,010 and $250,588 for accounting services performed by Greenstead during the year ended December 31, 2003 and
         2002, respectively.

NOTE 8   -    PREFERRED STOCK

         On March 1, 1999, two shareholders of the Company each purchased 2,885 shares of the Company's Series A Convertible Redeemable Preferred Stock
         ("Series A") for $52 per share, resulting in aggregate proceeds to the
         Company of $300,040.

         Each share of Series A is convertible on February 25, 2004, into fully paid and non-assessable shares of Common Stock at a rate of 100 shares of Common Stock for each share of Series A. The conversion ratio, which is currently 100 to 1, is subject to adjustment in the event of stock splits or stock dividends. Under the original terms, the Company was required to redeem the Series A shares on February 25, 2004, at $52 per share plus any declared but unpaid dividends, in cash or in 24 equal monthly payments bearing interest at 12% per annum. Pursuant to a
         Deferred Redemption Agreement dated February 25, 2004, the holders of
         Series A Preferred stock have agreed to defer the mandatory redemption date of the Series A Preferred shares and to accept a portion of the consideration paid to the Company by Pyramid in the asset sale in redemption for the Series A Preferred stock. Each shareholder of Series
         A is entitled to the number of votes equal to the number of shares of
         Common Stock into which the Series A shares can be converted and the
         Series A shares are entitled to vote as a separate class. Each shareholder of Series A is entitled to receive cumulative dividends at the rate of 8% per annum, when and if declared by the Board of
         Directors, prior to payment of dividends on Common Stock. As of the date of this filing, the Company's Board of Directors has neither declared nor intends to declare dividend payments. In the event of any liquidation or dissolution of the Company, either voluntary or involuntary, each shareholder of Series A shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds to the holders of Common Stock, an amount equal to $52.00 per share for each share of Series A and, in addition, an amount equal to all declared but unpaid dividends on Series A.

                                      F-17

NOTE 9   -    STOCK-BASED COMPENSATION PLANS

         INCENTIVE STOCK OPTION PLAN - The Company's Incentive Stock Option Plan
         ("ISOP") is administered by the Board of Directors and provides for grants of options to acquire shares of the Company's common stock, subject to the limitations set forth in the ISOP. The number of stock options available for grant under the ISOP is 400,000. Pursuant to the
         ISOP, the Board of Directors has the authority to set the terms and conditions of the options granted, but cannot set the option exercise price at less than 100 percent of the fair market value of the subject shares of common stock at the time the option is granted.

         Activity under the ISOP is summarized as follows:

                                                 SHARES           EXERCISE
                                               SUBJECT TO           PRICE
                                                 OPTIONS          PER SHARE
                                           ----------------   ------------------

         Balances, December 31, 2001               228,550        $0.54 - $0.59

         Options cancelled                         (16,250)           $0.54
                                           ----------------   ------------------

         Balances, December 31, 2002               212,300        $0.54 - $0.59

         Options cancelled                          (1,250)           $0.54
                                           ----------------   ------------------

         Balances, December 31, 2003               211,050        $0.54 - $0.59
                                           ================   ==================

         NONQUALIFIED STOCK OPTION PLAN - In August 1994, the Board of Directors
         approved a Nonqualified Stock Option Plan ("NQSOP"). The NQSOP provides for the issuance of 45,000 stock options to employees, nonemployee members of the Board of Directors, consultants and other independent contractors who provide valuable service to the Company, at a minimum of 85 percent of fair market value and have a term of 10 years. Options to purchase 13,500 shares at $5.33 each were outstanding and exercisable at December 31, 2003 and 2002. There were no shares cancelled during the year ended December 31, 2003.

         The following table sets forth the exercise price range, number of shares, weighted average exercise price, and remaining contractual lives by groups of similar price and grant date as of December 31,
         2003:

                               OPTIONS OUTSTANDING                              OPTIONS EXERCISABLE
         ----------------------------------------------------------------   -----------------------------
                                                WEIGHTED
                                NUMBER          AVERAGE       WEIGHTED           NUMBER       WEIGHTED
                            OUTSTANDING AT     REMAINING      AVERAGE        EXERCISABLE AT    AVERAGE
                             DECEMBER 31,     CONTRACTUAL     EXERCISE        DECEMBER 31,    EXERCISE
          EXERCISE PRICE         2003         LIFE (YEARS)     PRICE              2003          PRICE
         ---------------  ----------------  --------------  -------------   ---------------  ------------

          $0.54 - $0.59           211,050             6.0      $    0.56           211,050     $    0.56

              5.33                 13,500              .7           5.33            13,500          5.33
                          ----------------                                  ---------------

             Totals               224,550                                          224,550
                          ================                                  ===============

                                      F-18

NOTE 9   -    STOCK-BASED COMPENSATION PLANS (CONTINUED)

         CASH INCENTIVE PLAN - The Company may award its officers and employees, under its Restated Cash Incentive Plan (the "Plan"), bonuses in an amount up to 10% of net operating profits before taxes. Awards under the Plan will be allocated among the officers and employees in accordance with the provisions of the Plan at the discretion of the
         Board of Directors. No amounts were awarded in 2003 or 2002 under the
         Plan.

         401(K) PLAN - The Company has a 401(k) deferred compensation plan
         ("401(k) Plan"). The 401(k) Plan covers all employees over 21 years of age that have worked for the Company for over one year. The 401(k) Plan allows for entrance on a quarterly basis.

         The maximum contribution by each employee is 100% of his or her pay, up to $11,000. The Company may make discretionary contributions. Full vesting of any employer contributions occurs after five years of service. During 2003 and 2002, the Company made no discretionary contributions to the 401(k) Plan.

NOTE 10  -    SEGMENT INFORMATION

         The Company is organized into three product-based segments: brewery operations, restaurant operations and hand truck manufacturing. The
         Company's brewery segment brews and sells specialty beer in its
         Portland, Oregon brewery, which is sold to distributors and retail customers. The Company's restaurant, which adjoins its brewery, sells the Company's specialty beers along with lunch and dinner. Harco
         Products, Inc., a subsidiary, produces hand trucks for various industrial and personal uses.

                                                                        YEAR ENDED DECEMBER 31,
                                                                ---------------------------------------
                                                                        2003              2002
                                                                -------------------- ------------------
           Net sales:
               Brewery                                           $        8,074,267   $      9,155,162
               Restaurant                                                 2,269,743          2,236,692
           Less intersegment sales                                         (363,380)          (324,121)
                                                                -------------------- ------------------
                        Subtotal                                          9,980,630         11,067,733
               Harco Products                                               286,227            277,624
                                                                -------------------- ------------------
                   Total net sales                                       10,266,856         11,345,357
                                                                -------------------- ------------------
           Gross Profit:
               Brewery                                                    2,179,689          2,518,708
               Restaurant                                                   626,794            659,641
           Less intersegment gross profit                                  (152,426)          (145,905)
                                                                -------------------- ------------------
                        Subtotal                                          2,654,057          3,032,444
               Harco Products                                                73,796             74,899
                                                                -------------------- ------------------

                   Total gross profit                            $        2,727,853   $      3,107,343
                                                                ==================== ==================

           Depreciation and amortization expense:
               Brewery                                           $          704,756   $        726,103
               Restaurant                                                    78,892             77,536
               Harco products                                                13,772             25,336
               Unallocated corporate amounts                                213,564            302,831
                                                                -------------------- ------------------

                   Total depreciation and amortization expense   $        1,010,983   $      1,131,806
                                                                ==================== ==================

                                      F-19

NOTE 10  -    SEGMENT INFORMATION (CONTINUED)

           Capital expenditures:
               Brewery                                           $           38,777   $        162,953
               Restaurant                                                     9,718             22,059
               Unallocated corporate amounts                                      -              8,909
                                                                -------------------- ------------------
                   Total capital expenditures                    $           48,495   $        193,921
                                                                ==================== ==================

           Total assets:
               Brewery                                           $        5,757,507   $      8,225,945
               Restaurant                                                   399,158            467,107
               Harco products                                               222,371            295,784
               Unallocated corporate amounts                                244,746            149,676
                                                                -------------------- ------------------
                   Total assets                                  $        6,623,782   $      9,138,512
                                                                ==================== ==================

         All revenues are attributable to, and all long-lived assets are located in the United States, the Company's country of domicile. The basis of accounting for transactions between segments is based on the fair market value of the respective goods or services. Interest expense is considered a corporate expense and is not allocated to the three segments.

NOTE 11  -    COMMITMENTS AND CONTINGENCIES

         The Company is involved from time to time in claims, proceedings and litigation arising in the ordinary course of business. The Company believes it is not presently a party to any litigation, the outcome of which would have a material adverse effect on the Company's business, financial condition, results of operations or cash flows.

         The Company had a minimum earn-out agreement requiring annual payments over a three-year period totaling $200,000 for the rights to the Saxer and Nor'wester brands. The earn-out payment is secured by the Saxer and
         Nor'wester brands. Additional royalties would be paid if certain pre-established levels of barrel sales were exceeded. The Company must pay $12 per barrel on all barrel sales exceeding 10,000 barrels for the twelve month period ended January 31, 2001, $7.50 per barrel on all barrel sales exceeding 6,667 barrels for the twelve month period ended
         January 31, 2002 and $5.00 per barrel on all barrel sales exceeding
         6,000 barrels for the twelve month period ended January 31, 2003. The
         Company has recorded all expected liabilities associated with this earn-out agreement.

         The Company has a lease for approximately 30,100 square feet of space in a building adjacent to the main brewery with L & L Land Company. The term of the lease is 5 years expiring June 14, 2004, with one option to extend the term until June 14, 2008. Rent under the lease is $12,000 per month. In addition, the Company agreed to pay the real property taxes on the building, provide insurance and to make various maintenance and repairs. The lease contains a first opportunity to purchase the adjacent building. This lease is guaranteed by two shareholders of the Company. In connection with the lease, the Company entered into a sublease with another party for approximately 8,000 square feet of office and warehouse space and a portion of the parking lot. The term of the sublease is month to month and rent is $3,168 per month plus $365 per month for real property taxes, plus payment of utilities, insurance and interior maintenance.

         The following is a schedule of minimum future operating lease payments, including the related party leases disclosed in Note 7, for the years ending December 31:

                  2004                         $        77,040
                                              =================
                     Total rent expense incurred was $128,724 in 2003 and 2002.

                                      F-20

                           [INTENTIONALLY LEFT BLANK]

                                      F-21

                       UNAUDITED SUPPLEMENTAL INFORMATION

(a)     RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED)

-------------------------------------- --------------------------- ---------------------------
                                         12/31/02                    12/31/03
-------------------------------------- --------------------------- ---------------------------
Net (Loss)                                           $  (763,480)              $  (2,396,018)
-------------------------------------- --------------------------- ---------------------------
Addback:

  Interest Expense                                   $   247,064               $     234,984
-------------------------------------- --------------------------- ---------------------------
Total                                                $  (516,416)              $  (2,161,034)
-------------------------------------- --------------------------- ---------------------------
Interest Expense                                     $   247,064               $     234,984
-------------------------------------- --------------------------- ---------------------------
Ratio of Earnings to Fixed Charges                         (2.09)                      (9.20)
-------------------------------------- --------------------------- ---------------------------
Deficiency in Earnings for one-to-one                $  (763,480)              $  (2,396,018)
coverage
-------------------------------------- --------------------------- ---------------------------

                                      F-22

(b)     BOOK VALUE PER SHARE (UNAUDITED)

---------------------------------------- ---------------------------------------
                                           12/31/2003
---------------------------------------- ---------------------------------------
Total Assets                              $ 6,623,782
---------------------------------------- ---------------------------------------
Less: Liabilities                         $(5,441,078)
---------------------------------------- ---------------------------------------
Book Value                                $ 1,182,704
---------------------------------------- ---------------------------------------
Less: Intangible assets                   $  (280,891)
---------------------------------------- ---------------------------------------
Tangible Book Value                       $   901,813
---------------------------------------- ---------------------------------------
Shares outstanding                          9,855,822
---------------------------------------- ---------------------------------------
Book Value Per Share                      $     0.12
---------------------------------------- ---------------------------------------
Book Value Per Share excluding
intangibles                               $     0.092
---------------------------------------- ---------------------------------------

                                      F-23

(c)      CERTAIN PROJECTIONS (UNAUDITED)

WE DO NOT AS A MATTER OF COURSE MAKE PUBLIC FORECASTS AS TO FUTURE OPERATIONS,
BUT MANAGEMENT DID PREPARE CERTAIN PROJECTIONS IN DECEMBER 31, 2003 WHICH IT
PROVIDED TO WILLAMETTE IN CONNECTION WITH THEIR FAIRNESS OPINION. THE
PROJECTIONS ARE SET FORTH BELOW AND ARE INCLUDED IN THIS PROXY STATEMENT SOLELY
BECAUSE SUCH INFORMATION WAS PROVIDED BY MANAGEMENT TO WILLAMETTE ON DECEMBER
31, 2003 AND WAS USED IN CONNECTION WITH THE FAIRNESS OPINION OF WILLAMETTE AND
RELATED PRESENTATION TO THE BOARD OF DIRECTORS.

THE PROJECTIONS SET FORTH BELOW WERE NOT PREPARED WITH A VIEW TOWARD PUBLIC
DISCLOSURE, AND YOU SHOULD NOT RELY UPON THEM. OUR MANAGEMENT PREPARED THE
PROJECTIONS FOR INTERNAL PURPOSES. THEY WERE NOT PREPARED IN COMPLIANCE WITH THE
PUBLISHED GUIDELINES OF THE SECURITIES AND EXCHANGE COMMISSION, THE PUBLIC
COMPANY ACCOUNTING OVERSIGHT BOARD, OR THE AMERICAN INSTITUTE OF CERTIFIED
PUBLIC ACCOUNTANTS REGARDING PROSPECTIVE FINANCIAL INFORMATION. THE INFORMATION
WAS NOT PREPARED WITH THE ASSISTANCE OF, NOR WAS IT REVIEWED, COMPILED OR
EXAMINED BY, OUR ATTORNEYS, FINANCIAL ADVISOR OR INDEPENDENT ACCOUNTANTS. THE
PROJECTIONS REFLECT NUMEROUS ASSUMPTIONS, ALL MADE BY OUR MANAGEMENT, ABOUT
INDUSTRY PERFORMANCE, GENERAL BUSINESS CONDITIONS, ECONOMIC MARKET AND FINANCIAL
CONDITIONS, AND VARIOUS OTHER MATTERS. ALL OF THESE MATTERS ARE DIFFICULT OR
IMPOSSIBLE TO PREDICT AND MANY OF THEM ARE BEYOND OUR ABILITY TO CONTROL.
ACCORDINGLY, WE OFFER NO ASSURANCE THAT THE ASSUMPTIONS MADE IN PREPARING THE
PROJECTIONS WILL PROVE ACCURATE, AND ACTUAL RESULTS MAY DIFFER MATERIALLY AND
ADVERSELY FROM THOSE CONTAINED IN THE PROJECTIONS CONTAINED IN THIS PROXY
STATEMENT. YOU SHOULD NOT VIEW THE INCLUSION OF PROJECTIONS IN THIS PROXY
STATEMENT AS AN INDICATION THAT WE OR OUR FINANCIAL ADVISORS, ACCOUNTANTS,
ATTORNEYS, OFFICERS OR DIRECTORS CONSIDER THEM AN ACCURATE PREDICTOR OF FUTURE
EVENTS OR THAT WE BELIEVE THEY ARE NECESSARILY ACHIEVABLE. IN LIGHT OF THE
UNCERTAINTIES INHERENT IN THESE PROJECTIONS WE CAUTION YOU AGAINST RELYING ON
THESE PROJECTIONS, AND WE DO NOT INTEND TO UPDATE THEM AFTER THE DATE OF THIS
PROXY STATEMENT.
                                    UNAUDITED

------------------------------------------------------------------------------------------------------------------------------
PORTLAND BREWING COMPANY                                                      Projected Years Ending Dec.31,
STAND ALONE FORECAST
FINANCIAL SUMMARY (2004-2008)                   REVISED
dollars in 000's                                  2004            2005              2006             2007           2008
                                          ------------------- ------------- ------------------- ------------- ----------------

CONSOLIDATED HIGHLIGHTS:
Total Barrels                                         45,804         51,413              53,622        55,903          58,759

Net Sales Revenues                                   $10,002        $11,660             $12,054       $12,461         $12,970
  Gross Profit                                        $2,761         $3,381              $3,556        $3,738          $3,956
G&A Expenses                                          $1,356         $1,370              $1,308        $1,321          $1,335
Selling and Marketing Expenses                        $2,239         $2,253              $2,277        $2,312          $2,359
  Operating Income (Loss)                             ($835)         ($241)               ($29)          $105            $262
Interest Income (Expense)                             ($389)         ($425)              ($431)        ($421)          ($391)
Other Income (Expense)                                ($536)          ($40)               ($45)         ($50)           ($55)
  NET INCOME (LOSS)                                 ($1,759)         ($706)              ($505)        ($365)          ($184)
------------------------------------------------------------------------------------------------------------------------------

         The following are material assumptions used in Portland Brewing's preparation of the projections and other relevant information:

         (1)      Revenue projections were based on an assumption that Portland
Brewing would remain a stand alone entity with a modest growth rate in core brands (2%) and with growth in contract brewing services.

                                      F-24

         (2)      Management projected expenses to remain relatively flat.

         (3)      The projections did not take the asset sale or reverse split into consideration.

         (4)      The projections may contain minor rounding differences.

         (5)      The projections did not take into consideration any charge for asset impairment.

                                      F-25

(d)      PROFORMA UNAUDITED PRESENTATION OF PORTLAND BREWING COMPANY
         AS OF 12/31/03 (POST ASSET SALE AND PRIOR TO REVERSE SPLIT)

                                                      Unaudited         Unaudited         Unaudited         Unaudited
                                                      Sale of                             Sale of           Adjusted
                                    Balance           Land and          Adjusted          assets to         Balance
                                    12/31/03          Building (1)      Balance           Acquirer (2)      12/31/03
                                  ----------------  ----------------  ----------------  ----------------  --------------

Cash and/or acquirer's common
   Stock                            $      55,401                       $      55,401     $     643,388     $   698,789
Accounts receivable                       694,192                             694,192          (662,732)         31,460
Inventory                               1,019,763                           1,019,763          (876,676)        143,087
Other assets                              479,019     $     (63,478)          415,541          (266,037)        149,504
Property, plant and equipment           4,375,407        (1,505,643)        2,869,764        (2,850,315)         19,449
                                  ----------------  ----------------  ----------------  ----------------  --------------

  Total assets                      $   6,623,782     $  (1,569,121)    $   5,054,661     $  (4,012,372)    $ 1,042,289
                                  ================  ================  ================  ================  ==============

Line of credit                      $     643,324                       $     643,324     $    (556,051)    $    87,274
Accounts payable                          989,130                             989,130          (968,696)         20,434
Customer deposits held                    124,522                             124,522          (124,522)            -
Accrued liabilities                       210,752                             210,752          (210,752)            -
Long-term debt                          1,473,310        (1,473,310)              -                                 -
Stockholder term loan                   1,700,000          (286,690)        1,413,310        (1,413,310)            -
Preferred stock                           300,040                             300,040          (300,040)            -
Common stock                            9,501,620                           9,501,620                         9,501,620
Retained earnings                      (8,318,916)          190,879        (8,128,037)         (439,002)     (8,567,039)
                                  ----------------  ----------------  ----------------  ----------------  --------------

  Total liabilities and equity      $   6,623,782     $  (1,569,121)    $   5,054,661     $  (4,012,373)    $ 1,042,289
                                  ================  ================  ================  ================  ==============

(1)      Portland Brewing is selling the land and brewery buildings to its principal shareholders as part of the asset disposition. The sales price of approximately $1.76 million was based upon Management's estimate of fair market value. The purchaser will assume the debt underlying the land and brewery building of approximately $1.47 million with the balance of the purchase price being forgiveness of a portion of the principal shareholder's debt. Portland Brewing will recognize a gain of approximately $191,000 as a result of this transaction.

(2)      Subsequent to the land and brewery building disposition, Portland
         Brewing will sell substantially all of the remaining brewery and brewery-restaurant assets to an unrelated third-party purchaser for approximately $4.216 million including the assumption of approximately
         $3.6 million in liabilities. The purchase price is subject to an adjustment related to income (loss) changes commencing January 1, 2004 through the date of close. It is anticipated the disposition of the assets will result in a loss of approximately $439,000, however, this loss on disposition will be reduced by any depreciation Portland
         Brewing takes on its fixed assets between December 31, 2003 and the time the sale is consummated.

                                      F-26

The acquirer is funding the purchase of the assets with cash and/or the acquirer's publicly traded stock, and the assumption of liabilities and shareholder debt. At December 31, 2003 the funding of the acquisition would be as follows:

          Cash and/or acquirer's common stock              $     643,388
          Assumption of:
               Line of credit                                    556,051
               Accounts payable                                  968,696
               Accrued liabilities                               210,752
               Customer deposits                                 124,522
               Stockholder term debt                           1,413,310
               Preferred stock redemption obligation             300,040
                                                          -----------------

                                                           $   4,216,758
                                                          =================

                                      F-27

                     UNAUDITED FORECASTS AND FINANCIAL MODEL

WE DO NOT AS A MATTER OF COURSE MAKE PUBLIC FORECASTS AS TO FUTURE OPERATIONS,
BUT MANAGEMENT DID PROVIDE CERTAIN FORECASTS TO PYRAMID DURING THE COURSE OF THE
NEGOTIATIONS AND PYRAMID AND PORTLAND BREWING DEVELOPED A FINANCIAL MODEL. THE
INFORMATION SET FORTH BELOW IS INCLUDED IN THIS PROXY STATEMENT SOLELY BECAUSE
SUCH INFORMATION WAS PROVIDED BY MANAGEMENT TO PYRAMID OR WAS DEVELOPED AS PART
OF THE TRANSACTION.

THE INFORMATION SET FORTH BELOW WAS NOT PREPARED WITH A VIEW TOWARD PUBLIC
DISCLOSURE, AND YOU SHOULD NOT RELY UPON THEM. OUR MANAGEMENT PREPARED THE
INFORMATION FOR INTERNAL PURPOSES. THEY WERE NOT PREPARED IN COMPLIANCE WITH THE
PUBLISHED GUIDELINES OF THE SECURITIES AND EXCHANGE COMMISSION, THE PUBLIC
COMPANY ACCOUNTING OVERSIGHT BOARD, OR THE AMERICAN INSTITUTE OF CERTIFIED
PUBLIC ACCOUNTANTS REGARDING PROSPECTIVE FINANCIAL INFORMATION. THE INFORMATION
WAS NOT PREPARED WITH THE ASSISTANCE OF, NOR WAS IT REVIEWED, COMPILED OR
EXAMINED BY, OUR ATTORNEYS, FINANCIAL ADVISOR OR INDEPENDENT ACCOUNTANTS. THE
INFORMATION REFLECT NUMEROUS ASSUMPTIONS, ALL MADE BY OUR MANAGEMENT, ABOUT
INDUSTRY PERFORMANCE, GENERAL BUSINESS CONDITIONS, ECONOMIC MARKET AND FINANCIAL
CONDITIONS, AND VARIOUS OTHER MATTERS. ALL OF THESE MATTERS ARE DIFFICULT OR
IMPOSSIBLE TO PREDICT AND MANY OF THEM ARE BEYOND OUR ABILITY TO CONTROL.
ACCORDINGLY, WE OFFER NO ASSURANCE THAT THE ASSUMPTIONS MADE IN PREPARING THE
PROJECTIONS WILL PROVE ACCURATE, AND ACTUAL RESULTS MAY DIFFER MATERIALLY AND
ADVERSELY FROM THOSE CONTAINED IN THE PROJECTIONS CONTAINED IN THIS PROXY
STATEMENT. YOU SHOULD NOT VIEW THE INCLUSION OF THIS INFORMATION IN THIS PROXY
STATEMENT AS AN INDICATION THAT WE OR OUR FINANCIAL ADVISORS, ACCOUNTANTS,
ATTORNEYS, OFFICERS OR DIRECTORS CONSIDER THEM AN ACCURATE PREDICTOR OF FUTURE
EVENTS OR THAT WE BELIEVE THEY ARE NECESSARILY ACHIEVABLE. IN LIGHT OF THE
UNCERTAINTIES INHERENT IN THIS INFORMATION WE CAUTION YOU AGAINST RELYING ON
THIS INFORMATION, AND WE DO NOT INTEND TO UPDATE THEM AFTER THE DATE OF THIS
PROXY STATEMENT.

(i)      FORECAST PROVIDED TO PYRAMID BY PORTLAND BREWING (AUGUST 2003)
CONSISTING OF:

         (a)     REFORECAST FY 03/04 - V7 7-28-03 (06/03 ACTUALS) OPERATING
SUMMARY (2002-2004)

Portland Brewing Company                  REFORECAST FY03/04 - V7 7-28-03 (06/03 ACTUALS)
OPERATING SUMMARY (2002-2004)
dollars in 000's                                    FY02          FY 03         FY 04        FY03/02                 FY04/03
                                                ESTIMATE     REFORECAST      ESTIMATE         Change    % Change      Change    % Change
                                          --------------------------------------------  -------------------------------------------------
CONSOLIDATED HIGHLIGHTS:
Total Barrels                                   57,107        47,516         54,814         (9,591)         -17%    7,298            15%

Net Sales Revenues                               $11,345        $10,073       $11,594       ($1,272)        -11%      $1,522         15%
  Gross Profit                                    $3,107         $2,787        $3,399         ($320)        -10%        $612         22%
                                       GP%           27%            28%           29%
G&A Expenses                                      $1,402         $1,321        $1,353          ($81)         -6%         $32          2%
Selling and Marketing Expenses                    $2,168         $2,155        $2,395          ($13)         -1%        $240         11%
  Operating Income (Loss)                         ($463)         ($689)        ($349)         ($226)         49%        $340        -49%
                                       OI%           -4%            -7%           -3%

                                      F-28

Other Income (Expense)                            ($300)         ($268)        ($278)            $32        -11%       ($10)          4%
--------------------------------------------------------------------------------------
  NET INCOME (LOSS)                               ($763)         ($957)        ($627)         ($194)         25%        $330        -35%
--------------------------------------------------------------------------------------
    Depreciation Expensed                         $1,172         $1,041        $1,000         ($131)        -11%       ($41)         -4%
    CapEx/Pkg (Purchased) Sold                    ($252)             $7         ($60)           $259       -103%       ($67)       -957%
    Debt Payments (Paid)                          ($165)         ($119)         ($80)            $46        -28%         $39        -33%
--------------------------------------------------------------------------------------
    OPERATING CASH FLOW                             ($8)          ($28)          $233          ($20)        248%        $261       -938%
======================================================================================
                                                                                                                             improvement
    Additional Debt                                 $120           $500            $0

PROFIT CENTER HIGHLIGHTS:
  DOCK     - Barrels                             2,340          2,346         3,000              6            0%       654           28%
         - Sales                                    $437           $432          $561           ($5)         -1%        $129         30%
         - Operating Income                         $187           $173          $215          ($14)         -8%         $42         24%
                                       OI%           43%            40%           38%
  BSD      - Barrels                            16,849          9,799        13,000        (7,050)          -42%     3,201           33%
         - Sales                                  $2,452         $1,736        $2,538         ($716)        -29%        $802         46%
         - Operating Income                         $331           $281          $404          ($50)        -15%        $122         44%
                                       OI%           13%            16%           16%
  TAPROOM - Sales                                 $2,237         $2,283        $2,295            $46          2%         $13          1%
         - Operating Income                         $357           $379          $359            $22          6%       ($19)         -5%
                                       OI%           16%            17%           16%
  HONEYMAN - Sales                                  $278           $270          $297           ($8)         -3%         $27         10%
         - Operating Income                        ($72)          ($46)         ($35)            $26        -36%         $11        -24%
                                       OI%          -26%           -17%          -12%                                        improvement
  SCOTCH - Sales                                     $91            $52          $115          ($39)        -43%         $63        121%
         - Operating Income                           $9           ($9)         ($14)          ($18)       -199%        ($5)         52%
                                       OI%           10%           -17%          -12%                                        improvement
  MAIN OPS - Barrels                            36,931         34,379        37,817        (2,552)           -7%     3,438           10%
         - Sales                                  $6,495         $5,984        $6,741         ($511)         -8%        $757         13%
         - Operating Income (net of
"Corporate")                                    ($1,275)       ($1,544)      ($1,434)         ($269)         21%        $109         -7%
                                       OI%          -20%           -26%          -21%                                        improvement

SUMMARY BALANCE SHEET:
Capital Employed
  Cash                                               $35             $0            $0          ($35)       -100%          $0
  Accounts Receivable                               $922           $812        $1,057         ($110)        -12%        $245         30%
  Inventories                                     $1,025         $1,044        $1,061            $19          2%         $17          2%
  Other Current Assets                              $233           $230          $230           ($3)         -1%          $0          0%
                                          --------------------------------------------
  Total Current Assets                            $2,215         $2,086        $2,348         ($129)         -6%        $261         13%
  (Credit Line)                                   ($962)       ($1,027)      ($1,200)          ($65)          7%      ($173)         17%
  (Other Current Liabilities) (bldg refi split C/LT as
if refi'd)                                      ($1,673)       ($1,421)      ($1,276)           $252        -15%        $145        -10%
                                          --------------------------------------------
    Working Capital                               ($420)         ($362)        ($129)            $58        -14%        $233        -64%
    Net PP&E                                      $6,473         $5,660        $4,876         ($813)        -13%      ($784)        -14%
    Other Assets                                    $451           $260          $104         ($191)        -42%      ($156)        -60%
                                      F-29

                                          --------------------------------------------
    Total Capital Employed                        $6,504         $5,558        $4,851         ($946)        -15%      ($707)        -13%
                                          ============================================
Capital Accounts
  Long-term Liabilities                           $2,625         $2,636        $2,556            $11          0%       ($80)         -3%
  Stockholders Equity                             $3,879         $2,922        $2,295         ($957)        -25%      ($627)        -21%
                                          --------------------------------------------
    Total Capital                                 $6,504         $5,558        $4,851         ($946)        -15%      ($707)        -13%
                                          ============================================
STATISTICS (on year-end balances):                                                    "Good"=
  AR (days sales)                                     29             29            33   30 or -
  Inventory (days cogs)                               45             52            47   45 or -
  Other Current Liabs ("days of cogs+sg&a" trend)     62             59            48         ?
  Quick Ratio (CA-Inv-OCA/CL)                      0.4            0.3           0.4      1 or +
  Current Ratio (CA/CL)                            0.8            0.9           0.9      2 or +
  Debt to Equity Ratio (All Liabs/Equity-less-Other
Assets)                                            1.5            1.9           2.3      2 or -

                                      F-30

         (B)      TRENDING ANALYSIS (2002-2004)

                                           JAN 03      FEB 03      MAR 03      APR 03     MAY 03     JUNE 03   JUL  03-R    AUG 03-R    SEP 03-R    OCT 03-R    NOV 03-R    DEC 03-R
Month on month shipments increase
(decrease) % >>>>                            -15%        -20%         -1%         -9%       -23%        -16%        -11%         -8%        -25%        -32%        -23%        -15%

PORTLAND BREWING COMPANY
TRENDING ANALYSIS - 2002-2004
DOLLARS IN THOUSANDS
                                            JAN 03      FEB 03      MAR 03      APR 03     MAY 03     JUNE 03   JUL  03-R    AUG 03-R    SEP 03-R    OCT 03-R    NOV 03-R    DEC 03-R

                                             3,729       3,256       4,211       3,386      3,273       3,951       5,089       5,360       4,579       3,885       3,442       3,355
                                           --------    --------    --------    --------   --------    --------    --------    --------    --------    --------    --------    --------
TOTAL BARRELS SHIPPED
                                              $807        $728        $923        $759       $762        $948      $1,112      $1,195      $1,012        $893        $805        $812
Gross Sales Revenues                         ($16)       ($39)       ($20)       ($22)      ($12)       ($20)       ($29)       ($34)       ($30)       ($23)       ($21)       ($21)
less: Depletion Allowances                   ($26)       ($26)       ($35)       ($30)      ($29)       ($30)       ($41)       ($46)       ($40)       ($34)       ($30)       ($29)
less: Excise Taxes                            $765        $663        $868        $707       $721        $898      $1,042      $1,115        $942        $836        $754        $762
NET SALES REVENUES                            $547        $535        $630        $526       $564        $651        $718        $725        $643        $613        $564        $570
Total Cost of Sales                           $218        $128        $238        $181       $157        $247        $323        $389        $299        $223        $190        $193
  Gross Profit                                 28%         19%         27%         26%        22%         28%         31%         35%         32%         27%         25%         25%
  GP%                                         $110        $102        $101        $103       $109        $114        $113        $111        $122        $108        $107        $121
Total G&A Expenses                            $156        $128        $160        $168       $166        $180        $204        $207        $237        $190        $179        $180
Total S&M Expenses                            $266        $230        $261        $271       $275        $294        $317        $318        $359        $298        $286        $301
  Total SG&A Expenses                        ($48)      ($102)       ($23)       ($90)     ($118)       ($47)          $6         $72       ($59)       ($75)       ($96)      ($108)
   Operating Income (Loss)                   ($20)       ($19)       ($20)       ($19)      ($20)       ($20)       ($24)       ($21)       ($23)       ($23)       ($23)       ($19)
Interest Income (Expense)                      $17          $1          $4        ($5)         $3          $5        ($2)        ($2)        ($2)        ($2)       ($32)        ($2)
Other Income (Expense), net                  ($51)      ($120)       ($39)      ($114)     ($135)       ($62)       ($19)         $48       ($84)      ($100)      ($151)      ($130)
NET INCOME (LOSS)                              $90         $90         $90         $88        $88         $85         $85         $85         $85         $85         $85         $85
add back:  Depreciation and Amortization      ($3)         $41          $0          $0       ($1)          $0        ($5)        ($5)        ($5)        ($5)        ($5)        ($5)
less:  CapEx/Packaging (NET OF SALES)        ($10)       ($10)       ($10)       ($10)      ($10)        ($9)       ($10)       ($10)       ($10)       ($10)       ($10)       ($10)
less:  Debt Service (principal payments)       $26          $1         $41       ($36)      ($58)         $14         $51        $118       ($14)       ($30)       ($81)       ($60)
CASH FLOW
                                                $0          $0          $0          $0         $0        $300          $0          $0          $0          $0        $200          $0
Increase in Debt
                                               $26         $27         $68         $32      ($26)       ($12)         $39        $157        $143        $113         $32       ($28)
                                                                    ($210)                                                                  ($55)                              ($381)
NET INCOME (LOSS) BY QUARTER

                                               32%         -2%         -5%         17%         16%        12%        -12%        -11%         15%        -13%         -5%        -12%
DOCK SALES (70)                              140         128         148         160        234         250         230         260         225         196         191         185
   Barrels Shipped                             $25         $23         $26         $29        $41         $48         $43         $48         $42         $36         $36         $35
  Gross Sales Revenues                        ($1)        ($1)        ($1)        ($1)       ($2)        ($2)        ($2)        ($2)        ($2)        ($2)        ($2)        ($2)
  (Excise Taxes)                               $15         $13         $14         $17        $24         $28         $23         $26         $22         $19         $19         $18

                                      F-31

                                            JAN 03      FEB 03      MAR 03      APR 03     MAY 03     JUNE 03   JUL  03-R    AUG 03-R    SEP 03-R    OCT 03-R    NOV 03-R    DEC 03-R

  Cost of Sales                                 $9          $9         $11         $11        $15         $18         $18         $20         $17         $15         $15         $14
    Gross Profit                               38%         41%         44%         39%        38%         39%         44%         44%         44%         44%         44%         44%
      GP% of Net Sales                          $0          $0          $0          $0         $0          $0          $0          $0          $0          $0          $0          $0
  G&A Expenses                                  $0          $0          $0          $0         $0          $0          $0          $0          $0          $0          $0          $0
  S&M Expenses                                  $9          $9         $11         $11        $15         $18         $18         $20         $17         $15         $15         $14
    Operating Income (Contribution)           $179        $180        $176        $181       $175        $192        $186        $186        $186        $186        $186        $186
         GSR per bbl                           $64         $70         $74         $69        $64         $72         $78         $78         $78         $78         $78         $78
         Contribution per bbl
                                              -11%        -12%         12%        -13%       -74%        -12%        -34%        -61%        -70%        -55%        -71%        -40%
BEER SERVICES (FX, SLLX, CLUBS, OKTO'FEST
BBLS)                                      1,205         959       1,004        875         425      1,166        1,159         700         526         782         486         512
   Barrels Shipped                            $188        $161        $171        $155        $84        $216        $191        $126        $102        $147         $94        $100
  Gross Sales Revenues                        ($6)        ($6)        ($5)        ($5)       ($4)        ($5)        ($7)        ($5)        ($5)        ($7)        ($4)        ($5)
  (Excise Taxes)                              $154        $118        $124        $103        $54        $148        $135         $83         $65         $98         $60         $63
  Cost of Sales                                $28         $37         $42         $47        $26         $63         $49         $37         $32         $42         $30         $32
    Gross Profit                               15%         24%         25%         31%        33%         30%         26%         31%         33%         30%         33%         33%
      GP% of Net Sales                          $0          $0          $0          $0         $0          $0          $0          $0          $0          $0          $0          $0
  G&A Expenses                                  $7         $12         $12         $19        $11         $21         $19         $19         $17         $16         $15         $16
  S&M Expenses                                 $21         $25         $30         $28        $15         $42         $30         $19         $16         $26         $15         $15
    Operating Income (Contribution)           $156        $168        $170        $177       $198        $185        $165        $180        $194        $188        $194        $194
         GSR per bbl                           $17         $26         $30         $32        $35         $36         $26         $27         $30         $33         $30         $30
         Contribution per bbl
                                               -1%         -3%          4%         -5%         4%         -6%          6%          3%          1%          1%          1%          1%
BREWHOUSE TAPROOM AND GRILL (P2)                72          69          80          74         84          87         100         100          78          79          80          90
   Barrels Shipped                            $163        $156        $179        $168       $204        $212        $227        $234        $183        $192        $175        $191
  Gross Sales Revenues                        $117        $118        $128        $124       $139        $149        $150        $153        $130        $134        $127        $134
  Cost of Sales                                $46         $38         $51         $44        $65         $63         $77         $81         $53         $58         $48         $57
    Gross Profit                               28%         24%         28%         26%        32%         30%         34%         34%         29%         30%         28%         30%
      GP% of GSR                               $18         $22         $20         $20        $21         $21         $22         $22         $22         $22         $22         $22
  G&A Expenses                                  $4          $4          $5          $3         $3          $4          $4          $4          $4          $4          $4          $4
  S&M Expenses                                 $24         $12         $26         $21        $41         $38         $51         $55         $27         $32         $22         $31
    Operating Income (Contribution)
                                               -4%         29%          9%        -15%        -4%        -30%          0%          0%          0%          0%          0%          0%
HONEYMAN ALUMINUM (B6)                         $24         $22         $25         $22        $23         $21         $17         $29         $25         $18         $20         $24
  Gross Sales Revenues                         $17         $18         $18         $16        $18         $17         $15         $20         $19         $16         $16         $18
  Cost of Sales                                 $7          $4          $7          $6         $5          $4          $2          $9          $7          $2          $4          $6
    Gross Profit                               29%         18%         28%         27%        22%         19%         11%         30%         26%         14%         18%         25%
      GP%                                       $4          $4          $4          $4         $4          $4          $4          $4          $4          $4          $4          $4
  G&A Expenses                                  $5          $5          $5          $5         $5          $5          $5          $5          $5          $5          $5          $5
  S&M Expenses                                ($2)        ($5)        ($2)        ($3)       ($4)        ($5)        ($7)        ($0)        ($3)        ($7)        ($5)        ($3)
    Operating Income (Contribution)             $0        ($3)          $0        ($1)       ($2)        ($3)        ($5)          $2        ($1)        ($5)        ($3)        ($1)
    Note:  Cash Income (Loss)
                                                                                                                       5%          5%          5%         10%         10%         10%
SCOTCH (G1)                                     $2          $5          $2          $2         $1          $3          $3          $4          $3          $3         $10         $13

                                      F-32

                                            JAN 03      FEB 03      MAR 03      APR 03     MAY 03     JUNE 03   JUL  03-R    AUG 03-R    SEP 03-R    OCT 03-R    NOV 03-R    DEC 03-R

  Gross Sales Revenues                          $1          $3          $1          $1         $1          $2          $2          $3          $2          $2          $7          $9
  Cost of Sales                                 $1          $2          $1          $1         $0          $1          $1          $1          $1          $1          $3          $4
    Gross Profit                               50%         40%         50%         50%         0%         33%         30%         30%         30%         30%         30%         30%
      GP%                                       $0          $0          $0          $0         $0          $0          $0          $0          $0          $0          $0          $0
  G&A Expenses                                  $3          $0          $3          $4         $0          $1          $1          $1          $1          $4          $4          $4
  S&M Expenses                                ($2)          $2        ($2)        ($3)         $0          $0        ($0)          $0        ($0)        ($3)        ($1)        ($0)
    Operating Income (Contribution)
                                              -19%        -24%         -5%         -9%         9%        -19%          0%         17%         -8%        -23%          7%         -8%
ERGO:  MAIN OPERATIONS, CORPORATE          2,312       2,100       2,979       2,277      2,530       2,448       3,600       4,300       3,751       2,829       2,685       2,568
   Barrels Shipped                            $405        $361        $520        $383       $409        $448        $631        $753        $657        $496        $470        $450
  Gross Sales Revenues                       ($16)       ($39)       ($20)       ($22)      ($12)       ($20)       ($29)       ($34)       ($30)       ($23)       ($21)       ($21)
  (Depletion Allowances)                     ($19)       ($19)       ($29)       ($24)      ($23)       ($23)       ($32)       ($38)       ($33)       ($25)       ($24)       ($23)
  (Excise Taxes)                              $243        $265        $345        $265       $328        $307        $408        $456        $418        $355        $345        $337
  Cost of Sales                               $127         $38        $126         $72        $46         $98        $162        $225        $176         $93         $80         $70
    Gross Profit                               34%         13%         27%         21%        12%         24%         28%         33%         30%         21%         19%         17%
      GP% of Net Sales                         $88         $76         $77         $79        $84         $89         $87         $85         $96         $82         $81         $95
  G&A Expenses                                $137        $107        $135        $137       $147        $149        $175        $178        $210        $161        $151        $151
  S&M Expenses                               ($98)      ($145)       ($86)      ($144)     ($185)      ($140)      ($100)       ($38)      ($130)      ($150)      ($152)      ($176)
    Operating Income
    Main Operations:  Statistics per bbl      $175        $172        $175        $168       $162        $183        $175        $175        $175        $175        $175        $175
        Gross Sales Revenues                  ($7)       ($19)        ($7)       ($10)       ($5)        ($8)        ($8)        ($8)        ($8)        ($8)        ($8)        ($8)
        (Depletion Allowances)                ($8)        ($9)       ($10)       ($11)       ($9)        ($9)        ($9)        ($9)        ($9)        ($9)        ($9)        ($9)
        (Excise Taxes)                        $105        $126        $116        $116       $130        $125        $113        $106        $111        $125        $128        $131
        Cost of Sales (with volume
variances)                                     $55         $18         $42         $32        $18         $40         $45         $52         $47         $33         $30         $27
        Gross Profit                           $38         $36         $26         $35        $33         $36         $24         $20         $26         $29         $30         $37
                   G&A EXPENSES                $59         $51         $45         $60        $58         $61         $49         $41         $56         $57         $56         $59
        S&M Expenses                         ($42)       ($69)       ($29)       ($63)      ($73)       ($57)       ($28)        ($9)       ($35)       ($53)       ($56)       ($69)
        Operating Income

SUMMARY BALANCE SHEET:
Capital Employed                               $30         $64         $14         $38        $60         $14          $0          $0          $0          $0          $0          $0
  Cash                                        $767        $845        $857        $847       $893        $841      $1,112      $1,195      $1,012        $893        $805        $812
  Accounts Receivable                       $1,119      $1,134      $1,152      $1,193     $1,170      $1,134      $1,197      $1,209      $1,071      $1,022      $1,033      $1,044
  Inventories                                 $195        $169        $153        $167       $149        $232        $240        $280        $200        $170        $250        $230
  Other Current Assets                      $2,111      $2,212      $2,176      $2,245     $2,272      $2,221      $2,549      $2,684      $2,284      $2,084      $2,088      $2,086
  Total Current Assets                      ($999)    ($1,126)    ($1,004)    ($1,085)   ($1,124)      ($918)    ($1,200)    ($1,200)    ($1,188)    ($1,078)    ($1,017)    ($1,027)
  (Credit Line)                           ($1,512)    ($1,457)    ($1,525)    ($1,518)   ($1,577)    ($1,849)    ($1,844)    ($1,861)    ($1,487)    ($1,428)    ($1,373)    ($1,421)
  (Other Current Liabilities) (bldg refi
split C/LT as if refi'd)                    ($400)      ($371)      ($353)      ($358)     ($429)      ($546)      ($495)      ($377)      ($391)      ($421)      ($302)      ($362)
    Working Capital                         $6,410      $6,294      $6,239      $6,174     $6,110      $6,044      $5,980      $5,916      $5,852      $5,788      $5,724      $5,660
    Net PP&E                                  $434        $418        $403        $387       $373        $356        $340        $324        $308        $292        $276        $260
    Other Assets                            $6,444      $6,341      $6,289      $6,203     $6,054      $5,854      $5,825      $5,863      $5,769      $5,659      $5,698      $5,558
    Total Capital Employed

                                      F-33

                                            JAN 03      FEB 03      MAR 03      APR 03     MAY 03     JUNE 03   JUL  03-R    AUG 03-R    SEP 03-R    OCT 03-R    NOV 03-R    DEC 03-R

Capital Accounts                            $2,616      $2,634      $2,620      $2,649     $2,636      $2,496      $2,486      $2,476      $2,466      $2,456      $2,646      $2,636
  Long-term Liabilities                     $3,828      $3,707      $3,669      $3,555     $3,418      $3,358      $3,339      $3,387      $3,303      $3,203      $3,052      $2,922
  Stockholders Equity                       $6,444      $6,341      $6,289      $6,204     $6,054      $5,854      $5,825      $5,863      $5,769      $5,659      $5,698      $5,558
    Total Capital

STATISTICS:                                     29          35          28          33         35          27          30          30          30          30          30          30
  AR (days sales)                               61          64          55          68         62          52          50          50          50          50          55          55
  Inventory (days cogs)                         56          57          51          57         56          59          53          54          45          47          48          49
  Other Current Liabs (% cogs+sg&a,
trending)                                    0.3         0.4         0.3         0.3         0.4        0.3         0.4         0.4         0.4         0.4         0.3         0.3
  Quick Ratio (CA-Inv-OCA/CL)
                                             0.8         0.9         0.9         0.9         0.8        0.8         0.8         0.9         0.9         0.8         0.9         0.9
  Current Ratio (CA/CL)
                                             1.5         1.6         1.6         1.7         1.8        1.8         1.8         1.8         1.7         1.7         1.8         1.9
  Debt to Equity Ratio (All Liabs/Equity-less-Other Assets)

------------------------------------------------------------------------------------------------------------------------------------

                                                   JAN 04-E    FEB 04-E   MAR 04-E    APR 04-E    MAY 04-E  JUN 04-E   JUL 04-E   AUG 04-E   SEP 04-E   OCT 04-E    NOV 04-E    DEC 04-E

     Month on month shipments increase
     (decrease) % >>>>                                 -3%          3%        11%         13%         25%       12%         9%        18%        26%        16%         21%         34%

     PORTLAND BREWING COMPANY
     TRENDING ANALYSIS - 2002-2004
     DOLLARS IN THOUSANDS

                                                   JAN 04-E    FEB 04-E   MAR 04-E    APR 04-E    MAY 04-E  JUN 04-E   JUL 04-E   AUG 04-E   SEP 04-E   OCT 04-E    NOV 04-E    DEC 04-E

     TOTAL BARRELS SHIPPED                            3,599       3,362      4,690       3,812       4,101     4,414      5,544      6,314      5,788      4,524       4,167       4,499
     ---------------------                          --------    --------   --------    --------    --------  --------   --------   --------   --------   --------    --------    --------

     Gross Sales Revenues                             $837        $792     $1,049        $883        $970    $1,037     $1,251     $1,411     $1,259     $1,035        $967      $1,057
     less: Depletion Allowances                      ($20)       ($18)      ($26)       ($20)       ($22)     ($22)      ($32)      ($38)      ($33)      ($25)       ($24)       ($23)
     less: Excise Taxes                              ($42)       ($40)      ($56)       ($45)       ($48)     ($53)      ($66)      ($75)      ($69)      ($54)       ($49)       ($54)
     NET SALES REVENUES                               $774        $734       $967        $818        $899      $963     $1,154     $1,298     $1,157       $956        $894        $980
     Total Cost of Sales                              $584        $569       $685        $612        $648      $696       $767       $828       $776       $677        $647        $707
       GROSS PROFIT                                   $190        $165       $282        $205        $251      $267       $387       $470       $382       $279        $247        $273
       GP%                                             25%         23%        29%         25%         28%       28%        34%        36%        33%        29%         28%         28%
     Total G&A Expenses                               $116        $104       $105        $107        $112      $117       $115       $113       $124       $110        $109        $123
     Total S&M Expenses                               $176        $146       $178        $183        $193      $198       $228       $230       $260       $210        $195        $198
       Total SG&A Expenses                            $292        $250       $282        $290        $305      $315       $343       $343       $384       $320        $304        $321
        Operating Income (Loss)                     ($102)       ($84)       ($0)       ($84)       ($53)     ($48)        $44       $127       ($2)      ($41)       ($57)       ($48)
     Interest Income (Expense)                       ($20)       ($20)      ($20)       ($19)       ($21)     ($20)      ($20)      ($21)      ($21)      ($20)       ($20)       ($20)
     Other Income (Expense), net                      ($3)        ($3)       ($3)        ($3)        ($3)      ($3)       ($3)       ($3)       ($3)       ($3)        ($3)        ($3)
     NET INCOME (LOSS)                              ($125)      ($107)      ($23)      ($107)       ($77)     ($71)        $21       $103      ($26)      ($64)       ($80)       ($72)
     add back:  Depreciation and Amortization          $83         $83        $83         $83         $83       $83        $83        $83        $83        $83         $83         $83

                                      F-34

                                                   JAN 04-E    FEB 04-E   MAR 04-E    APR 04-E    MAY 04-E  JUN 04-E   JUL 04-E   AUG 04-E   SEP 04-E   OCT 04-E    NOV 04-E    DEC 04-E

     less:  CapEx/Packaging (NET OF SALES)            ($5)        ($5)       ($5)        ($5)        ($5)      ($5)       ($5)       ($5)       ($5)       ($5)        ($5)        ($5)
     less:  Debt Service (principal payments)         ($7)        ($7)       ($7)        ($7)        ($7)      ($7)       ($7)       ($7)       ($7)       ($7)        ($7)        ($7)
     CASH FLOW                                       ($53)       ($36)        $49       ($35)        ($5)        $1        $93       $175        $46         $8        ($8)          $0

     Increase in Debt                                   $0          $0         $0          $0          $0        $0         $0         $0         $0         $0          $0          $0

                                                     ($81)      ($117)      ($68)      ($103)      ($108)    ($108)      ($15)       $160       $206       $214        $205        $205
     NET INCOME (LOSS) BY QUARTER                                          ($255)                            ($255)                              $99                             ($216)

     DOCK SALES (70)                                   43%         56%        35%         56%          7%       20%        30%        15%        11%        28%          5%         62%

        Barrels Shipped                              200         200        200         250         250       300        300        300        250        250         200         300
       Gross Sales Revenues                            $37         $37        $37         $47         $47       $56        $56        $56        $47        $47         $37         $56
       (Excise Taxes)                                 ($3)        ($3)       ($3)        ($3)        ($3)      ($4)       ($4)       ($4)       ($3)       ($3)        ($3)        ($4)
       Cost of Sales                                   $20         $20        $20         $25         $25       $31        $31        $31        $25        $25         $20         $31
         Gross Profit                                  $14         $14        $14         $18         $18       $21        $21        $21        $18        $18         $14         $21
           GP% of Net Sales                            41%         41%        41%         41%         41%       41%        41%        41%        41%        41%         41%         41%
       G&A Expenses                                     $0          $0         $0          $0          $0        $0         $0         $0         $0         $0          $0          $0
       S&M Expenses                                     $0          $0         $0          $0          $0        $0         $0         $0         $0         $0          $0          $0
         Operating Income (Contribution)               $14         $14        $14         $18         $18       $21        $21        $21        $18        $18         $14         $21
              GSR per bbl                             $187        $187       $187        $187        $187      $187       $187       $187       $187       $187        $187        $187
              Contribution per bbl                     $72         $72        $72         $72         $72       $72        $72        $72        $72        $72         $72         $72

     BEER SERVICES (FX, SLLX, CLUBS, OKTO'FEST
     BBLS)                                            -35%        -18%        13%         12%        131%       14%         2%        69%       153%        39%         92%        151%
        Barrels Shipped                              783         783      1,133         983         983     1,333      1,183      1,183      1,333      1,083         933       1,283
       Gross Sales Revenues                           $153        $153       $217        $194        $194      $258       $234       $234       $258       $214        $183        $247
       (Excise Taxes)                                 ($9)        ($9)      ($14)       ($12)       ($12)     ($16)      ($14)      ($14)      ($16)      ($13)       ($11)       ($16)
       Cost of Sales                                   $98         $98       $143        $123        $123      $168       $148       $148       $168       $135        $117        $162
         Gross Profit                                  $46         $46        $60         $59         $59       $73        $72        $72        $73        $65         $56         $70
           GP% of Net Sales                            32%         32%        30%         32%         32%       30%        33%        33%        30%        33%         32%         30%
       G&A Expenses                                     $0          $0         $0          $0          $0        $0         $0         $0         $0         $0          $0          $0
       S&M Expenses                                    $22         $22        $25         $28         $28       $32        $35        $35        $32        $32         $27         $30
         Operating Income (Contribution)               $24         $24        $35         $30         $30       $42        $37        $37        $42        $34         $29         $40
              GSR per bbl                             $195        $195       $191        $197        $197      $193       $198       $198       $193       $197        $196        $193
              Contribution per bbl                     $30         $30        $31         $31         $31       $31        $31        $31        $31        $31         $31         $31

     BREWHOUSE TAPROOM AND GRILL (P2)                   0%          0%         0%          0%          1%        1%         1%         1%         1%         0%          0%          1%
        Barrels Shipped                                 72          69         80          74          85        88        101        101         79         79          80          91
       Gross Sales Revenues                           $163        $156       $179        $168        $206      $214       $229       $236       $185       $192        $175        $193
       Cost of Sales                                  $123        $120       $130        $125        $143      $146       $153       $157       $133       $136        $128        $137
         Gross Profit                                  $40         $36        $49         $43         $63       $68        $76        $80        $52        $56         $46         $56
           GP% of GSR                                  25%         23%        27%         25%         31%       32%        33%        34%        28%        29%         27%         29%
       G&A Expenses                                    $22         $22        $22         $22         $22       $22        $22        $22        $22        $22         $22         $22

                                      F-35

                                                   JAN 04-E    FEB 04-E   MAR 04-E    APR 04-E    MAY 04-E  JUN 04-E   JUL 04-E   AUG 04-E   SEP 04-E   OCT 04-E    NOV 04-E    DEC 04-E

       S&M Expenses                                     $4          $4         $4          $4          $4        $4         $4         $4         $4         $4          $4          $4
         Operating Income (Contribution)               $14         $10        $23         $17         $37       $42        $50        $54        $26        $30         $20         $30

     HONEYMAN ALUMINUM (B6)                            10%         10%        10%         10%         10%       10%        10%        10%        10%        10%         10%         10%
       Gross Sales Revenues                            $26         $24        $28         $24         $25       $23        $19        $32        $28        $20         $22         $26
       Cost of Sales                                   $19         $18        $20         $18         $19       $18        $16        $22        $20        $17         $17         $19
         Gross Profit                                   $7          $6         $8          $6          $6        $5         $3        $10         $8         $3          $5          $7
           GP%                                         27%         24%        28%         24%         25%       22%        14%        32%        28%        17%         21%         27%
       G&A Expenses                                     $4          $4         $4          $4          $4        $4         $4         $4         $4         $4          $4          $4
       S&M Expenses                                     $5          $5         $5          $5          $5        $5         $5         $5         $5         $5          $5          $5
         Operating Income (Contribution)              ($2)        ($3)       ($1)        ($3)        ($3)      ($4)       ($6)         $1       ($1)       ($6)        ($4)        ($2)
         Note:  Cash Income (Loss)                      $0        ($1)         $1        ($1)        ($1)      ($2)       ($4)         $3         $1       ($4)        ($2)          $0

     SCOTCH (G1)                                      100%        100%       100%        100%        100%      100%       130%       130%       130%       130%        130%        130%
       Gross Sales Revenues                             $4         $10         $4          $4          $2        $6         $7        $10         $7         $8         $23         $30
       Cost of Sales                                    $3          $7         $3          $3          $1        $4         $5         $7         $5         $5         $16         $21
         Gross Profit                                   $1          $3         $1          $1          $1        $2         $2         $3         $2         $2          $7          $9
           GP%                                         30%         30%        30%         30%         30%       30%        30%        30%        30%        30%         30%         30%
       G&A Expenses                                     $0          $0         $0          $0          $0        $0         $0         $0         $0         $0          $0          $0
       S&M Expenses                                     $4          $4         $4          $4          $4        $4         $4         $4         $4         $4          $4          $4
         Operating Income (Contribution)              ($3)        ($1)       ($3)        ($3)        ($3)      ($2)       ($2)       ($1)       ($2)       ($2)          $3          $5

     ERGO:  MAIN OPERATIONS, CORPORATE                 10%         10%        10%         10%         10%       10%        10%        10%        10%        10%         10%         10%
        Barrels Shipped                              2,543       2,310      3,277       2,505       2,783     2,693      3,960      4,730      4,126      3,112       2,954       2,825
       Gross Sales Revenues                           $453        $412       $584        $446        $496      $480       $706       $843       $735       $555        $526        $504
       (Depletion Allowances)                        ($20)       ($18)      ($26)       ($20)       ($22)     ($22)      ($32)      ($38)      ($33)      ($25)       ($24)       ($23)
       (Excise Taxes)                                ($30)       ($28)      ($39)       ($30)       ($33)     ($32)      ($47)      ($56)      ($49)      ($37)       ($35)       ($34)
       Cost of Sales                                  $332        $315       $383        $329        $348      $342       $430       $484       $442       $371        $360        $351
         Gross Profit                                  $71         $50       $136         $68         $92       $84       $197       $265       $212       $121        $107         $96
           GP% of Net Sales                            18%         14%        26%         17%         21%       20%        31%        35%        32%        25%         23%         21%
       G&A Expenses                                    $90         $78        $79         $81         $86       $91        $89        $87        $98        $84         $83         $97
       S&M Expenses                                   $141        $111       $139        $141        $151      $153       $180       $183       $215       $166        $156        $156
         Operating Income                           ($160)      ($139)      ($82)      ($155)      ($145)    ($160)      ($72)       ($4)     ($101)     ($128)      ($131)      ($157)
         Main Operations:  Statistics per bbl
             Gross Sales Revenues                     $178        $178       $178        $178        $178      $178       $178       $178       $178       $178        $178        $178
             (Depletion Allowances)                   ($8)        ($8)       ($8)        ($8)        ($8)      ($8)       ($8)       ($8)       ($8)       ($8)        ($8)        ($8)
             (Excise Taxes)                          ($12)       ($12)      ($12)       ($12)       ($12)     ($12)      ($12)      ($12)      ($12)      ($12)       ($12)       ($12)
             Cost of Sales (with volume variances)    $130        $137       $117        $131        $125      $127       $109       $102       $107       $119        $122        $124
             Gross Profit                              $28         $22        $42         $27         $33       $31        $50        $56        $51        $39         $36         $34
             G&A Expenses                              $35         $34        $24         $32         $31       $34        $22        $18        $24        $27         $28         $34
             S&M Expenses                              $56         $48        $43         $56         $54       $57        $45        $39        $52        $53         $53         $55
             Operating Income                        ($63)       ($60)      ($25)       ($62)       ($52)     ($59)      ($18)       ($1)      ($25)      ($41)       ($44)       ($55)

     SUMMARY BALANCE SHEET:

                                      F-36

                                                   JAN 04-E    FEB 04-E   MAR 04-E    APR 04-E    MAY 04-E  JUN 04-E   JUL 04-E   AUG 04-E   SEP 04-E   OCT 04-E    NOV 04-E    DEC 04-E
     Capital Employed
       Cash                                             $0          $0         $0          $0          $0        $0         $0         $0         $0         $0          $0          $0
       Accounts Receivable                            $837        $792     $1,049        $883        $970    $1,037     $1,251     $1,411     $1,259     $1,035        $967      $1,057
       Inventories                                    $974        $948     $1,142        $919        $971    $1,044     $1,150     $1,242     $1,163     $1,015        $970      $1,061
       Other Current Assets                           $230        $200       $170        $160        $170      $150       $240       $280       $200       $170        $250        $230
       Total Current Assets                         $2,041      $1,940     $2,360      $1,962      $2,111    $2,231     $2,641     $2,934     $2,623     $2,220      $2,187      $2,348
       (Credit Line)                              ($1,017)      ($973)   ($1,200)    ($1,030)    ($1,116)  ($1,195)   ($1,200)   ($1,200)   ($1,200)   ($1,182)    ($1,113)    ($1,200)
       (Other Current Liabilities) (bldg refi
     split C/LT as if refi'd)                     ($1,439)    ($1,418)   ($1,563)    ($1,369)    ($1,438)  ($1,477)   ($1,790)   ($1,907)   ($1,550)   ($1,158)    ($1,202)    ($1,276)
         Working Capital                            ($415)      ($451)     ($402)      ($437)      ($442)    ($442)     ($349)     ($174)     ($128)     ($120)      ($129)      ($129)
         Net PP&E                                   $5,595      $5,529     $5,464      $5,399      $5,333    $5,268     $5,203     $5,137     $5,072     $5,007      $4,941      $4,876
         Other Assets                                 $247        $234       $221        $208        $195      $182       $169       $156       $143       $130        $117        $104
         Total Capital Employed                     $5,426      $5,312     $5,283      $5,170      $5,086    $5,008     $5,023     $5,120     $5,087     $5,017      $4,930      $4,851
     Capital Accounts
       Long-term Liabilities                        $2,629      $2,623     $2,616      $2,609      $2,603    $2,596     $2,589     $2,583     $2,576     $2,569      $2,563      $2,556
       Stockholders Equity                          $2,797      $2,690     $2,667      $2,560      $2,483    $2,412     $2,434     $2,537     $2,511     $2,447      $2,367      $2,295
         Total Capital                              $5,426      $5,312     $5,283      $5,170      $5,086    $5,008     $5,023     $5,120     $5,087     $5,017      $4,930      $4,851

     STATISTICS:

       AR (days sales)                                  30          30         30          30          30        30         30         30         30         30          30          30
       INVENTORY (DAYS COGS)                            50          50         50          45          45        45         45         45         45         45          45          45
       Other Current Liabs (% cogs+sg&a, trending)      49          52         48          46          45        44         48         49         40         35          38          37
       Quick Ratio (CA-Inv-OCA/CL)                   0.3        0.3         0.4        0.4         0.4         0.4       0.4        0.5        0.5        0.4        0.4         0.4
       Current Ratio (CA/CL)                         0.8        0.8         0.9        0.8         0.8         0.8       0.9        0.9        1.0        0.9        0.9         0.9
       Debt to Equity Ratio (All
     Liabs/Equity-less-Other Assets)

                                                                                                                      Change
                                                                                   ACTUAL 2002       PLAN 2002     from Plan      % Change
Month on month shipments increase (decrease) % >>>>

PORTLAND BREWING COMPANY
TRENDING ANALYSIS - 2002-2004
DOLLARS IN THOUSANDS
                                                                                                                      Change
                                                                                   ACTUAL 2002       PLAN 2002     from Plan      % Change
                                                        DRIVERS         DRIVERS
TOTAL BARRELS SHIPPED                                      2003            2004         57,107          59,716      (2,609)          -4%
---------------------                                                           ----   ---------       -------

Gross Sales Revenues                                                                   $11,990         $12,398        (408)          -3%
                                      F-37

                                                                                                                      Change
                                                                                   ACTUAL 2002       PLAN 2002     from Plan      % Change
less: Depletion Allowances                                                              ($276)          ($253)         (23)           9%
less: Excise Taxes                                                                      ($369)          ($407)          38           -9%
NET SALES REVENUES                                                                     $11,345         $11,738        (393)          -3%
Total Cost of Sales                                                                     $8,238          $8,348        (110)          -1%
  Gross Profit                                                                          $3,107          $3,390        (283)          -8%
  GP%                                                                                      27%             29%
Total G&A Expenses                                                                      $1,402          $1,454         (52)          -4%
Total S&M Expenses                                                                      $2,168          $2,037         131            6%
  Total SG&A Expenses                                                                   $3,570          $3,491          79            2%
   Operating Income (Loss)                                                              ($463)          ($101)        (362)         358%
Interest Income (Expense)                                                               ($247)          ($284)          37          -13%
Other Income (Expense), net                                                              ($53)              $6         (59)        -983%
NET INCOME (LOSS)                                                                       ($763)          ($379)        (384)         101%
add back:  Depreciation and Amortization                                                $1,172          $1,162          10            1%
less:  CapEx/Packaging (NET OF SALES)                                                   ($252)          ($200)         (52)          26%
less:  Debt Service (principal payments)                                                ($165)          ($370)         205          -55%
CASH FLOW                                                                                 ($8)            $213        (221)        -104%

Increase in Debt                                                                          $120              $0         120

NET INCOME (LOSS) BY QUARTER

DOCK SALES (70)
   Barrels Shipped                                                                       2,340           2,568        (228)         -9%
  Gross Sales Revenues                                       $186         $187            $437            $435           2           0%
  (Excise Taxes)                                                           $14           ($22)           ($25)           3         -12%
  Cost of Sales                                               $99         $102            $227            $205          22          11%
    Gross Profit                                                                          $188            $205         (17)         -8%
      GP% of Net Sales                                                                     45%             50%

  G&A Expenses                                                                              $1              $0           1       #DIV/0!
  S&M Expenses                                                                              $0              $0           -       #DIV/0!
    Operating Income (Contribution)                                                       $187            $205         (18)         -9%
         GSR per bbl                                                                      $187            $169
         Contribution per bbl                                                              $80             $80

BEER SERVICES (FX, SLLX, CLUBS, OKTO'FEST BBLS)                                           GOOD
   Barrels Shipped                                                                      16,849          12,274       4,575          37%
  Gross Sales Revenues                                                                  $2,452          $1,870         582          31%
  (Excise Taxes)                                                                         ($18)            ($2)         (16)        800%
  Cost of Sales                                                                         $2,060          $1,620         440          27%

                                      F-38

                                                                                                                      Change
                                                                                   ACTUAL 2002       PLAN 2002     from Plan      % Change
    Gross Profit                                                                          $374            $248         126          51%
      GP% of Net Sales                                                                     15%             13%
  G&A Expenses                                                                              $0              $0           -       #DIV/0!
  S&M Expenses                                                                             $43              $0          43       #DIV/0!
    Operating Income (Contribution)                                                       $331            $248          83          33%
         GSR per bbl                                                                      $146            $152
         Contribution per bbl                                                              $20             $20

BREWHOUSE TAPROOM AND GRILL (P2)                                                          GOOD
                                                                                                           863         124          14%
   Barrels Shipped                                                                         987
  Gross Sales Revenues                                   Variable     Variable          $2,237          $1,877         360          19%
  Cost of Sales                                               45%          46%          $1,577          $1,361         216          16%
    Gross Profit                                           $  48        $  48             $660            $516         144          28%
      GP% of GSR                                         FCOGS/mo     FCOGS/mo             30%             27%
  G&A Expenses                                                                            $262            $262           -           0%
  S&M Expenses                                                                             $41             $37           4          11%
    Operating Income (Contribution)                                                       $357            $217         140          65%

HONEYMAN ALUMINUM (B6)                                                                    GOOD
  Gross Sales Revenues                                   Variable     Variable            $278            $350         (72)        -21%
  Cost of Sales                                               42%          43%            $203            $207          (4)         -2%
    Gross Profit                                           $   8        $   8              $75            $143         (68)        -48%
      GP%                                                FCOGS/mo     FCOGS/mo             27%             41%
  G&A Expenses                                                                             $54            $112         (58)        -52%
  S&M Expenses                                                                             $93             $60          33          55%
    Operating Income (Contribution)                                                      ($72)           ($29)         (43)        148%
    Note:  Cash Income (Loss)                                                            ($48)            ($5)         (43)        860%

SCOTCH (G1)                                                                               GOOD
  Gross Sales Revenues                                                                     $91            $142         (51)        -36%
  Cost of Sales                                                                            $59            $118         (59)        -50%
    Gross Profit                                              30%          28%             $32             $24           8          33%
      GP%                                                                                  35%             17%
  G&A Expenses                                                                              $0              $0           -        #DIV/0!
  S&M Expenses                                                                             $23             $54         (31)        -57%

    Operating Income (Contribution)                                                         $9           ($30)          39        -130%

ERGO:  MAIN OPERATIONS, CORPORATE
   Barrels Shipped                                                                      36,931        44,011       (7,080)         -16%
  Gross Sales Revenues                                                                  $6,495          $7,724     (1,229)         -16%
  (Depletion Allowances)                                                                ($276)          ($253)         (23)          9%
  (Excise Taxes)                                         Variable     Variable          ($329)          ($380)          51         -13%

                                      F-39

                                                                                                                      Change
                                                                                   ACTUAL 2002       PLAN 2002     from Plan      % Change

  Cost of Sales                                         $  68.79     $  69.48           $4,112          $4,837       (725)         -15%
    Gross Profit                                        $    160     $    155  DA       $1,778          $2,254       (476)         -21%
      GP% of Net Sales                                   FCOGS/mo     FCOGS/mo             30%             32%
  G&A Expenses                                                                          $1,085          $1,080           5           0%
  S&M Expenses                                                                          $1,968          $1,886          82           4%
    Operating Income                                                                  ($1,275)          ($712)       (563)          79%
    Main Operations:  Statistics per bbl                                                                                          proof>>
        Gross Sales Revenues                              $175.22      $178.25            $176            $176
        (Depletion Allowances)                            ($8.00)      ($8.00)            ($7)            ($6)
        (Excise Taxes)                                    ($8.90)     ($11.93)            ($9)            ($9)
        Cost of Sales (with volume variances)                                             $111            $110
        Gross Profit                                                                       $48             $51
                       G&A EXPENSES                                                        $29             $25
        S&M Expenses                                                                       $53             $43
        Operating Income                                                                 ($35)           ($16)

SUMMARY BALANCE SHEET:
Capital Employed
  Cash                                                                                     $35              $0
  Accounts Receivable                                                                     $922            $833
  Inventories                                                                           $1,025          $1,100
  Other Current Assets                                                                    $233            $189
  Total Current Assets                                                                  $2,215          $2,122
  (Credit Line)                                                                         ($962)          ($918)
  (Other Current Liabilities) (bldg refi split                                        ($1,673)        ($1,776)
C/LT as if refi'd)
    Working Capital                                                                     ($420)          ($572)
    Net PP&E                                                                            $6,473          $6,457
    Other Assets                                                                          $451            $511
    Total Capital Employed                                                              $6,504          $6,396
Capital Accounts
  Long-term Liabilities                                                                 $2,625          $2,166
  Stockholders Equity                                                                   $3,879          $4,230
    Total Capital                                                                       $6,504          $6,396

STATISTICS:                                                                             annual          annual
  AR (days sales)                                                                           28              24
  Inventory (days cogs)                                                                     45              47

  Other Current Liabs (% cogs+sg&a, trending)                                               51              54
  Quick Ratio (CA-Inv-OCA/CL)                                                            0.4             0.3
  Current Ratio (CA/CL)                                                                  0.8             0.8

                                      F-40

                                                                                                                      Change
                                                                                   ACTUAL 2002       PLAN 2002     from Plan      % Change
  Debt to Equity Ratio (All Liabs/Equity-less-Other
Assets)                                                                                  1.5             1.3

                                                       REFORECAST       Change                      ESTIMATE        Change
                                                             2003    from FY02    % Change              2004     from FY03      % Change

Month on month shipments increase (decrease) % >>>>                           REFORECAST FY03/04 - V7 7/28/03 (06/03 ACTUALS)

PORTLAND BREWING COMPANY
TRENDING ANALYSIS - 2002-2004
DOLLARS IN THOUSANDS
                                                       REFORECAST       Change                      ESTIMATE        Change
                                                             2003    from FY02    % Change              2004     from FY03      % Change

TOTAL BARRELS SHIPPED                                     47,516      (9,591)       -17%             54,814         7,298         15%
---------------------                                     -------                                    -------
Gross Sales Revenues                                      $10,756     (1,234)       -10%             $12,547        1,791         17%
less: Depletion Allowances                                 ($287)        (11)        4%               ($303)         (16)         5%
less: Excise Taxes                                         ($397)        (28)        8%               ($650)         (253)        64%
NET SALES REVENUES                                        $10,073     (1,272)       -11%             $11,594        1,522         15%
Total Cost of Sales                                        $7,285       (953)       -12%              $8,195          910         12%
  Gross Profit                                             $2,787       (320)       -10%              $3,399          612         22%
  GP%                                                         28%                                        29%
Total G&A Expenses                                         $1,321        (81)       -6%               $1,353           32          2%
Total S&M Expenses                                         $2,155        (13)       -1%               $2,395          240         11%
  Total SG&A Expenses                                      $3,476        (94)       -3%               $3,748          272          8%
   Operating Income (Loss)                                 ($689)       (226)       49%               ($349)          340        -49%
Interest Income (Expense)                                  ($251)         (4)        2%               ($242)            9         -4%
Other Income (Expense), net                                 ($17)          36       -68%               ($36)          (19)       112%
NET INCOME (LOSS)                                          ($957)       (194)       25%               ($627)          330        -35%
add back:  Depreciation and Amortization                   $1,041       (131)       -11%              $1,000          (41)        -4%
less:  CapEx/Packaging (NET OF SALES)                          $7         259      -103%               ($60)          (67)      -957%
less:  Debt Service (principal payments)                   ($119)          46       -28%               ($80)            39       -33%
CASH FLOW                                                   ($28)        (20)       248%                $233          261       -938%

Increase in Debt                                             $500        380        317%                  $0         (500)      -100%

NET INCOME (LOSS) BY QUARTER

DOCK SALES (70)

                                      F-41

                                                       REFORECAST       Change                      ESTIMATE        Change
                                                             2003    from FY02    % Change              2004     from FY03      % Change

   Barrels Shipped                                          2,346          6         0%                3,000          654         28%
  Gross Sales Revenues                                       $432         (5)       -1%                 $561          129         30%
  (Excise Taxes)                                            ($20)          2        -7%                ($41)          (21)       103%
  Cost of Sales                                              $239         12         5%                 $305           66         28%
    Gross Profit                                             $173        (15)       -8%                 $215           42         24%

      GP% of Net Sales                                        42%                                        41%
  G&A Expenses                                                 $0         (1)     -100%                   $0            -       #DIV/0!
  S&M Expenses                                                 $0          -      #DIV/0!                 $0            -       #DIV/0!
    Operating Income (Contribution)                          $173        (14)       -8%                 $215           42         24%
         GSR per bbl                                         $184                                       $187
         Contribution per bbl                                 $74                                        $72

BEER SERVICES (FX, SLLX, CLUBS, OKTO'FEST BBLS)

   Barrels Shipped                                          9,799     (7,050)       -42%              13,000        3,201         33%
  Gross Sales Revenues                                     $1,736       (716)       -29%              $2,538          802         46%
  (Excise Taxes)                                            ($64)        (46)       255%              ($158)         (94)        147%
  Cost of Sales                                            $1,207       (853)       -41%              $1,630          423         35%
    Gross Profit                                             $465         91         24%                $750          285         61%
      GP% of Net Sales                                        28%                                        32%
  G&A Expenses                                                 $0          -      #DIV/0!                 $0            -       #DIV/0!
  S&M Expenses                                               $184        141        328%                $347          162         88%
    Operating Income (Contribution)                          $281        (50)       -15%                $404          122         44%
         GSR per bbl                                         $177                                       $195
         Contribution per bbl                                 $29                                        $31

BREWHOUSE TAPROOM AND GRILL (P2)
   Barrels Shipped                                            992          5          0%                 997            5          1%
  Gross Sales Revenues                                     $2,283         46          2%              $2,295           13          1%
  Cost of Sales                                            $1,603         26          2%              $1,632           28          2%
    Gross Profit                                             $680         20          3%                $664         (16)         -2%
      GP% of GSR                                              30%                                        29%
  G&A Expenses                                               $254         (8)        -3%                $264           10          4%
  S&M Expenses                                                $47          6        15%                  $48            1          2%
    Operating Income (Contribution)                          $379         22         6%                 $359         (19)         -5%

HONEYMAN ALUMINUM (B6)
  Gross Sales Revenues                                       $270         (8)       -3%                 $297           27         10%
  Cost of Sales                                              $208          5         2%                 $224           16          8%
    Gross Profit                                              $62        (13)       -17%                 $73           11         18%
      GP%                                                     23%                                        25%
  G&A Expenses                                                $48         (6)       -11%                 $48            -          0%

                                      F-42

                                                       REFORECAST       Change                      ESTIMATE        Change
                                                             2003    from FY02    % Change              2004     from FY03      % Change

  S&M Expenses                                                $60        (33)       -35%                 $60            -          0%
    Operating Income (Contribution)                         ($46)         26        -36%               ($35)           11        -24%
    Note:  Cash Income (Loss)                               ($22)                                      ($11)           11

SCOTCH (G1)
  Gross Sales Revenues                                        $52        (39)       -43%                $115           63        121%
  Cost of Sales                                               $35        (24)       -41%                 $80           46        131%
    Gross Profit                                              $17        (15)       -47%                 $34           17        102%
      GP%                                                     33%                                        30%
  G&A Expenses                                                 $0          -      #DIV/0!                 $0            -       #DIV/0!
  S&M Expenses                                                $26          3         13%                 $48           22         85%
    Operating Income (Contribution)                          ($9)        (18)      -199%               ($14)          (5)         52%

ERGO:  MAIN OPERATIONS, CORPORATE
   Barrels Shipped                                         34,379     (2,552)       -7%               37,817        3,438         10%
  Gross Sales Revenues                                     $5,984       (511)       -8%               $6,741          757         13%
  (Depletion Allowances)                                   ($287)        (11)        4%               ($303)         (16)          5%
  (Excise Taxes)                                           ($313)         16        -5%               ($451)         (139)        44%
  Cost of Sales                                            $4,070        (42)       -1%               $4,487          417         10%
    Gross Profit                                           $1,314       (464)       -26%              $1,500          186         14%
      GP% of Net Sales                                        24%                                        25%
  G&A Expenses                                             $1,019        (66)       -6%               $1,041           22          2%
  S&M Expenses                                             $1,838       (130)       -7%               $1,893           54          3%
    Operating Income                                     ($1,544)       (269)       21%             ($1,434)          109         -7%
    Main Operations:  Statistics per bbl
        Gross Sales Revenues                                 $174                                       $178
        (Depletion Allowances)                               ($8)                                       ($8)
        (Excise Taxes)                                       ($9)                                      ($12)
        Cost of Sales (with volume variances)                $118                                       $119
        Gross Profit                                          $38                                        $40
                       G&A EXPENSES                           $30                                        $28
        S&M Expenses                                          $53                                        $50
        Operating Income                                    ($45)                                      ($38)

SUMMARY BALANCE SHEET:
Capital Employed
  Cash                                                         $0                                         $0
  Accounts Receivable                                        $812                                     $1,057
  Inventories                                              $1,044                                     $1,061
  Other Current Assets                                       $230                                       $230
  Total Current Assets                                     $2,086                                     $2,348
  (Credit Line)                                          ($1,027)                                   ($1,200)
                                      F-43

                                                       REFORECAST       Change                      ESTIMATE        Change
                                                             2003    from FY02    % Change              2004     from FY03      % Change

  (Other Current Liabilities) (bldg refi split           ($1,421)                                   ($1,276)
C/LT as if refi'd)
    Working Capital                                        ($362)                                     ($129)
    Net PP&E                                               $5,660                                     $4,876
    Other Assets                                             $260                                       $104
    Total Capital Employed                                 $5,558                                     $4,851
Capital Accounts
  Long-term Liabilities                                    $2,636                                     $2,556
  Stockholders Equity                                      $2,922                                     $2,295
    Total Capital                                          $5,558                                     $4,851

STATISTICS:                                                annual                                     annual
  AR (days sales)                                              27                                         30

  Inventory (days cogs)                                        52                                         47
  Other Current Liabs (% cogs+sg&a, trending)                  48                                         38
  Quick Ratio (CA-Inv-OCA/CL)                               0.3                                        0.4
  Current Ratio (CA/CL)                                     0.9                                        0.9
  Debt to Equity Ratio (All Liabs/Equity-less-Other
Assets)                                                     1.9                                        2.3

                                      F-44

(ii) FINANCIAL MODEL, NET PRESENT VALUE ANALYSIS AND FORECAST (OCTOBER 2003) CONSISTING OF:

         (a)      SUMMARY OF PBC'S OPPORTUNITY
   ---------
   BASE CASE
   ---------                                                                 ------------
                                                JAN-JUN       ANNUALIZED        PMID         ADJUSTED       ADJUSTED       ADJUSTED       ADJUSTED        ADJUSTED       ADJUSTED
                                                 2003           YEAR 1         CHANGE         YEAR 0         YEAR 1         YEAR 2         YEAR 3          YEAR 4         YEAR 5

VOLUME (BBLS)                                       21,806           43,612        4,523          48,135         45,000         45,000         45,000          45,000         45,000
BEVERAGE REVENUE                                $3,553,422       $7,106,844     $701,663      $7,808,507     $7,312,536     $7,312,536     $7,312,536      $7,312,536     $7,312,536
        Rev/Bbl                                   $ 162.96         $ 162.96      $    --       $  162.22      $  162.50       $ 162.50      $  162.50       $  162.50       $ 162.50

ALEHOUSE REVENUE                                $1,112,858       $2,225,716      $    --      $2,225,716     $2,225,716     $2,225,716     $2,225,716      $2,225,716     $2,225,716
   Prime Costs %                                     65.8%            65.8%        -3.3%           62.5%          62.5%          62.5%          62.5%           62.5%          62.5%

TOTAL REVENUE                                   $4,666,280       $9,332,560     $701,663     $10,034,223     $9,538,252     $9,538,252     $9,538,252      $9,538,252     $9,538,252

CONTRIBUTION
Brewery                                          $ 733,145       $1,466,290     $171,653     $ 1,637,943     $1,477,728     $1,477,728     $1,477,728      $1,477,728     $1,477,728
Sales                                            (904,610)      (1,809,221)      135,549     (1,673,671)    (1,780,112)    (1,780,112)    (1,780,112)     (1,780,112)    (1,780,112)
Alehouse                                           168,296          336,592      102,542         439,134        439,134        439,134        439,134         439,134        439,134
Corporate                                        (403,009)        (806,018)      530,216       (275,802)      (333,637)      (275,802)      (275,802)       (275,802)      (275,802)
Other                                             (11,967)         (23,934)       23,934              --             --             --             --              --             --
                                             -------------- ---------------- ------------ --------------- -------------- -------------- -------------- --------------- --------------
                                                 (418,145)        (836,290)      963,894         127,603      (196,886)      (139,051)      (139,051)       (139,051)      (139,051)
                                             -------------- ---------------- ------------ --------------- -------------- -------------- -------------- --------------- --------------

Interest expense, net                            (117,895)        (235,790)           --       (235,790)      (235,790)      (235,790)      (235,790)       (235,790)      (235,790)
Other Income                                        44,093           88,186     (88,186)              --             --             --             --              --             --
Other Expense                                     (18,786)         (37,572)       37,572              --             --             --             --              --             --
                                             -------------- ---------------- ------------ --------------- -------------- -------------- -------------- --------------- --------------
                                                  (92,588)        (185,176)     (50,614)       (235,790)      (235,790)      (235,790)      (235,790)       (235,790)      (235,790)
-------------------------------------------- -------------- ---------------- ------------ --------------- -------------- -------------- -------------- --------------- --------------
NET INCOME/LOSS                                $ (510,733)     $(1,021,466)     $913,280     $ (108,187)    $ (432,676)     $(374,841)     $(374,841)      $(374,841)    $ (374,841)
============================================ ============== ================ ============ =============== ============== ============== ============== =============== ==============

Depreciation & Amortization                        531,081        1,062,162     (25,338)       1,036,824      1,036,824      1,036,824      1,036,824       1,036,824      1,036,824
Interest expense, net                              117,895          235,790           --         235,790        235,790        235,790        235,790         235,790        235,790
-------------------------------------------- -------------- ---------------- ------------ --------------- -------------- -------------- -------------- --------------- --------------
EBITDA                                            $138,243        $ 276,486     $887,942      $1,164,427      $ 839,938      $ 897,773      $ 897,773       $ 897,773      $ 897,773
                                                                                                   11.6%           8.8%           9.4%           9.4%            9.4%           9.4%
CAPEX                                              $    --        $  60,000     $ 60,000       $ 120,000      $ 120,000      $ 120,000      $ 120,000       $ 120,000      $ 120,000
FREE CASH AFTER CAPEX                             $138,243        $ 216,486     $827,942      $1,044,427      $ 719,938      $ 777,773      $ 777,773       $ 777,773      $ 777,773
                                             -------------- ---------------- ------------ --------------- -------------- -------------- -------------- --------------- --------------
INCREMENTAL COSTS REDUCTIONS SEATTLE
Sales & Marketing                                        0                0     (91,253)        (91,253)       (91,253)       (91,253)       (91,253)        (91,253)       (91,253)
                                             -------------- ---------------- ------------ --------------- -------------- -------------- -------------- --------------- --------------
INCREMENTAL COSTS IN SEATTLE
Corporate                                                0                0      124,900         124,900        124,900        124,900        124,900         124,900        124,900
                                             -------------- ---------------- ------------ --------------- -------------- -------------- -------------- --------------- --------------

NET CONSOLIDATED FREE CA                          $138,243        $ 216,486     $794,295      $1,010,780      $ 686,291      $ 744,126      $ 744,126       $ 744,126      $ 744,126
                                                        3%             2.3%                        10.1%           7.2%           7.8%           7.8%            7.8%           7.8%

                                      F-45

         (b)      NET PRESENT VALUE ANALYSIS

NET PRESENT VALUE ANALYSIS

                         ADJUSTMENT FOR SALE OF BUILDING
                         -------------------------------

                                                     PROJECTED**                INTEREST***
                           PER PROJECTION*           RENT/INTEREST              CREDIT           NET EST. CASHFLOW

Projected Cashflow(1)      04'   $    686,291         (160,000)                 92,790             619,081
                           05'   $    744,126         (160,000)                 92,790             676,916
                           06'   $    744,126         (160,000)                 92,790             676,916
                           07'   $    744,126         (160,000)                 92,790             676,916
                           08'   $    744,126         (160,000)                 92,790             676,916
                           09'   $    744,126         (160,000)                 92,790             676,916
                           10'   $    744,126         (160,000)                 92,790             676,916
                           11'   $    744,126         (160,000)                 92,790             676,916
                           12'   $    744,126         (160,000)                 92,790             676,916
                           13'   $    744,126         (160,000)                 92,790             676,916
Assumes 4 times Year       14'   $  2,976,502         (640,000)                 371,160          2,707,662
11 CF for terminal value

NET PRESENT VALUE

15% Discount Rate             $4,324,082              ($940,567)                   $545,470                      $3,928,985
20% Discount Rate             $3,472,131              ($756,932)                   $438,973                      $3,154,173
25% Discount Rate             $2,866,315              ($626,256)                   $363,189                      $2,603,248

*** Assumes remaining debt of $2.2 million at 6.5% interest, $143k in ongoing
    Interest expense.

**  Assumes Building owned by MacTarnahan's and leased by Pyramid Issue unresolved and not included in Summary Analysis

*   Net Present Value per projection represents the value of all net assets acquired, regardless of outstanding debt to shareholders and third parties.
    (Net assets acquired is defined as net working capital plus PP&E, intangibles, etc. Specifically excludes existing short and long term debt of approximately $4 million).

(1) Reflects $33,647 interest expense deduction from Summary of PBCo Opportunity
    - Free Cash after Capex

                                      F-46

         (c)      FORECAST BASED ON AUGUST `03

                                                     -------------
                                               FY02          FY03          FY04          FY05          FY06          FY07          FY08
                                                     -------------

                            MACBRANDS        29,451        27,557        25,600        25,600        25,600        25,600        25,600
                  OTHER OREGON BRANDS         7,331         6,857         7,800         7,800         7,800         7,800         7,800
                                SAXER         3,034         2,729          1000          1000          1000          1000          1000
                           NOR'WESTER         2,031         1,820          1600          1600          1600          1600          1600
                                       ------------- -------------
                            SUB-TOTAL        41,847        38,963        36,000        36,000        36,000        36,000        36,000

             CONTRACT (W/OUT BIG SKY)        15,310         9,172         9,000         9,000         9,000         9,000         9,000
                                       ------------- ------------- ------------- ------------- ------------- ------------- -------------
                                TOTAL        57,157        48,135        45,000        45,000        45,000        45,000        45,000
                                       ============= ------------- ------------- ------------- ------------- ------------- -------------

                                      F-47

(iii)    PURCHASE PRICE CALCULATION AS OF SEPTEMBER 2003, NOVEMBER 2003 AND DECEMBER 2003

PYRAMID ACQUISITION OF PORTLAND BREWING COMPANY
Analysis of Net Assets Purchased and the Purchase Price

                                                                                BALANCE @ 12/31/2003

NET ASSETS PURCHASED FROM PBC
-----------------------------
         Cash                                                                               43,009
         Accounts receivable, net                                                          688,354
         Inventories, net                                                                  885,410
         Other current assets                                                              136,948
                  TOTAL CURRENT ASSETS PURCHASED                                         1,753,721

         Brewery, Alehouse & Intellectual Property Assets                                2,495,098

                  TOTAL ASSETS PURCHASED                                                 4,428,819

LESS:  LIABILITIES ASSUMED
         Accounts payable                                                                 (961,729)
         Customer deposits held                                                           (127,530)
         Accrued payroll and related expenses                                              (97,273)
         Other accrued liabilities                                                        (120,598)
                  TOTAL LIABILITIES ASSUMED                                             (1,307,130)

                                                                                     -------------
NET ASSETS PURCHASED FROM PBC                                                            2,941,689
                                                                                     =============

PAYMENT OF PURCHASE PRICE
-------------------------
         Cash Payment (Refinance PBC Line of Credit)                                       480,881    (to float up to $1MM)

         Cash Payment (For PBC Dissenters etc.)                                            200,000

         Issue Stock to PBC Shareholders                                                 2,260,808    (adjusted downward based
                                                                                                      on cash used on line)
                                                                                     -------------
         TOTAL PAYMENT MADE TO PBC FOR ASSETS PURCHASED                                  2,941,689
                                                                                     =============

                                      F-48

                PROPOSED ACQUISITION OF PORTLAND BREWING COMPANY

            PORTLAND BREWING COMPANY
CONDENSED BALANCE SHEET
                                                                       Adjustment for                     Reclass of        Purchase Price       Adjusted
                                                         PBC          Honeyman & Scotch    Sell 2730     Related party        Asset Value           PBC
                                                      30-Sep-03          Operations         Building         Debt             Adjustments        30-Sep-03
                                                   ---------------------------------------------------------------------------------------------------------

   Cash                                                  39,357.50           (9,402)                                                                 29,956
   Accounts receivable, net                           1,138,017.60          (34,953)                                                              1,103,065
   Inventories, net                                   1,137,904.27         (185,761)                                                                952,144
   Other current assets                                 203,069.15           (6,621)                                                                196,448
   Total current assets                                  2,518,349         (236,736)                -                 -                  -        2,281,612

   Plant and equipment, net                              5,869,424                 -      (1,760,000)                          (1,659,785)        2,449,639
   (Brewery & Alehouse Assets)

   Other assets, net                                       312,019                                                               (312,019)                -

                                                   ---------------------------------------------------------------------------------------------------------
                                      TOTAL ASSETS       8,699,792         (236,736)      (1,760,000)                 -        (1,971,804)        4,731,251
                                                   =========================================================================================================

   Bank Debt                                               748,152         (122,200)                                                                625,952
   Accounts payable                                      1,266,876           (1,738)                                                              1,265,138
   Customer deposits held                                  141,366                                                                                  141,366
   Accrued payroll and related expenses                    124,962                                                                                  124,962
   Other accrued liabilities                               167,813                                                                                  167,813
                                                   ---------------------------------------------------------------------------------------------------------
                          Total Current Liabilites       2,449,169         (123,938)                -                 -                  -        2,325,231

   Long Term Debt                                        2,948,283                        (1,760,000)       (1,188,283)                                   -

 Shareholder   Equity                                    3,302,340         (112,798)                          1,188,283        (1,971,804)        2,406,021        3,031,973

                                                   ---------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES & EQUITY                              8,699,792         (236,736)      (1,760,000)                 -        (1,971,804)        4,731,252
                                                   ---------------------------------------------------------------------------------------------------------
                                                                 0                 -                -                 -                  -                0

                PROPOSED ACQUISITION OF PORTLAND BREWING COMPANY

            PORTLAND BREWING COMPANY
            ------------------------
CONDENSED BALANCE SHEET

                                                                    Adjustment for                     Reclass of       Changes in          Purchase Price      Adjusted
                                                         PBC       Honeyman & Scotch     Sell 2730    Related party     Long Term            Asset Value           PBC
                                                      30-Nov-03       Operations          Building        Debt          Debt                 Adjustments        30-Nov-03
                                                   ------------------------------------------------------------------------------------------------------------------------

   Cash                                                     43,967          (55,358)                                                                              (11,391)
   Accounts receivable, net                                764,830          (34,055)                                                                               730,776
   Inventories, net                                      1,114,746         (161,314)                                                                               953,432
   Other current assets                                    174,686          (10,116)                                                                               164,570
   Total current assets                                  2,098,229         (260,843)              -                 -                                  -         1,837,386

                                      F-49

   Plant and equipment, net                              5,762,483                 -    (1,760,000)                           225,028        (1,739,700)         2,487,811
   (Brewery & Alehouse Assets)

   Other assets, net                                       295,092                                                                             (295,902)                 -

                                                   ------------------------------------------------------------------------------------------------------------------------
                                      TOTAL ASSETS       8,156,614         (260,843)    (1,760,000)                 -         225,028        (2,035,602)         4,325,197
                                                   ========================================================================================================================

   Bank Debt                                               789,939         (157,133)                                                                               632,806
   Accounts payable                                        827,707           (1,935)                                                                               825,772
   Customer deposits held                                  128,332                                                                                                 128,332
   Accrued payroll and related expenses                    100,399                                                                                                 100,399
   Other accrued liabilities                               122,354                                                                                                 122,354
                                                   ------------------------------------------------------------------------------------------------------------------------
                         Total Current Liabilities       1,968,730         (159,068)              -                 -                                  -         1,809,662

   Long Term Debt                                        3,173,311                      (1,760,000)       (1,413,311)                                                  (0)

 Shareholder   Equity                                    3,014,574         (101,775)                        1,413,311         225,028        (2,035,602)         2,515,536      3,148,342
                                                                                                                                                                                (118,666)
                                                   ------------------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES & EQUITY                              8,156,614         (260,843)    (1,760,000)                 -         225,028        (2,035,602)         4,325,197         63,169
                                                   ------------------------------------------------------------------------------------------------------------------------
                                                                 0                 -              -                 -                                  -                 0      3,092,845

RECONCILIATION OF CHANGES TO THE PURCHASE PRICE (AS IF TRANSACTION CLOSED ON NOVEMBER 30, 2003)
-----------------------------------------------------------------------------------------------

 September 30, 2003 adjusted  Purchase Price
                                                                                                  2,406,021

 Net Loss October                                                                                  (82,931)
 Net Loss November                                                                                (196,652)
 Depreciation & Amortization - Oct                                                                   83,384
 Depreciation & Amortization - Nov                                                                   80,686
 Increase in LT Debt to fund Working Capital                                                        225,028

 Net Change in Purchase Price                                                                       109,515

 November 30, 2003 adjusted Purchase Price                                                        2,515,536

 Less:  Related Party Debt                                                                      (3,173,311)
               Purchase 2730 Bldg                                                                 1,760,000
               Preferred Shares                                                                   (300,040)

 Est .Remainder to Common Shareholders                                                              802,185

                                      F-50

            PORTLAND BREWING COMPANY
            ------------------------
CONDENSED BALANCE SHEET

                                                                    Adjustment for                     Reclass of       Changes in          Purchase Price      Adjusted
                                                         PBC       Honeyman & Scotch     Sell 2730    Related party     Long Term            Asset Value           PBC
                                                      31-Dec-03       Operations          Building        Debt          Debt                 Adjustments        31-Dec-03
                                                   ------------------------------------------------------------------------------------------------------------------------

   Cash                                                  54,969.22          (11,960)                                                                                43,009
   Accounts receivable, net                             719,814.46          (31,460)                                                                               688,354
   Inventories, net                                   1,028,495.89         (143,086)                                                                               885,410
   Other current assets                                 205,298.12           (8,707)                                                            (59,643)           136,948
   Total current assets                                  2,008,578         (195,213)              -                 -                           (59,643)         1,753,721

   Plant and equipment, net                              5,734,812                      (1,760,000)                           225,028        (1,704,742)         2,495,098
   (Brewery & Alehouse Assets)

   Other assets, net                                       277,855          (22,298)                                                           (255,557)                 -

                                                   ------------------------------------------------------------------------------------------------------------------------
                                      TOTAL ASSETS       8,021,244         (217,511)    (1,760,000)                 -         225,028        (2,019,942)         4,248,819      2,035,602
                                                   ========================================================================================================================

   Bank Debt                                               643,324         (102,800)                                                            (59,643)           480,881
   Accounts payable                                        963,303           (1,574)                                                                               961,729
   Customer deposits held                                  127,530                                                                                                 127,530
   Accrued payroll and related expenses                     97,273                                                                                                  97,273
   Other accrued liabilities                               120,598                                                                                                 120,598
                                                   ------------------------------------------------------------------------------------------------------------------------
                         Total Current Liabilities       1,952,028         (104,374)              -                 -                           (59,643)         1,788,011

   Long Term Debt                                        3,173,311                      (1,760,000)       (1,413,311)                                                    -

 Shareholder   Equity                                    2,895,907         (113,138)                        1,413,311         225,028        (1,960,299)         2,460,808
                                                   ------------------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES & EQUITY                              8,021,245         (217,511)    (1,760,000)                 -         225,028        (2,019,942)         4,248,819
                                                   ------------------------------------------------------------------------------------------------------------------------
                                                                 0                 -              -                 -                                  -                 0

November 30, 2003 adjusted  Purchase Price                                                          2,515,536

 Net Loss December                                                                                  (118,666)
 Depreciation & Amortization - Nov                                                                     63,939

 Net Change in Purchase Price                                                                        (54,727)

 December 31, 2003 adjusted Purchase Price                                                          2,460,809

 Less:  Related Party Debt                                                                        (3,173,311)
               Purchase 2730 Bldg                                                                   1,760,000
               Preferred Shares                                                                     (300,040)

 Est .Remainder to Common Shareholders @12/31/03                                                      747,458

                                      F-51

                                                                         ANNEX G

April 6, 2004

Board of Directors
Portland Brewing Company
2730 NW 31st Ave.
Portland, OR 97201

Gentlemen:

         We hereby consent to the inclusion of our opinion letter to the Special
Committee of the Board of Directors (the "Special Committee") of Portland
Brewing Company as Annex D to the Proxy Statement (the "Proxy Statement") of
Portland Brewing Company relating to the proposed reverse stock split and references thereto in the Proxy Statement. We also consent to the inclusion of our presentation to the Special Committee on January 24, 2003 as Annex E to the
Proxy Statement and as an exhibit to Schedule 13E-3 filed by the Board of
Directors in connection with the Proxy Statement and references thereto in the
Proxy Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for the purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                      Very truly yours,

                                      /s/ WILLAMETTE MANAGEMENT ASSOCIATES
                                      ------------------------------------------
                                      Willamette Management Associates, Inc.

                                                                       ANNEX H-1

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation of our audit report dated March 5, 2004, into Annex F of this Proxy Statement on Schedule 14A of Portland Brewing Company
relating to the Asset Sale Proposal and the Reverse Split Proposal.

/s/ Moss Adams LLP
------------------
Moss Adams LLP

Beaverton, Oregon
April 8, 2004

                                                                       ANNEX H-2

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference of our audit report dated
March 5, 2004 on Portland Brewing Company, into Schedule 13E-3, Transaction
Statement of MacTarnahan Portland Brewing Company Voting Trust, Electra
Partners, Inc. and Karban Development Corporation relating to the Reverse Split
Proposal.

 /s/ Moss Adams LLP
------------------
Moss Adams LLP

Beaverton, Oregon
April 8, 2004

                                                                       ANNEX H-3

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference of our audit report dated
March 5, 2004, into Schedule 13E-3, Transaction Statement of Portland Brewing
Company relating to the Reverse Split Proposal.

/s/ Moss Adams LLP
------------------
Moss Adams LLP

Beaverton, Oregon
April 8, 2004